Exhibit 10.1

IRON MOUNTAIN INCORPORATED

CREDIT AGREEMENT

Dated as of June 27, 2011,

as amended and restated as of July 2, 2015

$1,750,000,000

BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIZENS BANK, N.A., CREDIT AGRICOLE CORPORATE, GOLDMAN SACHS BANK USA, HSBC BANK USA, N.A., MORGAN STANLEY SENIOR FUNDING, INC., ROYAL BANK OF CANADA, THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, N.A.,
as Co-Syndication Agents,

PNC BANK, N.A., TD BANK, N.A., SUNTRUST BANK and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,
as Co-Documentation Agents,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Administrative Agent

J.P. MORGAN SECURITIES LLC and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Lead Arrangers and Joint Bookrunners

Schedules
SCHEDULE I	-	Revolving Commitments
SCHEDULE II	-	Subsidiaries; Investments in Joint Ventures and Other Persons
SCHEDULE III	-	Credit Agreements, Indentures, Leases
SCHEDULE IV	-	Existing Letters of Credit
SCHEDULE V	-	Borrowers

Exhibits

EXHIBIT A-1	-	Form of Revolving Credit Note
EXHIBIT A-2	-	Form of Term Note
EXHIBIT B	-	Company Guaranty
EXHIBIT C	-	Company Pledge Agreement
EXHIBIT D	-	Parent Guaranty
EXHIBIT E	-	Parent Pledge Agreement
EXHIBIT F	-	Subsidiary Guaranty
EXHIBIT G	-	Subsidiary Pledge Agreement
EXHIBIT H	-	Canadian Borrower Pledge Agreement
EXHIBIT I-1	-	Form of Opinion of Special New York Counsel to the Company
EXHIBIT I-2	-	Form of Opinion of Special Canadian Counsel to the Canadian Borrower
EXHIBIT J	-	[Reserved]
EXHIBIT K	-	Form of Commitment Increase Supplement
EXHIBIT L	-	Form of Additional Lender Supplement
EXHIBIT M	-	Form of Incremental Term Loan Activation Notice
EXHIBIT N	-	Form of Assignment and Assumption
EXHIBIT O-1	-	Form of Borrowing Subsidiary Agreement
EXHIBIT O-2	-	Form of Borrowing Subsidiary Termination
EXHIBIT P	-	Form of U.S. Tax Compliance Certificate

Annexes

ANNEX A	-	Canadian Borrower Provision

CREDIT AGREEMENT dated as of June 27, 2011, as amended and restated as of July 2, 2015, among: IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors, the “Parent”); IRON MOUNTAIN INFORMATION MANAGEMENT, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (together with its successors, the “Company”);  the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers, the other Multi-Currency Borrowers, each as more fully defined below; each of the lenders that is listed under the caption “US$ LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “US$ Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “US$ Lender” and, collectively, together with their respective successors, the “US$ Lenders”); each of the lenders that is listed under the caption “US$-CANADIAN LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “US$-Canadian Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “US$-Canadian Lender” and, collectively, together with their respective successors, the “US$-Canadian Lenders”); each of the lenders that is listed under the caption “MULTI-CURRENCY LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “Multi-Currency Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “Multi-Currency Lender” and, collectively, together with their respective successors, the “Multi-Currency Lenders”); each of the lenders that is listed under the caption “CANADIAN LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “Canadian Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “Canadian Lender” and, collectively, together with their respective successors, the “Canadian Lenders”); each of the lenders that is listed under the caption “INITIAL TERM LENDERS” on the signature pages hereto and each lender or financial institution that becomes an “Initial Term Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, an “Initial Term Lender” and, collectively, together with their respective successors, the “Initial Term Lenders”); BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIZENS BANK, N.A., CREDIT AGRICOLE CORPORATE, GOLDMAN SACHS BANK USA, HSBC BANK USA, N.A., MORGAN STANLEY SENIOR FUNDING, INC., THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, N.A., as Co-Syndication Agents, PNC BANK, N.A., TD BANK, N.A, SUNTRUST BANK         and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, as Co-Documentation Agents, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”), and JPMORGAN CHASE BANK, N.A. as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Parent and the Company are party to the Credit Agreement, dated as of June 27, 2011 (as amended and in effect prior to the Closing Date, the “Existing Credit Agreement”), among the Parent, the Company, the Administrative Agent and certain other agents and parties party thereto.

WHEREAS, the Parent and the Company wish to amend and restate the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree to amend and restate the Existing Credit Agreement as of the Closing Date, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows as of the Closing Date:

Section 1               Definitions and Accounting Matters.

1.01.       Certain Defined Terms.  As used herein, the following terms shall have the following meanings and the terms defined in Annex A hereto shall have the meanings given to them therein (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“ABR Loans” shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

“Accounts Receivable Financing” shall mean any accounts receivable sale arrangement, credit facility or conditional purchase contract or similar arrangement providing financing secured directly or indirectly by the accounts receivable and related records, collateral, collections and rights of the Parent or its Subsidiaries; provided that any such transaction shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (including a customary “no petition” agreement from the Administrative Agent on behalf of the Lenders if approved by the Administrative Agent), as evidenced by its written approval thereof (such approval not to be unreasonably withheld).

“Acquired Debt” shall mean, with respect to the Parent or any Subsidiary, Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of the Parent or any Subsidiary thereof in connection with a Permitted Acquisition occurring after the Effective Date, provided that (i) such Indebtedness was not created by such other Person in contemplation of such acquisition and (ii) the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $200,000,000.

“Acquisition” shall mean an acquisition of assets of, or all or substantially all of the Capital Stock of, another business by the Parent and/or one or more of its Subsidiaries.

“Acquisition Consideration” shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Parent and its Subsidiaries in connection therewith, including, without limitation, (a) Stock Consideration and (b) other consideration on account of (i) any expenses incurred in connection with such Acquisition, (ii) liabilities under agreements not to compete incurred in connection with such Acquisition, (iii) the principal amount of Indebtedness assumed in connection with such Acquisition and (iv) Additional Expenditures related to such Acquisition.

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“Additional Borrowers” shall mean any Subsidiary of the Parent that becomes a party hereto as a Borrower pursuant to Section 12.16.

“Additional Costs” shall have the meaning provided in Section 6.01.

“Additional Expenditures” shall mean, with respect to any Acquisition, amounts expended or to be expended by the Parent and its Subsidiaries within twelve months after the date of such Acquisition to acquire or construct facilities and equipment that are not part of the assets acquired pursuant to such Acquisition but which are deemed by the Parent to be essential for the integration or restructuring of the assets so acquired.

“Adjusted Financial Covenant Period” shall have the meaning provided in Section 9.09.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreed Rate Loans” shall mean the Swingline Loans as to which the Borrower and the Swingline Lender with respect to such Swingline Loans have agreed to an interest rate per annum to be applicable to such Swingline Loans for the Interest Period applicable thereto (such rate, an “Agreed Rate”).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the one-month Eurocurrency Rate plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Anti-Corruption Laws” shall mean, with respect to any Person, all laws, rules and regulations of any jurisdiction applicable to such Person or its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Commitment Fee Rate” shall mean, at any time, the percentage per annum set forth in the schedule below opposite the Pricing Level in effect at such time:

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Pricing Level	Applicable Commitment Fee Rate
Level 4
Greater than or equal to 5.00 to 1.00	0.400%
Level 3
Less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	0.350%
Level 2
Less than 4.00 to 1.00 and greater than or equal to 3.00 to 1.00	0.300%
Level 1
Less than 3.00 to 1.00	0.250%

For purposes of this definition, the “Pricing Level” in effect at any time shall be the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth in the definition of “Applicable Margin” in this Section 1.01 corresponding to the Applicable Leverage Ratio in effect at such time.

“Applicable L/C Percentage” shall mean, at any time, the Applicable Margin in effect at such time with respect to Eurocurrency Loans that are Revolving Loans (irrespective of whether at the time any Eurocurrency Loan is outstanding).

“Applicable Lending Office” for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

“Applicable Leverage Ratio” shall mean, at any time, the Consolidated Leverage Ratio as at the end of the most recent fiscal quarter of the Parent in respect of which financial statements have been delivered by the Parent pursuant to either Section 9.01(1) or 9.01(2) hereof; provided, that to the extent that the required financial statements or the accompanying certificate described in the last paragraph of Section 9.01 have not been delivered to the Administrative Agent within the time period specified in Section 9.01(1) or 9.01(2), as applicable, the Pricing Level shall be deemed to be Level 4 (and the Applicable Commitment Fee and the Applicable Margin to be the rates corresponding to Level 4 as set forth in the respective definitions thereof) until receipt by the Administrative Agent thereof; provided, further, that no change in the Applicable Leverage Ratio will take effect until the date five Business Days following receipt by the Administrative Agent of the applicable financial statements.  From the Closing Date until receipt by the Administrative Agent of a compliance certificate as provided in Section 9.01, absent the delayed delivery set forth in the first proviso of this definition, the Pricing Level shall be deemed to be Level 3 and the Applicable Commitment Fee and the Applicable Margin to be the rates corresponding to Level 3 as set forth in the respective definitions thereof.

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“Applicable Margin” shall mean the rate for the respective Type of Loan set forth below opposite the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:

	Applicable Margin
Range of Applicable Leverage Ratio	ABR & C$ Prime Loans	Eurocurrency Loans	BBSY Loans	CDOR Loans
Level 4 Greater than or equal to 5.00 to 1.00	1.25%	2.25%	2.25%	2.25%
Level 3 Less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	1.00%	2.00%	2.00%	2.00%
Level 2 Less than 4.00 to 1.00 and greater than or equal to 3.00 to 1.00	0.75%	1.75%	1.75%	1.75%
Level 1 Less than 3.00 to 1.00	0.50%	1.50%	1.50%	1.50%

;provided; that (i) during an Adjusted Financial Covenant Period, each Applicable Margin in the schedule above shall be increased by 0.50% and (ii) for Incremental Term Loans, such per annum rates as shall be agreed to by the Company and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Loan Activation Notice.  As of the Closing Date, the Applicable Margin is determined based on Level 3.

“Arrangers” shall mean J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Australian Dollars” shall mean the lawful currency of the Commonwealth of Australia.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now or hereafter in effect, or any successor statute.

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“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basic Documents” shall mean this Agreement and each amendment hereto, the Notes, the Letter of Credit Documents, the Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty and the Security Documents entered into pursuant to the terms hereof.

“BBSY Rate” shall mean, with respect to any Interest Period, the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) for Australian Dollar bills of exchange with a tenor equal to such Interest Period, displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Day (unless market practice differs in the relevant market where the BBSY Rate is to be determined, in which case the quotation day will be determined by the Multi-Currency Payment Agent in accordance with market practice in such market) (the “BBSY Screen Rate”); provided, that if the BBSY Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the BBSY Screen Rate shall not be available at such time for such Interest Period, such Interest Period shall be considered an Impacted Interest Period with respect to Australian Dollars and the BBSY Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“BBSY Loan” shall mean a Loan denominated in Australian Dollars that bears interest at a rate based upon the BBSY Rate.

“BBSY Screen Rate” shall have the meaning assigned to such term in the definition of BBSY Rate.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

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“Borrowers” shall mean each of the Parent, the Company, and each of the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers, the other Multi-Currency Borrowers and any Additional Borrowers.  The Borrowers on the Closing Date are listed on Schedule V hereto.

“Borrowing Date” shall mean any Business Day specified by the Company as a date on which the Company requests the relevant Lenders to make Loans hereunder.

“Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in New York City; provided, that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the relevant currency in the interbank eurocurrency market, (b) when used in connection with a Multi-Currency Loan denominated in any Multi-Currency and, where such term is used in the definition of “Quarterly Dates” in this Section 1.01, the term “Business Day” shall also exclude any day on which commercial banks in London are authorized or required by law to remain closed, (c) when used in connection with Eurocurrency Loans denominated in euro, the term “Business Day” shall also exclude any day which is not a Target Day and (d) when used in connection with Loans denominated in Australian Dollars or Loans to Borrowers organized in Australia, the term “Business Day” shall also exclude any day on which commercial banks are not open for general business in Sydney, Australia.

“Business Day (Canada)” shall have the meaning assigned to such term in Annex A hereto.

“Calculation Date” shall mean any Business Day as the Administrative Agent shall elect, but in any event, at least once each calendar month.  So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, to the extent practicable, select the first day of each Interest Period applicable to Multi-Currency Loans as Calculation Dates.

“Canadian Borrowers” shall mean Iron Mountain Canada Operations ULC, a British Columbia unlimited liability company, Iron Mountain Information Management Services Canada, Inc., a British Columbia corporation, and Iron Mountain Secure Shredding Canada, Inc., a British Columbia corporation.

“Canadian Borrower Pledge Agreement” shall mean the pledge agreement, dated as of the Effective Date, to which the Canadian Borrowers and the Canadian Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit H hereto.

“Canadian Commitments” shall have the meaning assigned to such term in Annex A hereto.

“Canadian Dollars” shall have the meaning assigned to such term in Annex A hereto.

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“Canadian Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“Canadian Pension Plan” shall mean any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada (whether or not registered under any such laws) which is maintained or contributed to by (or to which there is or may be an obligation to contribute of), the Parent, the Company, the Canadian Borrowers or any other Subsidiary of the Parent in respect of any person’s employment in Canada or a province or territory thereof with the Parent, the Company, the Canadian Borrowers or any other Subsidiary of the Parent and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

“Canadian PPSA” shall mean the Personal Property Security Act (Ontario) or any other  applicable personal property security act or laws of any applicable province or territory of Canada.

“Canadian Security Documents” shall mean the Canadian Borrower Pledge Agreement and all other security documents hereafter delivered to the Canadian Administrative Agent granting a Lien on the stock of the Canadian Borrowers or any other Canadian Subsidiary to secure the obligations and liabilities of the Canadian Borrowers hereunder and under any of the other Basic Documents or to secure any guarantee by any Canadian Subsidiary of any such obligations and liabilities.

“Canadian Subsidiary” shall mean a Subsidiary incorporated under the laws of Canada or any province or territory thereof.

“Canadian Swingline Commitments” shall have the meaning assigned to such term in Annex A.

“Canadian Swingline Loans” shall have the meaning assigned to such term in Annex A.

“Capital Expenditures” shall mean capital expenditures by the Parent or any of its Subsidiaries during the relevant period determined in accordance with GAAP.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof at such time, determined in accordance with GAAP (including such Statement No. 13).

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of

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such Person’s capital stock or other ownership interests, including, without limitation, all common stock, all preferred stock, all partnership interests and all limited liability company interests.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit procurement card, electronic funds transfer and other cash management arrangements.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change of Control” shall mean that:

1)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Parent,

2)            in any consecutive 25-month period, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Parent was approved by a vote of at least 66-2/3% of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

3)            the Parent shall be required pursuant to the provisions of the Senior Subordinated Debt Documents (or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness) to redeem or repurchase, or make an offer to redeem or repurchase, all or any portion of the Senior Subordinated Debt (or such Subordinated Indebtedness, as the case may be) as a result of a change of control (however defined); or

4)            the Company shall cease to be wholly-owned by the Parent or any other Borrower shall cease to be wholly-owned, directly or through other Subsidiaries of the Parent, by the Parent.

“Closing Date” shall mean July 6, 2015, which is the date on which the conditions set forth in Section 7.01 shall be satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral Account” shall mean a cash collateral account in the name and under the control of the Administrative Agent (and the Multi-Currency Payment Agent) maintained in accordance with the terms of the Security Documents.

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“Commitment Increase Supplement” shall mean a Revolving Commitment increase supplement substantially in the form of Exhibit K.

“Commitment Period” shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

“Commitments” shall mean the Revolving Commitments, the Initial Term Commitments and, as applicable, the Commitments for any Incremental Term Loans.

“Commitment Termination Date” shall mean (i) with respect to the Revolving Commitments, the fourth anniversary of the Closing Date (or, if such day is not a Business Day, the next preceding Business Day) subject to extension to the fifth anniversary of the Closing Date in accordance with Section 2.01(f) and (ii) in the case of any Term Loans (and for the purposes of Sections 9.08 and 12.05), the Initial Term Loan Maturity Date or the Incremental Term Maturity Date, as applicable.

“Company” shall mean Iron Mountain Information Management, LLC, a Delaware limited liability company.

“Company Guaranty” shall mean the guaranty, dated as of the Effective Date, as said agreement shall be modified and supplemented and in effect from time to time, pursuant to which the Company guarantees the obligations of the Parent, the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers, the other Multi-Currency Borrowers and any Additional Borrower under the Basic Documents, in substantially the form of Exhibit C hereto.

“Company Pledge Agreement” shall mean the pledge agreement, dated as of the Effective Date, to which the Company and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit D hereto.

“Consolidated Leverage Ratio” shall mean the ratio, calculated as at the end of each fiscal quarter of the Parent for the period of four fiscal quarters then ended, of (a) the excess of (i) the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Parent and its Subsidiaries at such date over (ii) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries at such date to (b) EBITDA for such period.

“Consolidated Net Tangible Assets” shall mean at any date the assets of the Parent and its Subsidiaries determined on such date on a consolidated basis, less goodwill and other intangible assets.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code.

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“Credit Party” means the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Currency Exchange Agreement” shall mean a currency exchange agreement or similar arrangement between the Parent or any Subsidiary and one or more of the Lenders.

“C$ Loan” shall have the meaning assigned to such term in Annex A hereto.

“C$ Prime Loans” shall have the meaning assigned to such term in Annex A hereto.

“C$ Prime Rate” shall have the meaning assigned to such term in Annex A hereto.

“CDOR Loans” shall mean a Loan denominated in Canadian Dollars that bears interest at a rate based upon the CDOR Rate.

“CDOR Rate” shall have the meaning assigned to such term in Annex A hereto.

“Default” shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Borrower or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Borrower’s or such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Dividend Payments” shall have the meaning assigned to such term in Section 9.15.

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“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in any Multi-Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent or the Canadian Administrative Agent (or, with respect to Letter of Credit Liabilities, the applicable Issuing Bank) using the Exchange Rate with respect to such Multi-Currency then in effect, in the case of any such Multi-Currency as determined pursuant to Section 2.09.

“Dollars”, “US$” and “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of the Parent organized in the United States of America.

“EBITDA” shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Parent and its Subsidiaries, of (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization (including deferred financing costs, organization costs, goodwill and non-compete amortization) for such period, (ii) other non-cash expenses for such period (including minority interest expense), (iii) Interest Expense for such period, (iv) provision for income taxes for such period, (v) extraordinary, unusual or non-recurring charges or other items (including without limitation losses arising from any natural disasters, debt extinguishment expenses, foreign currency transaction losses and losses on investments) for such period determined in accordance with GAAP after giving effect to any related charges for, reductions of or provisions for taxes thereon, (vi) non-compete expenses for such period to the extent not capitalized in accordance with GAAP, (vii) losses on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon, (viii) costs and expenses in fiscal year 2014 of the Parent associated with the REIT Conversion, including, without limitation, planning and advisory costs related to the foregoing (provided that the aggregate amount of costs and expenses in connection with the REIT Conversion that may be added back pursuant to this clause (viii) shall not exceed $25,000,000 in the aggregate; and (ix) Recall Transaction Costs; provided, that the aggregate amount of Recall Transaction Costs that may be added back in the calculation of EBITDA pursuant to this clause (ix) shall not exceed $225,000,000 in the aggregate over the term of this Agreement; minus (c) to the extent included in the calculation of net income for such period, the sum of (i) other income (including interest income) for such period (including gains attributable to minority interest in its Subsidiaries), (ii) extraordinary, unusual or non-recurring gains or other items (including without limitation gains resulting from debt extinguishment, foreign currency transaction gains and gains on investments) for such period determined in accordance with GAAP after giving effect to any related charges for, reductions of or provisions for taxes thereon and (iii) gains on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon.

For the purposes of calculating the Consolidated Leverage Ratio and the ratios set forth in Sections 9.09, 9.10 and 9.11 there may, at the Parent’s option (such option to be consistently applied with respect to each transaction), be included in EBITDA for any

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relevant period, on a pro forma basis (adjusted to give effect to expenses that will not be ongoing), the net income (and the additions and subtractions thereto referred to above) for such period of any Person (or assets) acquired after the commencement of such period in connection with any Permitted Acquisition having Acquisition Consideration of more than $1,000,000.  The net income (and the related additions and subtractions) of the Person or assets acquired pursuant to such acquisition for such period shall be calculated by reference to the most recent available quarterly financial statements of the acquired business, annualized.  For the avoidance of doubt, if the Parent has elected to adjust EBITDA for any transaction in accordance with this paragraph, it shall also elect to adjust Rent Expense for such transaction in accordance with the last paragraph of the definition of the term “Rent Expense”.

“EBITDAR” shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Parent and its Subsidiaries, of (a) EBITDA for such period plus (b) Rent Expense for such period.

“Effective Date” shall have the meaning assigned to such term in Section 7.01 hereof.

“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses or other governmental restrictions, contracts, indemnities, assumptions of liability or agreements relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” shall mean all liabilities of the Parent and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential which arise under or relate to Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan; (c) the filing pursuant to Section 412(c) of the Code or

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Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Parent or any ERISA Affiliate of any liability with respect to a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a complete withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability on the Parent or any ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA).

“Eurocurrency Base Rate” shall mean, with respect to any Eurocurrency Loans denominated in Dollars, Pounds Sterling, euros and Yen, for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such currency for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate for such currency (or, in the event such rate does not appear on either of such Reuters pages or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Eurocurrency Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided, that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the relevant currency, then the Eurocurrency Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement); provided, further, that all of the foregoing shall be subject to Section 6.02(a).

“Eurocurrency Loans” shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of “Eurocurrency Base Rate” in this Section 1.01.

“Eurocurrency Rate” shall mean, for any Eurocurrency Loans, a rate per annum equal to (i) the Eurocurrency Base Rate for such Loans for the Interest Period for such Loans divided by (ii) 1 minus the Reserve Requirement for such Loans.

“Eurocurrency Screen Rate” shall have the meaning assigned to such term in the definition of Eurocurrency Base Rate.

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“euros” shall mean the single currency of the European Union as constituted by the Treaty on the European Union.

“Events of Default” shall have the meaning assigned to such term in Section 10.01 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” shall mean with respect to any Multi-Currency on a particular date, the rate at which such Multi-Currency may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to such Multi-Currency as reasonably determined by the Administrative Agent (or, in the case of Letter of Credit Liabilities, by the applicable Issuing Bank through its principal foreign exchange funding office).  In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such Multi-Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent’s (or applicable Issuing Bank’s) spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of such Multi-Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Multi-Currency, for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent (or applicable Issuing Bank) may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” shall mean any Foreign Subsidiary of the Parent.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes), and branch profits or similar taxes imposed on it, in each case by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located; (b) any Other Connection Taxes; (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 6.07), any United States withholding tax (including withholding taxes imposed under FATCA), that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office) (other than as a result of a Regulatory Change), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 5.08(a); and (d) taxes attributable to a recipient’s failure or inability to comply with Section 5.08(f).

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“Existing Credit Agreement” shall have meaning assigned to such term in the Recitals hereto.

“Existing Physical Facility” shall mean any Physical Facility owned by the Parent or any of its Subsidiaries on the Effective Date.

“Existing Letters of Credit” shall mean, collectively, all letters of credit identified on Schedule IV hereto and outstanding on the Closing Date.

“Extension” shall have the meaning provided in Section 2.12(a).

“Extension Offer” shall have the meaning provided in Section 2.12(a).

“Extension Revolving Commitments” shall have the meaning provided in Section 2.12(a).

“Extension Term Loans” shall have the meaning provided in Section 2.12(a).

“Facility” shall mean any of (a) the US$ Commitments and the extensions of credit thereunder, (b) the US$-Canadian Commitments and the extensions of credit thereunder, (c) the Canadian Commitments and the extensions of credit thereunder, (d) the Multi-Currency Commitments and the extensions of credit thereunder, (e) the Initial Term Loan Commitments and the Initial Term Loans and (f) each tranche of Incremental Term Loans.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fixed Charges” shall mean for any period the sum of (i) Scheduled Amortization for such period plus (ii) Interest Expense for such period plus (iii) all dividend payments (other than redemptions) on any series of preferred stock during such period plus (iv) the aggregate amount of Rent Expense for such period.

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“Foreign Lender” shall mean as to any Borrower, any Lender to such Borrower that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for any tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary Holdco” shall mean any Subsidiary formed under the laws of the United States of America, any State thereof or the District of Columbia, substantially all of whose assets consist of equity interests or indebtedness of a Foreign Subsidiary or other Foreign Subsidiary Holdcos.

“Foreign Subsidiary Holdco Release Date” shall mean, for any Foreign Subsidiary Holdco, any date on which such Foreign Subsidiary Holdco does not have any guarantee obligations in respect of or other liability for Senior Subordinated Debt, Senior Unsecured Debt or other Indebtedness of the Parent or its other Subsidiaries.

“Foreign Subsidiary” shall mean a Subsidiary organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

“Funded Indebtedness” shall mean, without duplication, (a) Indebtedness that matures or otherwise becomes due more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof) and (b) Indebtedness outstanding hereunder.

“Funds From Operations” shall mean with respect to any fiscal period, an amount equal to the net income (or deficit) of the Parent and its Subsidiaries for that period computed on a consolidated basis in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided, that Funds From Operations shall exclude one-time or non-recurring charges and impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis.  To the extent not inconsistent with the foregoing, Funds From Operations shall be reported in accordance with the NAREIT Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America consistently applied.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty” by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and,

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without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm’s length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” shall mean any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, including any substance regulated under Environmental Laws.

“Hedging Agreement” shall mean any Interest Rate Agreement or Currency Exchange Agreement between the Parent or any Subsidiary and any financial institution.

“IM Brazil” shall mean Iron Mountain do Brasil Ltda., a Brazilian company, and each of its Subsidiaries.

“IME” shall mean Iron Mountain Europe PLC, a company organized and existing under the laws of England and Wales.

“IM UK” shall mean Iron Mountain (UK) Limited, a company organized and existing under the laws of England and Wales.

“Incremental Term Lenders” shall mean each Lender that holds an Incremental Term Loan.

“Incremental Term Loan Activation Notice” shall mean a notice substantially in the form of Exhibit M.

“Incremental Term Loans” shall mean any Loan made pursuant to Section 2.01(c).

“Incremental Term Maturity Date” shall mean with respect to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be no earlier than the then Initial Term Loan Maturity Date.

“Indebtedness” shall mean, as to any Person (determined without duplication):

(i)            indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (including amounts payable under agreements not to compete and other similar arrangements), other than accounts

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payable (other than for borrowed money) incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business;

(ii)           obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(iii)          Capital Lease Obligations and Synthetic Lease Obligations of such Person;

(iv)          obligations of such Person to redeem or otherwise retire shares of Capital Stock of such Person;

(v)           for purposes of Section 10.01(2) only, indebtedness of such Person under any Hedging Agreement and any Cash Management Agreement;

(vi)          indebtedness of others of the type described in clauses (i) through (v) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person;

(vii)         indebtedness of others of the type described in clauses (i) through (v) above Guaranteed by such Person; and

(viii)        Accounts Receivable Financings and Permitted Mortgage Financings of such Person.

Notwithstanding anything to the contrary contained in clause (i) of the preceding sentence, indebtedness of any Person in respect of amounts payable under an agreement not to compete shall be the amount carried on the balance sheet of such Person in respect of such agreement in accordance with GAAP.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Basic Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Term Commitment” shall mean, as to each Initial Term Lender, the obligation of such Initial Term Lender to make Initial Term Loans, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Initial Term Lender’s name on Schedule I hereto under the caption “Initial Term Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 3.02 hereof).  The original aggregate amount of the Initial Term Commitments is $250,000,000.

“Initial Term Lenders” shall have the meaning assigned to such term in the Recitals hereto.

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“Initial Term Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Initial Term Loan Maturity Date” shall mean July 3, 2019 subject to extension to the fifth anniversary of the Closing Date in accordance with Section 2.01(f).

“Interest Expense” shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Parent and its Subsidiaries (on a consolidated basis), including the interest portion of rental or similar payments under Capital Lease Obligations and Synthetic Leases and any capitalized interest, and excluding amortization of debt discount and expense, interest paid in kind and any swap “breakage” or similar costs.

“Interest Period” shall mean, with respect to any Eurocurrency Loans, CDOR Loans or BBSY Loans, the period commencing on the date such Loans are made or converted from ABR Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the numerically corresponding day in the first, second, third, sixth or (if acceptable to all Lenders under the applicable Revolving Commitments) twelfth calendar month thereafter, as the Company may select as provided in Section 5.05 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

(i)            if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;

(ii)           each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

(iii)          notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurocurrency Loan, CDOR Loan or BBSY Loan would otherwise be a shorter period, such Loans shall not be available hereunder for such period.

With respect to any Agreed Rate Loans, the Interest Period shall be the period agreed to by the Borrower and the Swingline Lender with respect thereto as the period during which such Agreed Rate Loan may be outstanding.

“Interest Rate Agreement” shall mean an interest rate swap agreement, interest rate cap agreement or similar arrangement between the Parent or any Subsidiary and any financial institution.

“Interpolated Rate” shall mean, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative

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Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available in the relevant currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for the relevant currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for the relevant currency determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investments” shall have the meaning assigned to such term in Section 9.14 hereof.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean (a) JPMorgan Chase Bank or any Affiliate thereof, (b) Bank of America, N.A. or any Affiliate thereof, or (c) any other Lender so designated with the consent of such other Lender, JPMorgan Chase Bank and the Company.

“Issuing Bank Sublimit” means (a) $40,000,000 in the case of JPMorgan Chase Bank and its Affiliates, (b) $40,000,000 in the case of Bank of America, N.A. and its Affiliates and (c) in the case of any other Issuing Bank, an amount agreed by such Issuing Bank and the Company.

“JPMorgan Chase Bank” shall mean JPMorgan Chase Bank, N.A. and its successors.

“L/C Exposure” shall have the meaning provided in Section 2.10.

“Lenders” shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Canadian Lenders (for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof) and the Term Lenders.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Liability” shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn stated amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Bank) shall be deemed to hold

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a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.08 hereof or Annex A hereto, as the case may be, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Bank of their participation interests under said Section 2.08.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amounts so remaining available to be drawn.

“Letter of Credit Sublimit” means $80,000,000, as such amount may be decreased from time to time by the Company.

“Letters of Credit” shall have the meaning assigned to such term in Section 2.08 hereof and, unless the content otherwise requires, refers to Canadian Letters of Credit as defined in Annex A hereto.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Parent and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquid Investments” shall mean:

(i)            deposits maturing within 90 days of the acquisition thereof denominated in freely exchangeable currencies and issued by (X) a Lender or (Y) a bank or trust company having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor’s Ratings Services or A2 or higher by Moody’s Investors Service, Inc.;

(ii)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with (x) any Lender or (y) any bank or trust company meeting the qualifications specified in clause (i)(Y) above;

(iii)          obligations issued or guaranteed by the United States of America, with maturities not more than one year after the date of issue;

(iv)          commercial paper with maturities of not more than 90 days and a published rating of not less than A-2 and P-2 (or the equivalent rating); and

(v)           investments in money market funds substantially all of whose assets are comprised of securities and other obligations of the types described in clauses (i) through (iv) above.

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“Loans” shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans and the C$ Loans (for all purposes other than Sections 3, 4, 5 and 6 hereof) and the Term Loans.

“Majority Lenders” shall mean Lenders having more than 50% of (a) the aggregate amount of (i) the Revolving Commitments and (ii) the aggregate unpaid principal amount of the Term Loans or (b) if the Revolving Commitments shall have terminated, the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Basic Documents, (c) the rights and remedies of the Lenders and the Administrative Agent, Canadian Administrative Agent, the Multi-Currency Payment Agent under any of the Basic Documents or the Senior Subordinated Debt Documents or (d) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

“Merging Subsidiary” shall have the meaning assigned to such term in Section 9.04 hereof.

“Minimum Extension Condition” shall have the meaning provided in Section 2.12(b).

“Multi-Currency” shall mean each of Pounds Sterling, euros, Dollars, Canadian Dollars, Australian Dollars, Yen, and, subject to the consent of the Administrative Agent and each of the Multi-Currency Lenders and any amendments hereto necessary to accommodate the provision of such currencies or as may be required by any Multi-Currency Lender in order to accommodate the provision of such currency, Zloty.

“Multi-Currency Borrowers” shall mean the US$ Borrowers, Iron Mountain Australia Holdings Pty Ltd, an Australian company, Iron Mountain Australia Services Pty Ltd, an Australian company, Iron Mountain Austria Archivierung GmbH, a company with limited liability formed under the laws of Austria, Iron Mountain International Holdings BV, a Dutch corporation, Iron Mountain Switzerland GmbH, a company organized under the laws of Switzerland, IME and Iron Mountain Holdings (Europe) Limited, a company formed under the laws of England and Wales, IM UK, and Iron Mountain Luxembourg Services S.à r.l., Luxembourg, Schaffhausen Branch, which is a branch of Iron Mountain Luxembourg Services S.à.r.l, a company organized under the laws of Luxembourg.

“Multi-Currency Commitment” shall mean, as to each Multi-Currency Lender, the obligation of such Multi-Currency Lender to make Multi-Currency Loans, and to issue or participate in Multi-Currency Swingline Loans and Letters of Credit pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Multi-Currency Lender’s name on Schedule I hereto under the caption “Multi-Currency Commitment” (expressed in Dollars) or, in the case of a Person that is party to an assignment permitted under Section 12.06

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hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02  or 3.02 hereof).  The aggregate amount of the Multi-Currency Commitments on the Closing Date is $950,000,000.

“Multi-Currency Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“Multi-Currency Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Multi-Currency Payment Agent” shall mean (i) J.P. Morgan Europe Limited or (ii) in the case of any Loans or Letters of Credit denominated in Canadian Dollars only, JPMorgan Chase Bank, N.A., Toronto Branch or (iii) any sub-agent appointed by J.P. Morgan Europe Limited or JPMorgan Chase Bank, N.A., Toronto Branch, in respect of any currency.

“Multi-Currency Percentage” shall mean, with respect to any Multi-Currency Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the Multi-Currency Commitment of such Multi-Currency Lender at such time to (b) the aggregate amount of the Multi-Currency Commitments of all of the Multi-Currency Lenders at such time.

“Multi-Currency Swingline Commitment” shall mean the obligation of the Swingline Lender to make Multi-Currency Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $50,000,000.

“Multi-Currency Swingline Loans” shall have the meaning assigned to such term in Section 2.01(d).

“Multi-Currency Swingline Participation Amount” shall have the meaning assigned to such term in section 3.03(c)(iii).

“Multiemployer Plan” shall mean at any time an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA to which the Parent or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes, any Person which ceased to be a member of the Controlled Group during such five year period.

“Net Cash Proceeds” shall mean, in each case as set forth in a statement in reasonable detail delivered to the Administrative Agent:

(a)           with respect to the disposition of any asset by the Parent or any of its Subsidiaries, the excess, if any, of (i) the cash received in connection with such disposition over (ii) the sum of (A) the principal amount of any Indebtedness which (except in the case of Indebtedness of any Excluded Subsidiary permitted under clause (v) of Section 9.08 hereof) is secured by such asset and which (in all cases) is

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required to be repaid in connection with the disposition thereof,  plus (B) the reasonable out-of-pocket expenses incurred by the Parent or such Subsidiary, as the case may be, in connection with such disposition, plus (C) provision for taxes, including income taxes, attributable to the disposition of such asset;

(b)           with respect to the issuance of any Indebtedness of the Parent or any its Subsidiaries, the gross proceeds received by the Parent or such Subsidiary from such issuance less all reasonable legal expenses, discounts and commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith; and

(c)           in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Parent and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Parent or any of its Subsidiaries in respect of such Casualty Event.

“Net Secured Lease Adjusted Leverage Ratio” shall have the meaning assigned to such term in Section 9.10 hereof.

“Net Total Lease Adjusted Leverage Ratio” shall have the meaning assigned to such term in Section 9.09 hereof.

“Notes” shall mean the promissory notes provided for by Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

“Obligor” shall mean, collectively, each of the Borrowers and each of the Subsidiary Guarantors.

“Other Connection Taxes” shall mean, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Basic Document, or sold or assigned an interest in any Loan or Basic Document).

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Parent” shall have the meaning set forth in the preamble.

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“Parent Guaranty” shall mean the guaranty, dated as of the Effective Date, as said agreement shall be modified and supplemented and in effect from time to time, pursuant to which the Parent guarantees the obligations of the Company, the other US$ Borrowers, US$-Canadian Borrowers, Multi-Currency Borrowers and any Additional Borrower under the Basic Documents, in substantially the form of Exhibit E hereto.

“Parent Pledge Agreement” shall mean the pledge agreement, dated as of the Effective Date, to which the Parent and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit D hereto.

“Participant Register” shall have the meaning set forth in Section 12.06.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any entity succeeding to any or all of its functions.

“Permitted Acquisition” shall have the meaning set forth in Section 9.12.

“Permitted Mortgage” shall mean any mortgage subjecting property of any Subsidiary of the Parent to a Lien where (i) the Parent shall agree, for the benefit of the Administrative Agent and the Lenders, not to permit any Subsidiary owning any interest in such property to create, incur or suffer to exist any Indebtedness other than a Permitted Mortgage Financing and (ii) such mortgage (and the other documentation, if any, relating thereto) does not contain any covenants or other provisions limiting or restricting the ability of the Parent and its Subsidiaries to guarantee the obligations of the Obligors or to provide collateral to secure the obligations of the Obligors, in each case under the Basic Documents (unless such restrictions apply solely to the SPE which consummates such Permitted Mortgage Financing).

“Permitted Mortgage Financing” shall mean any financing (or series of related financings) by the Parent or any of its Subsidiaries that is secured by a mortgage on one or more Physical Facilities, provided that (a) such financings are otherwise permitted by the terms of Section 9.08 hereof and (b) in the case of each such mortgage financing by a Subsidiary of the Parent, each such mortgage created thereby is a Permitted Mortgage.

“Person” shall mean an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Physical Facility” shall mean any facility, or part of a facility (including, without limitation, related office buildings, parking lots or other related real property), now or hereafter owned by the Parent or any of its Subsidiaries, in each case including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, including leasehold improvements, all fixtures, furniture, equipment, inventory and other tangible personal property located in or used in connection with such facility and all accounts receivable and other intangible personal property (other than motor vehicles)

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related to the ownership, lease or operation of such facility, all whether now existing or hereafter acquired.

“Plan” shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Parent or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Post-Default Rate” shall mean as to any Loan, any Reimbursement Obligation or other payable by the Company or any other Borrower hereunder, a rate equal to the sum of 2% plus the rate otherwise applicable thereto.  Overdue interest, fees and other amounts shall bear interest at 2% above the rate otherwise applicable to ABR Loans.

“Pounds Sterling” and “£”shall mean the lawful currency of the United Kingdom, provided that, unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of the United Kingdom as the lawful currency of that country, then:  (i) any reference herein to, and any obligations arising hereunder in, the currency of the United Kingdom shall be translated into, or paid in, the currency or currency unit of the United Kingdom designated by the Administrative Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably); provided further that, if a change in the currency of the United Kingdom occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Stockholders” shall mean each of Vincent J. Ryan, Schooner Capital Corporation, C. Richard Reese, Kent P. Dauten and their respective Affiliates.

“Public-Sider” shall mean a Lender whose representatives may trade in securities of the Parent, the Company or any of their respective Subsidiaries while in possession of the financial statements provided by the Parent under the terms of this Agreement.

“Quarterly Dates” shall mean the last Business Day of each March, June, September and December.

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“Quotation Day” shall mean (a) with respect to any Eurocurrency Loan in any currency other than Pounds Sterling, BBSY or CDOR, for any Interest Period, two Business Days prior to the commencement of such Interest Period, (b) with respect to any Eurocurrency Loan in Pounds Sterling, BBSY or CDOR for any Interest Period, the first day of such Interest Period and (c) with respect to any Loan denominated in any other currency, the day on which the interest rate for Loans bearing at the applicable rate for such currency is set in accordance with customary market convention.

“RCRA” means the Resource Conservation and Recovery Act, as amended.

“Recall Transaction Costs” means all costs and expenses associated with the acquisition (whether or not such acquisition occurs) and integration of Recall Holding Holdings Limited, including, without limitation, all moving, racking and severance costs, and all associated integrations costs (including the costs of facilities upgrades, REIT conversion and systems upgrades).

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent or any of its Subsidiaries.

“Refunded Multi-Currency Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(iii).

“Refunded US$-Canadian Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(ii).

“Refunded US$ Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(i).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulatory Change” shall mean, with respect to any Lender, any change on or after the Effective Date in United States federal, state or foreign laws or regulations, including as a result of (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to each of the principal agreements on capital, liquidity and leverage standards comprising the Basel III Accord (in the case of each of (x) and (y), whether or not such change was on or after the Effective Date), and including Regulation D, or the adoption or making on or after the Effective Date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

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“Reimbursement Obligations” shall mean, at any time, the obligations of the US$ Borrowers, the US$-Canadian Borrowers, the Multi-Currency Borrowers or the Canadian Borrower, as the case may be, then outstanding to reimburse amounts paid by the Issuing Bank or the Canadian Issuing Bank, as the case may be, in respect of any drawings under a Letter of Credit.

“Reinvestment Deferred Amount” shall mean with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Parent or any of its Subsidiaries in connection therewith that are not applied to prepay Loans or reduce the Revolving Commitments pursuant to Section 3.02(c).

“Reinvestment Event” shall mean any disposition of assets or Recovery Event in respect of which, so long as no Event of Default has occurred and is continuing, the Company has determined that it (directly or indirectly through the Parent or a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of such disposition of assets or Recovery Event to acquire or construct assets useful in its business.

“Reinvestment Prepayment Amount” shall mean with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or construct assets useful in the Company’s business.

“Reinvestment Prepayment Date” shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring 18 months after such Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire or construct assets useful in the Company’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“REIT” shall mean a real estate investment trust.

“REIT Conversion” shall mean the conversion of the predecessor of the Parent into a REIT (the Parent) as described in the predecessor’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2012 and matters related thereto.

“Release” shall have the meaning set forth in 42 U.S.C. Section 9601(22), but shall not include any “federally permitted release” as defined in 42 U.S.C. Section 9601(10). The term “Released” shall have a corresponding meaning.

“Rent Expense” shall mean the consolidated real property rent expense of the Parent and its Subsidiaries, as determined in accordance with GAAP, it being understood that (i) common area maintenance charges, any other contingent rent and any other non-rent charges (including property taxes and insurance obligations) and (ii) rent expense payable under leases that are treated as Capital Lease Obligations, shall in each case be excluded from the calculation of Rent Expense.

For the purposes of calculating the ratios set forth in Sections 9.09, 9.10 and 9.11 there may, at the Parent’s option (such option to be consistently applied with respect to each transaction), be included in Rent Expense (including for purposes of the calculation of

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EBITDAR in the determination of any such ratios) for any relevant period, on a pro forma basis (adjusted to give effect to expenses that will not be ongoing) Rent Expense for such period of any Person (or assets) acquired after the commencement of such period in connection with any Permitted Acquisition having Acquisition Consideration of more than $1,000,000.  The Rent Expense of the Person or assets acquired pursuant to such acquisition for such period shall be calculated by reference to the most recent available quarterly financial statements of the acquired business, annualized.   For the avoidance of doubt, if the Parent has elected to adjust Rent Expense for any transaction in accordance with this paragraph, it shall also elect to adjust EBITDA or EBITDAR, as applicable, for such transaction in accordance with the last paragraph of the definition of the term “EBITDA”.

“Reserve Requirement” shall mean, for any Eurocurrency Loans, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurocurrency Rate is to be determined as provided in the definition of “Eurocurrency Base Rate” in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans.

“Residual Assurances” shall mean any commitment or undertaking by the Parent or the Parent required as a condition to any financing made available by any Person to an Affiliate or Subsidiary of the Parent to finance the costs of construction or acquisition by such Affiliate or Subsidiary of records management facilities (including the acquisition of real estate for development purposes), where such facility is intended to be leased to the Parent or a Subsidiary of the Parent, which commitment or undertaking is intended to provide such Person with an additional assurance that it will receive a minimum return under such financing (and which does not constitute a Guaranty of the principal amount of such financing); provided that such commitment or undertaking shall be entered into on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

“Restricted Payment” shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent, or any payment in respect of any option or warrant to purchase any shares of any class of Capital Stock of the Parent or the exchange or conversion of any shares of any class of Capital Stock of the Parent for or into any obligations of or shares of any other class of Capital Stock of the Parent or any other property, but excluding dividends payable solely in, or exchanges or conversions for or into, shares of common stock of the Parent.

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“Revolving Commitments” shall mean the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments and, for all purposes other than Sections  3, 4, 5 and 6 hereof, the Canadian Commitments.

“Revolving Facility” shall mean any of the Facilities described in clauses (a)-(d) of the definition of “Facility” in this Section 1.01.

“Revolving Lenders” shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Swingline Lender and, for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof, the Canadian Lenders.

“Revolving Loans” shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans and, for all purposes other than Sections 3, 4, 5 and 6 hereof, the C$ Loans.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, Canada or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Canada or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Amortization” shall mean, for any period, the sum (calculated without duplication) of all payments of principal of Indebtedness of the Parent and its Subsidiaries (other than Indebtedness hereunder) scheduled to be made during such period.

“Screen Rate” shall mean, as applicable, the BBSY Screen Rate, the Eurocurrency Screen Rate or the CDOR Screen Rate.

“Secured Debt” shall mean, with respect to a Person as of any given date, the aggregate principal amount of all Funded Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property of such Person.

“Security Documents” shall mean, collectively, the Company Pledge Agreement, the Canadian Borrower Pledge Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreement and all Uniform Commercial Code or applicable Canadian PPSA

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financing statements and similar items required by said agreements to be filed with respect to the security interests in personal property created pursuant thereto.

“Seller Indebtedness” shall mean Indebtedness incurred after the Effective Date and payable to sellers in connection with Permitted Acquisitions that by its terms is subordinated to the payment of the principal of and interest on the Loans and Reimbursement Obligations.

“Senior Debt” shall mean at any time, the aggregate principal amount of Funded Indebtedness outstanding minus the aggregate principal amount of Subordinated Indebtedness outstanding.

“Senior Subordinated Debt” shall mean, collectively, the 2006 Senior Subordinated Debt, the 2009 Senior Subordinated Debt, the 2011 Senior Subordinated Debt, the 2012 Senior Subordinated Debt, and any other subordinated Indebtedness permitted under Section 9.08(iii) hereof.

“Senior Subordinated Debt Documents” shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the Senior Subordinated Debt Indentures and the promissory notes evidencing Indebtedness thereunder, in each case as the same may be amended, supplemented or modified, without prejudice to the provisions of Section 9.19 hereof.

“Senior Subordinated Debt Indentures” shall mean, collectively, the 2002 Senior Subordinated Notes Indenture, the 2011 Senior Subordinated Notes Indenture and documentation for subordinated indebtedness permitted under Section 9.08(iii) hereof.

“Senior Unsecured Debt” shall mean the aggregate principal amount of all Funded Indebtedness of the Parent or any Subsidiary Guarantor as of any given date that is not subordinated by its terms to the obligations of the Parent or such Subsidiary Guarantor under the Basic Documents and that does not constitute Secured Debt.

“Significant Subsidiary” shall mean, at any time of determination, any (a) Obligor or (b) any other Subsidiary of the Parent that, on a consolidated basis with its Subsidiaries, has aggregate assets or aggregate revenues greater than 5% of the aggregate assets or aggregate revenues of the Parent and its Subsidiaries, taken as a whole, at such time.

“SPE” shall mean any special purpose entity formed by the Parent or any Subsidiary for the purposes of engaging in, and whose sole business is to conduct, an Accounts Receivable Financing or a Permitted Mortgage Financing.  On the Effective Date, the only SPEs are Iron Mountain Receivables QRS, LLC and Iron Mountain Receivables TRS, LLC.

“Specified Time” shall mean (a) with respect to any Type of Loan other than CDOR Loans, 11:00 a.m., London time and (b) with respect to CDOR Loans, 10:15 A.M., Toronto time.

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“Stock Consideration” shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Parent and its Subsidiaries in connection therewith consisting of the Parent’s common stock or with proceeds of the issuance of the Parent’s common stock within twelve months prior to the date of such Acquisition. For purposes hereof, the amount of Stock Consideration paid by the Parent in respect of any Acquisition where the Stock Consideration consists of the Parent’s common stock shall be deemed to be equal to the fair market value of the Parent’s respective common stock so paid, determined in good faith by the Parent at the time of such Acquisition.

“Stock Repurchases” shall have the meaning assigned to such term in Section 9.15.

“Subordinated Indebtedness” shall mean, collectively, (a) Senior Subordinated Debt and (b) Seller Indebtedness.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Guarantor” shall mean (i) each of the Subsidiaries of the Parent listed in Part 1 of Schedule II hereto other than those Subsidiaries identified in Part 1 of Schedule II as not being a Subsidiary Guarantor and (ii) each other Subsidiary of the Parent that from time to time becomes a party to the Subsidiary Guaranty or otherwise guarantees the obligations of the Parent and the Company hereunder pursuant to Section 9.21.

“Subsidiary Guaranty” shall mean the subsidiary guaranty, dated as of the Effective Date, among the Subsidiary Guarantors and the Administrative Agent, as said agreement shall be modified and supplemented and in effect from time to time and pursuant to which the Subsidiary Guarantors guarantee the obligations of the Parent and the Company under the Basic Documents, any Hedging Agreements and any Cash Management Agreements with any Lender or any Affiliate thereof, in substantially the form of Exhibit F hereto.

“Subsidiary Pledge Agreement” shall mean the pledge agreement, dated as of the Effective Date, to which the Subsidiary Guarantors and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit G hereto.

“Swingline Commitment” shall mean the total of the US$ Swingline Commitment, the US$-Canadian Swingline Commitment, the Multi-Currency Swingline Commitment and the Canadian Swingline Commitment.

“Swingline Exposure” shall have the meaning provided in Section 2.10.

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“Swingline Lender” shall mean each of one or more Lenders, in its capacity as the lender of Multi-Currency Swingline Loans, US$ Swingline Loans. US$-Canadian Swingline Loans or Canadian Swingline Loans, as the case may be.  The Swingline Lender shall be designated by the Company from time to time with the consent of the Administrative Agent and the Swingline Lender.

“Swingline Loans” shall mean the US$ Swingline Loans, US$-Canadian Swingline Loans, the Multi-Currency Swingline Loans and the Canadian Swingline Loans.

“Synthetic Lease” shall mean a lease of property or assets designed to permit the lessee (i) to claim depreciation on such property or assets under U.S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“Synthetic Lease Obligations” shall mean, with respect to any Synthetic Lease, at any time, an amount equal to the higher of (x) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (y) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in, the lessor under such Synthetic Lease.

“Target Day” shall mean any day on which (i) Target2 is open for settlement of payments in euros and (ii) banks are open for dealings in deposits in euros in the London interbank market.

“Target2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lenders” shall mean the collective reference to the Initial Term Lenders and the Incremental Term Lenders.

“Term Loans” shall mean the collective reference to the Initial Term Loans and the Incremental Term Loans.

“2002 Senior Subordinated Debt Indenture” shall mean the Indenture dated as of December 30, 2002, among the Parent and The Bank of New York, as Trustee, as supplemented, and as the same may be further amended, supplemented or modified, without prejudice to the provisions of Section 9.19 hereof.

“2006 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 6-¾% Euro Denominated Senior Subordinated Notes due October 15, 2018 issued pursuant to the 2002 Senior Subordinated Debt Indenture.

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“2009 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 8 3/8% Senior Subordinated Notes of the Parent due August 15, 2021, issued pursuant to the 2002 Senior Subordinated Debt Indenture.

“2011 Senior Subordinated Debt Indenture” shall mean the Senior Subordinated Indenture dated as of September 23, 2011, among the Parent and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented, and as the same may be further amended, supplemented or modified, without prejudice to the provisions of Section 9.19 hereof.

“2011 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 7-3/4% Senior Subordinated Notes of the Parent due October 1, 2019, issued pursuant to the 2011 Senior Subordinated Debt Indenture.

“2012 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 5-3/4% Senior Subordinated Notes of the Parent due August 15, 2024, issued pursuant to the 2011 Senior Subordinated Debt Indenture.

“Type” shall have the meaning assigned to such term in Section 1.03 hereof.

“Unfunded Liabilities” shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 5.08(f)(ii)(II)(3).

“US$ Borrowers” shall mean each of the Parent, the Company, Iron Mountain US Holdings, Inc., Iron Mountain Global LLC, Iron Mountain Fulfillment Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc. and Iron Mountain Information Management Services, Inc., each either a Delaware corporation or limited liability company.

“US$ Commitment” shall mean, as to each US$ Lender, the obligation of such US$ Lender to make US$ Loans, and to issue or participate in Letters of Credit and US$ Swingline Loans pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$ Lender’s name on Schedule I hereto under the caption “US$ Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof).  The aggregate amount of the US$ Commitments on the Closing Date is $400,000,000.

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“US$ Commitment Percentage” shall mean, with respect to any US$ Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the US$ Commitment of such US$ Lender at such time to (b) the aggregate amount of the US$ Commitments of all of the US$ Lenders at such time.

“US$ Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“US$ Loans” shall have the meaning assigned to such term in Section 2.01(a).

“US$ Swingline Commitment” shall mean the obligation of the Swingline Lender to make US$ Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $30,000,000.

“US$ Swingline Loans” shall have the meaning assigned to such term in section 2.01(d).

“US$ Swingline Participation Amount” shall have the meaning assigned to such term in Section 3.03(c)(i).

“US$-Canadian Borrowers” shall mean each of the US$ Borrowers and the Canadian Borrowers.

“US$-Canadian Commitment” shall mean, as to each US$-Canadian Lender, the obligation of such US$-Canadian Lender to make US$-Canadian Loans in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$-Canadian Lender’s name on Schedule I hereto under the caption “US$-Canadian Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof).  The aggregate amount of the US$-Canadian Commitments that will be available to the US$-Canadian Borrowers on the Closing Date is $150,000,000 (of which $75,000,000 will be allocated to the Canadian Commitments on the Closing Date), which amount is subject to change after giving effect to the allocation of the Canadian Commitments and the US$-Canadian Commitments pursuant to subsection 2.6 of Annex A hereto.

“US$-Canadian Commitment Percentage” shall mean, with respect to any US$-Canadian Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the US$-Canadian Commitment of such US$-Canadian Lender at such time to (b) the aggregate amount of the US$-Canadian Commitments of all of the US$-Canadian Lenders at such time.

“US$-Canadian Lenders” shall have the meaning assigned to such term in the Preamble hereto.

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“US$-Canadian Loans” shall have the meaning assigned to such term in Section 2.01(a).

“US$-Canadian Swingline Commitment” shall mean the obligation of the Swingline Lender to make US$-Canadian Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $10,000,000.

“US$-Canadian Swingline Loans” shall have the meaning assigned to such term in Section 2.01(d)(ii).

“US$-Canadian Swingline Participation Amount” shall have the meaning assigned to such term in Section 3.03(c)(ii).

“Voting Stock” shall mean, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” shall mean as to any Person, a Subsidiary of such Person all of whose outstanding shares of Capital Stock (except directors’ qualifying shares) are directly or indirectly owned by such Person.

“Yen” shall mean the lawful currency of Japan.

“Zloty” shall mean the lawful currency of Poland.

1.02.       Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.  In the event the Parent changes its accounting methods because of changes in GAAP, or any change in GAAP occurs which increases or diminishes the protection and coverage afforded to the Lenders under current GAAP accounting methods, the Company or the Administrative Agent, as the case may be, may request of the other parties to this Agreement an amendment of the financial covenants contained in Section 9 of this Agreement to reflect such changes in GAAP and to provide the Lenders with protection and coverage equivalent to that existing prior to such changes in accounting methods or GAAP, and each of the Company, the Administrative Agent and the Lenders agree to consider such request in good faith; provided that until any such amendment is

37

effective, the relevant change in GAAP or accounting methods shall not be given effect for purposes of calculating the financial covenants contained in this Agreement.  In the event of such change in GAAP, the compliance certificates delivered pursuant to Section 9.01 after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs. Notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein. In the event of a change in GAAP with respect to accounting for leases, the financial covenants shall be calculated on a basis consistent with GAAP as in effect prior to such change. To enable the ready determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change from December 31 in each year the date on which its fiscal year ends, nor from March 31, June 30 and September 30 the dates on which the first three fiscal quarters in each fiscal year end.

1.03.       Types of Loans. Loans hereunder are distinguished by “Type”.  The “Type” of a Loan refers to the determination of whether such Loan is a Eurocurrency Loan, BBSY Loan, CDOR Loan, C$ Prime Loan or an ABR Loan.

1.04.       Currency.  Whenever any amount is to be determined for purposes of Sections 2 through 6 hereof or otherwise for the purposes of calculating any amount outstanding under this Agreement (other than any such amount which is plainly to be determined in any Multi-Currency), such amount shall be determined by the Administrative Agent (or, in the case of Letter of Credit Liabilities, by the applicable Issuing Bank) in Dollars by calculating the Dollar Equivalent of any portion of such amount denominated in any Multi-Currency and adding such amount to any Dollar-denominated portion of such amount.

Section 2               Loans, Etc.

2.01.       US$ Loans; US$-Canadian Loans; Multi-Currency Loans; C$ Loans; Swingline Loans; Term Loans.

(a)           Subject to the terms and conditions of this Agreement, (i) each US$ Lender severally agrees to make loans to each of the US$ Borrowers in Dollars, Pounds Sterling and euros (“US$ Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Commitment of such US$ Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time, (ii) each US$-Canadian Lender severally agrees to make loans to each of the US$-Canadian Borrowers and any Additional Borrowers in Dollars or Canadian Dollars (“US$-Canadian Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$-Canadian Commitment of such US$-Canadian Lender as in effect from time to time,

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provided that in no event shall the aggregate outstanding principal amount of all US$-Canadian Loans and US$-Canadian Swingline Loans, together with the aggregate outstanding principal amount of all C$ Loans and the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments, exceed the aggregate amount of the US$-Canadian Commitments as in effect from time to time, (iii) each Multi-Currency Lender severally agrees to make loans to the  Multi-Currency Borrowers and any Additional Borrowers in any Multi-Currency other than Canadian Dollars (“Multi-Currency Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Commitment of such Multi-Currency Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time, (iv) each Canadian Lender severally agrees to make C$ Loans to the Canadian Borrowers and any Additional Borrowers in Canadian Dollars during the Commitment Period and the Canadian Issuing Bank agrees to make available Canadian Letters of Credit in accordance with the terms and provisions of Annex A hereto and (v) each Initial Term Lender severally agrees to make a term loan to the Company in Dollars (“Initial Term Loans”) on the Closing Date in an amount equal to the Initial Term Commitment of such Initial Term Lender and such Initial Term Loans may be either ABR Loans or Eurocurrency Loans, as determined by the Company and notified to the Administrative Agent.

Subject to the terms and conditions of this Agreement, during the Commitment Period, the US$ Borrowers may (x) borrow, repay and reborrow (A) US$ Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans, as applicable and (B) the non-Dollar-denominated US$ Loans by means of Eurocurrency Loans and (y) convert the Dollar-denominated US$ Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans for subsequent Interest Periods.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the US$-Canadian Borrowers may (x) borrow, repay and reborrow (A) US$-Canadian Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans, as applicable and (B) non-Dollar-denominated US$-Canadian Loans by means of CDOR Loans and (y) convert the Dollar-denominated US$-Canadian Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans for subsequent Interest Periods.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Multi-Currency Borrowers may (x) borrow, repay and reborrow (A) Multi-Currency Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans and (B) the non-Dollar-denominated Multi-Currency Loans by means of Eurocurrency Loans or, in the case of Multi-Currency Loans denominated in Australian Dollars, BBSY Loans, and (y) convert the Dollar-denominated Multi-Currency Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans or, in the case of Loans denominated in Australian Dollars, BBSY Loans, for subsequent Interest Periods.  Unless otherwise provided herein, all US$ Loans made to the US$ Borrowers, other than Dollar-denominated US$ Loans, and all Multi-Currency Loans made to the Multi-Currency Borrowers, other than Dollar-denominated Multi-Currency Loans and Australian Dollar-denominated Multi-Currency Loans, shall be made, maintained and continued as Eurocurrency Loans.  All Multi-Currency Loans denominated in Australian Dollars shall be made, maintained and continued as BBSY Loans. Unless otherwise provided herein, all US$-Canadian

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Loans made to the US$-Canadian Borrowers, other than Dollar-denominated US$-Canadian Loans, shall be made, maintained and continued as CDOR Loans or, in the case of US$-Canadian Swingline Loans only, C$ Prime Loans or Agreed Rate Loans.   Without limiting the terms of the Parent Guaranty, the Company Guaranty or the Subsidiary Guaranty, or any Security Documents, each Borrower under any applicable Commitments shall be not be deemed to be a co-borrower or otherwise jointly liable with any other Borrower under such Commitments as to the Loans or the Letter of Credit Liability of such other Borrower.

(b)           (i)  Notwithstanding anything to the contrary contained in this Agreement, the Company may request from time to time that the aggregate Revolving Commitments hereunder be increased by an aggregate amount not to exceed an amount which, when aggregated with the Revolving Commitments then in effect and the outstanding  Term Loans is equal to $2,250,000,000.  The Company may (I) request any of one or more of the Lenders to increase the amount of its Revolving Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Lender and shall contain the Company’s requested allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments) and/or (II) arrange for any of one or more banks or financial institutions not a party hereto (an “Other Lender”) to become a party to and a Lender under this Agreement, provided that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent.  In no event may any Lender’s Revolving Commitment be increased without the prior written consent of such Lender, and the failure of any Lender to respond to the Company’s request for an increase shall be deemed a rejection by such Lender of the Company’s request.  The aggregate Revolving Commitments of all Lenders hereunder may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing.  Upon any request by the Company to increase the aggregate Revolving Commitments hereunder, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Revolving Commitment, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Commitment.

(ii)           If any Lender is willing, in its sole and absolute discretion, to increase the amount of its Revolving Commitment hereunder (such a Lender hereinafter referred to as an “Increasing Lender”), it shall enter into a written agreement to that effect with the Company and the Administrative Agent, substantially in the form of Exhibit K (a “Commitment Increase Supplement”), which agreement shall specify, among other things, (x) the amount of the increased Revolving Commitment of such Increasing Lender and (y) the allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments.  Upon the effectiveness of such Increasing Lender’s increase in Revolving Commitment, Schedule I shall, without further action, be deemed to have been amended appropriately to reflect the increased Revolving Commitment and of such Increasing Lender.  Any Other Lender that is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Company with the Administrative Agent) shall enter into a written agreement with the Company and the Administrative Agent, substantially in the form of Exhibit L (an “Additional Lender

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Supplement”), which agreement shall specify, among other things, its Revolving Commitment hereunder.  When such Other Lender becomes a Lender hereunder as set forth in the Additional Lender Supplement, Schedule I shall, without further action, be deemed to have been amended as appropriate to reflect the Revolving Commitment of such Other Lender.  Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and its Revolving Commitment shall be the amount specified in its Additional Lender Supplement.  Each Other Lender that executes and delivers an Additional Lender Supplement and becomes a party hereto and a “Lender” hereunder pursuant to such Additional Lender Supplement is hereinafter referred to as an “Additional Lender.”

(iii)          In no event shall an increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender become effective until the Administrative Agent shall have received a favorable written opinion of counsel for the Obligors, addressed to the Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5, 7, 9 and 10 of Exhibit I-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the increase in the aggregate Revolving Commitments hereunder resulting from the increase in such Lender’s Revolving Commitment or the extension of a Revolving Commitment by such Other Lender.  In no event shall an increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender that in either case results in the aggregate Revolving Commitments of all Lenders hereunder exceeding the amount authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company.  Upon the effectiveness of the increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender pursuant to the preceding sentence and the execution by such Increasing Lender of a Revolving Commitment Increase Supplement or by such Additional Lender of an Additional Lender Supplement, the Company shall make such borrowing from such Increasing Lender or Additional Lender, and/or shall make such prepayment of outstanding US$ Loans, Multi-Currency Loans, US$-Canadian Loans and/or C$ Loans, as applicable, as shall be required to cause the aggregate outstanding principal amount of such Loans owing to each Lender (including each such Increasing Lender and Additional Lender) to be proportional to such Lender’s share of the relevant aggregate Revolving Commitments hereunder after giving effect to any increase thereof.

(iv)          No Other Lender may become an Additional Lender unless an Additional Lender Supplement (or counterparts thereof) has been signed by such bank or financial institution and which Additional Lender Supplement has been agreed to and acknowledged by the Company and acknowledged by the Administrative Agent.  No consent of any Lender or acknowledgment of any of the other Lenders hereunder shall be required therefor.  In no event shall the Revolving Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate Revolving Commitments hereunder shall be increased by the amount of each Additional Lender’s Revolving Commitment.  Upon any Lender entering into a Commitment Increase Supplement or any Additional Lender becoming a party hereto, the Administrative Agent shall notify each other Lender thereof and shall deliver to each Lender a copy of the Additional Lender Supplement executed by such Additional Lender, agreed

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to and acknowledged by the Company and acknowledged by the Administrative Agent, and the Commitment Increase Supplement executed by such Increasing Lender, agreed to and acknowledged by the Company and acknowledged by the Administrative Agent.

(c)           (i)            Notwithstanding anything to the contrary contained in this Agreement, the Company may request at any time or from time to time that any one or more Lenders (or any Other Lender) shall make Incremental Term Loans in any Multi-Currency other than Rand and Zloty in an aggregate amount (x) on any one occasion, not less than $50,000,000, and (y) at all times, not to exceed an amount which, when aggregated with the Revolving Commitments then in effect, and the outstanding Term Loans, is equal to $2,250,000,000.  The Company may (I) request any of one or more of the Lenders to make Incremental Term Loans (which request shall be in writing and sent to the Administrative Agent to forward to such Lender) and/or (II) arrange for any Other Lender to become a party to and a Lender under this Agreement, provided that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent.  The Incremental Term Loans may not be made if, at the time of such proposal hereunder or after giving effect to the borrowing of such Incremental Term Loans, (A) a Default or Event of Default has occurred and is continuing or (B) the Company would not be in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter.  Upon any such request pursuant to this Section 2.01(c)(i) by the Company, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to participate in any increase described in this paragraph, and each Lender may at its option, unconditionally and without cause, decline to participate in such increase.

(ii)           If any Lender is willing, in its sole and absolute discretion, to make Incremental Term Loans hereunder, it shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the amount of such Incremental Term Loans, (ii) the applicable Incremental Term Maturity Date (which shall not be earlier than the then Initial Term Loan Maturity Date), (iii) the amortization schedule for such Incremental Term Loans (the average weighted life of which shall not be shorter than that of the remaining Weighted Average Life to Maturity of the Initial Term Loans, i.e., such Incremental Term Loans may amortize in annual amounts of up to 5% of the original principal amount of such Incremental Term Loans) and (iv) the proposed original issue discount applicable to such Incremental Term Loans, if any.  Any Other Lender that is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Company with the Administrative Agent) shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice and enter into an Additional Lender Supplement.  Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and the amount of its Incremental Term Loans shall be the amount specified in its Additional Lender Supplement.

(iii)          In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a favorable written opinion of counsel for the Obligors, addressed to the

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Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5, 7, 9 and 10 of Exhibit I-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the borrowings of the Incremental Term Loans.  In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company.

(d)           (i)  The Swingline Lender agrees to make a portion of the credit otherwise available to the US$ Borrowers under the US$ Commitments from time to time during the Commitment Period by making swing line loans (“US$ Swingline Loans”) to the US$ Borrowers in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Swingline Commitment (notwithstanding that the US$ Swingline Loans outstanding at any time, when aggregated with the US$ Swingline Lender’s other outstanding Revolving Loans, may exceed the US$ Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time.  During the Commitment Period, the US$ Borrowers may use the US$ Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  US$ Swingline Loans shall be ABR Loans or Agreed Rate Loans.  For purposes of calculating the commitment fee payable in respect of the US$ Commitments under Section 2.03, the US$ Swingline Loans shall not be treated as usage of the US$ Commitments.  US$ Swingline Loans shall be Dollar-denominated Loans only.

(ii)           The Swingline Lender agrees to make a portion of the credit otherwise available to the US$-Canadian Borrowers under the US$-Canadian Commitments from time to time during the Commitment Period by making swing line loans (“US$-Canadian Swingline Loans”) to the US$-Canadian Borrowers in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$-Canadian Swingline Commitment (notwithstanding that the US$-Canadian Swingline Loans outstanding at any time, when aggregated with the US$-Canadian Swingline Lender’s other outstanding Revolving Loans, may exceed the US$-Canadian Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all US$-Canadian Loans and US$-Canadian Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$-Canadian Commitments outstanding, exceed the aggregate amount of the US$-Canadian Commitments as in effect from time to time.  During the Commitment Period, the US$-Canadian Borrowers may use the US$-Canadian Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  US$-Canadian Swingline Loans shall be C$ Prime Loans or Agreed Rate Loans.  For purposes of calculating the commitment fee payable in respect of the US$-Canadian Commitments under Section 2.03, the US$-Canadian Swingline Loans shall not be treated as usage of the US$-Canadian Commitments.  US$-Canadian Swingline Loans shall be denominated only in Canadian Dollars.

(iii)          The Swingline Lender agrees to make a portion of the credit otherwise available to the Multi-Currency Borrowers and any Additional Borrower under the Multi-Currency Commitments from time to time during the Commitment Period by making swing

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line loans (“Multi-Currency Swingline Loans”) to such Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Swingline Commitment (notwithstanding that the Multi-Currency Swingline Loans outstanding at any time, when aggregated with the Multi-Currency Swingline Lender’s other outstanding Revolving Loans, may exceed the Multi-Currency Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding, exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time.  During the Commitment Period, the Multi-Currency Borrowers and any Additional Borrower may use the Multi-Currency Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Multi-Currency Swingline Loans shall be Eurocurrency Loans only and the Interest Period with respect to such Eurocurrency Loans shall be as agreed upon by the Multi-Currency Swingline Lender.  For purposes of calculating the commitment fee payable in respect of the Multi-Currency Commitments under Section 2.03, the Multi-Currency Swingline Loans shall not be treated as usage of the Multi-Currency Commitments.  Multi-Currency Swingline Loans shall be denominated only in Pounds Sterling, euros and Dollars.

(iv)          Notwithstanding any other provision of this Agreement, no Lender which is a Swingline Lender shall have any obligation to make, issue or participate in any Loan (including any Swingline Loan) or Letter of Credit under any Revolving Facility, if after giving effect thereto, the aggregate amount of the Revolving Loans, L/C Exposure and outstanding principal amount of outstanding Swingline Loans of such Lender and its Affiliates under such Revolving Facility would exceed such Lender’s and its Affiliates’ Commitments under such Facility.  For the avoidance of doubt, the preceding sentence is not intended to limit the ability of the Borrowers to borrow Loans if the proceeds of such Loans will be used to repay Swingline Loans made by such Lender.

(e)           The aggregate unused US$ Commitments may be reallocated to US$-Canadian Commitments and/or Multi-Currency Commitments, the aggregate unused US$-Canadian Commitments may be reallocated to US$ Commitments and/or Multi-Currency Commitments and the aggregate unused Multi-Currency Commitments may be reallocated to US$ Commitments and/or US$-Canadian Commitments, in each case pursuant to procedures (which may include an amendment to this Agreement executed by the Administrative Agent and the Company to give effect to this paragraph) agreed to by the Administrative Agent and the Company; provided that (i) no Commitment of a Lender shall be increased without such Lender’s consent and (ii) in connection with any increase in Commitments under a Revolving Facility pursuant to this paragraph (e) there shall be a simultaneous reduction in the same amount in the aggregate amount of the Commitments under the other Revolving Facilities.  The Administrative Agent shall notify the Lenders of any reallocation pursuant to this Section 2.01(e).

(f)            The Company may extend the Commitment Termination Date for the Revolving Facilities and/or the Initial Term Loan Maturity Date from the fourth anniversary of the Closing Date to the fifth anniversary of the Closing Date; provided, that (i) the Company shall request such extension no earlier than 90 days, and no later than 30 days, before the fourth anniversary of the Closing Date, (ii) no Default or Event of Default is in existence at the time of, or after giving effect to, such extension, (iii) the representations and warranties in Article VIII shall

44

be accurate both before and after giving effect to such extension and (iv) (A) in the case of an extension of the Commitment Termination Date for the Revolving Facilities, the Company shall pay an extension fee to each Revolving Lender on the effective date of such extension in an amount equal to 0.15% of the Revolving Commitments of such Lender outstanding at the time of the extension and (B) in the case of an extension of the Initial Term Loan Maturity Date, the Company shall pay an extension fee to each Initial Term Lender in an amount equal to 0.15% of the Initial Term Loans of such Lender outstanding at the time of the extension.

(g)           Notwithstanding any other provision of this Agreement to the contrary, ABR Loans shall not be made to any Borrower which is a Foreign Subsidiary.

2.02.       Reductions of Commitments.

(a)           Mandatory.  The US$ Commitments, the US$-Canadian Commitments and Multi-Currency Commitments shall terminate on the Commitment Termination Date. In addition, the US$ Commitments, the US$-Canadian Commitments and the Multi-Currency Commitments shall be reduced as provided in Section 3.02(c).

(b)           Optional.  The Company shall have the right to terminate or reduce the unused US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments (for which purpose use of the US$ Commitments and Multi-Currency Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities under the US$ Commitment or the Multi-Currency Commitment, as the case may be) at any time or from time to time, provided that (i) the Company shall give notice of each such termination or reduction to the Administrative Agent as provided in Section 5.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

(c)           No Reinstatement. US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments once terminated or reduced may not be reinstated.

2.03.       Fees.  The Company shall pay to the Administrative Agent for the account of each US$ Lender, US$-Canadian Lender or Multi-Currency Lender commitment fees in Dollars on the daily average unused amount of such Lender’s US$ Commitment, US$-Canadian Commitment or Multi-Currency Commitment, as the case may be (for which purpose (i) the aggregate amount of any Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments shall be deemed to be a pro rata (based on the US$ Commitments, or the Multi-Currency Commitments,  as the case may be) use of each Lender’s US$ Commitment or Multi-Currency Commitment, as the case may be, (ii) the daily average amount of each US$-Canadian Lender’s US$-Canadian Commitment shall be determined after giving effect to the allocation of the Canadian Commitments and the US$-Canadian Commitments pursuant to subsection 2.6 of Annex A hereto and (iii) the daily average amount of each Lender’s Commitments shall be determined after giving effect to any reallocation pursuant to Section 2.01(e)) for the period from the Closing Date to and including the earlier of the date the Revolving Commitments are terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time.  Accrued commitment fees under this Section 2.03 shall be payable on the Quarterly Dates and on the earlier of the date the Revolving Commitments are terminated and the Commitment Termination Date. The Company

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shall pay to JPMorgan Chase Bank on the Closing Date syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Company shall pay to the Administrative Agent on the Closing Date and on each anniversary thereof, so long as any of the Revolving Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, an annual agency fee in the amount heretofore mutually agreed in writing.

2.04.       Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

2.05.       Several Obligations: Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

2.06.       Notes.  Each applicable Borrower, upon receipt of written notice from the relevant Lender, agrees to issue a Note to any Lender (each, a “Note”) in substantially the form of Exhibit A-1 (in the case of Revolving Loans) or Exhibit A-2 (in the case of Term Loans) hereto, dated the Closing Date (or, in the case of any Incremental Term Loans, dated the date such Loans are made), payable to such Lender in a principal amount equal to the relevant Revolving Commitment of such Lender as in effect on the Closing Date, the relevant Initial Term Loans of such Lender on the Closing Date or the relevant Incremental Term Loans of such Lender thereafter, and otherwise duly completed. Each Lender is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period (if any) for each Loan made by such Lender to the Company under the relevant Revolving Commitment or with respect to the relevant Loan, and the date and amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loan.

2.07.       Use of Proceeds. The proceeds of the Loans shall be used for the general corporate purposes of the Parent, the Company and their Subsidiaries, including, without limitation, the making of Permitted Acquisitions and capital expenditures, the repayment of the existing Incremental Term Loans (as defined in the Existing Credit Agreement) and the refinancing of Indebtedness of the Parent and its Subsidiaries.  Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any of the Loans or Letters of Credit.

2.08.       Letters of Credit.  Subject to the terms and conditions of this Agreement, the US$ Commitments and the Multi-Currency Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof or in Annex A hereto, as the case may be, for the issuance by the Issuing Bank of standby letters of credit (collectively with the Existing Letters of Credit, “Letters of Credit”) in Dollars or another currency available under the US$ Commitments or the Multi-Currency Commitments, as the case may be, for the account of the Parent or for the account (jointly and severally with the Parent) of such of its Subsidiaries as the

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Company may specify, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments, together with the aggregate outstanding principal amount of the US$ Loans or the Multi-Currency Loans, as the case may be, exceed the aggregate amount of the US$ Commitments or the Multi-Currency Commitments, as the case may be, as in effect from time to time, (ii) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued by an Issuing Bank and its Affiliates exceed such Issuing Bank’s Issuing Bank Sublimit at any time, (iii) the aggregate amount of all Letter of Credit Liabilities exceed the Letter of Credit Sublimit at any time and (iv) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date one year following the issuance of such Letter of Credit (provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date).  On the Closing Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued and outstanding hereunder (with the Existing Letters of Credit denominated in Dollars being deemed to be issued under the US$ Commitments and the Existing Letters of Credit denominated in other currencies being deemed to be issued under the Multi-Currency Commitments).  On any Business Day after the Closing Date, an Issuing Bank may, with the consent of the Company, include as a Letter of Credit outstanding hereunder any letter of credit previously issued by it for the account of the Company or any other Borrower, subject to the requirements (including as to notice) that would be applicable to such letter of credit if it were issued on such Business Day hereunder.

The following additional provisions shall apply to Letters of Credit:

1)            The Company shall give the Administrative Agent (or if the Letter of Credit is to be issued under the Multi-Currency Commitments, the Multi-Currency Payment Agent) at least three Business Days’ irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than five days preceding the Commitment Termination Date) on which each Letter of Credit is to be issued, modified or supplemented and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof), or modification or supplement thereto, and the nature of the transactions or obligations proposed to be supported thereby.  Any Letter of Credit to be issued in a currency other than Dollars shall be issued under the Multi-Currency Commitments. Upon receipt of any such notice, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall advise the Issuing Bank of the contents thereof.  The Issuing Bank shall notify the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the issuance, modification or supplementation of any Letter of Credit and of any termination or expiry thereof.

2)            On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the US$ Commitment or Multi-Currency Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of the then undrawn stated amount of such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall

47

automatically acquire a participation in the Issuing Bank’s rights and obligations under such Letter of Credit in an amount equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of such rights and obligations, and each Lender (other than the Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Issuing Bank to pay and discharge when due, its US$ Commitment Percentage or Multi-Currency Percentage of the Issuing Bank’s obligation to pay drawings under such Letter of Credit.

3)            Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit that the Issuing Bank determines to be in compliance with the terms of such Letter of Credit, the Issuing Bank shall promptly, upon determination of the date on which payment is to be made, notify the Company (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand.  Notwithstanding the identity of the account party of any Letter of Credit, each of the Parent and the Company (and each other account party) hereby unconditionally agrees to pay and reimburse the Administrative Agent, or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  The Parent’s and the Company’s (and each other account party’s) obligations under this paragraph (3) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person.  The Parent and the Company (and each other account party) also agree with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Reimbursement Obligations of the Parent and the Company (and each other account party) under this paragraph (3) shall not be affected by, among other things, (a) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (b) any draft or other documents presented under a Letter of Credit proving to be invalid, fraudulent or forged, in any respect or any statement therein being untrue or inaccurate in any respect, (c) any dispute between or among the Obligors and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Obligor against any beneficiary of such Letter of Credit or any such transferee, (d) payments by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (e) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Parent and the Company (and each other account party) hereunder.  The Issuing Bank shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in

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connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent or the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Parent and the Company (and each other account party) to the extent permitted by applicable law) suffered by the Parent or the Company (or other account party) that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct, on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliances with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

4)            Forthwith upon its receipt of a notice referred to in paragraph (3) of this Section 2.08, the Company shall advise the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 hereof.

5)            Each Lender (other than the Issuing Bank) shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank at an account in New York, New York specified by the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) in Dollars or in another currency available under the US$ Commitments or Multi-Currency Commitments, as the case may be, and in immediately available funds the amount of such Lender’s US$ Commitment Percentage or Multi-Currency Percentage of any payment under a Letter of Credit issued under the US$ Commitments or the Multi-Currency Commitments, as the case may be, upon notice by the Issuing Bank (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender’s obligation to make such payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank under this paragraph (5), and the Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (5), the financial condition of the Parent or the Company (or any other account party), any failure to satisfy any condition precedent to any Loan, the existence of any Default or the termination of the Commitments.  Each such payment to or for the account of the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall

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default in its obligation to make any such payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank, for so long as such default shall continue the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may at the request of the Issuing Bank withhold from any payments received by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, under this Agreement for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

6)            Upon the issuance of any Letter of Credit hereunder, each Lender shall, automatically and without any further action on the part of the Administrative Agent (or the Multi-Currency Payment Agent), the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to the payment by such Lender to the Issuing Bank pursuant to paragraph (5) above in the Reimbursement Obligation owing to the Issuing Bank hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (7) of this Section 2.08). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly notify the Administrative Agent of such receipt and pay to the Administrative Agent (or the Multi-Currency Payment Agent) for account of each Lender entitled thereto such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be), repay to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (10) of this Section 2.08.

7)            The Company shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Lenders (ratably in accordance with their respective US$ Commitment Percentages or Multi-Currency Percentages, as the case may be) a letter of credit fee in Dollars in respect of each Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Letter

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of Credit and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Issuing Bank a fronting fee in Dollars in respect of each Letter of Credit in an amount equal to a percentage per annum of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.  The Company may designate Lenders as Issuing Lenders on the basis of competitive quotes of such fronting fees.

8)            Promptly following the end of each calendar month, the Administrative Agent or the Multi-Currency Payment Agent, as applicable, shall deliver to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month (based on information previously received from the Issuing Banks).  Upon the request of any Lender from time to time, the Administrative Agent or the Multi-Currency Payment Agent, as applicable, shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

9)            The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Letter of Credit shall be denominated in Dollars or a Multi-Currency and (iii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

10)          To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (5) or (6) of this Section 2.08 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate or, in the case of any amount payable in a currency other than Dollars, the rate determined by the Administrative Agent or the Multi-Currency

51

Payment Agent (in the case of Letters of Credit issued under the Multi-Currency Commitments) in its discretion as the appropriate rate for interbank settlements, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate then payable by the Company on such amount.

11)          The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions as are applicable under this Section 2.08 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

12)          The Company and each other Borrower hereby indemnify and hold harmless each Lender (including the Issuing Bank, Administrative Agent and the Multi-Currency Payment Agent) from and against any and all claims and damages, losses, liabilities, costs or expenses (including the reasonable fees, charges and disbursements of counsel) that such Lender, the Issuing Bank, the Administrative Agent or the Multi-Currency Payment Agent may incur (or that may be claimed against such Lender, Issuing Bank, Administrative Agent or the Multi-Currency Payment Agent by any Person whatsoever) by reason of or in connection with (i) the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit, the performance by the parties hereto of their respective obligations hereunder or thereunder, the issuance of or drawing  under the Letters of Credit or the consummation of any other transactions contemplated hereby, (ii) any Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Obligor or its equity holders, Affiliates, creditors or any other Person and whether based on contract, tort or any other theory and regardless of whether any indemnitee is a party thereto; provided that such indemnity shall not, as to the Issuing Bank, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Issuing Bank.

2.09.       Currency Fluctuations, Etc.

(a)           Not later than 1:00 p.m., New York City time, on each Calculation Date, the Multi-Currency Payment Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to (w) each Multi-Currency for which there are at such time outstanding Multi-Currency Loans or Letters of Credit issued under the Multi-Currency Commitments, (x) the Canadian Dollar if there are at such time outstanding non-Dollar-denominated US$-Canadian Loans and (y) Pounds Sterling and euro if there are at such time outstanding

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non-Dollar-denominated US$ Loans and (ii) give notice thereof to the Multi-Currency Lenders which have committed to make Multi-Currency Loans in each such Multi-Currency, to the US$-Canadian Lenders which have committed to make US$-Canadian Loans in Canadian Dollars, to the US$ Lenders which have committed to make US$ Loans in Pounds Sterling and euro and to the Company.  The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

(b)           Not later than 5:00 p.m., New York City time, on each Reset Date, the Multi-Currency Payment Agent shall (i) determine (w) the Dollar Equivalent of the aggregate principal amount of Multi-Currency Loans, Multi-Currency Swingline Loans and Letter of Credit Liabilities under the Multi-Currency Commitments in each Multi-Currency then outstanding (after giving effect to any Multi-Currency Loans to be made or repaid on such date) (the “Outstanding Multi-Currency Amount”), (x) the Dollar-denominated US$-Canadian Loans and Letter of Credit Liabilities outstanding under the US$-Canadian Commitments, and the Dollar Equivalent of the Canadian Dollar denominated US$-Canadian CDOR Loans and of the C$ Loans and Letter of Credit Liabilities under the Canadian Commitments then outstanding (after giving effect to any non-Dollar-denominated US$-Canadian Loans to be made or repaid on such date) (the “Outstanding US$-Canadian Amount”) and (y) the Dollar-denominated US$ Loans and Letter of Credit Liabilities under the US$ Commitments, and the Dollar Equivalent of the Pounds Sterling denominated and euro denominated US$ Loans and Letter of Credit Liabilities outstanding under the US$ Commitments then outstanding (after giving effect to any non-Dollar-denominated US$ Loans to be made or repaid on such date) (the “Outstanding US$ Amount”) and (ii) notify the Multi-Currency Lenders, the US$-Canadian Lenders or US$ Lenders, as the case may be, and the Company of the results of such determination.

(c)           If on any Reset Date, the Outstanding Multi-Currency Amount exceeds 105% of the aggregate amount of the Multi-Currency Commitments, then the Company, the Parent or the relevant Borrower shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in any Multi-Currency as selected by the Company or such Borrower) Multi-Currency Loans in an aggregate amount such that, after giving effect thereto, the Outstanding Multi-Currency Amount shall be equal to or less than such aggregate amount of Multi-Currency Commitments (and in the event that after such prepayment, the Outstanding Multi-Currency Amount is more than such aggregate amount of the Multi-Currency Commitments, the Company or the relevant Borrower shall provide cash cover for the difference by paying to the Multi-Currency Payment Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multi-Currency Payment Agent in the Collateral Account as such collateral security for such Letter of Credit Liabilities). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the relevant Borrower shall pay to the Multi-Currency Lenders such amounts, if any, as may be required pursuant to Section 6.05.

(d)           If on any Reset Date, the Outstanding US$-Canadian Amount exceeds 105% of the aggregate amount of the US$-Canadian Commitments, then the Company, the Parent or the relevant Borrower shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in Dollars or Canadian Dollars as selected by the Company or the Parent, as the case may be) US$-Canadian CDOR Loans, and/or C$ Loans or

53

Canadian Letters of Credit under the Canadian Commitments in an aggregate amount such that, after giving effect thereto, the Outstanding Canadian Amount shall be equal to or less than such aggregate amount of  US$-Canadian Commitments. If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the Parent, as the case may be, shall pay to the US$-Canadian Lenders such amounts, if any, as may be required pursuant to Section 6.05.

(e)           If on any Reset Date, the Outstanding US$ Amount exceeds 105% of the aggregate amount of the US$ Commitments, then the Company, the Parent shall or the relevant Borrower shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in Dollars, Pounds Sterling or euro as selected by the Company) US$ Loans in an aggregate amount such that, after giving effect thereto, the Outstanding US$ Amount shall be equal to or less than such aggregate amount of US$ Commitments (and in the event that after such prepayment, the Outstanding US$ Amount is more than such aggregate amount of the US$ Commitments, the Company or the Parent, as the case may be, shall provide cash cover for the difference by paying to the Multi-Currency Payment Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multi-Currency Payment Agent in the Collateral Account as such collateral security for such Letter of Credit Liabilities). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the Parent, as the case may be, shall pay to the US$ Lenders such amounts, if any, as may be required pursuant to Section 6.05.

2.10.       Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.03;

(b)           the Revolving Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action under this Agreement (including any consent to any amendment or waiver pursuant to Section 12.05), provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby other than to the extent provided in Section 12.05;

(c)           if any Swingline Loan or Letter of Credit Liability under any of the Revolving Commitments exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such Defaulting Lender’s pro rata portion of Swingline Loans based on such Lender’s share of the relevant Revolving Commitments (“Swingline Exposure”) and such Defaulting Lender’s pro rata portion of Letter of Credit Liability based on such Lender’s share of the relevant Revolving Commitments (“L/C Exposure”) shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective shares thereof but only to the extent (x) the sum of all non-Defaulting Revolving Lenders’ Revolving Loans under such Revolving Commitments and their Swingline Exposures and Letter of Credit Liabilities thereunder plus such Defaulting Lender’s

54

Swingline Exposure and L/C Exposure under such Revolving Commitments does not exceed the total of all non-Defaulting Revolving Lenders’ Revolving Commitments under such Revolving Commitments and (y) the conditions set forth in Section 7.02 are satisfied at such time;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the relevant Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay any such remaining Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to any such Defaulting Lender’s remaining L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 10.01 for so long as such L/C Exposure is outstanding;

(iii)          if such Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to Section 2.10(c)(ii), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.08(7) with respect to such L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv)          if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.10(c)(i), then the fees payable to the Lenders pursuant to Sections 2.03 and 2.08(7) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v)           if all or any portion of such Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to Section 2.10(c)(i) or (ii), then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender under this Agreement, all letter of credit fees payable under Section 2.08(7) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Bank until and to the extent that such L/C Exposure is cash collateralized and/or reallocated;

(d)           so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Revolving Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Commitments of the relevant non-Defaulting Revolving Lenders and/or cash collateral will be provided by the relevant Borrower in accordance with Section 2.10(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among such non-Defaulting Revolving Lenders in a manner consistent with Section 2.10(c)(i) (and such Defaulting Lender shall not participate therein); and

(e)           any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10.01 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.19 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro

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rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ fronting exposure with respect to such Defaulting Lender in accordance with Section 2.10(c)(ii); fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.10(c)(ii); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.10(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.10(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

If (i) a Bankruptcy Event with respect to any Person as to which any Lender is, directly or indirectly, a subsidiary shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the relevant Borrower, the Issuing Bank and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Revolving Lenders under the relevant Revolving Commitments shall be readjusted to reflect

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the inclusion of such Lender’s relevant Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of such other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its share of the relevant Revolving Commitments.

(f)            If any Lender becomes a Defaulting Lender, then the relevant Borrower or Borrowers shall have the right, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower or Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank) which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower or Borrowers (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Borrower or Borrowers to require such assignment and delegation cease to apply.

2.11.       Term Loan Purchases. So long as no Default or Event of Default has occurred and is continuing, the Company may from time to time purchase, in accordance with this Section 2.11, Term Loans from one or more Lenders on a non-pro rata basis pursuant to a Dutch auction or other process satisfactory to the Administrative Agent open to all applicable Lenders, on terms to be agreed between the Company and the Lenders participating in such Dutch auction; provided that (i) the Company may not use the proceeds of the Revolving Loans or Swingline Loans to fund such purchase, (ii) any gain from any such purchase is not added back to EBITDA or EBITDAR, (iii) in connection with any such purchase the Parent makes a customary representation that it has no undisclosed material non-public information (within the meaning of United States federal securities laws) with respect to the Parent and its Subsidiaries and the Loans, (iv) the procedures with respect to any such Dutch auction shall be approved by the Administrative Agent, and (v) any principal and accrued interest and unpaid interest on the Term Loans purchased by the Company shall be cancelled and such Term Loans shall no longer be outstanding for all purposes of this Agreement and the other Basic Documents.

2.12.       Extension Offers.

(a)           Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders of Term Loans under a Facility or Revolving Lenders under a Facility on a pro rata basis (based respectively on the aggregate outstanding principal amount of the Term Loans under such Facility or the relevant aggregate outstanding Revolving Commitments under such Facility) and on the same terms respectively to each such Lender, the Company may from time to time extend the maturity date of the relevant Term Loans or the relevant Revolving Commitments, as the case may be, and otherwise modify the terms of the relevant Term Loans or the relevant Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation,

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by increasing the interest rate or fees payable in respect of the Term Loans or the relevant Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of relevant Term Loans or relevant Revolving Commitments, as the case may be, as so extended, as well as the original relevant Term Loans or relevant Revolving Commitments (in each case, not so extended), each being a “tranche”; any Extension Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted and any Extension Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of relevant Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and the representations and warranties in Article VIII shall be accurate in all material respects both before and after giving effect to such Extension, (ii) in respect of Term Loans, except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Company and set forth in the relevant Extension Offer), the Term Loans of any Lender extended pursuant to any Extension (“Extension Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iii) the final maturity date of any Extension Term Loans shall be no earlier than the then latest maturity date of Term Loans and the amortization applicable to Term Loans for periods prior to the original maturity date may not be increased, (iv) the Weighted Average Life to Maturity of any Extension Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extension Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of Term Loans or Revolving Commitments, as applicable (calculated on the face amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or relevant Revolving Commitments, as the case may be, offered to be extended by the Company pursuant to such Extension Offer, then the Term Loans or the relevant Revolving Commitments, as applicable, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Company, and (ix) any tranche which is an Extension of Revolving Commitments shall have the same terms (other than interest rate and fees and an extended maturity date) as the tranche of Revolving Commitments subject to such Extension Offer unless otherwise agreed by the Administrative Agent.  The relevant Revolving Commitments of any Revolving Lender extended pursuant to any Extension (“Extension Revolving Commitments”) shall expire no earlier than the termination date of the tranche of relevant Revolving Commitments subject to such Extension Offer.  For the avoidance of doubt, (x) no Lender shall be required to participate in any Extension and (y) the extension of the Commitment Termination Date or Initial Term Loan Maturity Date pursuant to Section 2.01(f) shall not be deemed an “Extension” under and subject to the terms of this Section 2.12.

(b)           With respect to all Extensions consummated pursuant to this Section 2.12, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for

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purposes of Section 3.02 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Company may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s reasonable judgment and which may be waived by the Company) of Term Loans or Revolving Commitments tendered.  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.12 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extension Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Basic Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.12

(c)           The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Basic Documents with the Obligors as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans or Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.12.

(d)           In connection with any Extension, the Company shall provide the Administrative Agent at least five Business Days’ (or such shorter notice as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.12.  After such notice of an Extension is given to the Administrative Agent, should any existing Lenders choose not to participate in the Extension the Borrowers will have the right to add an additional Lender party thereto to replace the Loans and/or Commitments of such existing Lenders, subject to receipt of consents of the type required by Section 12.06(b).

Section 3               Borrowings, Conversions and Prepayments.

3.01.       Procedure for US$ Loan Borrowing, US$-Canadian Loan Borrowing, Term Loan Borrowing and Multi-Currency Borrowing.

(a)           The Company shall give the Administrative Agent or the applicable Multi-Currency Payment Agent notice of each US$ Loan, US$-Canadian Loan, Multi-Currency Loan and Term Loan to be made hereunder as provided in Section 5.05 hereof.

(b)           Not later than 12:00 p.m. New York time on the date specified for each borrowing in Dollars hereunder, each US$ Lender, US$-Canadian Lender, Multi-Currency Lender or Term Lender shall make available the amount of the US$ Loan, US$-Canadian Loan, Multi-Currency Loan or Term Loan to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by

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depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with the Administrative Agent.

(c)           Not later than 11:00 a.m. London time on the date specified for each such borrowing in a currency other than Dollars hereunder, each Multi-Currency Lender, or, if a US$-Canadian Loan is being made in Canadian Dollars, each US$-Canadian Lender, or if a US$ Loan is being made in Pounds Sterling or euro, each US$ Lender, shall make available the amount of the Multi-Currency Loan, US$-Canadian Loan or US$ Loan, as the case may be, to be made by it on such date to the Multi-Currency Payment Agent, at an account in London specified by the Multi-Currency Payment Agent, in immediately available funds, for account of the Parent, the Company, the Multi-Currency Borrower or any Additional Borrower, as the case may be. The amount so received by the applicable Multi-Currency Payment Agent shall, subject to the terms and conditions of this Agreement, be made available to the US$ Borrower, the US$ Canadian Borrower, the Multi-Currency Borrower or any Additional Borrower, as the case may be, by depositing the same, in immediately available funds, in an account of the US$ Borrower, US$-Canadian Borrower, Multi-Currency Borrower, or Additional Borrower, as the case may be, designated by such Borrower with the Administrative Agent.

(d)           The procedures for any Borrowing of Incremental Term Loans shall be as specified in the Incremental Term Loan Activation Notice.

3.02.       Prepayments and Conversions.

(a)           Optional Prepayments and Conversions.  The Company shall have the right to prepay Loans and to convert Loans in Dollars of one Type into Loans of the other Type, at any time or from time to time, provided, that the Company shall give the Administrative Agent or the Multi-Currency Payment Agent notice of each such prepayment as provided in Section 5.05 hereof. Any prepayment of Term Loans under this Section 3.02(a) shall be applied ratably to the Term Loans in the tranche being prepaid and to the installments of such Term Loans in such order of application as the Company may direct (including in the direct order of maturity) and such prepaid amounts may not be reborrowed.  Revolving Loans in one currency may not be converted to being Revolving Loans in another currency, but may be prepaid and reborrowed as provided herein.

(b)           Mandatory Prepayments. If on any date, the Parent or any Subsidiary of the Parent shall receive Net Cash Proceeds from any issuance of Indebtedness subsequent to the Effective Date, other than Indebtedness incurred pursuant to Section 9.08 hereof (it being understood that this Section 3.02(b) shall not constitute a waiver of any provision of Section 9.08), then the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (d) below) in an amount equal to such Net Cash Proceeds (less any prepayments of the C$ Loans under Section 3.4(b) of Annex A hereto), but the Revolving Commitments shall not be subject to automatic reduction.

(i)            Amounts to be applied in connection with prepayments made pursuant to this Section 3.02(b) shall be applied, first, to the prepayment of the Term Loans (which may not be reborrowed), if any, and, second, to the prepayment of the Revolving Loans.  Each prepayment of

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the Loans under this Section 3.02(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(c)           Commitment Reductions; Term Loan Prepayments.  If on any date, the Parent or any Subsidiary of the Parent shall receive Net Cash Proceeds from (A) any disposition of assets to any Person other than the Company or a Subsidiary or (B) any Recovery Event, then, unless such disposition of assets or Recovery Event shall be a Reinvestment Event, within ten Business Days of receipt of such Proceeds, the Revolving Commitments shall be reduced or the Term Loans prepaid, as the case may be, by an amount equal to such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other such Net Cash Proceeds from dispositions of assets or Recovery Events that are not Reinvestment Events, exceeds $50,000,000 in the then-current fiscal year of the Company; provided, that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds from dispositions of assets and Recovery Events that may be excluded from the foregoing requirement for a Reinvestment Event shall not exceed 10% of the Consolidated Net Tangible Assets of the Company as at the end of the immediately preceding fiscal year and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Revolving Commitments or the prepayment of the Term Loans, as the case may be.

(i)            Amounts to be applied in connection with prepayments and Revolving Commitment reductions made pursuant to this Section 3.02(c) shall be applied, first, to the prepayment of the Term Loans (which may not be reborrowed) and, second, to permanently reduce the Revolving Commitments.  Each prepayment of the Loans under this Section 3.02(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. To the extent that, after giving effect to any such reduction of the Revolving Commitments, the aggregate principal amount of the US$ Loans, the US$-Canadian Loans or the Multi-Currency Loans and the aggregate amount of Letter of Credit Liabilities under the US$ Commitments, US$-Canadian Commitments or the Multi-Currency Commitments, as the case may be, would exceed such Revolving Commitments, the Company shall, first, prepay Loans thereunder and, second, provide cover for Letter of Credit Liabilities thereunder as specified in paragraph (d) below, in an aggregate amount equal to such excess. The Company shall notify the Administrative Agent promptly upon the occurrence of any event giving rise to a prepayment or Revolving Commitment reduction under this Section 3.02(c).  Any prepayment of Term Loans pursuant to Section 3.02(b) or (c) shall be applied as specified in Section 5.02(f).  Any repayment or prepayment of Term Loans may not be reborrowed.

(d)           Cover for Letter of Credit Liabilities.  In the event that the US$ Loans or the  Multi-Currency Loans have been repaid in full, amounts payable under Section 3.02(b) or 3.02(c) shall be applied to provide cash cover for outstanding Letters of Credit under the US$ Commitments or the Multi-Currency Commitments, as the case may be, in which event the Company shall effect the same by paying to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, immediately available funds in an amount equal to the amount required to provide such cash cover, which funds shall be retained by the Administrative Agent or the Multi-Currency Payment Agent in the Collateral Account on behalf of the Lenders as collateral security for such Letter of Credit Liabilities until such time as the Letters of Credit under such

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Revolving Commitments shall have been terminated and all of the Letter of Credit Liabilities paid in full.

3.03.       Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)           Notice and Borrowing of Swingline Loans.  Whenever a US$-Borrower, a US$-Canadian Borrower, a Multi-Currency Borrower or any Additional Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than (x) in the case of US$ Swingline Loans, 11:00 a.m., New York City time, (y) in the case of US$-Canadian Swingline Loans, 11:00 a.m., Toronto time, or (z) in the case of Multi-Currency Swingline Loans, 12:00 Noon, London time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period).  Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of borrowings under the US$-Canadian Swingline Commitment and the Multi-Currency Swingline Commitment, in an amount approximately equal to the Dollar Equivalent thereof or otherwise acceptable to the US$-Canadian Swingline Lender or the Multi-Currency Swingline Lender.  Not later than (x) in the case of US$ Swingline Loans, 3:00 p.m., New York City time, (y) in the case of US$-Canadian Swingline Loans, 3:00 p.m., Toronto Time, or (z) in the case of Multi-Currency Swingline Loans, 2:30 p.m., London time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent or the Multi-Currency Payment Agent, as applicable, at the Applicable Lending Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender.  The Administrative Agent or the Multi-Currency Payment Agent, as applicable, shall make the proceeds of such Swingline Loan available to the US$-Borrower, the Multi-Currency Borrower or such Additional Borrower, as applicable, on such Borrowing Date by depositing such proceeds in the account of the US$-Borrower, the Multi-Currency Borrower or such Additional Borrower, as applicable, with the Administrative Agent or the Multi-Currency Payment Agent, as applicable, on such Borrowing Date in immediately available funds.

(b)           Refunded Swingline Loans.  (i)  The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the US$-Borrowers, (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each US$ Lender to make, and each US$ Lender hereby agrees to make, a US$ Loan, in an amount equal to such US$ Lender’s US$ Commitment Percentage of the aggregate amount of the US$ Swingline Loans (the “Refunded US$ Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each US$ Lender shall make the amount of such US$ Loan available to the Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice.  The proceeds of such US$ Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded US$ Swingline Loans.  Each of the US$ Borrowers, as applicable, irrevocably authorizes the Swingline Lender, on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge such US$ Borrower’s, as

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applicable, accounts with the Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded US$ Swingline Loans to the extent amounts received from the US$ Lenders are not sufficient to repay in full such Refunded US$ Swingline Loans.

(ii)           The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the US$-Canadian Borrowers (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each US$-Canadian Lender to make, and each US$-Canadian Lender hereby agrees to make, a US$-Canadian Loan, in an amount equal to such US$-Canadian Lender’s US$-Canadian Commitment Percentage of the aggregate amount of the US$-Canadian Swingline Loans (the “Refunded US$-Canadian Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each US$-Canadian Lender shall make the amount of such US$-Canadian Loan available to the Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice.  The proceeds of such US$-Canadian Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded US$-Canadian Swingline Loans.  Each of the US$-Canadian Borrowers, as applicable, irrevocably authorizes the Swingline Lender, on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge such US$-Canadian Borrower’s, as applicable, accounts with the Canadian Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded US$-Canadian Swingline Loans to the extent amounts received from the US$-Canadian Lenders are not sufficient to repay in full such Refunded US$-Canadian Swingline Loans.

(iii)          The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of each of the Multi-Currency Borrowers and any Additional Borrower, as applicable, (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on three Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Multi-Currency Lender to make, and each Multi-Currency Lender hereby agrees to make, a Multi-Currency Loan, in an amount equal to such Multi-Currency Lender’s Multi-Currency Percentage of the aggregate amount of the Multi-Currency Swingline Loans (the “Refunded Multi-Currency Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Multi-Currency Lender shall make the amount of such Multi-Currency Loan available to the Multi-Currency Payment Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, three Business Days after the date of such notice.  The proceeds of such Multi-Currency Loans shall be immediately made available by the Multi-Currency Payment Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Multi-Currency Swingline Loans.  Each of the Multi-Currency Borrowers and any Additional Borrower, as applicable, irrevocably authorizes the Swingline Lender, on three Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge such Multi-Currency Borrowers’ and any such Additional Borrower’s, as applicable, accounts with the Multi-Currency Payment Agent (up to the amount available in each such account) in order to pay the amount of such Refunded Multi-Currency Swingline Loans to the extent amounts

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received from the Multi-Currency Lenders are not sufficient to repay in full such Refunded Multi-Currency Swingline Loans.

(c)           Swingline Participation Amount.  (i)  If prior to the time a US$ Loan would have otherwise been made pursuant to Section 3.03(b)(i), one of the events described in Section 10.01(6) shall have occurred and be continuing with respect to a US$-Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, US$ Loans may not be made as contemplated by Section 3.03(b)(i), each US$ Lender shall, on the date such US$ Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(i), purchase for cash an undivided participating interest in the then outstanding US$ Swingline Loans by paying to the Swingline Lender an amount (the “US$ Swingline Participation Amount”) equal to (i) such US$ Lender’s US$ Commitment Percentage times (ii) the sum of the aggregate principal amount of US$ Swingline Loans then outstanding that were to have been repaid with such US$ Loans.

(ii)           If prior to the time a US$-Canadian Loan would have otherwise been made pursuant to Section 3.03(b)(ii), one of the events described in Section 10.01(6) shall have occurred and be continuing with respect to a US$-Canadian Borrowers or if for any other reason, as determined by the Swingline Lender in its sole discretion, US$-Canadian Loans may not be made as contemplated by Section 3.03(b)(ii), each US$-Canadian Lender shall, on the date such US$-Canadian Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(ii), purchase for cash an undivided participating interest in the then outstanding US$-Canadian Swingline Loans by paying to the Swingline Lender an amount (the “US$-Canadian Swingline Participation Amount”) equal to (i) such US$-Canadian Lender’s US$-Canadian Commitment Percentage times (ii) the sum of the aggregate principal amount of US$-Canadian Swingline Loans then outstanding that were to have been repaid with such US$-Canadian Loans.

(iii)          If prior to the time a Multi-Currency Loan would have otherwise been made pursuant to Section 3.03(b)(iii), one of the events described in Section 10.01(6) shall have occurred and be continuing with respect to a Multi-Currency Borrower or any Additional Borrower, as the case may be, or if for any other reason, as determined by the Swingline Lender in its sole discretion, Multi-Currency Loans may not be made as contemplated by Section 3.03(b)(iii), each Multi-Currency Lender shall, on the date such Multi-Currency Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(iii), purchase for cash an undivided participating interest in the then outstanding Multi-Currency Swingline Loans by paying to the Swingline Lender an amount (the “Multi-Currency Swingline Participation Amount”) equal to (i) such Multi-Currency Lender’s Multi-Currency Percentage times (ii) the sum of the aggregate principal amount of Multi-Currency Swingline Loans then outstanding that were to have been repaid with such Multi-Currency Loans.

(d)           Distribution of Swingline Participation Amount.  (i)     Whenever, at any time after the Swingline Lender has received from any US$ Lender such Lender’s US$ Swingline Participation Amount, the Swingline Lender receives any payment on account of the US$ Swingline Loans, the Swingline Lender will distribute to such Lender its US$ Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if

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such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such US$ Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(ii)           Whenever, at any time after the Swingline Lender has received from any US$-Canadian Lender such Lender’s US$-Canadian Swingline Participation Amount, the Swingline Lender receives any payment on account of the US$-Canadian Swingline Loans, the Swingline Lender will distribute to such Lender its US$-Canadian Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such US$-Canadian Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iii)          Whenever, at any time after the Swingline Lender has received from any Multi-Currency Lender such Lender’s Multi-Currency Swingline Participation Amount, the Swingline Lender receives any payment on account of the Multi-Currency Swingline Loans, the Swingline Lender will distribute to such Lender its Multi-Currency Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Multi-Currency Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)           Obligation Absolute.  Each Lender’s obligation to make the Loans referred to in Section 3.03(b) and to purchase participating interests pursuant to Section 3.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 7; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Basic Document by the Company, any other Obligor or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)            No Amendment, Waiver or Consent.  No amendment, waiver or consent shall be made with respect to this Section 3.03 and Section 2.01(d) without the consent of the Swingline Lender and the Administrative Agent.

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Section 4               Payments of Principal and Interest.

4.01.       Repayment of Loans.

(a)           The Borrowers hereby promise to pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of each Revolving Lender the entire outstanding principal amount of such Lender’s Revolving Loans, and each Revolving Loan shall mature, on the Commitment Termination Date.

(b)           The Company hereby promises to pay to the Administrative Agent for the account of each Initial Term Lender the unpaid principal amount of the Initial Term Loans outstanding on the Initial Term Maturity Date.  Prior thereto, the Initial Term Loans shall mature and be payable on each Quarterly Date, each such payment to be in an amount equal to 1.25% of the original principal amount of all Initial Term Loans.

(c)           Each Borrower hereby promise to pay to each Swingline Lender each Swingline Loan made by such Swingline Lender to such Borrower under a Revolving Facility on the earlier of (i) the Commitment Termination Date and (ii) the date that is five Business Days after such Swingline Loan is made.

(d)           The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Term Loan Activation Notice.

4.02.       Interest. Each of the Borrowers will pay to the Administrative Agent or, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar- denominated US$ Loans, to the Multi-Currency Payment Agent, for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to such Borrower for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

1)            if such Loan is an ABR Loan, the Alternate Base Rate plus the Applicable Margin;

2)            if such Loan is a Eurocurrency Loan, the Eurocurrency Rate plus the Applicable Margin;

3)            if such Loan is a BBSY Loan, the BBSY Rate plus the Applicable Margin;

4)            if such Loan is an Agreed Rate Loan, the Agreed Rate applicable thereto;

5)            if such Loan is a CDOR Loan, the CDOR Rate plus the Applicable Margin; and

6)            if such Loan is a C$ Prime Loan, the C$ Prime Rate plus the Applicable Margin.

Notwithstanding the foregoing, each of the Borrowers hereby promises to pay to the Administrative Agent or, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans to the Multi-Currency Payment Agent, for account of each Lender interest at the applicable Post-Default Rate (x) on any principal of any Loan made by such Lender to the Company or any other

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Borrower, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company or any other Borrower hereunder to or for account of such Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 10.01(1) hereof and for so long as such Event of Default shall be continuing, on any principal of any Loan made by such Lender to the Company or any other Borrower.

Accrued interest on each Loan shall be payable (i) if such Loan is an ABR Loan, on each Quarterly Date, (ii) if such Loan is a Eurocurrency Loan, a CDOR Loan or a BBSY Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months’ duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent (or the Multi-Currency Payment Agent, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans) or the Majority Lenders. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders and each Borrower thereof.

Notwithstanding the foregoing provisions of this Section 4.02, if at any time the rate of interest set forth above on any Loan of any Lender (the “Stated Rate” for such Loan) exceeds the maximum non-usurious interest rate permissible for such Lender to charge commercial borrowers under applicable law (the “Maximum Rate” for such Lender), the rate of interest charged on such Loan of such Lender hereunder shall be limited to the Maximum Rate for such Lender.

In the event the Stated Rate for any Loan of a Lender that has theretofore been subject to the preceding paragraph at any time is less than the Maximum Rate for such Lender, the principal amount of such Loan shall bear interest at the Maximum Rate for such Lender until the total amount of interest paid to such Lender or accrued on its Loans hereunder equals the amount of interest which would have been paid to such Lender or accrued on such Lender’s Loans hereunder if the Stated Rate had at all times been in effect.

In the event, upon payment in full of all amounts payable hereunder, the total amount of interest paid to any Lender or accrued on such Lender’s Loans under the terms of this Agreement is less than the total amount of interest which would have been paid to such Lender or accrued on such Lender’s Loans if the Stated Rate had, at all times, been in effect, then the Company shall, to the extent permitted by applicable law, pay to the Administrative Agent or, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar- denominated US$ Loans, to the Multi-Currency Payment Agent, for the account of such Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on such Lender’s Loans if the Maximum Rate for such Lender had at all times been in effect or (ii) the amount of interest which would have accrued on such Lender’s Loans if the Stated Rate had at all times been in effect and (b) the amount of interest actually paid to such Lender or accrued on its Loans under this Agreement.  In

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the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Company.

Section 5               Payments; Pro Rata Treatment; Computations; Etc.

5.01.       Payments.

(a)           Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrowers under the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments or the Term Loans shall (except in the case of payments of principal and interest on non-Dollar-denominated US$-Canadian Loans, non-Dollar-denominated US$ Loans, non-Dollar denominated Multi-Currency Loans or non-Dollar-denominated Term Loans) be made in Dollars, in immediately available funds, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Administrative Agent the Loans or other amounts payable by the Company or any other Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each payment received by the Administrative Agent under the US$ Commitments, the US$-Canadian Commitments or the Term Loans (except in the case of payment of principal and interest on non-Dollar-denominated US$-Canadian Loans, non-Dollar-denominated US$ Loans or non-Dollar-denominated Term Loans) for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

(b)           Except to the extent otherwise provided herein, all payments of principal and interest on (i) non-Dollar denominated Multi-Currency Loans and Letter of Credit Liabilities incurred under the Multi-Currency Commitments, (ii) non-Dollar-denominated US$-Canadian Loans and (iii) non-Dollar denominated US$ Loans, in either case to be made by the Company or other Borrower shall be made in the currency of the applicable Loan or Letter of Credit for which payment is being made, in immediately available funds, to the Multi-Currency Payment Agent at an account in London specified by the Multi-Currency Payment Agent, not later than 11:00 a.m. London time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

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The Multi-Currency Payment Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Multi-Currency Payment Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Multi-Currency Payment Agent the Loans or other amounts payable by the Company or any other Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Multi-Currency Payment Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each such payment received by the Multi-Currency Payment Agent for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

(c)           All payments made by the Company hereunder shall be made without set-off, deduction or counterclaim.

5.02.       Pro Rata Treatment.

(a)           With respect to the US$ Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$ Lenders under Section 2.01 hereof shall be made from the US$ Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the US$ Lenders, and each termination or reduction of the US$ Commitments under Section 2.02 hereof shall be applied to the US$ Commitments of the US$ Lenders, pro rata according to the US$ Lenders’ respective percentages of the US$ Commitments, (ii) each payment by the Company of principal of or interest on US$ Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$ Lenders pro rata in accordance with the respective unpaid principal amounts of such US$ Loans held by the US$ Lenders and (iii) each conversion of US$ Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the US$ Lenders in accordance with the respective principal amounts of such US$ Loans held by the US$ Lenders.

(b)           With respect to the US$-Canadian Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$-Canadian Lenders under Section 2.01 hereof shall be made from the US$-Canadian Lenders and each termination or reduction of the US$-Canadian Commitments under Section 2.02 hereof shall be applied to the US$-Canadian Commitments of the US$-Canadian Lenders, pro rata according to the US$-Canadian Lenders’ respective percentages of the US$-Canadian Commitments, (ii) each payment by the Company of principal of or interest on US$-Canadian Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$-Canadian Lenders pro rata in accordance with the respective unpaid principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders and (iii) each conversion of US$-Canadian Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata

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among the US$-Canadian Lenders in accordance with the respective principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders.

(c)           With respect to the Multi-Currency Lenders, except to the extent otherwise provided herein: (i) each borrowing from the Multi-Currency Lenders under Section 2.01 hereof shall be made from the Multi-Currency Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the Multi-Currency Lenders, and each termination or reduction of the Multi-Currency Commitments under Section 2.02 hereof shall be applied to the Multi-Currency Commitments of the Multi-Currency Lenders, pro rata according to the Multi-Currency Lenders’ respective percentages of the Multi-Currency Commitments and (ii) each payment by the Company of principal of or interest on Multi-Currency Loans (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Multi-Currency Payment Agent, in each case for the account of the Multi-Currency Lenders and pro rata in accordance with the respective unpaid principal amounts of such Multi-Currency Loans (whether denominated in Dollars or other currency) held by the Multi-Currency Lenders.

(d)           Any reduction of the Commitments under Section 2.02(b) or 3.02(c) and any mandatory prepayment under Section 3.02(b) shall be applied ratably to the US$ Commitments, US$-Canadian Commitments and the Multi-Currency Commitments.

(e)           With respect to the Term Lenders except to the extent otherwise provided herein: (i) the borrowing from the Term Lenders under Section 2.01(c) hereof shall be made from the Term Lenders, pro rata according to the Term Lenders’ respective percentages of the Initial Term Commitments or Incremental Term Loans, as the case may be, (ii) each payment (or prepayment) by the Company of principal or interest on Initial Term Loans or Incremental Term Loans, as the case may be, of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the Initial Term Lenders or Incremental Term Lenders, as applicable, pro rata in accordance with the respective unpaid principal amounts of such Initial Term Loans or Incremental Term Loans held by the Initial Term Lenders or Incremental Term Lenders, as applicable, and (iii) each conversion of Initial Term Loans or Incremental Term Loans, as the case may be, of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the Initial Term Lenders or Incremental Term Lenders, as applicable, in each case,  in accordance with the respective principal amounts of such Initial Term Loans or Incremental Term Loans held by the Initial Term Lenders or Incremental Term Lenders, as applicable.

(f)            Each prepayment by the Company of the Term Loans, if any, as provided by Section 3.02(b) and (c) hereof shall be applied pro rata to the Term Loans (unless, with respect to a Term Loan Facility, the Term Lenders thereunder have agreed to a lesser treatment) and to the installments of the Term Loans, pro rata according to the then outstanding amounts thereof.

5.03.       Computations.  Interest and fees shall be computed on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of (a) ABR Loans the interest rate payable on which is then based on the Prime Rate, (b) Multi-Currency Loans and US$ Loans denominated in Pounds Sterling, (c) Multi-Currency Loans denominated in Australian Dollars and

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(d) US$-Canadian Loans the interest rate payable on which is then based on CDOR or, in the case of US$-Canadian Swingline Loans, C$ Prime) and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

5.04.       Minimum and Maximum Amounts; Types.

(a)           Dollar-Denominated US$ Loans; Dollar-Denominated US$-Canadian Loans; Dollar-Denominated Multi-Currency Loans; and Term Loans.  Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of Dollar-denominated US$ Loans, Dollar-denominated US$-Canadian Loans, Dollar-denominated Multi-Currency Loans and Term Loans shall be in an aggregate principal amount equal to (a) in the case of Eurocurrency Loans, CDOR Loans and BBSY Loans, $1,000,000 or a larger multiple of $100,000, and (b) in the case of ABR Loans and C$ Prime Loans, $500,000 or a larger multiple of $100,000 (borrowings, conversions or prepayments of Loans of different Types or, in the case of Eurocurrency Loans, having different Interest Periods, at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for Type or Interest Period); provided that (i) any Loan may be in the aggregate amount of the unused portion of the relevant Commitments, (ii) Loans may be prepaid in full and (iii) any borrowing or prepayment of Loans that are ABR Loans may be in an aggregate principal amount equal to $100,000 or a larger multiple of $100,000.

(b)           Non-Dollar-Denominated US$ Loans; Non-Dollar-Denominated Multi-Currency Loans; and Non-Dollar-Denominated US$-Canadian Loans.  Each US$ Loan other than a Dollar-denominated US$ Loan shall be a Eurocurrency Loan, each Multi-Currency Loan other than a Dollar-denominated Multi-Currency Loan shall be a Eurocurrency Loan or, in the case of any Loans denominated in Australian Dollars, a BBSY Loan, and each US$-Canadian Loan other than a Dollar-denominated US$-Canadian Loan shall be a CDOR Loan or, in the case of a US$-Canadian Swingline Loan, a C$ Prime Loan.  Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of non-Dollar-denominated Multi-Currency Loans and non-Dollar-Denominated US$ Loans shall be in an aggregate principal amount which is an integral multiple of 100,000 units of the relevant Multi-Currency and equal to or greater than an amount the Dollar Equivalent of which is $1,000,000.  Each borrowing, conversion and prepayment of US$-Canadian Loans denominated in Canadian Dollars shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

(c)           Incremental Term Loans.  Each borrowing, conversion and prepayment of principal of Incremental Term Loans shall be in such aggregate principal amounts and with such terms as specified in the Incremental Term Loan Activation Notice.

5.05.       Certain Notices.

(a)           Dollar-denominated US$ Loans; Dollar-denominated US$-Canadian Loans; and Dollar-denominated Multi-Currency Loans.  Notices to the Administrative Agent of terminations or reductions of US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments, of borrowings, conversions and prepayments of Dollar-denominated US$ Loans, Dollar-denominated US$-Canadian Loans and

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Dollar-denominated Multi-Currency Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent (i) in the case of a notice of borrowing of Dollar-denominated US$ Loans as ABR Loans, not later than 10:00 a.m. New York Time on the relevant Borrowing Date and (ii) in the case of any other notice, not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

Notice	Number of Business Days Prior
Termination or reduction of Revolving Commitments	3
Borrowing or prepayment of ABR Loans	Same Day
Borrowing or prepayment of, conversion of or into, or duration of Interest Period for Dollar-denominated Eurocurrency Loans	3
Prepayments required pursuant to Section 3.02(b) or 3.02(c) for Dollars	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans and denominated in Dollars) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans.  Each Borrower shall give a copy of each notice to be given by it pursuant to this Section 5.05(a) with respect to Dollar-denominated US$ Loans or Commitments, Dollar-denominated US$-Canadian Loans or Commitments and Dollar-denominated Multi-Currency Loans or Commitments to each of the Multi-Currency Payment Agents.

(b)           Non-Dollar-Denominated US$ Loans, Non-Dollar-Denominated Multi-Currency Loans and Non-Dollar-Denominated US$-Canadian Loans.  Notices to the Multi-Currency Payment Agent of terminations or reductions of US$ Commitments,

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Multi-Currency Commitments and US$-Canadian Commitments, of borrowings and prepayments of non-Dollar-denominated US$ Loans, non-Dollar-denominated Multi-Currency Loans and non-Dollar-denominated US$-Canadian Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Multi-Currency Payment Agent not later than 11:00 a.m. London time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

Notice	Number of Business Days Prior
Termination or reduction of Revolving Commitments	3
Borrowing or prepayment of Non-Dollar-denominated US$ Loans, Multi-Currency Loans (other than Australian Dollar-denominated, Yen-denominated, Zloty-denominated and Rand-denominated Multi-Currency Loans) and non-Dollar-denominated US$-Canadian Loans	3
Borrowing of Australian Dollar-denominated, Yen-denominated, Zloty-denominated and Rand-denominated Multi-Currency Loans	4
Prepayments required pursuant to Section 3.02(b) or 3.02(c)	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid (subject to Sections 3.02(a) and 5.04 hereof) and Type of the Loans to be borrowed, the date of borrowing or prepayment (which shall be a Business Day), the duration of the Interest Period therefor (subject to the definition of Interest Period) and the currency of Loans to be borrowed. Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Multi-Currency Payment Agent shall promptly notify the affected Lenders of the contents of each such notice.  Each Borrower shall give a copy of each notice to be given by it pursuant to this Section 5.05(b) with respect to non-Dollar-denominated US$-Canadian Loans or Commitments to the Administrative Agent.

(c)           Term Loans.  Notices to the Administrative Agent of borrowing, conversions and prepayments of Term Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

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Notice	Number of Business Days Prior
Borrowing or prepayment of ABR Loans	1
Borrowing or prepayment of, conversion of or into, or duration of Interest Period for Dollar-denominated Eurocurrency Loans	3
Borrowing or prepayment of Non-Dollar-denominated Incremental Term Loans (other than Australian Dollar-denominated and Yen-denominated Incremental Term Loans)	3
Borrowing of Australian Dollar-denominated and Yen-denominated Incremental Term Loans	4
Prepayments required pursuant to Section 3.02(b) or 3.02(c)	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans.

Notwithstanding anything herein to the contrary, each Lender that is a “Lender” under the Existing Credit Agreement hereby waives all notice requirements with respect to the prepayment of loans outstanding under the Existing Credit Agreement on the Closing Date.

5.06.       Non-Receipt of Funds by the Administrative Agent.  Unless the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall have been notified by a US$ Lender, US$-Canadian Lender, Multi-Currency Lender, Term Lender or the

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Company (the “Payor”) prior to the date on which such Lender is to make payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the proceeds of a Loan to be made by it hereunder or a Borrower is to make a payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of one or more of the Lenders, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the recipient of such payment shall, on demand, pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, until the date the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period or, in the case of an amount payable in a currency other than Dollars, the rate determined by the Administrative Agent in its discretion of the appropriate rate for interbank settlements.

5.07.       Sharing of Payments; Waiver of Enforcement Without Consent, Etc.

(a)           If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, or on any other obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, or otherwise (other than pursuant to the terms hereof), it shall promptly notify the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) and purchase from the other Lenders participations in the Loans made, or other obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored (including the payment of interest to the extent that the Lender obligated to return such funds is obligated to return interest).

(b)           Nothing contained herein shall require any Lender to exercise any right of set-off, banker’s lien, counterclaim or similar right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

(c)           This Section 5.07 is for the benefit of the Lenders only and does not constitute a waiver of any rights against any Borrower or any of their Subsidiaries or against any property held as security for any obligations hereunder or under any other Basic Document.

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5.08.       Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable law; provided, that if any Indemnified Taxes (including any Other Taxes) are required to be withheld or deducted from such payments, then (i) the sum payable by the applicable Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made and (ii) if any Borrower was the party required to make such deductions or withholdings under applicable law, such party shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of paragraph (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Borrowers.  Each Borrower shall indemnify the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, each Lender and the Issuing Bank, as the case may be, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.08) paid or payable by the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, the Canadian Administrative Agent and the Multi-Currency Payment Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers have not already indemnified such parties for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 5.08(d) shall be paid within 10 days after the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by them.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

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(e)           Evidence of Payments.  As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 5.08, such Borrower shall deliver to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be.

(f)            Status of Lenders.  (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to such Borrower (with a copy to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be), at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by a Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, as will enable such Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the foregoing, the completion, execution and submission of any such documentation for the benefit of a Borrower or Additional Borrower (other than such documentation set forth in Section 5.08(f)(ii)(I), (II) and (IV) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Regulatory Change, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, with respect to the Parent, the Company and any Additional Borrower that is resident for tax purposes in the United States of America,

(I)    any Lender that is resident for tax purposes in the United States of America shall deliver to the Parent, the Company or any such Additional Borrower and the Administrative Agent, as the case may be, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent, the Company, any Additional Borrower or the Administrative Agent, as the case may be), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from United States Federal backup withholding tax,

(II)  any Foreign Lender (such term to mean, solely for purposes of this Section 5.08(f)(ii)(II), any Lender that is organized under the laws of a

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jurisdiction other than the United States of America, each State thereof and the District of Columbia), or, in the case of clause (IV) below, any Lender, shall deliver to the Parent, the Company or any such Additional Borrower and the Administrative Agent, as the case may be (in such number of copies as shall be requested by the recipient), on or prior to the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent, the Company, any Additional Borrower or the Administrative Agent, as the case may be, but only if such Lender is legally entitled to do so) whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Basic Document, duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, United States Federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Basic Document, duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, United States Federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty,

(2)           duly completed copies of Internal Revenue Service Form W-8ECI,

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit P-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Parent, the Company or any such Additional Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of  Internal Revenue Service Form W-8BEN or Form W-8BEN-E,

(4)           to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-2 or Exhibit P-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-4 on behalf of each such direct and indirect partner,

(III) any other form (including Internal Revenue Service Form W-8IMY (together with any applicable underlying Internal Revenue Service forms)) prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Parent, the Company, any such Additional Borrower or the

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Administrative Agent to determine the withholding or deduction required to be made, or

(IV) if a payment made to a Lender under this Agreement would be subject to United States Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent, the Company, any such Additional Borrower or the Administrative Agent, as the case may be, at the time or times prescribed by law and at such time or times reasonably requested by the Parent, the Company, any such Additional Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent, the Company, any such Additional Borrower or the Administrative Agent as may be necessary for it to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 5.08(f)(ii)(IV), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(g)           FATCA Grandfathering.  For purposes of determining withholding taxes imposed under FATCA, from and after the Closing Date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Existing Credit Agreement (together with any loans or other extensions of credit pursuant thereto) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and related temporary regulations.

(h)           Treatment of Certain Refunds.  If the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank in the event the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, the Canadian Administrative Agent or the

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Multi-Currency Payment Agent, any Lender or the Issuing Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.  In the event of any inconsistency between this Section 5.08 and Section 3.9 of Annex A in respect of amounts owing under Annex A, Section 3.9 of Annex A shall supersede this Section 5.08.

(i)            Survival.  Each party’s obligations under this Section 5.08 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.

5.09.       Judgment Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with other such currency at the Administrative Agent’s New York Office on the Business Day that is on or immediately following the day on which final judgment is given.  The obligations of the Borrowers in respect of any sum due to any Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency, such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, each of the Borrowers agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender, the Administrative Agent the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, such Lender or the Administrative Agent, or the Multi-Currency Payment Agent, or the Canadian Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

Section 6               Yield Protection and Illegality.

6.01.       Additional Costs.

(a)           The Company shall pay to the Administrative Agent for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making, maintaining, converting or continuing of any Loans hereunder to the Company or any

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other Borrower or its obligation to make any of such Loans hereunder to the Company or any other Borrower, or any reduction in any amount receivable by such Lender in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i)            subjects the Lender or Issuing Bank to Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or changes the basis of taxation of any amounts payable to such Lender or Issuing Bank under this Agreement in respect of any of such Loans (other than Indemnified Taxes covered by Section 5.08 and Excluded Taxes); or

(ii)           imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of “Eurocurrency Base Rate” in Section 1.01 hereof) (except any reserve requirement reflected in the definition of Eurocurrency Rate); or

(iii)          imposes any other condition, cost or expense affecting this Agreement (or any of such extensions of credit or liabilities).

Each Lender (such term to include the Issuing Bank for purposes of this Section 6.01(a), solely in the case of and with respect to (i) above) will notify the Company through the Administrative Agent of any event occurring after the Effective Date of this Agreement which will entitle such Lender to compensation pursuant to this Section 6.01(a) (an “Additional Cost Event”) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided, that the Company shall not be obligated to compensate such Lender for any such Additional Costs incurred more than 180 days prior to the time the Lender first notifies the Company of such Additional Cost Event (or such longer period if such Additional Cost Event is given retroactive effect).  Each Lender will furnish the Company with a statement setting forth the calculations and the basis therefor, in each case in reasonable detail, and amount of each request by such Lender for compensation under this Section 6.01(a). If any Lender requests compensation from the Company under this Section 6.01(a), the Company may, by notice to such Lender through the Administrative Agent, suspend the obligation of such Lender to make additional Loans of the Type for which compensation is requested to the Company until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

(b)           Without limiting the effect of the foregoing provisions of this Section 6.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the

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Administrative Agent), the obligation of such Lender to make Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

(c)           Determinations and allocations by any Lender for purposes of this Section 6.01 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.

(d)           If any Lender demands compensation under this Section, the Company may, at any time upon at least three (3) Business Days’ prior notice to such Lender through the Administrative Agent, convert in full the then outstanding Eurocurrency Loans denominated in Dollars of such Lender (in which case the Company shall be obligated, if such conversion is made on a day that is not the last day of the then current Interest Period applicable to such affected Eurocurrency Loan, to reimburse such Lender, in accordance with Section 6.05, for any resulting loss or expense incurred by it) to an ABR Loan.

6.02.       Limitation on Types of Loans.  If prior to the first day of any Interest Period:

(i)            the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate), do not exist for ascertaining the Eurocurrency Base Rate, the Eurocurrency Rate, the CDOR Rate or the BBSY Rate, as applicable, for such Interest Period; or

(ii)           the Majority Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of “Eurocurrency Base Rate”, “CDOR Rate” or “BBSY Rate” in Section 1.01 upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such Loans for Interest Periods therefor;

then the Administrative Agent shall promptly notify the Company and each applicable Lender thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, or to convert ABR Loans into Eurocurrency Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, either prepay such Loans or convert such Loans (in the case of Dollar-denominated Eurocurrency Loans) into ABR Loans in accordance with Section 3.02 hereof.

6.03.       Illegality.  If, in any applicable jurisdiction, the Administrative Agent, the Issuing Bank or any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, the Issuing Bank or any Lender to (i) perform its obligations hereunder or under any other Base Document

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with respect to Eurocurrency Loans, CDOR Loans or BBSY Loans, (ii) fund or maintain its participation in any Eurocurrency Loan, CDOR Loan or BBSY Loan or (iii) issue, make, maintain, fund or charge interest with respect to any such Loan, such Person shall promptly notify the Administrative Agent, and upon the Administrative Agent notifying the Parent, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Loan shall be suspended, and to the extent required by applicable law, cancelled.

6.04.       Substitute ABR Loans. If the obligation of any Lender to make Eurocurrency Loans shall be suspended pursuant to Section 6.01, 6.02 or 6.03 hereof, all Loans in Dollars which would otherwise be made by such Lender as Eurocurrency Loans shall be made instead as ABR Loans (and, if an event referred to in Section 6.01(b)or 6.03 hereof has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, each Dollar-denominated Eurocurrency Loan of such Lender then outstanding shall be automatically converted into an ABR Loan on the date specified by such Lender in such notice) and, to the extent that Eurocurrency Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurocurrency Loans shall be applied instead to such ABR Loans.

6.05.       Compensation. The Company shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

1)            any payment, prepayment or conversion (including, without limitation, an automatic conversion pursuant to Section 10.02 hereof) of a Eurocurrency Loan, CDOR Loan or BBSY Rate Loan made by such Lender to the Company or any other Borrower on a date other than the last day of an Interest Period for such Loan;

2)            any failure by the Company or any other Borrower to borrow a Eurocurrency Loan, a CDOR Loan or a BBSY Loan to be made by such Lender to the Company or such other Borrower on the date for such borrowing specified in the relevant notice of borrowing under Section 5.05 hereof;

3)            any failure by the Company or any other Borrower to prepay a Eurocurrency Loan or, a CDOR Loan or a BBSY Loan on the date specified in a notice of prepayment; or

4)            any substitution of a Lender under Section 6.07 hereof on a date other than the last day of an Interest Period for each Loan of such Lender;

but excluding, in any event, loss of margin for the period after any such payment, prepayment or conversion or failure to borrow; provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss and expense along with the calculation and the basis therefor, in each case in reasonable detail.

6.06.       Capital Adequacy. If any Lender shall determine that any Regulatory Change regarding capital adequacy or liquidity after the Effective Date, or any change therein after the Effective Date, or any change after

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the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or any Person controlling such Lender (a “Lender Parent”) as a consequence of its obligations hereunder to a level below that which such Lender (or its Lender Parent) could have achieved but for such Regulatory Change (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A statement of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; provided that the determination thereof is made on a reasonable basis; and provided further that the Company shall not be obligated to compensate such Lender for any such reduction occurring more than 180 days prior to the time such Lender first notifies the Company of such Regulatory Change. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

6.07.       Mitigation Obligations; Substitution of Lender.

(a)           If any Lender requests compensation under Section 6.01, or requires the Company or any other Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.08, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.01 or 5.08, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If (i) the obligation of any Lender to make Eurocurrency Loans, CDOR Loans or BBSY Loans or the right of the Company to convert ABR Loans of any Lender to Eurocurrency Loans has been suspended pursuant to Section 6.03, (ii) any Lender has demanded compensation under Section 6.01, 6.06 or 6.08, or (iii) any Lender requests reimbursement for amounts owing pursuant to Section 5.08, the Company shall have the right, with the assistance of the Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to Company and the Administrative Agent to assume the Revolving Commitments and Loans of such Lender. Any such Lender shall be obligated to sell Loans and Revolving Commitments for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Administrative Agent and the Company and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

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6.08.       Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrowers under Section 6.01 hereof (but without duplication) or Section 3.8 of Annex A hereto, if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority, there shall be imposed, modified or deemed applicable any Tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender’s or Lenders’ reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the relevant Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, showing calculations and the basis therefor in reasonable detail, submitted by such Lender or Lenders to the relevant Borrower, shall be conclusive in the absence of manifest error as to the amount thereof.

Section 7               Conditions Precedent.

7.01.       Effective Date.  This Agreement shall become effective on the date (the “Effective Date”) on which the Administrative Agent shall notify the Company and the Lenders that it has received (i) the executed counterparts of this Agreement in form and substance satisfactory to the Administrative Agent signed by the US$ Borrowers, the US$-Canadian Borrowers, the Multi-Currency Borrowers, the Canadian Borrowers, the Revolving Lenders and the Initial Term Lenders and (ii) subject to Section 9.24, the following documents and other evidence, each of which shall be satisfactory to the Administrative Agent in form and substance:

1)            Corporate Documents.  Certified copies of the charter and by laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

2)            Officer’s Certificate.  A certificate, dated the Effective Date, of a senior officer of the Company to the effect set forth in the first sentence of Section 7.03 hereof.

3)            Opinions of Special Counsels to the Obligors.  (i) An opinion, dated the Effective Date, of Sullivan & Worcester LLP, special New York counsel to the Obligors,

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substantially in the form of Exhibit I-1 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request and (ii) an opinion, dated the Effective Date, of Blake, Cassels & Graydon LLP, special Canadian counsel to the Canadian Borrowers substantially in the form of Exhibit I-2 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request.

4)            Guaranties and Security Documents.  Each of the Company Guaranty, the Parent Guaranty, the Subsidiary Guaranty, the Canadian Borrower Pledge Agreement, the Company Pledge Agreement, the Parent Pledge Agreement and the Subsidiary Pledge Agreement, duly executed and delivered by the Parent, the Company, each Subsidiary Guarantor and the Administrative Agent, as applicable.

5)            Other Documents. Such other documents as the Administrative Agent or special New York counsel to the Administrative Agent may reasonably request.

6)            Financial Statements.  The Lenders shall have received (i) audited consolidated financial statements of the Parent and its Subsidiaries referred to in Section 8.02(a)(i) and (ii) the unaudited consolidated financial statements of the Parent and its Subsidiaries referred to in Section 8.02(a)(ii), and such financial statements shall be reasonably satisfactory to the Administrative Agent.

7)            Approvals.  All material governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

7.02.       Closing Date.  The obligation of the Lenders and the Issuing Banks to make their initial extensions of credit under this Agreement is subject to the following:

1)            Effective Date.  The Effective Date shall have occurred.

2)            Accrued Fees.  Evidence that all fees (including without limitation commitment fees) and other costs and expenses under the Existing Credit Agreement accrued to the Closing Date shall have been paid in full.

3)            Costs.  Evidence of payment by the Borrowers of such fees as the Borrowers shall have agreed to pay or deliver to any Lender or the Administrative Agent or the Canadian Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, special New York counsel to the Administrative Agent, and of McMillan LLP, special Ontario counsel to the Canadian Administrative Agent, both in connection with the negotiation, preparation, execution and delivery of this Agreement and any Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

4)            Refinancing of Loans under Existing Credit Agreement.  Evidence that the loans under the Existing Credit Agreement have been refinanced in full (or will be

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refinanced in full substantially simultaneously with the Closing Date).

7.03.       Initial and Subsequent Loans.  The obligation of each Lender to make any Loan to be made by it hereunder, and the obligation of the Issuing Bank to issue any Letter of Credit hereunder, is subject to the conditions precedent that, as of the date of such Loan or such issuance, and before and after giving effect thereto:

1)            no Default shall have occurred and be continuing;

2)            the representations and warranties made by each of the Borrowers and the Subsidiary Guarantors in each Basic Document to which it is a party shall be true on and as of the date of the making of such Loan or such issuance, with the same force and effect as if made on and as of such date; provided that the representations and warranties set forth in Section 8.10 hereof need be true only as of the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which event they shall be true on and as of such earlier date); and

3)            the borrowing of such Loan by a Borrower hereunder or the issuance of such Letter of Credit, as the case may be, and the related incurrence of obligations by such Borrower do not violate the provisions of any Senior Subordinated Debt Indenture, any other Senior Subordinated Debt Document or any agreement governing any Senior Unsecured Debt.

Each notice of borrowing by a Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless any of the Borrowers otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

Section 8               Representations and Warranties. Each of the Parent and the Company jointly and severally represents and warrants to the Lenders and the Administrative Agent, as of the Closing Date and on the date of each Loan and of the issuance of each Letter of Credit, as follows:

8.01.       Corporate Existence. Each of the Parent and its Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) has all requisite power, and has all governmental licenses, authorizations, consents, permits and approvals (including any license, authorization, consent, permit and approval required under any Environmental Law) necessary to own its assets and carry on its business as now being or as proposed to be conducted (except such licenses, authorizations, consents and approvals the lack of which, in the aggregate, will not have a Material Adverse Effect); and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

8.02.       Information.

(a)           (i)  The Company has heretofore furnished to each of the Lenders the consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2012, December 31, 2013 and December 31, 2014 and the related consolidated statements of income, retained

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earnings and cash flows of the Parent and its Subsidiaries, respectively, for the fiscal years ended on said dates, with the opinion thereon of the independent public accountants referred to therein.  All such financial statements are complete and correct and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal years ended on said dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

(ii)  The Company has heretofore furnished to each of the Lenders the consolidated balance sheet of the Parent and its Subsidiaries as at March 31, 2015 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the fiscal quarter ended on said date.  All such financial statements are complete and correct and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at said date and the consolidated results of their operations for the fiscal quarter ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis (except for the absence of footnotes and subject to normal year-end audit adjustments).

(b)           The Company has disclosed to the Lenders in writing any and all facts (other than general economic conditions) which materially and adversely affect or may materially and adversely affect (to the extent it can reasonably foresee) the business, assets, property or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, or the ability of any Borrower or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; provided, that with respect to any such information, report, financial statement, exhibit or schedule to the extent that it was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by the Parent and its Subsidiaries to the Administrative Agent and the Lenders and required in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(c)           Since December 31, 2014, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or, to the knowledge of the Company, in the ability of any of the  Borrowers or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party.

8.03.       Litigation. There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or agency, now pending or, to the knowledge of the Company, threatened against or affecting the Parent or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or, to the

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knowledge of the Company, which could have a material adverse effect on the ability of the any Borrower to perform its obligations under each Basic Document to which it is a party.

8.04.       No Breach; No Default.  None of the execution and delivery of the Basic Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation, LLC operating agreement or partnership agreements, or by-laws of the Parent or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any Basic Document, any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such lease, agreement or instrument, or (except for the Liens created pursuant to, or permitted by, this Agreement and the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Parent or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.  No Default has occurred and is continuing.

8.05.       Corporate Action.  Each of the Borrowers and the Subsidiary Guarantors has all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the execution, delivery and performance by each of the Borrowers and the Subsidiary Guarantors of the Basic Documents to which they are parties have been duly authorized by all necessary corporate or limited liability company action; and this Agreement has been duly and validly executed and delivered by each of the Borrowers and constitutes its legal, valid and binding obligation and each of the other Basic Documents to which such Borrower or any of the Subsidiary Guarantors is to be a party constitute its legal, valid and binding obligation, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

8.06.       Approvals. Each of the Borrowers and the Subsidiary Guarantors has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by it of any Basic Document to which it is a party, or for the validity or enforceability thereof, except for filings and recordings of the Liens created pursuant to, or permitted by, the Security Documents.

8.07.       Regulations U and X. None of the Parent or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such margin stock.

8.08.       ERISA and the Canadian Pension Plans.

(a)           The Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of

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ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

(b)           Each Canadian Pension Plan is in substantial compliance with all applicable pension benefits and tax laws; no Canadian Pension Plan has any unfunded liabilities (either on a “going concern” or on a “winding up” basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada), all contributions (including any special payments to amortize any unfunded liabilities) required to be made in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made.

8.09.       Taxes.  Each of the Parent and its Subsidiaries has filed all United States Federal income Tax returns and all other material Tax returns which are required to be filed by it and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested as permitted by Section 9.02 hereof. The charges, accruals and reserves on the books of such Persons in respect of Taxes and other governmental charges are, in the opinion of the Company, adequate.

8.10.       Subsidiaries; Agreements; Etc.

(a)           Schedule II hereto is a complete and correct list on the Closing Date of all Subsidiaries of the Parent and of all equity Investments held by the Parent or any of its Subsidiaries in any joint venture or other Person. Except for the Liens created by the Security Documents and except as otherwise provided on Schedule III hereof, on the Closing Date, the Parent owns, free and clear of Liens, except for Liens permitted hereunder, all outstanding shares of such Subsidiaries and all such shares are validly issued, fully paid and non-assessable and the Parent (or the respective Subsidiary of the Parent) also owns, free and clear of Liens, all such Investments.

(b)           None of the Subsidiaries of the Parent (other than the Excluded Subsidiaries) is, on the Closing Date, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.21(d) hereof (other than the Senior Subordinated Debt Indentures).

8.11.       Investment Company Act.  None of the Parent or its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

8.12.       Reserved.

8.13.       Ownership and Use of Properties.  Each of the Parent and its Subsidiaries will at all times have legal title to or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how which are material to the operation of its business as proposed to be conducted.

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8.14.       Environmental Compliance.

(i)            No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company’s knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Parent or any Subsidiary of any Environmental Law, (B) alleged failure by the Parent or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, treatment, storage, recycling, transportation or disposal or Release (each a “Regulated Activity”) of any Hazardous Substances except for such as would not have a Material Adverse Effect; (ii) neither the Parent nor any Subsidiary has engaged in any Regulated Activity, other than as a generator (as such term is used in RCRA) in compliance with all applicable Environmental Laws; and (iii)  neither the Parent nor any Subsidiary has assumed from any third party, or indemnified any third party for, any Environmental Liability, except for Environmental Liabilities of the Parent and its Subsidiaries (without duplication) that relate to or result from any matter referred to in this clause which do not exceed in the aggregate, at any time, $10,000,000.

8.15.       Solvency.  At the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement, each of the Parent and the Company will (i) have capital, cash flows and sources of working capital financing sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) be able to pay its debts as they mature, and (iii) have assets (tangible and intangible) whose fair salable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities).

8.16.       Senior Debt.  The Indebtedness of each of the Parent and the Company to the Lenders hereunder and under the Parent Guaranty and the Company Guaranty, respectively, the Guarantees of such Indebtedness by the Subsidiaries of the Parent under the Subsidiary Guaranty, the Indebtedness of each of the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers and the other Multi-Currency Borrowers (to the extent that such Borrower is an issuer or guarantor of Indebtedness under the Senior Subordinated Indenture or the other Senior Subordinated Debt Documents) to the Lenders hereunder and the respective Guarantees of such Indebtedness by the Parent under the Parent Guaranty, by the Company under the Company Guaranty and by the Subsidiaries of the Parent under the Subsidiary Guaranty, constitute “Senior Debt” (or similar debt) and, to the extent applicable and after giving effect to appropriate notices to be delivered on the Closing Date or thereafter, “Designated Senior Debt”, under and as defined in, and for all purposes of, Indebtedness of the Parent and the Company under, and the Guarantees of such Indebtedness by the Subsidiaries of the Parent, under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

8.17.       Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and employees, and, to the knowledge of the Parent and the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Parent or any of its Subsidiaries being designated as a Sanctioned Person.  None of (a) the Parent, any of its

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Subsidiaries or to the knowledge of the Parent or the Company any of the respective directors, officers or employees of the Parent and its Subsidiaries, or (b) to the knowledge of the Parent and the Company, any agent of the Parent or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws applicable to the Parent or its Subsidiaries or applicable Sanctions.

Section 9               Covenants.  The Parent and the Company each agree that, on and after the Closing Date, so long as any of the Revolving Commitments are in effect or any Letter of Credit remains outstanding and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, unless the Majority Lenders shall agree otherwise pursuant to Section 12.05 hereof:

9.01.       Financial Statements and Other Information.  The Parent shall deliver:

1)            to the Administrative Agent (and the Administrative Agent will make such materials available to the Lenders), as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, consolidated statements of income, retained earnings and cash flow of the Parent and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon (without qualification arising out of the scope of audit) of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Subsidiaries as at the end of, and for, such fiscal year, and stating (or indicating in a footnote to such financial statements) that, in making the examination necessary for their above-described opinion (but without any special or additional procedures for that purpose), they obtained no knowledge, except as specifically stated, of any Default;

2)            to the Administrative Agent (and the Administrative Agent will make such materials available to the Lenders), as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent consolidated statements of income, retained earnings and cash flow of the Parent and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, and accompanied, in each case, by a certificate of the chief financial officer or vice president-treasurer of the Parent which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Subsidiaries in accordance with GAAP (except for the absence of footnotes) consistently applied as at the end of, and for, such fiscal quarter (subject to normal year-end audit adjustments);

3)            to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), within 60 days after the beginning of each fiscal year of the Parent, a copy of the consolidated operating budget, such budget to be accompanied by a certificate of the chief financial officer or vice

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president-treasurer of the Parent specifying the assumptions on which such budget was prepared, stating that such officer has no reason to question the reasonableness of any material assumptions on which such budget was prepared and providing such other details as the Administrative Agent may reasonably request;

4)            to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), concurrently with the delivery of each certificate referred to in the last paragraph hereof, copies of all financial statements, reports and proxy statements mailed to shareholders or creditors of the Parent since the date of the last certificate delivered pursuant to the last paragraph hereof;

5)            to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), concurrently with the delivery of each certificate referred to in the last paragraph hereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports which the Parent shall have filed with the Securities and Exchange Commission since the date of the last certificate delivered pursuant to the last paragraph hereof;

6)            to the Administrative Agent (and the Administrative Agent will make such materials available to the Lenders), if and when the Parent or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the Plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, a copy of such notice;

7)            to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), promptly following the delivery thereof to the Parent or to the Board of Directors or management of the Parent, a copy of any management letter or similar written report by independent public accountants with respect to the financial condition, operations, business or prospects of the Parent;

8)            to the Administrative Agent (and the Administrative Agent will make such notice available to the Lenders), promptly after management of the Parent or the Company knows or has reason to know that any Default has occurred and is continuing, a notice of such Default, describing the same in reasonable detail; and

9)            to the Administrative Agent and such Lender, promptly upon receipt of any such request, such additional financial and other information as any Lender may from time to time reasonably request.

The Parent will furnish to the Administrative Agent (and the Administrative Agent will make such notice available to each Lender), at the time it furnishes each set of financial statements pursuant to

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paragraph (a) or (b) above, a certificate of its chief executive officer, chief financial officer or vice president-treasurer (i) to the effect that, to the best of such Person’s knowledge after due inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine the Net Total Lease Adjusted Leverage Ratio, the Net Secured Lease Adjusted Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Leverage Ratio and to determine whether it was in compliance with Sections 9.09 through 9.11 hereof and the Consolidated Leverage Ratio for purposes of determining the Applicable Margin, as of the end of the respective fiscal quarter or fiscal year.  Any financial statement or other document required to be delivered pursuant to this Section 9.01 shall be deemed to have been delivered on the date on which the Parent posts such financial statement or other document on the Intralinks website on the Internet at www.intralinks.com or becomes available on the EDGAR system or any successor system of the Securities and Exchange Commission; provided that the Parent shall give prompt notice of any such posting to the Administrative Agent (who shall then give prompt notice of any such posting to the Lenders).  Notwithstanding the foregoing, the Parent shall deliver paper copies of any financial statement or other document referred to in this Section 9.01 to the Administrative Agent if the Administrative Agent or any Lender requests the Parent to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent or such Lender as the case may be.

The Parent represents and warrants that it and any of its Subsidiaries either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, each of the Parent and the Company hereby authorizes the Administrative Agent to make the financial statements to be provided under Section 9.01(1) and (2) above, along with the Basic Documents, available to Public-Siders.

The Parent and the Company each hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Parent and/or the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing within the meaning of federal and state securities laws (“MNPI”), and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Parent and the Company each hereby agree that (a) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Borrower Materials “PUBLIC,” the Parent and the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI; (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (d) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Neither the Parent nor the Company will request that any material be posted to Public-Siders without expressly representing to the Administrative Agent that such materials do not constitute MNPI.

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9.02.       Taxes and Claims.  The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Parent or such Subsidiary, provided that neither the Parent nor such Subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

9.03.       Insurance.  The Parent will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Parent and its Subsidiaries operate, provided that in any event the Parent shall maintain or cause to be maintained:

(1)           Property Insurance — insurance against loss or damage covering all of the tangible real and personal property and improvements of the Parent and its Subsidiaries, by reason of any Peril (as defined below), in amounts as shall be reasonable and customary, but in no event less than the functional replacement cost of all such real and personal property and improvements. Such policy shall include insurance against loss of operating income earned from the operation of the business of the Parent and its Subsidiaries, by reason of any Peril affecting the operation thereof, and insurance against any other insurable loss of operating income by reason of any business interruption affecting the Parent to the extent covered by standard business interruption policies in the States in which the Properties are located.

(2)           Earthquake Insurance — insurance against loss or damage covering all of the tangible real and personal property and improvements of the Parent and its Subsidiaries, by reason of any earthquake peril, in amounts as shall be reasonable, customary and commercially available in the property/casualty insurance markets.

Such insurance (except the insurance described in paragraph (2) of this Section 9.03) shall be written by financially responsible companies selected by the Company, having an A.M. Best rating of “A-” or better, or as acceptable to the Majority Lenders.

For purposes hereof, the term “Peril” shall mean, collectively, (i) earthquake outside California, (ii) fire, smoke, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief and (iii) all other perils covered by the “all-risk” endorsement then in use in the States in which the Properties are located.

9.04.       Maintenance of Existence; Conduct of Business.  (a)   The Parent will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in a regular manner; provided that nothing herein shall prevent (i) the merger and dissolution of any Subsidiary of the Company into the Company or any Wholly-Owned Subsidiary of the Company so long as the Company or such Wholly-Owned Subsidiary is the surviving corporation (and, if such Subsidiary is not an Excluded

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Subsidiary prior to such merger or dissolution, the surviving corporation (if not the Company) is not an Excluded Subsidiary and is a Subsidiary Guarantor), (ii) the merger or consolidation of any Subsidiary of the Company (a “Merging Subsidiary”) with any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) provided that (A) such merger or consolidation is permitted under Section 9.12(vi) hereof and (B) the surviving entity is either (x) a Wholly-Owned Subsidiary (and, if such Merging Subsidiary is not an Excluded Subsidiary prior to such merger or consolidation, the surviving entity is not an Excluded Subsidiary and is a Subsidiary Guarantor), or (y) an Excluded Subsidiary (provided that such Merging Subsidiary is an Excluded Subsidiary prior to such merger), (iii) the dissolution of any Wholly-Owned Subsidiary of the Company, or (iv) the abandonment of any right, privilege or franchise (including any lease) not material in the aggregate to the business of the Parent and its Subsidiaries.

(b)           The Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

9.05.       Maintenance of and Access to Properties.

1)            The Parent will keep, and will cause each of its Subsidiaries to keep, all of its properties necessary in its business in good working order and condition (having regard to the condition of such properties at the time such properties were acquired by the Parent or such Subsidiary), ordinary wear and tear excepted, and will permit representatives of the Lenders to inspect such properties and, upon reasonable notice and at reasonable times, to examine and make extracts and copies from the books and records of the Parent and any such Subsidiary.

2)            The Parent will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect all trademarks, patents, service marks, trade names, copyrights, franchises and licenses, and any rights with respect thereto, which are necessary for and material to the conduct of the business of the Parent and its Subsidiaries taken as a whole.

9.06.       Compliance with Applicable Laws. The Parent will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority (including, without limitation, ERISA and all Environmental Laws), in each case a breach of which would have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

9.07.       Litigation.  The Company will promptly give to the Administrative Agent (which shall promptly notify each Lender) notice in writing of (i) all judgments against the Parent or any of its Subsidiaries (other than judgments covered by insurance) which in the individual exceed $25,000,000 and in the aggregate exceed $50,000,000 (excluding unrelated individual judgments of $50,000) and (ii) all litigation and of all proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies affecting the Parent or any of its Subsidiaries except litigation or proceedings which, if adversely determined, would not in the reasonable opinion of the Parent have a Material Adverse Effect.

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9.08.       Indebtedness.  The Parent will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(i)           Indebtedness to the Lenders hereunder;

(ii)          the Indebtedness existing on the Effective Date and set forth in Schedule III hereto (including any extensions, renewals or refunding of such Indebtedness, so long as the maximum principal amount of such Indebtedness is not increased);

(iii)         Indebtedness of the Parent or the Subsidiary Guarantors issued pursuant to the Senior Subordinated Debt Indentures (including the subordinated Guarantees of Senior Subordinated Debt by Subsidiary Guarantors and the Parent pursuant to the Senior Subordinated Debt Documents) and other Indebtedness of the Parent or the Subsidiary Guarantors subordinated to the obligations of the Parent or the Subsidiary Guarantors, as applicable, hereunder and under the Basic Documents to at least the same extent as the other Senior Subordinated Debt, so long as such other Indebtedness has no scheduled payments of principal prior to the Commitment Termination Date and after giving effect to such Indebtedness, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter;

(iv)         Senior Unsecured Debt (including any Guarantees of Senior Unsecured Debt by Subsidiary Guarantors and by the Parent) so long as such Indebtedness has no scheduled payments of principal prior to the Commitment Termination Date and after giving effect to such Senior Unsecured Debt, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter;

(v)           so long as no Default shall have occurred or be continuing hereunder at the time of such creation or incurrence,

(a)           Seller Indebtedness;

(b)           Indebtedness incurred pursuant to the instruments governing Permitted Mortgage Financings (A) secured by Existing Physical Facilities (provided, that the aggregate amount outstanding of all such Indebtedness incurred in respect of Existing Physical Facilities shall not at any time exceed $250,000,000), or (B) secured by Physical Facilities acquired by the Parent or any of its Subsidiaries after the Effective Date;

(c)           Indebtedness in respect of agreements not to compete;

(d)           Capital Lease Obligations;

(e)           Indebtedness consisting of reimbursement obligations in respect of letters of credit issued by any bank for the account of the Parent or any of its Subsidiaries, the aggregate amount available to be drawn under which may not exceed $25,000,000 at any time;

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(f)            Indebtedness in respect of any Hedging Agreement and any Cash Management Agreement;

(g)           Indebtedness of the Parent in an aggregate outstanding principal amount not at any time exceeding $50,000,000;

(h)           any guaranty by the Parent of Indebtedness incurred pursuant to the foregoing subclauses (b), (c), (d) or (e) by a Subsidiary of the Parent;

(i)            Acquired Debt of the Parent or any Subsidiary;

(j)            Indebtedness of (A) the Parent to any Subsidiary, (B) any Subsidiary to any Subsidiary or (C) any Subsidiary to the Parent, provided that any Indebtedness incurred pursuant to the foregoing clause (B) or (C) is permitted as an Investment by the lender thereof under Section 9.14; and

(k)           Indebtedness of any Excluded Subsidiary to any minority shareholder or partner in such Excluded Subsidiary;

provided, that Indebtedness incurred pursuant to the foregoing subclauses (a) and (c) may be incurred only in connection with Permitted Acquisitions;

(vi)          so long as no Default shall have occurred and be continuing hereunder at the time of such creation or incurrence, Indebtedness created or incurred by any Excluded Subsidiary (including any Guarantees of such Indebtedness by the Parent and any Subsidiary), subject to the limitations set forth in Section 9.09 hereof; provided that at the time of such incurrence and giving effect thereto:  (A) the aggregate then outstanding amount of Indebtedness of Excluded Subsidiaries (including, for the avoidance of doubt, IM Brazil but not including the Canadian Borrowers and the other Canadian Subsidiaries, it being agreed the amount of Indebtedness that may be incurred by the Canadian Borrowers and other Canadian Subsidiaries under this paragraph (vi) is governed by clause (C) below) does not exceed $850,000,000 (in each case, exclusive of any Indebtedness incurred in the form of Loans or other obligations hereunder); (B) the aggregate outstanding amount of Indebtedness of IME and IM UK (exclusive of (i) any Indebtedness incurred by IME and IM UK in the form of Loans or other obligations hereunder and (ii) any Indebtedness incurred by IME and IM UK in reliance on clause (vi)(A) above) does not exceed £400,000,000; (C) in the case of Indebtedness of the Canadian Borrowers and other Canadian Subsidiaries, the ratio (calculated as at the end of the most recently completed fiscal quarter for the period of four fiscal quarters then ended) of (1)(x) the aggregate outstanding amount of Indebtedness of the Canadian Borrowers and the other Canadian Subsidiaries at the end of such fiscal quarter minus (y) the aggregate amount of cash and Liquid Investments of the Canadian Borrowers and the other Canadian Subsidiaries at such date to (2) the EBITDA for such period attributable to the Canadian Borrowers and the other Canadian Subsidiaries for such period does not exceed 5.0 to 1; and

(vii)        Indebtedness incurred pursuant to the instruments governing Accounts Receivable Financings (provided, that the aggregate amount outstanding of all such

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obligations incurred pursuant to such Accounts Receivable Financings permitted under this clause (vii) shall not at any time exceed $300,000,000).

9.09.       Net Total Lease Adjusted Leverage Ratio.  The Parent will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) (x) the sum of the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Parent and its Subsidiaries at such date plus eight times the Rent Expense for such period less (y) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries at such date to (ii) EBITDAR for such period (the “Net Total Lease Adjusted Leverage Ratio”) to exceed 6.50 to 1; provided, that Company may elect on one occasion during the term of this Agreement (by written notice to the Administrative Agent) to increase such maximum Net Total Lease Adjusted Leverage Ratio to 7.00 to 1.00 for a period of up to two fiscal quarters commencing with the fiscal quarter during which a Permitted Acquisition in which the Acquisition Consideration was at least $500,000,000 occurred (such two-fiscal quarter period, an “Adjusted Financial Covenant Period”) as long as the Company, at the time of such notice, delivers to the Administrative Agent projections prepared in good faith demonstrating that the Net Total Lease Adjusted Leverage Ratio will not exceed 7.00 to 1.00 for such period of two fiscal quarters.

9.10.       Net Secured Lease Adjusted Leverage Ratio.  The Parent will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) (x) the sum of the aggregate outstanding principal amount of Secured Debt (on a consolidated basis) of the Parent and its Subsidiaries at such date plus eight times the Rent Expense for such period less (y) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries at such date to (ii) EBITDAR for such period (the “Net Secured Lease Adjusted Leverage Ratio”) to exceed 4.00 to 1.

9.11.       Fixed Charges Coverage Ratio.  The Parent will not, as at the end of any fiscal quarter ending during any period set forth below, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended (the “Test Period”), of (i) EBITDAR for such Test Period to (ii) Fixed Charges for such Test Period to be less than 1.50 to 1.

For purposes of calculating any ratio set forth in this Section, if the Company elects pursuant to the penultimate sentence of the definition of EBITDA to include in EBITDA for the period to which such ratio relates the pro forma amounts referred to in such sentence, there shall be included in Fixed Charges for such period, on a pro forma basis, principal payable and interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by the Parent and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $1,000,000 during such period.

9.12.       Mergers, Asset Dispositions. Etc.  Except as expressly permitted by Section 9.04, the Parent will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, lease, assign, transfer or otherwise dispose of any assets, or acquire assets from any Person, except:

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(i)            dispositions and acquisitions of inventory in the ordinary course of business;

(ii)           dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Parent and its Subsidiaries, provided that no single disposition of tools or equipment shall have a fair market value (determined in good faith by the Company at the time of such disposition) in excess of $15,000,000;

(iii)          Capital Expenditures;

(iv)          acquisitions of Investments permitted under Section 9.14 hereof, dispositions of Investments described in clauses (i), (ii) and (iii) of Section 9.14 hereof and dispositions of other assets; provided, that the Net Cash Proceeds of the dispositions of such other assets shall be subject to the provisions of Section 3.02(c) (including that such Net Cash Proceeds in any fiscal year of more than the sum of 10% of Consolidated Net Tangible Assets at the end of the immediately preceding fiscal year may not be used for a Reinvestment Event and shall cause a mandatory reduction of the Revolving Commitments);

(v)           subject to compliance with the provisions of Section 9.21(b) hereof, the sale, lease, assignment, transfer or other disposition of any assets by the Parent or any Subsidiary of the Parent to the Parent or any Subsidiary thereof (other than Excluded Subsidiaries), provided, that (i) if such transfer is of material assets by the Parent, the Company or a Subsidiary Guarantor, the recipient of such transfer shall also be the Parent, the Company or a Subsidiary Guarantor, (ii) any Excluded Subsidiary may transfer assets to the Parent, the Company or any other Subsidiary (including any Excluded Subsidiary) and (iii) the effect of any such sale, lease, assignment, transfer or other disposition, or of any series of any such transactions, shall not be to substantially diminish the value of the collateral granted under the Security Documents;

(vi)          so long as no Default shall have occurred and be continuing hereunder at the time of such Acquisition or transaction, Permitted Acquisitions and related Additional Expenditures and any other transaction expressly permitted by Section 9.14 hereof; and

(vii)         dispositions of accounts receivable and related general intangibles, and related lockbox and other collection accounts records and/or proceeds pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof;

For purposes of this Section 9.12, “Permitted Acquisition” shall mean any Acquisition complying with the following:

1)            Compliance With Financial Covenants. After giving effect to each such acquisition and any related incurrence of Indebtedness, the Parent is in compliance on a pro

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forma basis with Sections 9.09 through 9.11 hereof as at the last day of the latest fiscal quarter.

2)            Lines of Business, Etc.  Each such Acquisition shall not be “hostile” and shall be of assets relating to the records and information management services and data management services business or activities related thereto (or of 100% of the stock or other equity interests of Persons whose assets consist substantially of such assets) or through the merger or consolidation  of such a Person with a Subsidiary of the Parent (or transaction of similar effect), which merger, consolidation or transaction shall comply with Section 9.04 hereof.

9.13.       Liens. The Parent will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) the Liens created pursuant to the Security Documents; (ii) the Liens existing on the Effective Date set forth in Schedule III and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on Schedule III, provided that the principal amount of such Indebtedness is not increased and is not secured by any additional assets; (iii) (A) Liens contemplated by clauses (b), (d), (e) and (g) of Section 9.08(v); and (B) Liens securing Acquired Debt, provided that such Liens cover only those assets that were covered by such Liens prior to the relevant acquisition; (iv) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings, provided that either (A) the claims in respect of such Liens are fully covered by insurance or (B) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are in an amount not to exceed $25,000,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently prosecuted; (v) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted hereunder; (vi) other Liens arising in the ordinary course of the business of the Company or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (vii) [Intentionally Omitted]; and (viii) Liens under the instruments governing (A) an Accounts Receivable Financing or (B) a Permitted Mortgage Financing permitted by Section 9.08 hereof.

9.14.       Investments.  The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person (all such transactions being herein called “Investments”), except:

(i)            operating deposit accounts with any bank or financial institution;

(ii)           Liquid Investments (including Liquid Investments in the name and under the control of the Administrative Agent (or a collateral sub-agent for the Administrative Agent) as contemplated by the Security Documents);

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(iii)          subject to Section 9.16 hereof, Investments in accounts and chattel paper as defined in the Uniform Commercial Code and notes receivable acquired in the ordinary course of business as presently conducted;

(iv)          Investments in an insurer required as a condition to the provision by such insurer of insurance coverage contemplated by Section 9.03;

(v)           (w) equity Investments in Wholly-Owned Subsidiaries of the Parent; (x) additional equity Investments in Subsidiaries of the Parent (other than Wholly-Owned Subsidiaries) with the prior written consent of the Majority Lenders and (y) Investments in the form of loans, advances or other obligations owed by any Wholly-Owned Subsidiary to the Parent, and Investments in the form of loans, advances or other obligations owed by the Parent to any Wholly-Owned Subsidiary; provided that, solely to the extent that the Parent shall make Investments in a mortgagor under a Permitted Mortgage, the aggregate amount of Investments permitted by subclauses (w) or (y) of this clause (v) in any Subsidiary of the Parent that is a mortgagor under any Permitted Mortgage shall not exceed, in the aggregate for all such Subsidiaries, $100,000,000 at any one time outstanding.

(vi)          Investments consisting of loans or advances to officers and directors of the Parent and its Subsidiaries in an amount not to exceed $2,000,000 in the aggregate and loans or advances made to employees of the Parent to permit such employees to exercise options to purchase Capital Stock of the Parent;

(vii)         (x) Investments in Persons that are not Subsidiaries of the Parent and (y) Investments in Subsidiaries of the Parent (to the extent such Investments are not permitted under clause (v) of this Section 9.14); provided that the aggregate outstanding amount of Investments made after the Effective Date pursuant to this clause (vii) shall not at any time exceed $100,000,000;

(viii)        Investments consisting of Permitted Acquisitions in accordance with Section 9.12 hereof;

(ix)          subject to Section 9.16 hereof and on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent, Investments in Affiliates of the Parent (which are not Wholly-Owned Subsidiaries of the Parent) to facilitate the construction or acquisition of records management facilities including, without limitation, the acquisition of real estate for development purposes;

(x)           subordinated Guarantees of Senior Subordinated Debt by Subsidiaries of the Parent which are Guarantors and the Parent pursuant to the Senior Subordinated Debt Documents;

(xi)          Guarantees of Senior Unsecured Debt by Subsidiaries of the Parent which are Guarantors and the Parent pursuant to the agreements governing such Senior Unsecured Debt;

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(xii)         equity Investments and loans and advances and other extensions of credit to any Excluded Subsidiary;

(xiii)        Investments constituted by Hedging Agreements and Cash Management Agreements; and

(xiv)        Investments by the Parent in any Subsidiary formed pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof.

9.15.       Restricted Payments.  The Parent will not, and will not permit any of the Parent’s Subsidiaries to, declare or make any Restricted Payment, except that the Parent may make additional Restricted Payments constituting the purchase, redemption, retirement or other acquisition of shares of any class of Capital Stock of the Parent (such Restricted Payments, “Stock Repurchases”) and declare and make dividend payments on any shares of any class of Capital Stock of the Parent (such Restricted Payments, “Dividend Payments”) subject to the satisfaction of each of the following conditions on the date of such Stock Repurchase or Dividend Payment and after giving effect thereto:

(i)            no Default shall have occurred and be continuing; and

(ii)           the Net Total Lease Adjusted Leverage Ratio on the last day of the most recently completed fiscal quarter of the Parent, on a pro forma basis, after giving effect to any purchase, redemption or retirement of any Subordinated Indebtedness or Senior Unsecured Debt consummated on or prior to the date thereof and to any borrowings to finance the same and the Stock Repurchases and the Dividend Payments, is less than or equal to 6.0 to 1.

In addition, so long as the Parent is a REIT, the Parent and its Subsidiaries may make Restricted Payments (a)(i) provided that they do not exceed in the aggregate, for any four consecutive fiscal quarters of the Parent, 95% of Funds From Operations for such four fiscal quarter period or (ii) in such greater amount as may be required for the Parent to continue to be qualified for taxation as a REIT or to avoid the imposition of income or excise taxes on the Parent, and (b) without duplication of any amounts described in clause (a), the Parent may make any Restricted Payment required to qualify as a REIT, including, for the avoidance of doubt, any Restricted Payment necessary to satisfy the requirements of Section 857(a)(2)(B) of the Code, or any successor provision.

Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Parent to the Parent or to any other Subsidiary of the Parent.

9.16.       Transactions with Affiliates.  Except as otherwise expressly permitted by this Agreement, the Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i)            make any Investment in an Affiliate of the Parent;

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(ii)           transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate of the Parent;

(iii)          merge into or consolidate with or purchase or acquire assets from an Affiliate of the Parent; or

(iv)          enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Parent (including, without limitation, guarantees and assumptions of obligations of an Affiliate of the Parent);

provided that (a) any Affiliate who is an individual may serve as a director, officer or employee of the Parent and receive reasonable compensation or indemnification in connection with his or her services in such capacity; (b) the Parent or a Subsidiary of the Parent may enter into any transaction with an Affiliate of the Parent if the monetary or business consideration arising therefrom would be substantially as advantageous to the Parent or such Subsidiary as the monetary or business consideration which would obtain in a comparable arm’s length transaction with a Person similarly situated to the Parent but not an Affiliate of the Parent; and (c) the Parent may make Investments in Affiliates permitted by Section 9.14(ix) hereof and may create Residual Assurances for the benefit of an Affiliate permitted by Section 9.23 hereof in either case in connection with the construction and/or acquisition of records management facilities to be leased to the Parent or a Subsidiary, so long as, taking such transaction as a whole (giving effect to such Investment or Residual Assurance, and the lease of such facility to the Parent or such Subsidiary) such Affiliate is not disproportionately benefited.

9.17.       Subordinated Indebtedness and Senior Unsecured Debt.  The Parent will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness or Senior Unsecured Debt, except for:

(i)            regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness (other than Seller Indebtedness) or Senior Unsecured Debt;

(ii)           so long as no Default has occurred and is continuing, scheduled payments of principal of and interest on, and expenses and indemnities incurred in connection with, Seller Indebtedness;

(iii)          any voluntary purchase, redemption or retirement of the 2006 Senior Subordinated Debt or the 2009 Senior Subordinated Debt; and

(iv)          any other purchase, redemption or retirement of Subordinated Indebtedness or Senior Unsecured Debt, so long as (i) no Default has occurred and is continuing and (ii) either (A) such other purchase, redemption or retirement is in connection with a refinancing of such Subordinated Indebtedness or Senior Unsecured Debt with the proceeds of, or in connection with an exchange of such

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Subordinated Indebtedness or Senior Unsecured Debt for a new series of, Senior Subordinated Debt or Senior Unsecured Debt issued within 180 days of the substantial completion of such purchase, redemption or retirement or (B) after giving effect to such purchase, redemption or retirement and any related incurrence of Indebtedness, the Net Total Lease Adjusted Leverage Ratio, on a pro forma basis, after giving effect to such purchase, redemption or retirement and any Stock Repurchase and any Dividend Payment consummated on or prior to the date thereof, and to any borrowings to finance the same, is less than or equal to 6.5 to 1.0.

9.18.       Lines of Businesses.  Neither the Parent nor any of its Subsidiaries, taken as a whole, shall engage to any substantial extent in any business activity other than the records and information management services and data management services business or activities related or incidental thereto.

9.19.       Modification of Other Agreements.  The Parent will not request or consent to any modification, supplement or waiver of any of the provisions of any instrument or document evidencing or governing Subordinated Indebtedness (other than any such modification, supplement or waiver to the Senior Subordinated Debt Indentures necessary or customary to provide for the issuance of additional Indebtedness thereunder) except on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

9.20.       Use of Proceeds.  The Parent and the Borrowers will not request any Loan or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

9.21.       Certain Obligations Respecting Subsidiaries.  (a)  The Parent will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Parent and each of its Subsidiaries at all times owns all of the issued and outstanding shares of each class of Capital Stock of each of such Person’s Subsidiaries (other than, in each case, Capital Stock of Excluded Subsidiaries and Upper Providence Venture I, L.P.).  Without limiting the generality of the foregoing, the Parent shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (other than, subject to Section 9.12, an Excluded Subsidiary) owned by them, nor permit any Subsidiary of the Parent (other than an Excluded Subsidiary) to issue any shares of Capital Stock of any class whatsoever to any Person (other than to the Parent or to another Wholly-Owned Subsidiary or pursuant to Section 9.12 hereof).  In the event that any such additional shares of Capital Stock shall be issued by any Subsidiary of the Parent, or any Subsidiary shall be acquired, the Parent agrees (so long as the certificates evidencing such shares of stock are not subject to a lien permitted under Section 9.13(v) hereof, and in any event subject to clause (c) below) forthwith to deliver to the Administrative Agent pursuant to the Security Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank as well as, in accordance with

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the Security Documents, promissory notes and intercompany notes specified as Collateral as defined in the Security Documents and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein (and in other property included as Collateral under the Security Documents) pursuant to the Security Documents.

(b)           The Majority Lenders shall have the right from time to time to require the Parent, pursuant to a written request from the Administrative Agent, to cause such Subsidiaries of the Parent as may be specified in such request (except for (i) any SPE, (ii) Upper Providence Venture I, L.P. (so long as Persons that are not affiliated with the Parent continue to hold 45% of the aggregate partnership interests therein), or (iii) (but only on each applicable Foreign Subsidiary Holdco Release Date) the applicable Foreign Subsidiary Holdco) to become parties to the Subsidiary Guaranty or to execute and deliver such other guaranties in form and substance satisfactory to the Majority Lenders, guaranteeing payment of Parent’s and the Company’s obligations hereunder. Any such request shall be made by the Majority Lenders in the good faith and reasonable exercise of their discretion. Within 30 days after any such request, the Parent shall, and shall cause the appropriate Subsidiaries of the Parent to, (i) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of documents creating such guaranties and (ii) do all other things which may be necessary or which the Administrative Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security.

(c)           Notwithstanding anything to the contrary in this Section 9.21, except as otherwise provided in Section 9.21(e):

(I)    no Excluded Subsidiary shall be required to be or become a party to the Subsidiary Guaranty or otherwise Guarantee the obligations of the Borrowers hereunder;

(II)  the Parent and its Subsidiaries shall not be required to pledge more than 66% of the total combined voting power of the Voting Stock of any Excluded Subsidiary directly held by Parent or Domestic Subsidiaries;

(III) the Parent and its Subsidiaries shall not be required to pledge the stock of any other Excluded Subsidiary;

(IV) the Parent and its Subsidiaries shall not be required to pledge (A) the stock of (1) Iron Mountain India Private Limited or Iron Mountain Services Private Limited (in each case provided such entity is not material to the business, assets, property or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole), (2) Iron Mountain India Holdings (such Subsidiary is being dissolved) or (3) Iron Mountain Cayman Limited (such Subsidiary is being dissolved), or (B) any partnership interests in Upper Providence Venture I, LP (so long as Persons that are not affiliated with the Parent continue to hold 45% of the aggregate partnership interests therein); and

(V)  on each Foreign Subsidiary Holdco Release Date for each Foreign Subsidiary Holdco (x) such Foreign Subsidiary Holdco shall not be

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required to be or become a party to the Subsidiary Guarantee or otherwise Guarantee the obligations of the Borrowers hereunder and shall be released therefrom and (y) the Parent and its Subsidiaries shall not be required to pledge more than 66% of the total combined voting power of the Voting Stock of any such Foreign Subsidiary Holdco and any pledge of any Voting Shares of such Foreign Subsidiary Holdco in excess of such number shall be released.

(d)           The Parent will not permit any of its Subsidiaries (other than Excluded Subsidiaries or any SPE acting pursuant to the terms of an Accounts Receivable Financing or Permitted Mortgage Financing permitted by the terms of this Agreement) to enter into, after the Closing Date, any indenture, agreement, instrument or other arrangement (other than any agreements governing Senior Unsecured Debt permitted under Section 9.08(iv) and the Senior Subordinated Debt Documents) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the declaration or payment of dividends, the making of loans, advances or Investments or the granting of Liens, the sale, assignment, transfer or other disposition of Property (except for customary provisions restricting the granting of Liens on Property or the sale, assignment or other disposition of Property, to the extent (w) such provisions are contained in an agreement evidencing the payment of Indebtedness that is permitted under Section 9.08(v), (x) such Indebtedness is secured by a Lien permitted to exist under Section 9.13 and (y) such agreement prohibits the creation of any other Lien on only the Property securing such Indebtedness as of the day such agreement was entered into).

(e)           Notwithstanding the other provisions of this Agreement, the Canadian Borrowers shall be required to pledge the Capital Stock owned by them of their respective Subsidiaries and other property of the type constituting Collateral under the Canadian Borrower Pledge Agreement, in each case to the extent required by the Canadian Borrower Pledge Agreement.

9.22.       Environmental Matters.  The Company will promptly give to the Lenders notice in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, remedial action, loss, damage, cost, expense, fine, penalty or sanction resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any property now or previously owned, leased, operated or used by the Parent or any of its Subsidiaries or any part thereof, or due to the operations or activities of the Parent, any Subsidiary or any other Person on or in connection with such property or any part thereof (including receipt by the Company or any Subsidiary of any notice of the happening of any event involving the Release or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each of the cases (i), (ii), (iii) and (iv), which individually or in the aggregate could have a Material Adverse Effect.

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9.23.       Residual Assurances.  The Parent will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Residual Assurances, except that (notwithstanding Sections 9.08 and 9.14) the Company may create a Residual Assurance with respect of the construction or acquisition of any records management facility by any Affiliate of the Company so long as (a) the maximum liability of the Company in respect of such Residual Assurance does not exceed 15% of the fair market value (as determined in good faith by the Board of Directors of the Company) of the completed records management facility, and (b) the maximum liability of the Company in respect of all Residual Assurances does not exceed $3,000,000 in the aggregate.

9.24.       Perfection of Security Interests in Stock of Foreign Subsidiaries; Fontis.  Within 60 days after the Effective Date, (a) subject to Section 9.21(c), the Parent shall have completed the perfection of security interests in the Capital Stock of Subsidiaries organized in a jurisdiction outside of the United States of America and listed in Annex 1 to the Company Pledge Agreement, Annex 1 to the Parent Pledge Agreement, Annex 1 to the Canadian Borrower Pledge Agreement or Annex 1 to the Subsidiary Pledge Agreement and (b) the Parent either (i) shall have caused Fontis International, Inc., a Delaware corporation (“Fontis”) to have become Subsidiary Guarantor party to the Subsidiary Guaranty and a Pledgor party to the Subsidiary Pledge Agreement in accordance with the provisions of Section 9.21 and, subject to Section 9.21(c), to have pledged 66% of the total combined voting power of the Voting Stock of Fontis International GmbH (“Fontis GmbH”) to the Administrative Agent under the Subsidiary Pledge Agreement or (ii) shall have furnished evidence to the Administrative Agent of the dissolution of Fontis and Fontis GmbH.

Section 10             Defaults.

10.01.     Events of Default.  If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

1)            default in the payment of any principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable hereunder when due; or

2)            the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) shall default in the payment when due of any principal of or interest on any Indebtedness having an aggregate outstanding principal amount of at least $25,000,000 (other than the Loans and other than Indebtedness of any SPE for which there is no recourse to the Parent or any Subsidiary other than an SPE); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

3)            any representation or warranty made or deemed made by any Borrower or any Subsidiary Guarantor in any Basic Document, or in any certificate or financial information furnished to any Lender, the Administrative Agent or the Canadian Administrative Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

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4)            (i) the Parent or the Company shall default in the performance of any of its obligations under Sections 9.08 through 9.21 and 9.23 hereof or (ii) any Borrower or any Subsidiary Guarantor shall default in the performance of any of its other obligations in any Basic Document, and such default described in this subclause (ii) shall continue unremedied for a period of 25 days after notice thereof to the Company by the Administrative Agent or the Majority Lenders (through the Administrative Agent); or

5)            the Parent or any Significant Subsidiary (or a group of Subsidiaries that, if consolidated, would constitute a Significant Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

6)            the Parent or any Significant Subsidiary (or group of Subsidiaries that, if consolidated, would constitute a Significant Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, interim receiver, receiver-manager, custodian, trustee or liquidator or like official of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition, case or proceeding seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

7)            a proceeding or case shall be commenced, without the application or consent of the Parent or any Significant Subsidiary (or group of Subsidiaries that, if consolidated, would constitute a Significant Subsidiary) in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, interim receiver, receiver-manager, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involuntary case or proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or

8)            one or more judgments or decrees shall be entered against the Parent or any of its Significant Subsidiaries involving in the aggregate liabilities (not paid or in excess of the amount recoverable by insurance) of $25,000,000 or more, and all such judgments and decrees shall not have been vacated, discharged, stayed or appealed (as long as enforcement is effectively stayed during such appeal or such appeal is bonded, if required) within 30 days from the entry thereof;

9)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability

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to the Parent and its Significant Subsidiaries of $25,000,000 or more;

10)          any Change of Control shall occur; or

11)          (i) any Security Document or the Parent Guaranty or the Company Guaranty or the Subsidiary Guaranty shall cease, for any reason, to be in full force and effect (other than as provided therein) or any party thereto (other than the Lenders) shall so assert in writing; or (ii) any Security Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby.

THEREUPON: the Administrative Agent may (and, if directed by the Majority Lenders, shall) (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) declare the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the case of the occurrence of an Event of Default with respect to any Borrower referred to in clause (6) or (7) of this Section 10.01, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each of the Borrowers.

In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrowers to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (6) or (7) of this Section 10.01 with respect to any Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn stated amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities.

10.02.     Ratable Treatment of Lenders.  In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date (the “Acceleration Date”) pursuant to Section 10.01 hereof, each of the Borrowers and the Revolving Lenders agree that the outstanding Revolving Loans and Reimbursement Obligations and accrued but unpaid interest thereon not denominated in Dollars shall be automatically converted to Dollars on the Acceleration Date at the then applicable Exchange Rate and any Reimbursement Obligation not denominated in Dollars thereafter arising shall be automatically converted to Dollars on the date of the drawing giving rise thereto under the relevant Letter of Credit at the then applicable Exchange Rate.  The Revolving Lenders hereby irrevocably agree for the benefit of each other (and not for the benefit of any of the Borrowers or the other Obligors) that,

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effective as of the Acceleration Date, each Revolving Lender shall acquire participations in each then outstanding Revolving Loan and Letter of Credit Liability in proportion to the aggregate outstanding amount of Revolving Loans of such Revolving Lender plus such Revolving Lender’s L/C Exposure and Swingline Exposure, to the aggregate outstanding amount of Revolving Loans of all the Revolving Lenders plus all Revolving Lenders’ L/C Exposure and Swingline Exposure, in each case determined immediately prior to the Acceleration Date (such Revolving Lender’s “Proportion”).  On or promptly following the Acceleration Date, the Administrative Agent shall determine for each Revolving Lender the difference between (a) such Revolving Lender’s Proportion of the aggregate principal amount of the outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversion to Dollars and (b) the aggregate principal amount of such Revolving Lender’s actual outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversions to Dollars.  Each Revolving Lender whose difference is positive shall make a payment which is equal to such difference to the Administrative Agent in Dollars in immediately available funds on a date set by the Administrative Agent promptly following the Acceleration Date.  The Administrative Agent shall distribute such payment to the Revolving Lenders whose differences are negative, with such distribution to be ratable based upon the respective amounts of such negative differences.  On each subsequent date on which a Reimbursement Obligation arises by virtue of a draw on a Letter of Credit, each Revolving Lender shall, promptly after being notified thereof, make a payment to the Issuing Bank equal to its Proportion of such Reimbursement Obligation.  To the extent that any Revolving Lender shall fail to pay any amount required to be paid pursuant to this Section 10.02 on the due date therefor, such Revolving Lender shall pay interest to the Administrative Agent for ratable distribution to the Revolving Lenders or Issuing Bank entitled thereto on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate, provided that if such Revolving Lender shall fail to make such payment within three Business Days of such due date, then, retroactively to the due date, such Revolving Lender shall be obligated to pay interest on such amount at the Alternate Base Rate.

Section 11             The Administrative Agent; Other Agents.

11.01.     Appointment Powers and Immunities.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this Section 11 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by any Borrower or any of the Subsidiary Guarantors or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings

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hereunder or under any other Basic Document except to the extent requested by the Majority Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

11.02.     Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

11.03.     Defaults.  The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than a Default of the type specified in Section 10.01(1)) unless the Administrative Agent has received notice from a Lender or any Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall deliver to the Lenders a copy of any written declaration made pursuant to the second to last paragraph of Section 10.01 hereof.

11.04.     Rights as a Lender.  With respect to its Commitments and the Loans made by it, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers and the Subsidiary Guarantors (and their respective Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent in its individual capacity may accept fees and other consideration from each of the Borrowers (in addition to the agency fees and arrangement fees heretofore agreed to between the Borrowers and the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

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11.05.     Indemnification.  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 or 12.04 hereof, but without limiting the obligations of the Company and the Parent under said Sections 12.03 and 12.04), ratably in accordance with the principal amount of their respective Loans and Reimbursement Obligations outstanding, or if no Loans or Reimbursement Obligations are outstanding, ratably in accordance with their respective Revolving Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company or the Parent is obligated to pay under Sections 12.03 and 12.04 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

11.06.     Non-Reliance on Administrative Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each of the Borrowers and Subsidiary Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers and the Subsidiary Guarantors of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any of the Borrowers or any of the Subsidiary Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or the other Basic Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any of the Borrowers or any of the Subsidiary Guarantors (or any of their affiliates) which may come into the possession of the Administrative Agent.

11.07.     Failure to Act.  Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

11.08.     Resignation or Removal of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time that it is a Defaulting Lender

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by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Company (provided that the Company’s consent shall not be required during the occurrence or continuance of an Event of Default). Upon any such resignation or removal, the Administrative Agent that resigned or was removed shall, to the extent that its annual agency fee was paid in advance, pay to the Company an amount equal to such fee multiplied by a fraction the numerator of which shall be the number of days remaining on the date of such resignation or removal until the next anniversary of the Closing Date, and the denominator of which shall be 365. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the Administrative Agent that is a Defaulting Lender (the “Notice Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Company. Any successor Administrative Agent shall be (i) a Lender or (ii) if no Lender has accepted such appointment within 30 days after the Notice Date, a bank which has an office in New York, New York with a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

11.09.     Lead Arrangers, Joint Bookrunners, Documentation Agents and Co-Syndication Agents. None of the Lead Arrangers, Joint Bookrunners, Co-Documentation Agents or Co-Syndication Agent shall have any duties or responsibilities under the Basic Documents in their respective capacities as such.

11.10.     Collateral Sub-Agents.  Each Lender by its execution and delivery of this Agreement agrees, as contemplated by the Security Documents, that, in the event it shall hold any Liquid Investments referred to therein, such Liquid Investments shall be held in the name and under the control of such Lender and such Lender shall hold such Liquid Investments as a collateral sub-agent for the Administrative Agent thereunder.

11.11.     Multi-Currency Payment Agent and Canadian Administrative Agent.  The Multi-Currency Payment Agent referred to herein and the Canadian Administrative Agent referred to in Annex A hereto shall be deemed to be sub-agents of the Administrative Agent for all purposes of this Agreement and entitled to the benefits of this Section 11.

11.12.     Additional Ministerial Powers of the Administrative Agent.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to (a) execute any document creating any Lien and to release any Lien covering any asset of the Parent or any of its Subsidiaries that is the subject of a disposition, sale or assignment which is permitted under this Agreement and (b) take any other action to release Guaranties and Liens as provided in Section 12.17.

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Section 12             Miscellaneous.

12.01.     Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Basic Documents are cumulative and not exclusive of any remedies provided by law.

12.02.     Notices.  All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or other writing and telecopied, mailed or delivered to the intended recipient (a) in the case of each of the Borrowers, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent at the “Address for Notices” specified below its name on the signature pages hereof; (b) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to the each of the Borrowers and the Administrative Agent given in accordance with this Section 12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and receipt is electronically confirmed), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  In addition, such notices and other communications may be delivered or furnished by electric communications pursuant to procedures approved by the Administrative Agent.

12.03.     Expenses Etc.  The Company agrees to pay or reimburse, without duplication of any amounts otherwise already so paid or reimbursed by the Company elsewhere under this Agreement, each of the Lenders, the Administrative Agent and the Arrangers for paying: (a) the reasonable fees and expenses of Simpson Thacher & Bartlett LLP and McMillan LLP, special counsel to the Administrative Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the Exhibits hereto) and the Security Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any other Basic Document (including, without limitation, the amendment and restatement evidenced hereby); (b) all reasonable costs and expenses of the Lenders, the Administrative Agent and the Arrangers (including reasonable counsels’ fees) in connection with the enforcement of this Agreement or any other Basic Document or any bankruptcy, insolvency or other proceedings); (c) all mortgage, intangible, transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Basic Document or any other document referred to herein or therein; and (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein.

12.04.     Indemnification.  The Parent shall indemnify the Administrative Agent, the Arrangers, the Canadian Administrative Agent, the Multi-Currency Payment Agent, the other agents identified on the cover page of this Agreement, the Lenders and each affiliate thereof and their respective directors, officers, employees, advisors and agents (each, an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which

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any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of, relate to or result from any (i) Loan by any Lender hereunder or (ii) breach by any Borrower of this Agreement or any other Basic Document or (iii) any Environmental Liabilities (whether known or unknown) or (iv) any investigation, litigation or other proceeding (including any threatened investigation or proceeding)  as well as any amendment or waiver relating to the foregoing or to any Basic Document, and the Company shall reimburse the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent and each Lender, and each affiliate and their respective directors, officers, employees, advisors and agents, upon demand for any reasonable expenses (including legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the  gross negligence or willful misconduct of the Person to be indemnified; provided, however, that in no event will any Indemnitee have any liability for any indirect, consequential, special or punitive damages in connection with this Agreement, any Basic Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

12.05.     Amendments. Etc.  No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) extend the Commitment Termination Date (it being understood that any “extension” pursuant to Section 2.01(f) and any waiver of any prepayment of, or the method of application of any prepayment to the amortization of, Loans shall not constitute any such extension), or extend the stated maturity of any Letter of Credit beyond the Commitment Termination Date, or extend the scheduled date of payment of principal of any Term Loan, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees (it being agreed that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in interest or fees for purposes of this clause (i)), or reduce the principal amount thereof, or increase any Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of a Commitment of a Lender), (ii) amend, modify or waive any provision of this Section 12.05, (iii) amend, modify or waive any provision of Section 12.16, (iv) amend or modify the definition of “Multi-Currency”, (v) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Majority Lenders, (vi) release all or substantially all of the security for the obligations of the Company or any other Borrower under this Agreement, (vii) change the order of any mandatory prepayment provided for in Section 3.02(b) or (c) hereof without the consent of Term Lenders having more than 50% of the aggregate principal amount of the Term Loans, or (viii) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty; provided that a Defaulting Lender’s vote shall not be required except that (A) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (B) the principal amount of, or interest or fees payable on, Loans or Letter of Credit Liabilities owed to a Defaulting Lender may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent. Notwithstanding anything in this Section 12.05 to the

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contrary, no amendment, waiver or consent shall be made (x) with respect to Section 11 without the consent of the Administrative Agent, (y) with respect to Annex A hereto without the consent of the Canadian Borrowers or (z) with respect to Section 2.10 hereto without the consent of the Administrative Agent and the Issuing Bank.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Company, may amend, modify or supplement any Basic Document without the consent of any Lender or the Majority Lenders (x) in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Basic Document or (y) to implement the provisions of Sections 2.01(b), (c) and (e) and 2.12.

12.06.     Successors and Assigns.

(a)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign their rights or obligations hereunder without the prior written consent of all of the Lenders.

(b)           Each Lender may assign all or a portion of its rights and obligations under this Agreement (i) with respect to the Term Loans (x) to any other Lender, to any affiliate of a Lender or to any entity (an “Approved Fund”) (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender, an affiliate of such Lender or an entity or an affiliate of an entity that administers or manages a Lender, or (y) with the consent of the Administrative Agent and of the Company (provided that the consent of the Company shall not be required if an Event of Default has occurred or is continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), to any bank or financial institution, and (ii) with respect to the Revolving Commitments, (x) with the consent of the Administrative Agent and of the Issuing Bank and, if applicable, of the Canadian Issuing Bank, to any other Lender, to any affiliate of a Lender or to an Approved Fund, or (y) with the consent of the Administrative Agent, of the Issuing Bank and, if applicable, of the Canadian Issuing Bank, and of the Company (provided, that the consent of the Company to any assignment shall not be required if an Event of Default hereunder shall have occurred and be continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), to any bank or financial institution, which consents (other than the consent of the Administrative Agent to the assignment of any Revolving Commitment) shall not be unreasonably withheld or delayed (it being understood that, in the case of the Canadian Issuing Bank, it shall not be unreasonable to withhold consent in the case of any proposed assignment to any entity or entities rated below BBB+ by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., or other comparable rating by another comparable rating agency), provided that any such partial assignment shall not, unless the Company and the Administrative Agent otherwise agree (provided that the consent of the Company shall not be required if an Event of Default has occurred or is continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), be less than $5,000,000 (or, in the case of Term Loans,

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$1,000,000), or if the remainder of the Lender’s Commitment or Term Loans is less than $5,000,000 or $1,000,000, as applicable, such lesser amount. Upon execution and delivery to the Administrative Agent of an Assignment and Assumption substantially in the form of Exhibit N hereto by the assignor and the assignee together with payment by such assignee to the Administrative Agent of a processing fee of $3,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein), released from its obligations under this Agreement.

(c)           Each Lender may (without the consent of any other party to this Agreement) sell participations in all or any part of any Loan or Loans or any Commitment or Commitments made by it to another bank or other entity, in which event the participant shall not have any rights under this Agreement (except as provided in the next succeeding sentence hereof) (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement shall not give the participant the right to consent to any modification, amendment or waiver other than one described in clause (i), (ii), (vi) or (viii) of Section 12.05 hereof); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each Borrower agrees that each participant shall be entitled to the benefits of Sections 5.08, 6.01, 6.05, 6.06 and 6.08 of this Agreement and Sections 3.8 and 3.9 of Annex A hereto (subject to the requirements and limitations therein, including the requirements under Section 5.08(f) of this Agreement (it being understood that the documentation required under Section 5.08(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such participant (A) agrees to be subject to the provisions of Sections 6.07 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.08, 6.01, 6.06 and 6.08 of this Agreement and Sections 3.8 and 3.9 of Annex A hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 6.07(b) with respect to any participant.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 12.19 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.07 as though it were a Lender.   Each Lender may furnish any information concerning the Parent and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) which have agreed in writing to be bound by the provisions of Section 12.07 hereof. The Administrative Agent and the Company may, for all purposes of this Agreement, treat any Lender as the holder of any Note or C$ Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them from such Lender.  No assignment may be made or participation sold to (x) the Parent or any of its Subsidiaries except as allowed by Section 2.11 or (y) a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person).

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(d)           In addition to the assignments and participations permitted in the foregoing provisions of this Section 12.06, any Lender may (without notice to any of the Borrowers, the Administrative Agent, the Issuing Bank or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes (i) to secure obligations of such Lender, including to any Federal Reserve Bank or other central bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank or any other central bank, and (ii) with respect to any Lender which is a fund, to its trustee or creditors in support of its obligations to its trustee or creditors, and such Loans and Notes shall be fully transferable as provided therein. No such assignment pursuant to the preceding sentence shall release the assigning Lender from its obligations hereunder.

(e)           The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Letter of Credit Liabilities owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, the applicable Borrower and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

12.07.     Confidentiality.  Each Lender agrees to exercise all reasonable efforts to keep any information delivered or made available by or on behalf of the Parent to it which has not been publicly disclosed confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to the officers, directors, employees, agents, attorneys and accountants of such Lender or its affiliates who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (v) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender, any Borrower, any

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Subsidiary Guarantor or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender’s legal counsel and independent auditors, (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07, and (ix) to the extent such information becomes publicly available other than by reason of disclosure by the Administrative Agent, any Lender or their respective affiliates in breach of this Agreement; provided, that in the case of information received from or on behalf of the Parent after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.  For the avoidance of doubt, information relating to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending interest shall be deemed not to be confidential.

12.08.     Survival.  The obligations of the Borrowers under Sections 6.01, 6.05, 6.06, 6.08, 12.03 and 12.04 hereof and of the Canadian Borrowers under such Sections and Section 3.8 of Annex A hereto and the obligations of the Lenders under Section 11.05 shall survive the repayment of the Loans and the termination of the Commitments.

12.09.     Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.10.     Counterparts; Integration.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement, together with the schedules, exhibits and Annex hereto, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

12.11.     GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE OBLIGORS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE OBLIGORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE OBLIGORS HEREBY AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER

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JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY BASIC DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) To the extent any Obligor has or hereafter may acquire any immunity from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, to the maximum extent permitted by law, such Obligor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Basic Documents.

12.12.     Borrowers’ Agent.  Each of the Borrowers, by execution and delivery of this Agreement, irrevocably appoints the Company as its agent and attorney-in-fact for all purposes of this Agreement, irrevocably designates, appoints and empowers the Company, as its designee and agent, for service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding and hereby ratifies and confirms, and agrees to be bound by, all actions taken by the Company on its behalf pursuant to the foregoing authorization.  The Company irrevocably accepts such appointment.  Without limiting the generality of the foregoing, all notices from and to any of the Borrowers hereunder shall be given by or to the Company on its behalf.  Each Lender, the Parent, the Canadian Administrative Agent, the Multi-Currency Payment Agent and the Administrative Agent may conclusively rely on the authority of the Company to act on behalf of each of the Borrowers.

12.13.     Designation of Indebtedness.  The indebtedness incurred hereunder constitutes “Senior Debt” or “Senior Indebtedness”, as the case may be (and, accordingly, “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be) under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

12.14.     Acknowledgements.  Each of the Borrowers hereby acknowledges that (i) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Obligor arising out of or in connection with this Agreement or any of the other Basic Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and (ii) the Administrative Agent, each Lender and their respective Affiliates may have economic interests that conflict with those of the Obligors and their stockholders and/or Affiliates.

12.15.     USA PATRIOT Act.

1)            Each Lender that is subject to the Act (as hereinafter defined) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in

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accordance with the Act.

2)            Canadian Anti-Money Laundering Legislation.

If the Administrative Agent has ascertained the identity of any Obligor or any authorized signatories of any Obligor for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other anti-terrorism laws and “know your client” policies, regulations, laws or rules applicable in Canada (the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and such other anti-terrorism laws, applicable policies, regulations, laws or rules in Canada, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Administrative Agent:

(a)           shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(b)           shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Obligors or any authorized signatories of the Obligors on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Obligor or any such authorized signatory in doing so.

12.16.     Additional Borrowers.  The Company may designate any Subsidiary of the Parent as a Borrower under the Revolving Commitments; provided that (a) the Administrative Agent and the applicable Lenders have agreed that such Lenders may make loans and other extensions of credit to such Subsidiary and in the applicable currency or currencies in such Subsidiary’s jurisdiction in compliance with applicable laws and regulations, without the Administrative Agent and the applicable Lender being required or qualified to do business in such jurisdiction and without being subject to any unreimbursed or unindemnified Tax or other expense and (b) the Company shall have delivered to each Lender which requests the same information with respect to such Subsidiary in accordance with Section 12.15.  Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement substantially in the form of Exhibit O-1 executed by such Subsidiary and the Company, such Subsidiary shall be a Borrower and a party to this Agreement.  A Subsidiary shall cease to be a Borrower hereunder at such time as no Loans, fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding by such Subsidiary, no Letters of Credit issued for the account of such Subsidiary shall be outstanding and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination substantially in the form of Exhibit O-2.

12.17.     Releases of Guaranties and Liens.

(a)           Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Administrative Agent is hereby irrevocably authorized by each Lender

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(without requirement of notice to or consent of any Lender except as expressly required by Section 12.05) to take any action requested by the Parent having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Basic Document or that has been consented to in accordance with Section 12.05, (ii) in accordance with the terms of Section 9.21(c)(V) and (iii) under the circumstances described in paragraph (b) below.

(b)           At such time as the Loans, the Reimbursement Obligations and the other obligations under the Basic Documents (other than obligations under or in respect of Hedging Agreements) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

12.18.     Amendment and Restatement.  (a)  The Obligors, the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, the Issuing Banks, the Swingline Lender and the Lenders hereby agree that upon the Closing Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement, except as otherwise provided in this Agreement (including, without limitation, paragraph (b) of this Section 12.18), shall be superseded by this Agreement.

(b)           Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligors shall be liable in accordance with the terms and subject to the limitations set forth in the Existing Credit Agreement to each indemnitee under Section 12.04 of the Existing Credit Agreement with respect to agreements under the Existing Credit Agreement to indemnify and hold harmless such indemnitee from and against all losses, liabilities, claims, and damages to which such indemnitee may be subject arising in connection with the Existing Credit Agreement.  This Agreement is given as a substitution of, and not as a payment of, the obligations of the Obligors under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement.

(c)           By execution of this Agreement all parties hereto agree that on and after the Closing Date (i) each relevant Basic Document is hereby amended such that all references to the Existing Credit Agreement and the Loans and Commitments thereunder shall be deemed to refer to this Agreement and the continuation of the Loans and Commitments hereunder, (ii) all obligations under the Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty and the Security Documents are reaffirmed and remain in full force and effect on a continuous basis after giving effect to this Agreement, subject to any applicable limitations and conditions set forth therein, and (iii) all security interests and liens granted under the Security Documents and the other Basic Documents are reaffirmed and shall continue and secure the obligations hereunder and thereunder, and the obligations of the Obligors under the Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty and the other Basic Documents after giving effect to this Agreement and the Parent Guaranty, the Company Guaranty and the Subsidiary Guaranty are reaffirmed subject to any applicable limitations and conditions set forth therein.  After giving effect to this Agreement

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and the transactions contemplated hereby, neither the modification of the Existing Credit Agreement effected pursuant to this amendment and restatement nor the execution, delivery, performance or effectiveness of this Agreement (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to the Basic Documents, and such Liens continue unimpaired with the same priority to secure repayment of all obligations purported to be secured thereby, whether heretofore or hereafter incurred, or (ii) requires that any new filings be made or other actions taken to perfect or to maintain the perfection of such Lien.

12.19.     Right to Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or any Affiliate thereof to or for the credit or the account of any Borrower or other Obligor against any of and all the obligations of such Borrower or Obligor now or hereafter existing under this Agreement or other Basic Document held by such Lender, Issuing Bank or Affiliate, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender and Issuing Bank and Affiliate under this Section 12.19 are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank and Affiliate may have.

12.20.     Obligations of Multi-Currency Borrowers. For the avoidance of doubt, the parties hereto acknowledge that each Multi-Currency Borrower that is an Excluded Subsidiary organized under the laws of Austria has not, by virtue of its execution of this Agreement, become liable or otherwise obligated for any obligations of the Parent, the Company or any other Obligor under any Basic Document  (the obligations of such Multi-Currency Borrower under this Agreement and the other Basic Documents being limited to the unpaid principal amount of any Loan advanced to or for the account of such Multi-Currency Borrower under the Credit Agreement, and all interest, fees, charges and expenses payable under any Basic Document to the extent attributable or otherwise related to any such Loan).

12.21.     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.22.     Iron Mountain Luxembourg Services S.à.r.l.  The Parent, the Company and Iron Mountain Luxembourg Services S.à.r.l., Luxembourg, Schaffhausen Branch (the “Branch”) agree, represent and warrant that the Branch is executing and delivering this Agreement and the other Basic Documents to which it is a party on behalf of, and to bind and join, both itself and Iron Mountain Luxembourg Services S.à.r.l. on a joint and several basis.  The Branch is a branch of, and has authority to act for and bind, Iron Mountain Luxembourg Services S.à.r.l.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PARENT:

IRON MOUNTAIN INCORPORATED

By	/s/ John P. Lawrence
Name: John P. Lawrence
Title: Senior Vice President & Treasurer

Address for Notices:	One Federal Street
Boston, MA 02110

COMPANY:

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

By	/s/ John P. Lawrence
Name: John P. Lawrence
Title: Senior Vice President & Treasurer

Address for Notices:	One Federal Street
Boston, MA 02110

OTHER US$ BORROWERS:

IRON MOUNTAIN FULFILLMENT SERVICES, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

IRON MOUNTAIN GLOBAL LLC

IRON MOUNTAIN US HOLDINGS, INC.

IRON MOUNTAIN SECURE SHREDDING, INC.

IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.

By	/s/ John P. Lawrence
Name: John P. Lawrence
Title: Senior Vice President & Treasurer

Address for Notices:	One Federal Street
Boston, MA 02110

CANADIAN BORROWERS:

IRON MOUNTAIN CANADA OPERATIONS ULC IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES CANADA, INC. IRON MOUNTAIN SECURE SHREDDING CANADA, INC.

By	/s/ John P. Lawrence
Name: John P. Lawrence
Title: Senior Vice President & Treasurer

Address for Notices:	One Federal Street
Boston, MA 02110

MULTI-CURRENCY BORROWERS:

IRON MOUNTAIN SWITZERLAND GMBH

By	/s/ Christopher LaRochelle
Name: Christopher LaRochelle
Title: Managing Director

IRON MOUNTAIN EUROPE PLC

By	/s/ Simon Golesworthy
Name: Simon Golesworthy
Title: Director

IRON MOUNTAIN HOLDINGS (EUROPE) LIMITED

By	/s/ Simon Golesworthy
Name: Simon Golesworthy
Title: Director

IRON MOUNTAIN AUSTRALIA HOLDINGS PTY LTD

By	/s/ Ernest W. Cloutier
Name: Ernest W. Cloutier
Title: Director

IRON MOUNTAIN AUSTRALIA SERVICES PTY LTD

By	/s/ Marc Duale
Name: Marc Duale
Title: Director

IRON MOUNTAIN (UK) LIMITED

By	/s/ Simon Golesworthy
Name: Simon Golesworthy
Title: Director

IRON MOUNTAIN AUSTRIA ARCHIVIERUNG GMBH

By	/s/ Robert Nedeljkovic
Name: Robert Nedeljkovic
Title: Managing Director

IRON MOUNTAIN INTERNATIONAL HOLDINGS BV

By	/s/ Marc Duale
Name: Marc Duale
Title: Director A

IRON MOUNTAIN LUXEMBOURG SERVICES
S.À R.L., LUXEMBOURG, SCHAFFHAUSEN BRANCH

By	/s/ Christopher LaRochelle
Name: Christopher LaRochelle
Title: Manager

Address for Notices:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Vice President

Address for Notices given pursuant to Section 5.05:

(a) US$ Notices

Attention: Emily Cousineau
Telecopier No.: 302-634-4250
Telephone No.: 302-634-8612
Email: emily.cousineau@chase.com
Address: 500 Stanton Christiana Road, 3/Ops2, Newark, DE 19713

(b) Multicurrency Notices

Attn: Joshua Ellis-Jones
Fax No.: +44 (0) 2077772360
Telephone No.: +442077424345
Email: joshua.c.ellis-jones@jpmorgan.com
Address: Floor 6, 25 Bank Street, Canary Wharf, London, E14 5JP

Address for other Notices:

Attention: Gene Riego de Dios
Fax No.: 212-270-5100
Telephone No.: 212-270-2348
Email: gene.r.riegodedios@jpmorgan.com
Address: 24th floor, 383 Madison Avenue, NY, NY 10179

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH,
as Canadian Administrative Agent

By	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Vice President

Address for Funding Notices:

Attention: Emily Cousineau
Tel: 302-634-8612
Fax: 302-634-4250
Email: Emily.cousineau@chase.com
Address: 500 Stanton Christiana Road, 3/Ops2, Newark, DE 19713

Address for Notices:

Attention: Emily Cousineau
Tel: 302-634-8612
Fax: 302-634-4250
Email: Emily.cousineau@chase.com
Address: 500 Stanton Christiana Road, 3/Ops2, Newark, DE 19713

US$ LENDERS

J.P. Morgan Chase Bank, N.A.
Name of Lender

By	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Vice President

US$ LENDERS

Morgan Stanley Bank, N.A.

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

US$ LENDERS

GOLDMAN SACHS BANK USA

By	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

US$ LENDERS

KBC Bank N.V., New York Branch

By	/s/ Lene E. Mosdoel
Name: Lene E. Mosdoel
Title: Associate

By	/s/ Thomas R. Lalli
Name: Thomas R. Lalli
Title: Managing Director

US$ LENDERS

PNC BANK, National Association

By	/s/ Michael Richards
Name: Michael Richards
Title: Senior Vice President, Managing Director

US$ LENDERS

HSBC Bank Australia Limited Name of Lender

By	/s/ Saurabh Bhatnagar
Name: Saurabh Bhatnagar
Title: State Manager, Commercial Banking, Vic & Tas

US$ LENDERS

Bank of America N.A.
Name of Lender

By	/s/ John F. Lynch
Name: John F. Lynch
Title: S.V.P.

[By
Name:
Title:](1)

(1)  To be included if a second signature is required for the Lender.

US$ LENDERS

Citizens Bank, N.A.

By	/s/ Cheryl Carangelo
Name: Cheryl Carangelo
Title: Managing Director

[By
Name:
Title:](2)

(2)  To be included if a second signature is required for the Lender.

US$ LENDERS

HSBC Bank plc
Name of Lender

By	/s/ Claire Sugden
Name: Claire Sugden
Title: Relationship Director

[By
Name:
Title:](3)

(3)  To be included if a second signature is required for the Lender.

US$ LENDERS

The Bank of Nova Scotia
Name of Lender

By	/s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director

US$ LENDERS

TD BANK, N.A.

By	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

US$ LENDERS

HSBC Bank USA, N.A.
Name of Lender

By	/s/ Elise M. Russo
Name: Elise M. Russo
Title: Senior Vice President

[By
Name:
Title:](4)

(4)  To be included if a second signature is required for the Lender.

US$ LENDERS

Crédit Agricole Corporate & Investment Bank
Name of Lender

By	/s/ Juliette Cohen
Name: Juliette Cohen
Title: Managing Director

By	/s/ Brad Matthews
Name: Brad Matthews
Title: Director

US$ LENDERS

People’s United Bank, National Association

By	/s/ Yvette D. Hawkins
Name: Yvette D. Hawkins
Title: Vice President

US$ LENDERS

Webster Bank, N. A.

By	/s/ Raymond C. Hoefling
Name: Raymond C. Hoefling
Title: Senior Vice President

US$ LENDERS

Wells Fargo Bank, N.A.

By	/s/ Tom Molitor
Tom Molitor
Managing Director

US$ LENDERS

The Huntington National Bank

By	/s/ Jacklyn Compau
Name: Jacklyn Compau
Title: Senior Vice President

US$ LENDERS

SunTrust Bank
Name of Lender

By	/s/ Min Park
Name: Min Park
Title: Vice President

US$ LENDERS

BARCLAYS BANK PLC, as a lender

By	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

US$ LENDERS

ROYAL BANK OF CANADA

By	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

US$ LENDERS

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Name of Lender

By	/s/ George Stoecklein
Name: George Stoecklein
Title: Director

US$-CANADIAN LENDERS

J.P. Morgan Chase Bank, N.A.
Name of Lender

By	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Vice President

US$-CANADIAN LENDERS

Bank of America, N.A., Canada branch
Name of Lender

By	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[By
Name:
Title:](5)

(5)  To be included if a second signature is required for the Lender.

US$-CANADIAN LENDERS

Citizens Bank, N.A.

By	/s/ Cheryl Carangelo
Name: Cheryl Carangelo
Title: Managing Director

[By
Name:
Title:](6)

(6)  To be included if a second signature is required for the Lender.

US$-CANADIAN LENDERS

The Bank of Nova Scotia
Name of Lender

By	/s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director

US$-CANADIAN LENDERS

TD BANK, N.A.

By	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

US$-CANADIAN LENDERS

Crédit Agricole Corporate & Investment Bank
Name of Lender

By	/s/ Juliette Cohen
Name: Juliette Cohen
Title: Managing Director

By	/s/ Brad Matthews
Name: Brad Matthews
Title: Director

US$-CANADIAN LENDERS

Webster Bank, N. A.

By	/s/ Raymond C. Hoefling
Name: Raymond C. Hoefling
Title: Senior Vice President

US$-CANADIAN LENDERS

Wells Fargo Bank, N.A.

By	/s/ Tom Molitor
Tom Molitor
Managing Director

US$-CANADIAN LENDERS

The Huntington National Bank

By	/s/ Jacklyn Compau
Name: Jacklyn Compau
Title: Senior Vice President

US$-CANADIAN LENDERS

SunTrust Bank
Name of Lender

By	/s/ Min Park
Name: Min Park
Title: Vice President

US$-CANADIAN LENDERS

ROYAL BANK OF CANADA

By	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

US$-CANADIAN LENDERS

BARCLAYS BANK PLC, as a lender

By	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

US$-CANADIAN LENDERS

PNC BANK CANADA BRANCH

By	/s/ Caroline Stade
Name: Caroline Stade
Title: Senior Vice President

CANADIAN LENDERS

J.P. Morgan Chase Bank, N.A., TORONTO BRANCH
Name of Lender

By	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Vice President

CANADIAN LENDERS

Bank of America, N.A., Canada branch
Name of Lender

By	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[By
Name:
Title:](7)

(7)  To be included if a second signature is required for the Lender.

CANADIAN LENDERS

Citizens Bank, N.A.

By	/s/ Cheryl Carangelo
Name: Cheryl Carangelo
Title: Managing Director

[By
Name:
Title:](8)

(8)  To be included if a second signature is required for the Lender.

CANADIAN LENDERS

The Bank of Nova Scotia
Name of Lender

By	/s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director

CANADIAN LENDERS

TD BANK, N.A.

By	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

CANADIAN LENDERS

Crédit Agricole Corporate & Investment Bank
Name of Lender

By	/s/ Juliette Cohen
Name: Juliette Cohen
Title: Managing Director

By	/s/ Brad Matthews
Name: Brad Matthews
Title: Director

CANADIAN LENDERS

The Huntington National Bank

By	/s/ Jared Shaner
Name: Jared Shaner
Title: Vice President

CANADIAN LENDERS

Webster Bank, N. A.

By	/s/ Raymond C. Hoefling
Name: Raymond C. Hoefling
Title: Senior Vice President

CANADIAN LENDERS

Wells Fargo Bank, N.A.

By	/s/ Tom Molitor
Tom Molitor
Managing Director

CANADIAN LENDERS

SunTrust Bank
Name of Lender

By	/s/ Min Park
Name: Min Park
Title: Vice President

CANADIAN LENDERS

BARCLAYS BANK PLC, as a lender

By	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

US$-CANADIAN LENDERS

ROYAL BANK OF CANADA

By	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

CANADIAN LENDERS

PNC BANK CANADA BRANCH

By	/s/ Caroline Stade
Name: Caroline Stade
Title: Senior Vice President PNC Bank Canada Branch

MULTI-CURRENCY LENDERS

J.P. Morgan Chase Bank, N.A.
Name of Lender

By	/s/ Gene Riego de Dios
Name: Gene Riedo de Dios
Title: Vice President

MULTI-CURRENCY LENDERS

HSBC Bank Australia Limited
Name of Lender

By	/s/ Saurabh Bhatnagar
Name: Saurabh Bhatnagar
Title: State Manager, Commercial Banking Vic & Tas

MULTI-CURRENCY LENDERS

Bank of America, N.A.
Name of Lender

By	/s/ John F. Lynch
Name: John F. Lynch
Title: S.V.P.

[By
Name:
Title:](9)

(9)  To be included if a second signature is required for the Lender.

MULTI-CURRENCY LENDERS

Citizens Bank, N.A.

By	/s/ Cheryl Carangelo
Name: Cheryl Carangelo
Title: Managing Director

[By
Name:
Title:](10)

(10)  To be included if a second signature is required for the Lender.

MULTI-CURRENCY LENDERS

HSBC Bank plc
Name of Lender

By	/s/ Claire Sugden
Name: Claire Sugden
Title: Relationship Director

[By
Name:
Title:](11)

(11)  To be included if a second signature is required for the Lender.

MULTI-CURRENCY LENDERS

SCOTIABANK EUROPE PLC
Name of Lender

By	/s/ John O’Connor
Name: John O’Conner
Title: Director, Credit Risk Control

By	/s/ Steve Caller
Name: Steve Caller
Title: Manager, Credit Risk Control

MULTI-CURRENCY LENDERS

The Bank of Nova Scotia
Name of Lender

By	/s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director

MULTI-CURRENCY LENDERS

TD BANK, N.A.

By	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

US$ LENDERS

HSBC Bank USA, N.A.
Name of Lender

By	/s/ Elise M. Russo
Name: Elise M. Russo
Title: Senior Vice President

[By
Name:
Title:](12)

(12)  To be included if a second signature is required for the Lender.

MULTI-CURRENCY LENDERS

Crédit Agricole Corporate & Investment Bank
Name of Lender

By	/s/ Juliette Cohen
Name: Juliette Cohen
Title: Managing Director

By	/s/ Brad Matthews
Name: Brad Matthews
Title: Director

MULTI-CURRENCY LENDERS

Webster Bank, N. A.

By	/s/ Raymond C. Hoefling
Name: Raymond C. Hoefling
Title: Senior Vice President

MULTI-CURRENCY LENDERS

Wells Fargo Bank, N.A.

By	/s/ Tom Molitor
Tom Molitor
Managing Director

MULTI-CURRENCY LENDERS

People’s United Bank, National Association

By	/s/ Yvette D. Hawkins
Name: Yvette D. Hawkins
Title: Vice President

MULTI-CURRENCY LENDERS

The Huntington National Bank

By	/s/ Jacklyn Compau
Name: Jacklyn Compau
Title: Senior Vice President

MULTI-CURRENCY LENDERS

SunTrust Bank
Name of Lender

By	/s/ Min Park
Name: Min Park
Title: Vice President

MULTI-CURRENCY LENDERS

ROYAL BANK OF CANADA

By	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

MULTI-CURRENCY LENDERS

PNC BANK, National Association

By	/s/ Michael Richards
Name: Michael Richards
Title: Senior Vice President, Managing Director

MULTI-CURRENCY LENDERS

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Name of Lender

By	/s/ George Stoecklein
Name: George Stoecklein
Title: Director

MULTI-CURRENCY LENDERS

BARCLAYS BANK PLC, as a lender

By	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

INITIAL TERM LENDERS

J.P. Morgan Chase Bank, N.A.
Name of Lender

By	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Vice President

INITIAL TERM LENDERS

SunTrust Bank
Name of Lender

By	/s/ Min Park
Name: Min Park
Title: Vice President

INITIAL TERM LENDERS

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Name of Lender

By	/s/ George Stoecklein
Name: George Stoecklein
Title: Director

INITIAL TERM LENDERS

ROYAL BANK OF CANADA

By	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

INITIAL TERM LENDERS

BARCLAYS BANK PLC, as a lender

By	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

INITIAL TERM LENDERS

The Huntington National Bank

By	/s/ Jacklyn Compau
Name: Jacklyn Compau
Title: Senior Vice President

INITIAL TERM LENDERS

Wells Fargo Bank, N.A.

By	/s/ Tom Molitor
Tom Molitor
Managing Director

INITIAL TERM LENDERS

Webster Bank, N. A.

By	/s/ Raymond C. Hoefling
Name: Raymond C. Hoefling
Title: Senior Vice President

INITIAL TERM LENDERS

People’s United Bank, National Association

By	/s/ Yvette D. Hawkins
Name: Yvette D. Hawkins
Title: Vice President

INITIAL TERM LENDERS

Crédit Agricole Corporate & Investment Bank
Name of Lender

By	/s/ Juliette Cohen
Name: Juliette Cohen
Title: Managing Director

By	/s/ Brad Matthews
Name: Brad Matthews
Title: Director

INITIAL TERM LENDERS

HSBC Bank USA, N.A.
Name of Lender

By	/s/ Elise M. Russo
Name: Elise M. Russo
Title: Senior Vice President

[By
Name:
Title:](13)

(13)  To be included if a second signature is required for the Lender.

INITIAL TERM LENDERS

TD BANK, N.A.

By	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

INITIAL TERM LENDERS

The Bank of Nova Scotia
Name of Lender

By	/s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director

INITIAL TERM LENDERS

Citizens Bank, N.A.

By	/s/ Cheryl Carangelo
Name: Cheryl Carangelo
Title: Managing Director

[By
Name:
Title:](14)

(14)  To be included if a second signature is required for the Lender.

INITIAL TERM LENDERS

Bank of America, N.A.
Name of Lender

By	/s/ John F. Lynch
Name: John F. Lynch
Title: S.V.P.

[By
Name:
Title:](15)

(15)  To be included if a second signature is required for the Lender.

INITIAL TERM LENDERS

Morgan Stanley Bank, N.A.

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

INITIAL TERM LENDERS

PNC BANK, National Association
Name of Lender

By	/s/ Michael Richards
Name: Michael Richards
Title: Senior Vice President, Managing Director

INITIAL TERM LENDERS

GOLDMAN SACHS BANK USA

By	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

INITIAL TERM LENDERS

KBC Bank N.V., New York Branch
Name of Lender

By	/s/ Lene E. Mosdoel
Name: Lene E. Mosdoel
Title: Associate

By	/s/ Thomas R. Lalli
Name: Thomas R. Lalli
Title: Managing Director

INITIAL TERM LENDERS

HSBC Bank plc
Name of Lender

By	/s/ Claire Sugden
Name: Claire Sugden
Title: Relationship Director

[By
Name:
Title:](1)

(1)  To be included if a second signature is required for the Lender.

SCHEDULE I

Lender	US$ Commitment	US$-Canadian Commitment(16)	Multi-Currency Commitment	Initial Term Commitment	Total Allocation
J.P. Morgan Chase Bank, N.A.	$9,790,357	—	$74,144,954	$17,857,142	$101,792,453
J.P. Morgan Chase Bank, N.A. and J.P. Morgan Chase Bank, N.A. TORONTO BRANCH	—	$23,207,547	—	—	$23,207,547
Bank of America N.A.	$12,473,795	—	$80,518,119	$17,857,142	$110,849,056
Bank of America N.A., Canada branch	—	$14,150,944	—	—	$14,150,944
Barclays Bank PLC	$12,473,795	$14,150,944	$80,518,119	$17,857,142	$125,000,000
Citizens Bank, N.A.	$12,473,795	$14,150,944	$80,518,119	$17,857,142	$125,000,000
Crédit Agricole Corporate & Investment Bank	$12,473,795	$14,150,944	$80,518,119	$17,857,142	$125,000,000
Goldman Sachs Bank USA	$107,142,857	—	—	$17,857,143	$125,000,000
HSBC Bank USA, N.A.	$16,225,749	—	$38,536,155	$11,904,763	$66,666,667
HSBC Bank PLC	$8,112,874	—	$19,268,077	$5,952,382	$33,333,333
HSBC Australia Limited	$7,407,408	—	$17,592,592	—	$25,000,000
Morgan Stanley Bank, N.A.	$107,142,857	—	—	$17,857,143	$125,000,000
Wells Fargo Bank, N.A.	$12,473,795	$14,150,944	$80,518,119	$17,857,142	$125,000,000
Royal Bank of Canada	$9,979,035	$11,320,755	$64,414,496	$14,285,714	$100,000,000
The Bank of Nova Scotia	$9,480,084	$10,754,717	—	$13,571,428	$33,806,229
The Bank of Nova Scotia and Scotiabank Europe PLC	—	—	$61,193,771	—	$61,193,771
PNC Bank, National Association	$7,983,228	—	$51,531,597	$11,428,572	$70,943,397
PNC Bank Canada Branch	—	$9,056,603	—	—	$9,056,603
SunTrust Bank	$7,983,228	$9,056,603	$51,531,597	$11,428,572	$80,000,000
TD Bank, N.A.	$7,983,228	$9,056,603	$51,531,597	$11,428,572	$80,000,000
The Bank of Tokyo-Mitsubishi, Ltd.	$10,666,666	—	$57,904,762	$11,428,572	$80,000,000
People’s United Bank, National Association	$8,888,889	—	$21,111,111	$5,000,000	$35,000,000
The Huntington National Bank	$2,993,711	$3,396,226	$19,324,348	$4,285,715	$30,000,000
Webster Bank, N.A.	$2,993,711	$3,396,226	$19,324,348	$4,285,715	$30,000,000
KBC Bank N.V., New York Branch	$12,857,143	—	—	$2,142,857	$15,000,000
Total	$400,000,000	$150,000,000	$950,000,000	$250,000,000	$1,750,000,000

(16)  The aggregate US$-Canadian Commitments may be reallocated to and from Canadian Commitments from time to time in accordance with and subject to Section 2.6 of Annex A to the Credit Agreement.  On the Closing Date $75,000,000 of the US$-Canadian Commitments has been allocated to the Canadian Commitments.  Each Canadian Lender’s Canadian Commitment at any time shall be its US$-Canadian Commitment Percentage of the aggregate Canadian Commitments at such time.

SCHEDULE II

IRON MOUNTAIN INCORPORATED

Subsidiaries; Investments in Joint Ventures and Other Persons

As of June 24, 2015

List of Subsidiaries

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS	% JOINT VENTURE OWNED BY IRON MOUNTAIN OR A SUBSIDIARY
Katalyst Data Management GP Inc.	Alberta		25%
Katalyst Data Management LP	Alberta		25%
Iron Mountain Argentina S.A.	Argentina
Fine Paper Recyclers Sydney Pty Ltd	Australia
Iron Mountain Australia Holdings Pty Ltd.	Australia
Iron Mountain Australia Property Holdings Pty Ltd	Australia
Iron Mountain Australia Pty Ltd	Australia
Iron Mountain Australia Services Pty Ltd	Australia
Secure Paper Services Pty Ltd	Australia
Tape Mangement Servie Pty Limited	Australia
The Imaging Centre Pty Ltd	Australia
Venues Australia Pty Ltd	Australia
Iron Mountain Austria Archivierung Gmbh	Austria
Iron Mountain Belgium NV	Belgium
Iron Mountain BPM SPRL	Belgium
Keepers Brasil Ltda	Brasil
Iron Mountain do Brasil Ltda	Brazil
Iron Mountain Canada Operations ULC	British Columbia	Iron Mountain, Archivex, Iron Mountain Canada
Iron Mountain Information Management Services Canada, Inc.	British Columbia	Iron Mountain, Archivex, Iron Mountain Canada
Iron Mountain Secure Shredding Canada, Inc.	British Columbia	Iron Mountain, Archivex, Iron Mountain Canada
Iron Mountain Cayman Ltd.	Cayman Islands
Administradora de Informacion Ltda	Chile
Custodia de Documentos Limitada	Chile		73.13%
Custodia S.O.S. SA	Chile		73.13%
Iron Mountain Chile S.A.	Chile		73.10%
Iron Mountain Chile Servicios S.A.	Chile
Pipax-Security S.A.	Chile
Storbox SA	Chile
Iron Mountain Records Management (Shanghai) Co Limited f/k/a Databox Records Management (Shanghai) Co., Ltd.	China

Iron Mountain Shanghai Co Ltd	China
Iron Mountain Colombia Services S.A.S.	Colombia
Iron Mountain Colombia, S.A.S.	Colombia
Docu Guard Holding Limited	Cyprus
Iron Mountain EES Holdings Limited	Cyprus
Iron Mountain Poland Holdings Limited	Cyprus
A.L.C.Z. a.s.	Czech Republic
Iron Mountain Ceska Republika S.R.O.	Czech Republic
Fontis International, Inc.	Delaware
Iron Mountain Fulfillment Services, Inc.	Delaware
Iron Mountain Global Holdings, Inc.	Delaware
Iron Mountain Global LLC	Delaware
Iron Mountain Incorporated	Delaware	IM Records, Inc., IM Records
Iron Mountain Information Management Services, Inc.	Delaware
Iron Mountain Information Management, LLC	Delaware	Box Butler, Iron Mountain Healthcare Information Services
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain Secure Shredding, Inc.	Delaware
Iron Mountain US Holdings, Inc.	Delaware
Katalyst Data Management LLC	Delaware		25%
Mountain Reserve III, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
Iron Mountain A/S	Denmark
Britannia Data Management Limited	England & Wales
File Express Limited	England & Wales
Iron Mountain (UK) EES Holdings Limited	England & Wales
Iron Mountain (UK) Limited	England & Wales
Iron Mountain (UK) Services Limited	England & Wales
Iron Mountain DIMS Limited	England & Wales
Iron Mountain Europe (Group) Limited	England & Wales
Iron Mountain Europe PLC	England & Wales
Iron Mountain Group (Europe) Limited	England & Wales
Iron Mountain Holdings (Europe) Limited	England & Wales
Iron Mountain International (Holdings) Limited	England & Wales
Iron Mountain Mayflower Limited	England & Wales
Iron Mountain MDM Limited	England & Wales
Iron Mountain Secure Shredding Limited	England & Wales
Iron Mountain UK Services (Holdings) Limited	England & Wales
Kestrel Data Services Limited	England & Wales

Archivages et Services	France
Iron Mountain Anamnis GDM S.A.S.	France
Iron Mountain France S.A.S.	France
Iron Mountain Holdings (France) SNC	France
Iron Mountain Participations S.A.	France
Iron Mountain (Deutschland) Service GmbH	Germany
Iron Mountain Deutschland GmbH	Germany
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain BPM International S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain Global Luxembourg S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain Luxembourg S.a.r.l	Grand Duchy of Luxembourg
Iron Mountain Luxembourg Services S.a.r.l.	Grand Duchy of Luxembourg
Marshgate Morangis S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain Hellas SA	Greece
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Receivables TRS, LLC	Delaware
Iron Mountain Receivables QRS, LLC	Delaware
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain Southeast Asia Holdings Limited	Hong Kong
Jin Shan Limited	Hong Kong
Archirex Iratkezelő, Tanácsadó és Szolgáltató Kft	Hungary
DocuTár Iratrendező és Tároló Szolgáltató Kft.	Hungary
Iron Mountain Magyarország Kereskedelmi és Szolgáltató Kft.	Hungary
Iron Mountain India Private Limited	India	55%
Iron Mountain Services Private Limited	India
Horanross Limited	Ireland
Iron Mountain (Ireland) Services Limited	Ireland
Iron Mountain Ireland Holdings Limited	Ireland
Iron Mountain Ireland Limited	Ireland
Record Data Limited	Ireland
Silver Sky Limited	Jersey
Iron Mountain South America S.à r.l. f/k/a Iron Mountain South America Ltd.	Luxembourg
Iron Mountain India Holdings	Mauritius
Iron Mountain Mexico Holding S de RL de CV	Mexico
Iron Mountain Mexico Servicios, S. de R.L. de C.V.	Mexico
Iron Mountain Mexico, S. de R.L. de C.V.	Mexico

Iron Mountain (Nederland) Services BV	Netherlands
Iron Mountain International Holdings B.V.	Netherlands
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Nederland Holdings B.V.	Netherlands
Iron Mountain Norge AS	Norway
Iron Mountain Panama, S.A.	Panama
Upper Providence Venture I, L.P.	Pennsylvania	55%
IMSA Peru SRL	Peru
Iron Mountain Peru S.A.	Peru
IM EES Sp. z.o.o.	Poland
Iron Mountain Polska Services Sp. Z.o.o. f/k/a Berylis Investments Sp z.o.o.	Poland
Iron Mountain Polska Sp. z.o.o.	Poland
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Iron Mountain SRL	Romania
Iron Mountain CIS LLC	Russian Federation
Iron Mountain d.o.o. Beograd	Serbia
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia, s.r.o.	Slovakia
European Security and Backup Engineering, S.L.	Spain
Iron Mountain (España) Services, S.L	Spain
Iron Mountain Espana SA	Spain
Iron Mountain Latin America Holdings, Sociedad Limitada	Spain
Fontis International GmbH	Switzerland
Iron Mountain Luxembourg Services S.a.r.l., Luxembourg, Schaffhausen Branch	Switzerland
Iron Mountain Management Services GmbH	Switzerland
Iron Mountain Switzerland GmbH	Switzerland
Sispace AG	Switzerland
Iron Mountain Arsivleme Hizmetleri AS	Turkey
Iron Mountain Ukraine LLC	Ukraine
Iron Mountain International Information Management Co Ltd	Taiwan

Investments in Joint Ventures and Other Persons

Chile

Shareholders Agreement, dated January 1, 2004, among Iron Mountain Chile, S.A., Storbox S.A., and Custodia S.O.S. S. A.

India

Shareholders Agreement, dated June 30, 2014, among Iron Mountain Inc. and IronMan Investments Limited.

SCHEDULE III

(Pursuant to Sections 9.08 and 9.13)

PART 1: EXISTING INDEBTEDNESS AS OF MAY 31, 2015

1. Iron Mountain Information Management Microsoft licenses treated as Capital Lease ($3,500,000).

2. Iron Mountain Information Management capital leases — real estate ($13,200,000).

3. Iron Mountain Information Management capital leases — vehicle ($60,200,000 with ARI, $6,400,000 with BOA and $9,200,000 with GE).

4. Iron Mountain Canada capital leases — real estate ($7,700,000).

5. Iron Mountain Canada capital leases — vehicle ($3,500,000 with ARI, $1,500,000 with BOA, $1,600,000 with GE and $4,200,000 with PHH).

6. Iron Mountain Chile capital leases — vehicle ($5,100,000).

7. Iron Mountain Chile capital leases —  real estate (8,300,000).

8. Iron Mountain Chile bank loans ($5,000,000).

9. Iron Mountain Peru capital leases — vehicle ($53,500).

10. Iron Mountain Peru capital leases — real estate ($4,000,000).

11. Iron Mountain Peru bank loans ($2,300,000).

12. Iron Mountain Mexico capital leases — vehicle ($283,000).

13. Iron Mountain Brazil capital leases — vehicle ($1,400,000).

14. Iron Mountain Brazil bank loans ($46,800,000).

15. Iron Mountain Argentina capital leases — vehicle ($53,000).

16. Iron Mountain Argentina bank loans ($2,600,000).

17. Iron Mountain Colombia capital leases — vehicles ($1,500,000).

18. Iron Mountain Colombia bank loans ($1,700,000).

19. Iron Mountain Europe local bank and other loans ($7,600,000).

20. Iron Mountain Europe capital leases — real estate ($83,000,000).

21. Iron Mountain Europe capital leases — vehicle ($8,000,000).

22. Iron Mountain Australia capital leases — vehicle ($100,000).

23. Iron Mountain Australia bank loan ($1,500,000).

24. Iron Mountain India bank loans ($1,000,000).

25. Iron Mountain India capital leases — real estate ($63,000).

PART 2: EXISTING LIENS AS OF MAY 31, 2015

Mortgage held by BBVA Bank on property located in Peru ($1,100,000).

Mortgage held by BNP Paribas Fortis on property located in France ($1,900,000).

SCHEDULE IV

LETTERS OF CREDIT

Issuing Bank	LC #	Expiration Date	Final Expiration	Beneficiary	LC Amount
JPMorgan Chase Bank, N.A.	P-351058	1/5/2016	n/a	North Realty Corp	USD	50,000
JPMorgan Chase Bank, N.A.	P-250500	4/2/2016	n/a	RLI Insurance Co	USD	150,000
JPMorgan Chase Bank, N.A.	S-279131	10/28/2015	n/a	Carolina Power and Light	USD	21,611
JPMorgan Chase Bank, N.A.	S-362242	3/15/2016	3/15/2016	George Terminal Warehouse Corp.	USD	13,050
JPMorgan Chase Bank, N.A.	S-261184	7/17/2015	7/17/2015	The Shamrao Vithal Co-Operative Bank Ltd	USD	1,044,085
JPMorgan Chase Bank, N.A.	S-762095	2/28/2016	2/28/2017	World Oil Corp	USD	100,000
JPMorgan Chase Bank, N.A.	S-762078	8/31/2015	8/31/2015	Cabott III	USD	40,000
JPMorgan Chase Bank, N.A.	S-768318	11/1/2015	n/a	ACE American Ins	USD	12,325,869
JPMorgan Chase Bank, N.A.	S-762080	2/28/2016	4/30/2019	Commercenter	USD	90,000
JPMorgan Chase Bank, N.A.	S-714493	6/2/2016	5/18/2025	Zurich American Insurance Company	USD	20,000,000

SCHEDULE V

BORROWERS

US$ Borrowers:

Iron Mountain Incorporated

Iron Mountain Information Management, LLC

Iron Mountain US Holdings, Inc.

Iron Mountain Global LLC

Iron Mountain Fulfillment Services, Inc.

Iron Mountain Intellectual Property Management, Inc.

Iron Mountain Secure Shredding, Inc.

Iron Mountain Information Management Services, Inc.

Canadian Borrowers:

Iron Mountain Canada Operations ULC

Iron Mountain Information Management Services Canada, Inc.

Iron Mountain Secure Shredding Canada, Inc.

US$-Canadian Borrowers:

Each of the entities identified as a US$ Borrower and Canadian Borrower

Multi-Currency Borrowers:

Each of the entities identified as a US$ Borrower

Iron Mountain Australia Holdings Pty Ltd

Iron Mountain Australia Services Pty Ltd

Iron Mountain Austria Archivierung GmbH

Iron Mountain International Holdings BV

Iron Mountain Switzerland GmbH

Iron Mountain Europe PLC

Iron Mountain Holdings (Europe) Limited

Iron Mountain (UK) Limited

Iron Mountain Luxembourg Services S.à r.l, Luxembourg, Schaffhausen Branch

EXHIBIT A-1

FORM OF REVOLVING CREDIT NOTE

, 201

FOR VALUE RECEIVED, [                      ], a [                      ] (the “Company”), hereby promises to pay to                  (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Administrative Agent at 270 Park Avenue, New York NY 10017 or the Multi-Currency Payment Agent at its London office, Floor 6, 25 Bank Street, Canary Wharf, E14 5JP, as specified in the Credit Agreement, the aggregate unpaid principal amount of the Loans made by the Bank to the Company as specified in the Credit Agreement under the Credit Agreement), in lawful money in the currency of such Revolving Loans and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

This Note is one of the Notes referred to in the Credit Agreement dated as of July 2, 2015, (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Iron Mountain Incorporated, the other Borrowers from time to time party thereto, the lenders parties thereto (including the Bank), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other parties thereto, and evidences Loans made by the Bank thereunder.  Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

[Upon execution, this Note amends, restates and supersedes the Note dated                   , made by the Company in favor of the Bank (the “Existing Note”), and hereby replaces and supersedes the Existing Note in its entirety.   This Note does not constitute a novation of the indebtedness evidenced by the Existing Note, and all amounts due and payable under the Existing Note shall continue to be due and payable under this Note until paid in full.]

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

[BORROWER]

By:
Name:
Title:

Signature Page to Revolving Note

SCHEDULE OF LOANS

This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below.

Date Made, Continued or Converted	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period	Amount Paid, Prepaid, Continued or Converted	Unpaid Principal Amount	Notation Made by

Schedule to Revolving Note

EXHIBIT A-2

FORM OF TERM NOTE

$	, 201

FOR VALUE RECEIVED, [                    ] a [               ] (the “Company”), hereby promises to pay to                                      (the “Bank”) for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, the principal amount of (a)                                                       DOLLARS ($                                      ), or, if less, (b) the unpaid principal amount of the Term Loan made by the Bank to the Company under the Credit Agreement, in lawful money of the United States and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, Type and amount of the Term Loan evidenced hereby and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto, shall be recorded by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loan made by the Bank.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of July 2, 2015 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Iron Mountain Incorporated, the other Borrowers from time to time party thereto, the lenders parties thereto (including the Bank), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other parties thereto, and evidences Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

[Upon execution, this Note amends, restates and supersedes the Note dated                                      , made by the Company in favor of the Bank (the “Existing Note”), and hereby replaces and supersedes the Existing Note in its entirety.   This Note does not constitute a novation of the indebtedness evidenced by the Existing Note, and all amounts due and payable under the Existing Note shall continue to be due and payable under this Note until paid in full.]

The Credit Agreement provides of the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

2

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

[BORROWER]

By:
Name:
Title:

Signature Page to Term Note

Schedule A

to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule to Term Note

Schedule B

to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Amount of Eurocurrency Loans	Amount Converted to Eurocurrency Loans	Interest Period and Eurocurrency Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

EXHIBIT B

[COMPANY GUARANTY]

AMENDED AND RESTATED COMPANY GUARANTY

AMENDED AND RESTATED COMPANY GUARANTY dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, this “Agreement”), among IRON MOUNTAIN INFORMATION MANAGEMENT, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company”); JPMORGAN CHASE BANK, N.A., as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as agent for the Canadian lenders or other Canadian financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”).

The Company is party to the Credit Agreement dated as of June 27, 2011, as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013, as amended by the Third Amendment thereto, dated as of August 7, 2013, as amended by the Fourth Amendment thereto, dated as of June 19, 2014, and as amended and restated by the Credit Agreement dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, the “Credit Agreement”) among the Company, Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), the other Subsidiaries of the Parent from time to time parties thereto (all the foregoing, together with any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders, the Administrative Agent, the Canadian Administrative Agent and the other parties thereto.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (including, without limitation, by making of loans and issuing letters of credit) to be made by said lenders to the Borrowers.  In addition, a Group Member (as hereinafter defined) may from time to time be obligated under one or more Hedging Agreements (as defined in the Credit Agreement) or Cash Management Agreements (as defined in the Credit Agreement) to one or more of the Lenders and/or any of their affiliates or to Persons who were (or whose affiliates were) Lenders at the time the applicable Hedging Agreement or Cash Management Agreement was entered into  (such obligations being herein referred to as “Hedging Obligations” and “Cash Management Obligations,” respectively).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1  Definitions.  Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to the Company (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of the Company of, or the grant by the Company of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of  the Company’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) the Company becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of the Company as specified in any agreement between the relevant Obligor(s) and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Group Member” shall mean any Obligor.

“Guaranteed Obligations” is defined in Section 2.1 hereof.

“Loan Documents” shall mean the Credit Agreement, the Notes, the C$ Notes, the Letter of Credit Documents, the Parent Guaranty, this Agreement, the Subsidiary Guaranty, the Security Documents and the other Basic Documents.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean with respect to any Person, any obligation to pay or perform under any Swap.

Section 2   The Guarantee.

2.1          The Guarantee.  The Company hereby guarantees to each Lender, the Administrative Agent and the Canadian Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Loans (including the C$ Loans) made by the Lenders to, and the Note(s) and the C$ Note(s) held by each Lender of, any of the Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the

Canadian Administrative Agent by any Group Member under the Loan Documents (including, without limitation, all Reimbursement Obligations, the obligations of the Parent under the Parent Guaranty, the obligations of each Subsidiary Guarantor under the Subsidiary Guaranty, all interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and all other obligations and liabilities of any Group Member to the Administrative Agent, the Canadian Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, including the costs and expenses of the Administrative Agent, the Canadian Administrative Agent or any Lender in enforcing its rights hereunder) and (b) all Hedging Obligations and all Cash Management Obligations, in each case strictly in accordance with the terms thereof (such obligations described in the foregoing clauses (a) and (b) being herein collectively called the “Guaranteed Obligations”) (other than any Excluded Swap Obligation of the Company).  The Company hereby further agrees that if any Group Member shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.  As used in this Guaranty, the term “Lender” includes, where appropriate, each affiliate of a Lender to whom Hedging Obligations or Cash Management Obligations are owed.

2.2          Obligations Unconditional.  The obligations of the Company under Section 2.1 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes, the C$ Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Company hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder which shall remain absolute and unconditional as described above:

(i)  at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)  any of the acts mentioned in any of the provisions of the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)  any lien or security interest granted to, or in favor of, the Administrative Agent, the Canadian Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Canadian Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Group Member under the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.3  Reinstatement.  The obligations of the Company under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Group Member in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees to indemnify the Administrative Agent, the Canadian Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent, the Canadian Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

2.4  Subrogation. The Company hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Lenders under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance of its guarantee in Section 2.1 hereof, whether by subrogation or otherwise, against any Group Member or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.5 Remedies.  The Company agrees that, as between the Company and the Lenders, the obligations of each Borrower under the Credit Agreement, the Notes and the C$

Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Company for purposes of said Section 2.1.

2.6  Instrument for the Payment of Money.  The Company hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender, the Administrative Agent or the Canadian Administrative Agent, at its sole option, in the event of a dispute by the Company in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

2.7  Continuing Guarantee.  The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

2.8  General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Company under Section 2.1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Company, the Administrative Agent, the Canadian Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 3   Miscellaneous.

3.1  No Waiver.  No failure on the part of the Administrative Agent, the Canadian Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent, the Canadian Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

3.2  Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

3.3  Expenses.  The Company agrees to reimburse each of the Lenders, the Administrative Agent and the Canadian Administrative Agent for all reasonable costs and expenses of the Lenders, the Administrative Agent and the Canadian Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 3.3.

3.4  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent, the Canadian Administrative Agent, each Lender, each holder of any of the Guaranteed Obligations and the Company.

3.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Canadian Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

3.6  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

3.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.8  Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.9  Waiver of Jury Trial.  EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.10  Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

3.11  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent, the Canadian Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

3.12  Set-Off.  The Company hereby irrevocably authorizes the Administrative Agent, the Canadian Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 10.01(1) of the Credit Agreement shall have occurred and be continuing, without notice to the Company, any such notice being expressly waived by the Company, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Canadian Administrative Agent or such Lender to or for the credit or the account of the Company, or any part thereof in such amounts as the Administrative Agent, the Canadian Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Company to the Administrative Agent, the Canadian Administrative Agent or such Lender hereunder and under the Loan Documents and claims of every nature and description of the Administrative Agent, the Canadian Administrative Agent or such Lender against the Company, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent, the Canadian Administrative Agent or such Lender may elect, whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that no amounts set off with respect to the Company shall be applied to any Excluded Swap Obligations of the Company.  The Administrative Agent, the Canadian Administrative Agent and each Lender shall notify the Company promptly of any such set-off and the application made by the Administrative Agent, the Canadian Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent, the Canadian Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Canadian Administrative Agent or such Lender may have.

3.13  Designation of Indebtedness.  The indebtedness of the Company under Section 2.1(a) hereunder constitutes “Senior Debt” or “Senior Indebtedness”; and “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be, within the meaning of the Senior Subordinated Debt Documents.

3.14  Amendment and Restatement.  This Agreement amends and restates the Amended and Restated Company Guaranty dated as of August 7, 2013 (the “Existing Company Guaranty”) among the Company, the Administrative Agent and the Canadian Administrative Agent, as heretofore amended and supplemented.  All obligations of the Company under the Existing Company Guaranty are continued in full force and effect hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

By
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Administrative Agent

By
Name:
Title:

EXHIBIT C

[COMPANY PLEDGE AGREEMENT]

AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT

AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, this “Agreement”), between IRON MOUNTAIN INFORMATION MANAGEMENT, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Company is party to the Credit Agreement dated as of June 27, 2011, as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013, as amended by the Third Amendment thereto, dated as of August 7, 2013, as amended by the Fourth Amendment thereto, dated as of June 19, 2014, and as amended and restated by the Credit Agreement as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, the “Credit Agreement”) among the Company, Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), the other Subsidiaries of the Parent from time to time parties thereto (all the foregoing, together with any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent, the Canadian Administrative Agent and the other parties thereto.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (including, without limitation, by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers.  In addition, a Group Member (as hereinafter defined) may from time to time be obligated under one or more Hedging Agreements (as defined in the Credit Agreement) or Cash Management Agreements (as defined in the Credit Agreement) to one or more of the Lenders and/or any of their affiliates or to Persons who were (or whose affiliates were) Lenders at the time the applicable Hedging Agreement or Cash Management Agreement was entered into (such obligations being herein referred to as “Hedging Obligations” and “Cash Management Obligations,” respectively).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

Section 1   Definitions. Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to the Company  (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of the Company of, or the grant by the Company of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Company’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) the Company becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of the Company as specified in any agreement between the relevant Obligor(s) and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Group Member” shall mean any Obligor.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to the Company and any loan or advance made by the Company to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies and limited partnerships, if any, identified on Annex 1 hereto under the caption “Issuer” and each other Subsidiary the capital stock of which is owned by the Company and is required to be pledged to the Administrative Agent pursuant to the Credit Agreement.

“LLC Agreements” shall mean, collectively, the LLC agreements governing the entities listed on Annex 1 hereto, if any, and the agreements governing any other LLC Issuer whose LLC Interests are hereafter pledged hereunder.

“LLC Interests” shall mean the membership interests or other equity interests of any limited liability company.

“LLC Issuers” shall mean, collectively, the entities listed on Annex 1 hereto, if any, and any other issuer of LLC Interests hereafter pledged hereunder.

“Loan Documents” shall mean the Credit Agreement, the Notes, the C$ Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents, the Security Documents and the other Basic Documents.

“Pledged LLC Interests” shall have the meaning ascribed thereto in Section 2(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Loans (including the C$ Loans) made by the Lenders to, and the Notes and C$ Notes held by each Lender of, each of the Borrowers and each of the Additional Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by each of the Borrowers and each of the Additional Borrowers under the Loan Documents (including, without limitation, all Reimbursement Obligations and all obligations of the Parent under the Parent Guaranty and all obligations of the Subsidiary Guarantors under the Subsidiary Guaranty), (b) all obligations of the Company in respect of its guaranty under Section 2 of the Company Guaranty, (c) all Hedging Obligations and all Cash Management Obligations and (d) all obligations of the Company to the Lenders, the Administrative Agent and the Canadian Administrative Agent hereunder; provided that for purposes of determining the Company’s obligations under this Agreement, the definition of “Secured Obligations” shall not cause this Agreement to secure any Excluded Swap Obligations of the Company.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean with respect to any Person, any obligation to pay or perform under any Swap.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2   Representations and Warranties.  The Company represents and warrants to the Lenders and the Administrative Agent that:

(a)  The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person) except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

(b)  The Pledged Stock identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

(c) The Pledged Stock identified in Annex 1 hereto constitutes, subject to Section 9.21(c) of the Credit Agreement (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and (ii) in the case of any Issuer organized under the laws of any jurisdiction outside of the United States of America, the non-Voting Stock of such Issuer and the lesser of (A) 66% of the total combined voting power of the Voting Stock of such Issuer and (B) 100% of the Voting Stock of such Issuer beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

(d)  The pledged LLC Interests identified in Annex 1 on the date hereof (the “Initial Pledged LLC Interests”) have been, and all other LLC Interests in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof (together with the Initial Pledged LLC Interests, the “Pledged LLC Interests”) will be, duly authorized, validly existing, fully paid and non-assessable and none of the Pledged LLC Interests is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the relevant LLC Agreement).

(e)  The Initial Pledged LLC Interests constitute all of the ownership interests of the LLC Issuers beneficially owned by the Company on the date hereof, the Company is the registered owner of all Pledged LLC Interests, and the Company is the only member of each LLC Issuer.

(f)  This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

Section 3   The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Company’s right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (other than the Excluded Swap Obligations of the Company) (all being collectively referred to herein as “Collateral”):

(a)  the shares of Capital Stock of the Issuers identified in Annex 1 hereto and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by the Company (provided, that, without limiting the obligation of the Company to pledge non-Voting Stock of the Issuers, that not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required to be pledged hereunder), in each case together with the certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such Issuer (collectively, the “Pledged Stock”);

(b)  all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)  without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (provided, that, without limiting the obligation of the Company to pledge non-Voting Stock of the Issuers,  not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required  to be pledged hereunder);

(d)  the Pledged LLC Interests and all right, title and interest of the Company in, to and under any LLC Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the relevant LLC Issuers and all of its ownership interests under each relevant LLC Agreement), and all present and future rights of the Company to receive payment of money or other distributions of payments arising out of or in connection with its ownership interests and its rights under each such LLC Agreement, now or hereafter owned by the Company;

(e)  intercompany obligations of foreign Subsidiaries owing to the Company;

(f)  the Collateral Account and the balance and all items from time to time in the Collateral Account;

(g)  all promissory notes and all Intercompany Notes; and

(h)  all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided, however, that, with respect to Voting Stock,  in no event shall the Collateral include more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Issuer that is a Foreign Subsidiary Holdco, more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco. For the avoidance of doubt, the Company shall be required to pledge non-Voting Stock of the Issuers.

Section 4   Cash Proceeds of Collateral.

4.1  Collateral Account.  There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 2.10, 3.02(d) and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.  In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Company.

4.2  Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the Company, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection, each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

4.3  Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10, Section 3.02(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Section 5  Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof the Company hereby agrees with each Lender and the Administrative Agent as follows:

5.1  Delivery and Other Perfection.  The Company shall:

(a)   if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b), (c) and (d) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b), (c) and (d);

(b)  give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, (but, as to the Pledged Stock and Pledged LLC Interests, only upon notice to the Company during the period during which an Event of Default shall have occurred and be continuing) causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);

(c)  keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(d)  permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Administrative Agent may require.

5.2  Other Financing Statements and Liens.  Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Administrative Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

5.3  Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.4  Collateral.

(a)  The Company will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes issued to the Company at any time whatsoever (provided, that, in addition to the pledge of non-Voting Stock of an Issuer, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America, or on any Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required to be pledged hereunder).

(b)  So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.4(b).

(c)  The Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus unless and until an Event of Default has occurred and is continuing. The Company shall be entitled to receive any dividends on the Collateral paid in cash to the extent necessary to fund Restricted Payments permitted pursuant to the penultimate paragraph of Section 9.15 of the Credit Agreement (“Permitted Distributions”), whether or not an Event of Default has occurred and is continuing.

(d)  If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral (other than Permitted Distributions) shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Company agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Company.

5.5  Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

(a)  the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (other than in respect of the Permitted Distributions as provided herein) as if the Administrative Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

(b)  the Administrative Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(c)  upon notice thereof to each LLC Issuer and the Company by the Administrative Agent, (i) the Administrative Agent may transfer the Pledged LLC Interests into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a member of each LLC Issuer in the place of the Company; and

(d)  the Administrative Agent may, upon ten business days prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale (including by credit bidding), without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or  all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

5.6  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

5.7  Removals, Etc.  Without at least 30 days prior written notice to the Administrative Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii)

change its name, or the name under which it does business, from the name shown on the signature pages hereto or change its jurisdiction of organization.

5.8  Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

5.9  Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same (or whose affiliates hold the same) may otherwise agree; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

Notwithstanding the foregoing, no amounts received from the Company shall be applied to any Excluded Swap Obligations of the Company.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

5.10  Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11  Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified in Annex 2 hereto, accompanied by undated note powers duly endorsed in blank.

5.12  Termination.  When all Secured Obligations other than Hedging Obligations and Cash Management Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

5.13  Further Assurances.  The Company agrees that, from time to time upon the written request of the Administrative Agent, the Company will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

5.14  Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

5.15  Financing Statements.  Pursuant to any applicable law, the Company authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Company in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  The Company hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Section 6  LLC Agreements; Pledged LLC Interests.

6.1  No Amendments.  The Company shall not amend, modify or supplement any of the provisions of any LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

6.2  Chief Executive Office.  The Company represents and warrants to the Administrative Agent and each Lender that its Chief Executive Office is located at:

1 Federal Street

Boston, Massachusetts 02110

Attention:                                         Jeff Lawrence

Senior Vice President and Treasurer

The Company agrees that it will not change the location of its Chief Executive Office without 30 days prior notice to the Administrative Agent.

6.3 LLC Interests not Securities.  The Company represents and warrants to the Administrative Agent and the Lenders that the Pledged LLC Interests are not “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant jurisdiction.  The Company agrees that it will not permit any LLC Issuer to take any actions that would result in any Pledged LLC interests’ becoming “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant presentation.

Section 7   Miscellaneous.

7.1  No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.2  Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

7.3  Expenses.  The Company agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the

Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

7.4  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Company.

7.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

7.6  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

7.8  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

7.9  Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

7.10  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.11 Amendment and Restatement.  This Agreement amends and restates the Amended and Restated Company Pledge Agreement dated as of August 7, 2013 (the “Existing Company Pledge Agreement”) between the Company and the Administrative Agent, as heretofore amended and supplemented. All obligations of and security interests created by the Company under the Existing Parent Pledge Agreement are continued in full force and effect hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

Signature Page to Company Pledge Agreement

ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Nettlebed Acquisition Corp.	C002	IMIM	100	100%

Iron Mountain Global Holdings, Inc. (f/k/a Iron Mountain Global Holdings, LLC)	6	IMIM	100	99%

Iron Mountain Global Holdings, Inc. (f/k/a Iron Mountain Global Holdings, LLC)	7	IMIM	1	1%

Mountain Reserve III, Inc.	1	IMIM	100	100%

Iron Mountain US Holdings, Inc.	1	IMIM	100	50%

Iron Mountain US Holdings, Inc.	2	IMIM	100	50%

Iron Mountain do Brasil Ltda.	N/A	IMIM	102,626,881	66%

Iron Mountain Receivables QRS, LLC	N/A	IMIM	N/A	100%

ANNEX 2

PLEDGED NOTES

None.

EXHIBIT D

[PARENT GUARANTY]

AMENDED AND RESTATED PARENT GUARANTY

AMENDED AND RESTATED PARENT GUARANTY dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, this “Agreement”), among IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”); JPMORGAN CHASE BANK, N.A., as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as agent for the Canadian lenders or other Canadian financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”).

The Parent is party to the Credit Agreement dated as of June 27, 2011, as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013, as amended by the Third Amendment thereto, dated as of August 7, 2013, as amended by the Fourth Amendment thereto, dated as of June 19, 2014, and as amended and restated by the Credit Agreement dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, the “Credit Agreement”) among the Parent, Iron Mountain Information Management, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company”), the other Subsidiaries of the Parent from time to time parties thereto (all the foregoing, together with any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders, the Administrative Agent, the Canadian Administrative Agent and the other parties thereto.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (including, without limitation, by making of loans and issuing letters of credit) to be made by said lenders to the Borrowers. In addition, a Group Member (as hereinafter defined)  may from time to time be obligated under one or more Hedging Agreements (as defined in the Credit Agreement) or Cash management Agreements (as defined in the Credit Agreement) to one or more of the Lenders and/or any of their affiliates or to Persons who were (or whose affiliates were) Lenders at the time the applicable Hedging Agreement or Cash Management Agreement was entered into (such obligations being herein referred to as “Hedging Obligations” and “Cash Management Obligations,” respectively).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1. Definitions.  Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein: “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to the Parent (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of the Parent of, or the grant by the Parent of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of  the Parent’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) the Parent becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of the Parent as specified in any agreement between the relevant Obligor(s) and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Group Member” shall mean any Obligor.

“Guaranteed Obligations” is defined in Section 2.1 hereof.

“Loan Documents” shall mean the Credit Agreement, the Notes, the C$ Notes, the Letter of Credit Documents, this Agreement, the Company Guaranty, the Subsidiary Guaranty, the Security Documents and the other Basic Documents.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean with respect to any Person, any obligation to pay or perform under any Swap.

Section 2.  The Guarantee.

2.1  The Guarantee.  The Parent hereby guarantees to each Lender, the Administrative Agent and the Canadian Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Loans (including the C$ Loans) made by the Lenders to, and the Note(s) and the C$ Note(s) held by each Lender of, any of the Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by any Group Member under the Loan Documents (including, without limitation, all Reimbursement Obligations, the obligations of the Company under the Company Guaranty, the obligations of each Subsidiary Guarantor under the Subsidiary Guaranty, all interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and all other obligations and liabilities of any Group Member to the Administrative Agent, the Canadian

Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, including the costs and expenses of the Administrative Agent, the Canadian Administrative Agent or any Lender in enforcing its rights hereunder) and (b) all Hedging Obligations and all Cash Management Obligations, in each case strictly in accordance with the terms thereof (such obligations described in the foregoing clauses (a) and (b) being herein collectively called the “Guaranteed Obligations”) (other than any Excluded Swap Obligation of the Parent).  The Parent hereby further agrees that if any Group Member shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Parent will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. As used in this Guaranty, the term “Lender” includes, where appropriate, each affiliate of a Lender to whom Hedging Obligations or Cash Management Obligations are owed.

2.2  Obligations Unconditional.  The obligations of the Parent under Section 2.1 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes, the C$ Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Parent hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent hereunder which shall remain absolute and unconditional as described above:

i.              at any time or from time to time, without notice to the Parent, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

ii.             any of the acts mentioned in any of the provisions of the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

iii.            the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

iv.            any lien or security interest granted to, or in favor of, the Administrative Agent, the Canadian Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Canadian Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Group Member under the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.3 Reinstatement.  The obligations of the Parent under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Group Member in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent agrees to indemnify the Administrative Agent, the Canadian Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent, the Canadian Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

2.4 Subrogation. The Parent hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Lenders under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance of its guarantee in Section 2.1 hereof, whether by subrogation or otherwise, against any Group Member or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.5 Remedies.  The Parent agrees that, as between the Parent and the Lenders, the obligations of each Borrower under the Credit Agreement, the Notes and the C$ Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Parent for purposes of said Section 2.1.

2.6 Instrument for the Payment of Money.  The Parent hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender, the Administrative Agent or the Canadian Administrative Agent, at its sole option, in the event of a dispute by the Parent in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

2.7 Continuing Guarantee.  The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

2.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Parent under Section 2.1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Parent, the Administrative Agent, the Canadian Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 3.  Miscellaneous.

3.1 No Waiver.  No failure on the part of the Administrative Agent, the Canadian Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent, the Canadian Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

3.2 Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

3.3 Expenses.  The Parent agrees to reimburse each of the Lenders, the Administrative Agent and the Canadian Administrative Agent for all reasonable costs and expenses of the Lenders, the Administrative Agent and the Canadian Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 3.3.

3.4 Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Parent and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent, the

Canadian Administrative Agent, each Lender, each holder of any of the Guaranteed Obligations and the Parent.

3.5 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parent, the Administrative Agent, the Canadian Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that the Parent shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

3.6 Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

3.7 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.8 Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  The Parent hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  The Parent hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.9 Waiver of Jury Trial.  EACH OF THE PARENT, THE ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.10 Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

3.11 Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent, the Canadian Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

3.12 Set-Off.  The Parent hereby irrevocably authorizes the Administrative Agent, the Canadian Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 10.01(1) of the Credit Agreement shall have occurred and be continuing, without notice to the Parent, any such notice being expressly waived by the Parent, to set-off and appropriate and apply any and all deposits general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Canadian Administrative Agent or such Lender to or for the credit or the account of the Parent, or any part thereof in such amounts as the Administrative Agent, the Canadian Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Parent to the Administrative Agent, the Canadian Administrative Agent or such Lender hereunder and under the Loan Documents and claims of every nature and description of the Administrative Agent, the Canadian Administrative Agent or such Lender against the Parent, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent, the Canadian Administrative Agent or such Lender may elect, whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that no amounts set off with respect to the Parent shall be applied to any Excluded Swap Obligations of the Parent.  The Administrative Agent, the Canadian Administrative Agent and each Lender shall notify the Parent promptly of any such set-off and the application made by the Administrative Agent, the Canadian Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent, the Canadian Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Canadian Administrative Agent or such Lender may have.

3.13 Designation of Indebtedness.  The indebtedness of the Parent under Section 2.1(a) hereunder constitutes “Senior Debt” or “Senior Indebtedness”; and “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be, within the meaning of the Senior Subordinated Debt Documents.

3.14 Amendment and Restatement.  This Agreement amends and restates the Amended and Restated Parent Guaranty dated as of August 7, 2013 (the “Existing Parent Guaranty”) among the Parent, the Administrative Agent and the Canadian Administrative Agent, as heretofore amended and supplemented. All obligations of the Parent under the Existing Parent Guaranty are continued in full force and effect hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUNTAIN INCORPORATED

By
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Administrative Agent

By
Name:
Title:

EXHIBIT E

[PARENT PLEDGE AGREEMENT]

AMENDED AND RESTATED PARENT PLEDGE AGREEMENT

AMENDED AND RESTATED PARENT PLEDGE AGREEMENT dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, this “Agreement”), between IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Parent is party to the Credit Agreement dated as of June 27, 2011, as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013, as amended by the Third Amendment thereto, dated as of August 7, 2013, as amended by the Fourth Amendment thereto, dated as of June 19, 2014, and as amended and restated by the Credit Agreement dated as of July 2, 2015 (as further modified, amended, restated and and/or supplemented from time to time, the “Credit Agreement”) among the Parent, Iron Mountain Information Management, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company”), the other Subsidiaries of the Parent from time to time parties thereto (all the foregoing, together with any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent, the Canadian Administrative Agent and the other parties thereto.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (including, without limitation, by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers. In addition, a Group Member (as hereinafter defined)  may from time to time be obligated under one or more Hedging Agreements (as defined in the Credit Agreement) or Cash Management Agreements (as defined in the Credit Agreement) to one or more of the Lenders and/or any of their affiliates or to Persons who were (or whose affiliates were) Lenders at the time the applicable Hedging Agreement or Cash Management Agreement was entered into (such obligations being herein referred to as “Hedging Obligations” and “Cash Management Obligations,” respectively).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

Section 1   Definitions. Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to the Parent (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of the Parent of, or the grant by the Parent of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of  the Parent’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) the Parent becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of the Parent as specified in any agreement between the relevant Obligor(s) and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Group Member” shall mean any Obligor.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to the Parent and any loan or advance made by the Parent to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies, if any, and limited partnerships, if any, identified on Annex 1 hereto under the caption “Issuer” and each other Subsidiary the capital stock of which is owned by the Parent and is required to be pledged to the Administrative Agent pursuant to the Credit Agreement.

“LLC Agreements” shall mean, collectively, the LLC agreements governing the entities listed on Annex 1 hereto, if any, and the agreements governing any other LLC Issuer whose LLC Interests are hereafter pledged hereunder.

“LLC Interests” shall mean the membership interests or other equity interests of any limited liability company.

“LLC Issuers” shall mean, collectively, the entities listed on Annex 1 hereto, if any, and any other issuer of LLC Interests hereafter pledged hereunder.

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“Loan Documents” shall mean the Credit Agreement, the Notes, the C$ Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents, the Security Documents and the other Basic Documents.

“Pledged LLC Interests” shall have the meaning ascribed thereto in Section 2(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Loans (including the C$ Loans) made by the Lenders to, and the Notes and C$ Notes held by each Lender of, each of the Borrowers and each of the Additional Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by each of the Borrowers and each of the Additional Borrowers under the Loan Documents (including, without limitation, all Reimbursement Obligations and all obligations of the Company under the Company Guaranty and all obligations of the Subsidiary Guarantors under the Subsidiary Guaranty), (b) all obligations of the Parent in respect of its guaranty under Section 2 of the Parent Guaranty, (c) all Hedging Obligations and all Cash Management Obligations and (d) all obligations of the Parent to the Lenders, the Administrative Agent and the Canadian Administrative Agent hereunder; provided that for purposes of determining the Parent’s obligations under this Agreement, the definition of “Secured Obligations” shall not cause this Agreement to secure any Excluded Swap Obligations of the Parent.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean with respect to any Person, any obligation to pay or perform under any Swap.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2   Representations and Warranties.  The Parent represents and warrants to the Lenders and the Administrative Agent that:

(a)           The Parent is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person) except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

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(b)           The Pledged Stock identified in Annex 1 hereto is, and all other Pledged Stock in which the Parent shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

(c)           The Pledged Stock identified in Annex 1 hereto constitutes, subject to Section 9.21(c) of the Credit Agreement (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by the Parent on the date hereof (whether or not registered in the name of the Parent) and (ii) in the case of any Issuer organized under the laws of any jurisdiction outside of the United States of America, the non-Voting Stock of such Issuer and the lesser of (A) 66% of the total combined voting power of the Voting Stock of such Issuers and (B) 100% of the Voting Stock of such Issuers beneficially owned by the Parent on the date hereof (whether or not registered in the name of the Parent) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

(d)           The pledged LLC Interests identified in Annex 1 on the date hereof (the “Initial Pledged LLC Interests”) have been, and all other LLC Interests in which the Parent shall hereafter grant a security interest pursuant to Section 3 hereof  (together with the Initial Pledged LLC Interests, the “Pledged LLC Interests”) will be, duly authorized, validly existing, fully paid and non-assessable and none of the Pledged LLC Interests is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the relevant LLC Agreement).

(e)           The Initial Pledged LLC Interests constitute all of the ownership interests of the LLC Issuers beneficially owned by the Parent on the date hereof, the Parent is the registered owner of all Pledged LLC Interests, and the Parent is the only member of each LLC Issuer.

(f)            This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title

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and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

Section 3   The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Parent hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Parent’s right, title and interest in the following property, whether now owned by the Parent or hereafter acquired and whether now existing or hereafter coming into existence (other than the Excluded Swap Obligations of the Parent)  (all being collectively referred to herein as “Collateral”):

(a)           the shares of Capital Stock of the Issuers identified in Annex 1 hereto and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by the Parent (provided, that, without limiting the obligation of the Parent to pledge non-Voting Stock of the Issuers, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required to be pledged hereunder), in each case together with the certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such Issuer (collectively, the “Pledged Stock”);

(b)            all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)           without affecting the obligations of the Parent under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is the Parent itself) formed by or resulting from such consolidation or merger (provided, that, without limiting the obligation of the Parent to pledge non-Voting Stock of the Issuers, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required  to be pledged hereunder);

(d)           the Pledged LLC Interests and all right, title and interest of the Parent in, to and under any LLC Agreement (including without limitation all of the right, title and

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interest (if any) as a member to participate in the operation or management of the relevant LLC Issuers and all of its ownership interests under each relevant LLC Agreement), and all present and future rights of the Parent to receive payment of money or other distributions of payments arising out of or in connection with its ownership interests and its rights under each such LLC Agreement, now or hereafter owned by the Parent;

(e)           intercompany obligations of foreign Subsidiaries owing to the Parent;

(f)            the Collateral Account and the balance and all items from time to time in the Collateral Account;

(g)           all promissory notes and all Intercompany Notes; and

(h)           all proceeds of and to any of the property of the Parent described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Parent in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided, however, that, with respect to Voting Stock,  in no event shall the Collateral include more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on  a Foreign Subsidiary Holdco Release Date for any Issuer that is a Foreign Subsidiary Holdco, more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco.  Notwithstanding the foregoing, the Collateral shall not include, and the Liens created under this Section 3.01 shall not encumber, the shares of Capital Stock of (i) Iron Mountain India Private Limited and (ii) Iron Mountain Services Private Limited. For the avoidance of doubt, the Parent shall be required to pledge non-Voting Stock of the Issuers.

Section 4   Cash Proceeds of Collateral.

4.1          Collateral Account.  There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Parent may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 2.10, 3.02(d) and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Parent as the Parent shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of

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Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall), in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.  In addition to the foregoing, the Parent agrees that if the proceeds of any Collateral hereunder shall be received by it, the Parent shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by the Parent for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Parent.

4.2          Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the Parent (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the Parent, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

4.3          Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10, Section 3.02(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Section 5  Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof the Parent hereby agrees with each Lender and the Administrative Agent as follows:

5.1          Delivery and Other Perfection.  The Parent shall:

(a)           if any of the shares, securities, moneys or property required to be pledged by the Parent under clauses (a), (b), (c) and (d) of Section 3 hereof are received by the Parent, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Parent (together with the certificates for any such shares and

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securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b), (c) and (d);

(b)           give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, (but, as to the Pledged Stock and Pledged LLC Interests, only upon notice to the Parent during the period during which an Event of Default shall have occurred and be continuing) causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Parent copies of any notices and communications received by it with respect to the Collateral);

(c)           keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(d)           permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Parent’s place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Parent with respect to the Collateral, all in such manner as the Administrative Agent may require.

5.2          Other Financing Statements and Liens.  Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Administrative Agent, the Parent shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

5.3          Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

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5.4          Collateral.

(a)           The Parent will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes issued to the Parent at any time whatsoever (provided, that, in addition to the pledge of non-Voting Stock of an Issuer, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on any Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required to be pledged hereunder).

(b)           So long as no Event of Default shall have occurred and be continuing, the Parent shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other instrument or agreement referred to herein or therein, provided that the Parent agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Parent or cause to be executed and delivered to the Parent all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Parent may reasonably request for the purpose of enabling the Parent to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.4(b).

(c)           The Parent shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus  unless and until an Event of Default has occurred and is continuing. The Parent shall be entitled to receive any dividends on the Collateral paid in cash to the extent necessary to fund Restricted Payments by the Parent permitted pursuant to the penultimate paragraph of Section 9.15 of the Credit Agreement (“Permitted Distributions”), whether or not an Event of Default has occurred and is continuing.

(d)           If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral (other than Permitted Distributions) shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Parent agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Parent (except to the

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extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Parent.

5.5          Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

(a)           the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (other than in respect of the Permitted Distributions as provided herein) as if the Administrative Agent were the sole and absolute owner thereof (and the Parent agrees to take all such action as may be appropriate to give effect to such right);

(b)           the Administrative Agent in its discretion may, in its name or in the name of the Parent or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(c)           upon notice thereof to each LLC Issuer and the Parent by the Administrative Agent, (i) the Administrative Agent may transfer the Pledged LLC Interests into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a member of each LLC Issuer in the place of the Parent; and

(d)           the Administrative Agent may, upon ten business days prior written notice to the Parent of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale (including by credit bidding), without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Parent, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to

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be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Parent recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Parent acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

5.6          Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Parent shall remain liable for any deficiency.

5.7          Removals, Etc.  Without at least 30 days prior written notice to the Administrative Agent, the Parent shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Parent to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto or change its jurisdiction of organization.

5.8          Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. The Parent hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

5.9          Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

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First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same (or whose affiliates hold the same) may otherwise agree; and

Finally, to the payment to the Parent, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

Notwithstanding the foregoing, no amounts received from the Parent shall be applied to any Excluded Swap Obligations of the Parent.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Parent or any issuer of or obligor on any of the Collateral.

5.10        Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Parent for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Parent representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11        Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Parent shall deliver to the Administrative Agent all certificates identified in Annex

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1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified in Annex 2 hereto, accompanied by undated note powers duly endorsed in blank.

5.12        Termination.  When all Secured Obligations other than Hedging Obligations and Cash Management Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Parent.

5.13        Further Assurances.  The Parent agrees that, from time to time upon the written request of the Administrative Agent, the Parent will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

5.14        Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

5.15        Financing Statements.  Pursuant to any applicable law, the Parent authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Parent in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  The Parent hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Section 6  LLC Agreements; Pledged LLC Interests.

6.1          No Amendments.  The Parent shall not amend, modify or supplement any of the provisions of any LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

6.2          Chief Executive Office.  The Parent represents and warrants to the Administrative Agent and each Lender that its Chief Executive Office is located at:

1 Federal Street

Boston, Massachusetts 02110

Attention:                                         Jeff Lawrence

Senior Vice President and Treasurer

The Parent agrees that it will not change the location of its Chief Executive Office without 30 days prior notice to the Administrative Agent.

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6.3  LLC Interests not Securities.  The Parent represents and warrants to the Administrative Agent and the Lenders that the Pledged LLC Interests are not “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant jurisdiction.  The Parent agrees that it will not permit any LLC Issuer to take any actions that would result in any Pledged LLC interests’ becoming “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant presentation.

Section 7   Miscellaneous.

7.1          No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.2          Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

7.3          Expenses.  The Parent agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Parent in respect of the Collateral that the Parent has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

7.4          Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Parent and the Administrative Agent.  Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Parent.

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7.5          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parent, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Parent shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

7.6          Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.7          Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

7.8          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

7.9          Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

7.10        Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.11        Amendment and Restatement.  This Agreement amends and restates the Amended and Restated Parent Pledge Agreement dated as of August 7, 2013 (the “Existing Parent Pledge Agreement”) between the Parent and the Administrative Agent, as heretofore amended and supplemented.  All obligations of and security interests created by the Parent under the Existing Parent Pledge Agreement are continued in full force and effect hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUNTAIN INCORPORATED

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

Signature Page to Parent Pledge Agreement

17

ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

Issuer	Certificate Nos	Registered Owner	Number of Shares	% of Total Shares
Iron Mountain Information Management, LLC	1	Parent	22,503 shares of common interest, par value $0.01 per share (“IMIM LLC common stock”)	99.99%

Iron Mountain Information Management, LLC	2	Parent	One share of IMIM LLC common stock	Less than 0.01%

Iron Mountain Records Management (Puerto Rico), Inc.	1	Parent	66,666	66%

ANNEX 2

PLEDGED NOTES

None.

EXHIBIT F

[SUBSIDIARY GUARANTY]

AMENDED AND RESTATED SUBSIDIARY GUARANTY

AMENDED AND RESTATED SUBSIDIARY GUARANTY dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, this “Agreement”), among each of the corporations, limited liability companies and limited partnerships identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (each individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), JPMORGAN CHASE BANK, N.A., as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as agent for the Canadian lenders or other Canadian financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”).

Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), Iron Mountain Information Management, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company”), the other Subsidiaries of the Parent from time to time parties thereto (all the foregoing, together with any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders, the Administrative Agent, the Canadian Administrative Agent and the other parties thereto are parties to the Credit Agreement dated as of June 27, 2011, as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013, as amended by the Third Amendment thereto, dated as of August 7, 2013, as amended by the Fourth Amendment thereto, dated as of June 19, 2014, and as amended and restated by the Credit Agreement dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, the “Credit Agreement”).  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (including, without limitation, by making of loans and issuing letters of credit) to be made by said lenders to the Borrowers.  In addition, a Group Member (as hereinafter defined) may from time to time be obligated under one or more Hedging Agreements (as defined in the Credit Agreement) or Cash Management Agreements (as defined in the Credit Agreement) to one or more of the Lenders and/or any of their affiliates or to Persons who were (or whose affiliates were) Lenders at the time the applicable Hedging Agreement or Cash Management Agreement was entered into (such obligations being herein referred to as “Hedging Obligations” and “Cash Management Obligations,” respectively).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1.  Definitions.  Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor  (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of  such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Subsidiary Guarantor as specified in any agreement between the relevant Obligor(s) and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Group Member” shall mean any Obligor .

“Guaranteed Obligations” is defined in Section 2.1 hereof.

“Loan Documents” shall mean the Credit Agreement, the Notes, the Letter of Credit Documents, the Parent Guaranty, the Company Guaranty, this Agreement, the Security Documents and the other Basic Documents.

“Qualified Keepwell Provider” shall mean, in respect of any Swap Obligation, each Obligor that, at the time of the relevant guarantee (or grant of relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(a)(v)(II) of the Commodity Exchange Act.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean with respect to any Person, any obligation to pay or perform under any Swap.

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Section 2.  The Guarantee.

2.1  The Guarantee.  The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, each Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by any Group Member under the Loan Documents (including, without limitation, all Reimbursement Obligations, the obligations of the Parent under the Parent Guaranty, the obligations of the Company under the Company Guaranty, all interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and all other obligations and liabilities of any Group Member to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, including the costs and expenses of the Administrative Agent or any Lender in enforcing its rights hereunder) and (b) all Hedging Obligations and all Cash Management Obligations, in each case strictly in accordance with the terms thereof (such obligations described in the foregoing clauses (a) and (b) being herein collectively called the “Guaranteed Obligations”) (other than, with respect to any Subsidiary Guarantor, any Excluded Swap Obligation of such Subsidiary Guarantor).  The Subsidiary Guarantors hereby further jointly and severally agree that if any Group Member shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. As used in this Guaranty, the term “Lender” includes, where appropriate, each affiliate of a Lender to whom Hedging Obligations or Cash Management Obligations are owed.

2.2  Obligations Unconditional  The obligations of the Subsidiary Guarantors under Section 2.1 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

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(i)  at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)  any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)  any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Group Member under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.3  Reinstatement.  The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Group Member in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree to indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

2.4  Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Lenders under the Credit Agreement, no Subsidiary Guarantor shall exercise any right or remedy arising by reason of any performance of its guarantee in Section 2.1 hereof, whether by subrogation or otherwise, against

5

any Group Member or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.5  Remedies.  The Subsidiary Guarantors, jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of each Borrower under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower ) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 2.1.

2.6  Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

2.7  Continuing Guarantee.  The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

2.8  Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Subsidiary Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Subsidiary Guarantor (but subject to the next sentence), pay to such Excess Funding Subsidiary Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Subsidiary Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Subsidiary Guarantor under this Section 2.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2 and such Excess Funding Subsidiary Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 2.8, (i) “Excess Funding Subsidiary Guarantor” shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Subsidiary Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor

6

(excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor may have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Parent, the Company and the Subsidiary Guarantors hereunder) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder,

2.9  General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 2.1 hereof would otherwise, taking into account the provisions of Section 2.8 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

2.10  Keepwell.  Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this guarantee, the Parent Guaranty or the Company Guaranty, in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.10, or otherwise under this guarantee, the Parent Guaranty or the Company Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified Keepwell Provider under this Section 2.10 shall remain in full force and effect until a discharge of Guaranteed Obligations.  Each Qualified Keepwell Provider intends that this Section 2.10 constitute, and this Section 2.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 3.  Miscellaneous.

3.1  No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power

7

or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

3.2  Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Subsidiary Guarantors) at the “Address for Notices” specified on the signature pages hereof and (in the case of the Administrative Agent) at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

3.3  Expenses.  The Subsidiary Guarantors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 3.3.

3.4  Amendments, Etc.; Foreign Subsidiary Holdco Release Date  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Subsidiary Guarantor and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent, each Lender, each holder of any of the Guaranteed Obligations and each Subsidiary Guarantor.  The obligations of any Subsidiary Guarantor that is a Foreign Subsidiary Holdco (including, without limitation, all obligations of such Subsidiary Guarantor hereunder in respect of any Hedging Obligations or Cash Management Obligations) shall be released effective on each Foreign Subsidiary Holdco Release Date for such Subsidiary Guarantor in accordance with the terms of the Credit Agreement.

3.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that no Subsidiary Guarantor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

3.6  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

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3.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.8  Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  Each Subsidiary Guarantor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.9  Waiver of Jury Trial.  EACH OF THE SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.10  Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

3.11  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

3.12   Set-Off.  Each Subsidiary Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 10.01(1) of the Credit Agreement shall have occurred and be continuing, without notice to such Subsidiary Guarantor or any other Subsidiary Guarantor, any such notice being expressly waived by each Subsidiary Guarantor, to set-off and appropriate and apply any and all deposits general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Subsidiary Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Subsidiary Guarantor to the Administrative Agent

9

or such Lender hereunder and under the Loan Documents and claims of every nature and description of the Administrative Agent or such Lender against such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that no amounts set off with respect to any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor.  The Administrative Agent and each Lender shall notify such Subsidiary Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

3.13  Designation of Indebtedness.  The indebtedness of the Subsidiary Guarantors under Section 2.1(a) hereunder constitutes “Senior Debt” or “Senior Indebtedness”; and “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be, within the meaning of the Senior Subordinated Debt Documents.

3.14  Amendment and Restatement.  This Agreement amends and restates the Amended and Restated Subsidiary Guaranty dated as of August 7, 2013 (the “Existing Subsidiary Guaranty”) among the Subsidiary Guarantors, the Administrative Agent and the Canadian Administrative Agent, as heretofore amended and supplemented. All obligations of the Subsidiary Guarantors under the Existing Subsidiary Guaranty are continued in full force and effect hereunder.

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SUBSIDIARY GUARANTORS

IRON MOUNTAIN US HOLDINGS, INC.

By
Name:
Title:

IRON MOUNTAIN FULFILLMENT SERVICES, INC.

By
Name:
Title:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

By
Name:
Title:

IRON MOUNTAIN SECURE SHREDDING, INC.

By
Name:
Title:

Signature Page to Subsidiary Guaranty

IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.

By
Name:
Title:

MOUNTAIN RESERVE III, INC.

By
Name:
Title:

IRON MOUNTAIN GLOBAL HOLDINGS, INC.

By
Name:
Title:

IRON MOUNTAIN GLOBAL LLC

By
Name:
Title:

Signature Page to Subsidiary Guaranty

NETTLEBED ACQUISITION CORP.

By
Name:
Title:

Signature Page to Subsidiary Guaranty

Address for Notices for all Subsidiary Guarantors:
c/o Iron Mountain Incorporated
1 Federal Street
Boston, Massachusetts 02110
Attention: Jeff Lawrence
Senior Vice President and Treasurer

Telecopy Number: (617) 350-7881

Copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Harry E. Ekblom, Jr

Telecopy Number: (617) 338-2880

THE ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Name:
Title:

THE CANADIAN ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent

By
Name:
Title:

Signature Page to Subsidiary Guaranty

EXHIBIT G

[SUBSIDIARY PLEDGE AGREEMENT]

Signature Page to Subsidiary Guaranty

AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT

AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, this “Agreement”), among each of the corporations, limited liability companies and limited partnerships identified under the caption “PLEDGORS” on the signature pages hereto (each individually, a “Pledgor” and, collectively, the “Pledgors”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), is party to the Credit Agreement dated as of June 27, 2011, as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013, as amended by the Third Amendment thereto, dated as of August 7, 2013, as amended by the Fourth Amendment thereto, dated as of June 19, 2014, and as amended and restated by the Credit Agreement dated as of July 2, 2015 (as further modified, amended, restated and and/or supplemented from time to time, the “Credit Agreement”) among the Parent, Iron Mountain Information Management, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company”), the other Subsidiaries of the Parent from time to time parties thereto (all the foregoing, together with any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent, the Canadian Administrative Agent and the other parties thereto.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (including, without limitation, by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers. In addition, a Group Member (as hereinafter defined) may from time to time be obligated under one or more Hedging Agreements (as defined in the Credit Agreement) or Cash Management Agreements (as defined in the Credit Agreement) to one or more of the Lenders and/or any of their affiliates or to Persons who were (or whose affiliates were) Lenders at the time the applicable Hedging Agreement or Cash Management Agreement was entered into (such obligations being herein referred to as “Hedging Obligations” and “Cash Management Obligations,” respectively).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined).  Accordingly, the parties hereto agree as follows:

Section 1   Definitions.  Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Pledgor (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Pledgor of, or the grant by such Pledgor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Pledgor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Pledgor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Pledgor as specified in any agreement between the relevant Obligor(s) and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Group Member” shall mean any Obligor.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to any Pledgor and any loan or advance made by any Pledgor to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies and limited partnerships identified beneath the names of the Pledgors on Annex 1 hereto under the caption “Issuer” and each other Subsidiary the capital stock of which is owned by the Pledgors and is required to be pledged to the Administrative Agent pursuant to the Credit Agreement.

“LLC Agreements” shall mean, collectively, the LLC agreements governing the entities listed on Annex 1 hereto, if any, and the agreements governing any other LLC Issuer whose LLC Interests are hereafter pledged hereunder.

“LLC Interests” shall mean the membership interests or other equity interests of any limited liability company.

“LLC Issuers” shall mean, collectively, the entities listed on Annex 1 hereto, if any, and any other issuer of LLC Interests hereafter pledged hereunder.

“Loan Documents” shall mean the Credit Agreement, the Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents, the Security Documents and the other Basic Documents.

“Pledged LLC Interests” shall have the meaning ascribed thereto in Section 2(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean, collectively, (a) all obligations of the Pledgors in respect of their guarantee under Section 2 of the Subsidiary Guaranty, (b) the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by the Borrowers under the Loan Documents (including, without limitation, all Reimbursement Obligations and all obligations of the Company under the Company Guaranty and all obligations of the Parent under the Parent Guaranty), (c) all Hedging Obligations and all Cash Management Obligations and (d) all obligations of any of the Pledgors, the Parent and the Company to the Lenders and the Administrative Agent hereunder; provided that for purposes of determining any Pledgor’s obligations under this Agreement, the definition of “Secured Obligations” shall not cause this Agreement to secure, in the case of any Pledgor, any Excluded Swap Obligations of such Pledgor.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean with respect to any Person, any obligation to pay or perform under any Swap.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2   Representations and Warranties.  Each Pledgor represents and warrants to the Lenders and the Administrative Agent that:

(a)  Such Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person) except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

(b)  The Pledged Stock identified under the name of such Pledgor in Annex 1 hereto is, and all other Pledged Stock in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

(c)  The Pledged Stock identified under the name of such Pledgor in Annex 1 hereto constitutes, subject to Section 9.21(c) of the Credit Agreement (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and (ii) in the case of any Issuer organized under the laws of any jurisdiction outside of the United States of America, the non-Voting Stock of such Issuer and the lesser of (A) 66% of the total combined voting power of the Voting Stock of such Issuer and (B) 100% of the Voting Stock of such Issuer beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

(d)  The pledged LLC Interests identified in Annex 1 on the date hereof (the “Initial Pledged LLC Interests”) have been, and all other LLC Interests in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof (together with the Initial Pledged LLC Interests, the “Pledged LLC Interests”) will be, duly authorized, validly existing, fully paid and non-assessable and none of the Pledged LLC Interests is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the relevant LLC Agreement).

(e)  The Initial Pledged LLC Interests constitute all of the ownership interests of the LLC Issuers beneficially owned by any Pledgor on the date hereof, the Pledgors are the registered owners of all Pledged LLC Interests and the Pledgors are all of the members of the LLC Issuers.

(f)  This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

Section 3   The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Pledgor’s right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (other than, with respect to any Pledgor, the Excluded Swap Obligations of such Pledgor) (all being collectively referred to herein as “Collateral”):

(a)  the shares of Capital Stock of the Issuers identified in Annex 1 hereto under the name of such Pledgor and all other shares of Capital Stock of whatever class of the Issuers,

now or hereafter owned by such Pledgor (provided, that, without limiting the obligation of the Pledgors to pledge non-Voting Stock of the Issuers, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required to be pledged hereunder), in each case together with the certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such Issuer (collectively, the “Pledged Stock”);

(b)  all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)  without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is such Pledgor itself) formed by or resulting from such consolidation or merger (provided, that, without limiting the obligation of the Pledgors to pledge non-Voting Stock of the Issuers, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required to be pledged hereunder);

(d)  the Pledged LLC Interests and all right, title and interest of the relevant Pledgor in, to and under any LLC Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the relevant LLC Issuers and all of its ownership interests under each relevant LLC Agreement), and all present and future rights of such Pledgor to receive payment of money or other distributions of payments arising out of or in connection with its ownership interests and its rights under each such LLC Agreement, now or hereafter owned by such Pledgor; and

(e)  intercompany obligations of foreign Subsidiaries owing to such Pledgor;

(f)  the Collateral Account and the balance and all items from time to time in the Collateral Account;

(g)  all promissory notes and all Intercompany Notes; and

(h)  all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided, however, that, with respect to Voting Stock, in no event shall the Collateral include more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Issuer that is a Foreign Subsidiary Holdco, more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco. For the avoidance of doubt, the Pledgors shall be required to pledge non-Voting Stock of the Issuers.

Section 4   Cash Proceeds of Collateral.

4.1  Collateral Account. There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Pledgors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 2.10, 3.02(d) and 10 of the Credit Agreement, any Pledgor is required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor as such Pledgor shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall), in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, each Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, such Pledgor shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by such Pledgor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Pledgor.

4.2  Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the respective Pledgor, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection, each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

4.3  Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10, Section 3.02(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Section 5   Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

5.1  Delivery and Other Perfection.  Each Pledgor shall:

(a)  if any of the shares, securities, moneys or property required to be pledged by such Pledgor under clauses (a), (b), (c) and (d) of Section 3 hereof are received by such Pledgor, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b), (c) and (d);

(b)  give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including without limitation, (but, as to the Pledged Stock and Pledged LLC Interests, only upon notice to such Parent during the period during which an Event of Default shall have occurred and be continuing) causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by such Pledgor hereunder),

(c)  keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement, and

(d)  permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Pledgor with respect to the Collateral, all in such manner as the Administrative Agent may require.

5.2  Other Financing Statements and Liens. Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Administrative Agent, no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

5.3  Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.4  Collateral.

(a)  The Pledgors will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes issued to any Pledgor at any time whatsoever (provided, that, in addition to the pledge of non-Voting Stock of an Issuer, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on any Foreign Subsidiary Holdco Release Date for any Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco shall be required to be pledged hereunder).

(b)  So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgors jointly and severally agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.4(b).

(c)  The Pledgors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus unless and until an Event of Default has occurred and is continuing. The Pledgors shall be entitled to receive any dividends on the Collateral paid in cash to the extent necessary to fund Restricted Payments permitted pursuant to the penultimate paragraph of Section 9.15 of the Credit Agreement (“Permitted Distributions”), whether or not an Event of Default has occurred and is continuing.

(d)  If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender exercises any available right to declare any Secured

Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral (other than Permitted Distributions) shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Pledgors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Pledgors.

5.5  Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

(a)  the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (other than in respect of the Permitted Distributions as provided herein) as if the Administrative Agent were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b)  the Administrative Agent in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(c)  upon notice thereof to each LLC Issuer and the Company by the Administrative Agent, (i) the Administrative Agent may transfer the Pledged LLC Interests into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a member of each LLC Issuer in the place of the Pledgors; and

(d)  the Administrative Agent may upon ten business days prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale (including by credit bidding), without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

5.6  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgors shall remain liable for any deficiency.

5.7  Removals, Etc.  Without at least 30 days prior written notice to the Administrative Agent, no Pledgor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto or change its jurisdiction of organization.

5.8  Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner.  Each Pledgor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

5.9  Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same (or whose affiliates hold the same) may otherwise agree; and

Finally, to the payment to the respective Pledgor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

Notwithstanding the foregoing, no amounts received from any Pledgor shall be applied to any Excluded Swap Obligations of such Pledgor.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

5.10  Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11  Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, each Pledgor shall deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified in Annex 2 hereto, accompanied by undated note powers duly endorsed in blank.

5.12  Termination.  When all Secured Obligations other than Hedging Obligations and Cash Management Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor.

5.13  Further Assurances.  Each Pledgor agrees that, from time to time upon the written request of the Administrative Agent, such Pledgor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

5.14  Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

5.15                        Financing Statements.  Pursuant to any applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Each Pledgor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Section 6   LLC Agreements; Pledged LLC Interests.

6.1  No Amendments.  No Pledgor shall amend, modify or supplement any of the provisions of any LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

6.2  Chief Executive Office.  Each Pledgor represents and warrants to the Administrative Agent and each Lender that its Chief Executive Office is located at the address listed on Schedule I hereto.  Each Pledgor agrees that it will not change the location of its Chief Executive Office without 30 days prior notice to the Administrative Agent.

6.3  LLC Interests not Securities.  Each Pledgor represents and warrants to the Administrative Agent and the Lenders that the Pledged LLC Interests are not “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant jurisdiction.  Each Pledgor agrees that it will not permit any LLC Issuer to take any actions that would result in any Pledged LLC interests’ becoming “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant presentation.

Section 7   Miscellaneous.

7.1  No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.2  Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Pledgors) at the “Address for Notices” specified on the signature pages hereof and (in the case of the Administrative Agent) at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

7.3  Expenses.  The Pledgors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

7.4  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Pledgor.

7.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

7.6  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.8  Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

7.9  Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

7.10  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.11  Amendment and Restatement.  This Agreement amends and restates the Amended and Restated Subsidiary Pledge Agreement dated as of August 7, 2013 (the “Existing Subsidiary Pledge Agreement”) among the Pledgors and the Administrative Agent, as heretofore amended and supplemented. All obligations of and security interests created by the Pledgors under the Existing Subsidiary Pledge Agreement are continued in full force and effect hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS

IRON MOUNTAIN US HOLDINGS, INC.

By
Name:
Title:

IRON MOUNTAIN FULFILLMENT SERVICES, INC.

By
Name:
Title:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

By
Name:
Title:

IRON MOUNTAIN SECURE SHREDDING, INC.

By
Name:
Title:

16

IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.

By
Name:
Title:

MOUNTAIN RESERVE III, INC.

By
Name:
Title:

IRON MOUNTAIN GLOBAL HOLDINGS, INC.

By
Name:
Title:

IRON MOUNTAIN GLOBAL LLC

By
Name:
Title:

17

NETTLEBED ACQUISITION CORP..

By
Name:
Title:

18

Address for Notices for all Pledgors:
c/o Iron Mountain Incorporated
1 Federal Street
Boston, Massachusetts 02110
Attention: Jeff Lawrence
Senior Vice President and Treasurer

Telecopy Number: (617) 350-7881

Copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Harry E. Ekblom, Jr

Telecopy Number: (617) 338-2880

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THE ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

20

ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

PLEDGOR: IRON MOUNTAIN GLOBAL HOLDINGS, INC. (f/k/a Iron Mountain Global Holdings, LLC) (“IMGH”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares

Iron Mountain Global LLC	N/A	IMGH	N/A	100%
Iron Mountain Mexico Holding, S. de R.L. de C.V.	1/6	IMGH	1,980	66% of Series A Shares
Iron Mountain Mexico Holding, S. de R.L. de C.V.	4/6	IMGH	136,992,339	66% of Series B Shares
Iron Mountain (Gibraltar) Holdings Limited		IMGH	918	66%
Iron Mountain Australia Holdings Pty Ltd.	4	IMGH	660	66%

PLEDGOR: IRON MOUNTAIN US HOLDINGS, INC. (“HOLDINGS”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares

Iron Mountain Fulfillment Services, Inc. (f/k/a COMAC, Inc.)	5	Holdings	100	100%
Iron Mountain Intellectual Property Management, Inc. (f/k/a DSI Technology Escrow Services, Inc.)	6	Holdings	100	100%
Iron Mountain Secure Shredding, Inc.	2	Holdings	100	100%
Iron Mountain Information Management Services, Inc.	2	Holdings	100	100%

PLEDGOR: IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC. (“IMIMS”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares

Iron Mountain Receivables TRS, LLC	N/A	IMIMS	N/A	100%

ANNEX 2

PLEDGED NOTES

None.

EXHIBIT H

[CANADIAN BORROWER PLEDGE AGREEMENT]

AMENDED AND RESTATED CANADIAN BORROWER PLEDGE AGREEMENT

AMENDED AND RESTATED CANADIAN BORROWER PLEDGE AGREEMENT dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, this “Agreement”), among each of the corporations and unlimited liability companies identified under the caption “CANADIAN BORROWERS” on the signature pages hereto (each individually a “Canadian Borrower” and collectively, the “Canadian Borrowers”); and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian administrative agent for the lenders or other financial institutions or entities party, as “CANADIAN LENDERS”, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”).

Each of the Canadian Borrowers is party to the Credit Agreement dated as of June 27, 2011, as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013, as amended by the Third Amendment thereto, dated as of August 7, 2013, as amended by the Fourth Amendment thereto, dated as of June 19, 2014, and as amended and restated by the Credit Agreement dated as of July 2, 2015 (as further modified, amended, restated and/or supplemented from time to time, the “Credit Agreement”) among Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), Iron Mountain Information Management, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company”), the other Subsidiaries of the Parent from time to time parties thereto (all the foregoing, together with any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent, the Canadian Administrative Agent and the other parties thereto.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (including, without limitation, by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers.

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Canadian Borrower has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

Section 1   Definitions. Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Canadian Borrower  (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Canadian Borrower of, or the grant by such Canadian Borrower of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Canadian Borrower’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Canadian Borrower becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Canadian Borrower as specified in any agreement between the relevant Obligor(s) and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Group Member” shall mean each of the Parent and its Subsidiaries.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to any Canadian Borrower and any loan or advance made by any Canadian Borrower to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies, if any, and limited partnerships, if any, identified on Annex 1 hereto under the caption “Issuer” and each direct wholly-owned Subsidiary of a Canadian Borrower.

“Loan Documents” shall mean the Credit Agreement, the C$ Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents, the Security Documents and the Basic Documents.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Loans (including C$ Loans) made by the Lenders to, and the Notes (including the C$ Notes) held by each Lender of, the Canadian Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by any Canadian Borrower under the Loan Documents and (b) all obligations of the Canadian Borrowers to the Canadian Lenders, the Administrative Agent and the Canadian Administrative Agent hereunder; provided that for purposes of determining any Canadian Borrower’s obligations under this

Agreement, the definition of “Secured Obligations” shall not cause this Agreement to secure any Excluded Swap Obligations of such Canadian Borrower.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean with respect to any Person, any obligation to pay or perform under any Swap.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2   Representations and Warranties.  Each Canadian Borrower represents and warrants to the Canadian Lenders and the Canadian Administrative Agent that:

(a)  Such Canadian Borrower is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person) except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Canadian Administrative Agent for the benefit of the Canadian Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

(b)  The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which such Canadian Borrower shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Canadian or U.S. Federal and state securities laws) that would be effective to prevent or hinder the Canadian Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

(c)  The Pledged Stock identified in Annex 1 hereto constitutes (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by such Canadian Borrower on the date hereof (whether or not registered in the name of such Canadian Borrower) and (ii) in the case of any Issuer organized under the laws of any jurisdiction outside of the United States of America, the non-Voting Stock of such Issuer and the lesser of (A) 66% of the total combined voting power of the Voting Stock of such Issuer and (B) 100% of the Voting Stock of such Issuer beneficially owned by such Canadian Borrower on the date hereof (whether or not registered in the name of such Canadian Borrower) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

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(d) This Agreement is effective to create in favor of the Canadian Administrative Agent, for the benefit of the Canadian Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

Section 3   The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Canadian Borrower hereby pledges and grants to the Canadian Administrative Agent, for the benefit of the Canadian Lenders as hereinafter provided, a security interest in all of such Canadian Borrower’s right, title and interest in the following property, whether now owned by such Canadian Borrower or hereafter acquired and whether now existing or hereafter coming into existence (other than the Excluded Swap Obligations of such Canadian Borrower) (all being collectively referred to herein as “Collateral”):

(a)  the shares of Capital Stock of the Issuers represented by the certificates identified in Annex 1 hereto and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by such Canadian Borrower (provided, that, without limiting the obligations of the Pledgors to pledge non-Voting Stock of the Issuers, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Issuer that is a Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Issuer shall be required to be pledged hereunder), in each case together with the certificates representing the same (collectively, the “Pledged Stock”);

(b)  all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)  without affecting the obligations of such Canadian Borrower under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor

5

corporation is such Canadian Borrower itself) formed by or resulting from such consolidation or merger (provided, that, without limiting the obligations of the Pledgors to pledge non-Voting Stock of the Issuers, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Issuer that is a Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Issuer shall be required to be pledged hereunder);

(d)  the Collateral Account and the balance and all items from time to time in the Collateral Account;

(e)  intercompany obligations of foreign Subsidiaries owing to such Canadian Borrower;

(f)  all promissory notes and all Intercompany Notes; and

(g)  all proceeds of and to any of the property of such Canadian Borrower described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Canadian Borrower in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

provided, however, that with respect to Voting Stock, in no event shall the Collateral include more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on a Foreign Subsidiary Holdco Release Date for any Issuer that is a Foreign Subsidiary Holdco, more than 66% of the total combined voting power of the Voting Stock of such Foreign Subsidiary Holdco. For the avoidance of doubt, the Pledgors shall be required to pledge non-Voting Stock of the Issuers.

Section 4   Cash Proceeds of Collateral.

4.1  Collateral Account.  There is hereby established with the Canadian Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Canadian Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Canadian Administrative Agent pursuant hereto and into which the Canadian Borrowers may from time to time deposit any additional amounts that it wishes to pledge to the Canadian Administrative Agent for the benefit of the Canadian Lenders as additional collateral security hereunder or that, as provided in subsection 2.3(f) of Annex A to the Credit Agreement, it is required to pledge as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  Except as expressly provided in the next sentence, the Canadian Administrative Agent shall remit the collected balance outstanding to the

6

credit of the Collateral Account to or upon the order of the respective Canadian Borrower as such Canadian Borrower shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent may (and, if instructed by the Canadian Lenders shall), in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.  In addition to the foregoing, each Canadian Borrower agrees that if the proceeds of any Collateral hereunder shall be received by it, such Canadian Borrower shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by such Canadian Borrower for and as the property of the Canadian Administrative Agent and shall not be commingled with any other funds or property of such Canadian Borrower.

4.2  Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the respective Canadian Borrower (or, after the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Canadian Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent may (and, if instructed by the Canadian Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the respective Canadian Borrower, such Liquid Investments may be held in the name and under the control of one or more of the Canadian Lenders (and in that connection each Canadian Lender, pursuant to Section 11.10 of the Credit Agreement has agreed that such Liquid Investments shall be held by such Canadian Lender as a collateral sub-agent for the Canadian Administrative Agent hereunder).

4.3  Cover for Bankers’ Acceptance Liabilities.  Amounts deposited into the Collateral Account as cover for Bankers’ Acceptance liabilities under the Credit Agreement pursuant to subsection 2.3(f) of Annex A thereto shall be held by the Canadian Administrative Agent in a separate sub-account (designated “Bankers’ Acceptance Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Bankers’ Acceptance liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Section 5  Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof each Canadian Borrower hereby agrees with each Canadian Lender and the Canadian Administrative Agent as follows:

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5.1  Delivery and Other Perfection.  Each Canadian Borrower shall:

(a)  if any of the shares, securities, moneys or property required to be pledged by such Canadian Borrower under clauses (a), (b), (c) and (d) of Section 3 hereof are received by such Canadian Borrower, forthwith either (x) transfer and deliver to the Canadian Administrative Agent such shares or securities so received by such Canadian Borrower (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Canadian Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Canadian Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b), (c) and (d);

(b)  give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Canadian Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Canadian Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, (but, as to the Pledged Stock, only upon notice to such Canadian Borrower during the period during which an Event of Default shall have occurred and be continuing) causing any or all of the Collateral to be transferred of record into the name of the Canadian Administrative Agent or its nominee (and the Canadian Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Canadian Administrative Agent will thereafter promptly give to such Canadian Borrower copies of any notices and communications received by it with respect to the Collateral);

(c)  keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Canadian Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(d)  permit representatives of the Canadian Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Canadian Administrative Agent to be present at such Canadian Borrower’s place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by such Canadian Borrower with respect to the Collateral, all in such manner as the Canadian Administrative Agent may require.

5.2  Other Financing Statements and Liens.  Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Canadian Administrative Agent, no Canadian Borrower shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Canadian Administrative Agent is not named as the sole secured party for the benefit of the Canadian Lenders.

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5.3  Preservation of Rights.  The Canadian Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.4  Collateral.

(a)  Each Canadian Borrower will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes issued to such Canadian Borrower (provided, that, in addition to the pledge of non-Voting Stock of an Issuer, not more than 66% of the total combined voting power of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America or, on any Foreign Subsidiary Holdco Release Date for any Issuer that is a Foreign Subsidiary Holdco, not more than 66% of the total combined voting power of the Voting Stock of such Issuer shall be required to be pledged hereunder).

(b)  So long as no Event of Default shall have occurred and be continuing, the Canadian Borrowers shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the C$ Notes or any other instrument or agreement referred to herein or therein, provided that the Canadian Borrowers agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the C$ Notes or any such other instrument or agreement; and the Canadian Administrative Agent shall execute and deliver to the Canadian Borrowers or cause to be executed and delivered to the Canadian Borrowers all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Canadian Borrowers may reasonably request for the purpose of enabling the Canadian Borrowers to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.4(b).

(c)  The Canadian Borrowers shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus unless and until an Event of Default has occurred and is continuing.  The Canadian Borrowers shall be entitled to receive any dividends on the Collateral paid in cash to the extent necessary to fund Restricted Payments permitted pursuant to the penultimate paragraph of Section 9.15 of the Credit Agreement (“Permitted Distributions”), whether or not an Event of Default has occurred and is continuing.

(d)  If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Canadian Administrative Agent or any Canadian Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the C$ Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral

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(other than Permitted Distributions) shall be paid directly to the Canadian Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Canadian Administrative Agent shall so request in writing, the Canadian Borrowers agree to execute and deliver to the Canadian Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Canadian Administrative Agent shall, upon request of the Canadian Borrowers (except to the extent theretofore applied to the Secured Obligations), be returned by the Canadian Administrative Agent to the Canadian Borrowers.

5.5  Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

(a)  the Canadian Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (other than in respect of the Permitted Distributions as provided herein) as if the Canadian Administrative Agent were the sole and absolute owner thereof (and each Canadian Borrower agrees to take all such action as may be appropriate to give effect to such right);

(b)  the Canadian Administrative Agent in its discretion may, in its name or in the name of the Canadian Borrowers or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(c)  the Canadian Administrative Agent may, upon ten business days prior written notice to the Canadian Borrowers of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Canadian Administrative Agent, the Canadian Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Canadian Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale (including by credit bidding), without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Canadian Administrative Agent or any Canadian Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the

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same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Canadian Borrowers, any such demand, notice and right or equity being hereby expressly waived and released. The Canadian Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Canadian Borrowers recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Canadian Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Canadian Borrowers acknowledge that any such private sales may be at prices and on terms less favorable to the Canadian Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Canadian Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

5.6  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Canadian Borrowers shall remain liable for any deficiency.

5.7  Removals, Etc.  Without at least 30 days prior written notice to the Canadian Administrative Agent, no Canadian Borrower shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of such Canadian Borrower to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto or change its jurisdiction of organization.

5.8  Private Sale.  The Canadian Administrative Agent and the Canadian Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. Each Canadian Borrower hereby waives any claims against the Canadian Administrative Agent or any Canadian Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

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5.9  Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Canadian Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Canadian Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Canadian Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Canadian Administrative Agent in connection therewith,

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same (or whose affiliates hold the same) may otherwise agree; and

Finally, to the payment to the respective Canadian Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Bankers’ Acceptance Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Bankers’ Acceptance liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

Notwithstanding the foregoing, no amounts received from any Canadian Borrower shall be applied to any Excluded Swap Obligations of such Canadian Borrower.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Canadian Borrowers or any issuer of or obligor on any of the Collateral.

5.10  Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Canadian Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Canadian Administrative Agent is hereby appointed the attorney-in-fact of each Canadian Borrower for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Canadian Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Canadian Administrative Agent shall be entitled under this Section 5 to make collections in respect of the

12

Collateral, the Canadian Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Canadian Borrower representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11  Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, each Canadian Borrower shall deliver to the Canadian Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified on Annex 2 hereto, accompanied by undated note powers duly executed in blank and the other Collateral.

5.12  Termination.  When all Secured Obligations shall have been paid in full and the Commitments of the Canadian Lenders under the Credit Agreement and all Bankers’ Acceptance liabilities shall have expired or been terminated, this Agreement shall terminate, and the Canadian Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Canadian Borrower.

5.13  Further Assurances.  Each Canadian Borrower agrees that, from time to time upon the written request of the Canadian Administrative Agent, such Canadian Borrower will execute and deliver such further documents and do such other acts and things as the Canadian Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

5.14  Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

Section 6   Miscellaneous.

6.1  No Waiver.  No failure on the part of the Canadian Administrative Agent or any Canadian Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Canadian Administrative Agent or any Canadian Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.2  Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

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6.3  Expenses.  The Canadian Borrowers jointly and severally agree to reimburse each of the Canadian Lenders and the Canadian Administrative Agent for all reasonable costs and expenses of the Canadian Lenders and the Canadian Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Canadian Administrative Agent of any obligations of the Canadian Borrowers in respect of the Collateral that the Canadian Borrowers have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Canadian Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

6.4  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Canadian Borrower and the Canadian Administrative Agent. Any such amendment or waiver shall be binding upon the Canadian Administrative Agent and each Canadian Lender, each holder of any of the Secured Obligations and each Canadian Borrower.

6.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Canadian Borrower, the Canadian Administrative Agent, the Canadian Lenders and each holder of any of the Secured Obligations (provided, however, that no Canadian Borrower shall assign or transfer its rights hereunder without the prior written consent of the Canadian Administrative Agent).

6.6  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

6.8  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

6.9  Agents and Attorneys-in-Fact.  The Canadian Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

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6.10  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Canadian Administrative Agent and the Canadian Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.11 Joint and Several Obligations.  The Canadian Borrowers agree that their obligations under the Loan Documents are joint and several.

6.12  Amendment and Restatement.  This Agreement amends and restates the Amended and Restated Canadian Borrower Pledge Agreement dated as of August 7, 2013 (the “Existing Canadian Pledge Agreement”) between the Canadian Borrower and the Canadian Administrative Agent, as heretofore amended and supplemented. All obligations of and security interests created by the Canadian Borrowers under the Existing Canadian Pledge Agreement are continued in full force and effect hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CANADIAN BORROWERS

IRON MOUNTAIN CANADA OPERATIONS ULC

By
Name:
Title:

IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES CANADA, INC.

By
Name:
Title:

IRON MOUNTAIN SECURE SHREDDING CANADA, INC.

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Administrative Agent

By
Name:
Title:

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ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Jurisdiction of Organization
Iron Mountain Secure Shredding Canada, Inc.	C-3	Iron Mountain Canada Operations ULC	66 Common Shares	British Columbia
Iron Mountain Information Management Services Canada, Inc.	C-3	Iron Mountain Canada Operations ULC	66 Common Shares	British Columbia

PLEDGED NOTES

None.

EXHIBIT I-1

[FORM OF
OPINION OF SPECIAL NEW YORK COUNSEL TO THE COMPANY]

July 2, 2015

To the Lenders party to the Credit Agreement referred to below and listed on Schedule I hereto, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

We have acted as counsel to Iron Mountain Incorporated, a Delaware corporation (the “Parent”), in connection with the execution and delivery of that certain Credit Agreement dated as of June 27, 2011, as amended, and as amended and restated as of July 2, 2015 (the “Credit Agreement”), among the Parent, Iron Mountain Information Management, LLC (“IMIM”) and Iron Mountain Global LLC (“IM Global”), each a Delaware limited liability company (with IMIM, collectively, the “US LLC Subsidiary Credit Parties”), Iron Mountain US Holdings, Inc., Iron Mountain Fulfillment Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc. and Iron Mountain Information Management Services, Inc., each a Delaware corporation (collectively, the “US Corporate Subsidiary Borrowers” and, together with Parent and the US LLC Subsidiary Credit Parties, collectively, the “US Borrowers”), Iron Mountain Canada Operations ULC, a British Columbia unlimited liability company, Iron Mountain Information Management Services Canada, Inc. and Iron Mountain Secure Shredding Canada, Inc., each a British Columbia corporation (each of the foregoing Canadian entities, collectively, the “Canadian Borrowers”), Iron Mountain Switzerland GmbH, a company organized under the laws of Switzerland, Iron Mountain Europe PLC, Iron Mountain Holdings (Europe) Limited and Iron Mountain (UK) Limited, each a company organized under the laws of England and Wales, Iron Mountain Australia Holdings Pty Ltd. and Iron Mountain Australia Services Pty Ltd., each a company organized under the laws of Australia, Iron Mountain Austria Archivierung GmbH, a company organized under the laws of Austria, Iron Mountain International Holdings B.V., a company organized under the laws of the Netherlands, and Iron Mountain Luxembourg Services S.à r.l., Schaffhausen Branch, a company organized under the laws of Luxembourg (collectively, the “Multi-Currency Borrowers”; the US Borrowers, the Canadian Borrowers and the Multi-Currency Borrowers, collectively, the “Borrowers”), the lenders party thereto (collectively, the “Lenders”), certain other financial institutions party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”), and JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, the “Administrative Agent”).

This opinion letter is being delivered pursuant to Section 7.01.3) of the Credit Agreement.  Capitalized terms used herein without definition that are defined in the Credit Agreement are used herein with the same meaning as in the Credit Agreement.

July 2, 2015

For purposes of the opinions expressed below, we have examined executed counterparts of:

i.                                          the Credit Agreement;

ii.                                       the promissory notes executed by various Borrowers to the order of the requesting Lenders pursuant to Section 2.06 of the Credit Agreement (the “Notes”);

iii.                                    the Amended and Restated Parent Guaranty, dated as of July 2, 2015, among the Parent, the Administrative Agent and the Canadian Administrative Agent (the “Parent Guaranty”);

iv.                                   the Amended and Restated Company Guaranty, dated as of July 2, 2015, among IMIM, the Administrative Agent and the Canadian Administrative Agent (the “Company Guaranty”);

v.                                      the Amended and Restated Subsidiary Guaranty, dated as of July 2, 2015, among the US Corporate Subsidiary Borrowers, and Mountain Reserve III, Inc. (“Mountain Reserve”), Nettlebed Acquisition Corp. (“Nettlebed”) and Iron Mountain Global Holdings, Inc. (“IMGH”), each a Delaware corporation (with the US Corporate Subsidiary Borrowers, collectively, the “US Corporate Subsidiary Credit Parties”), IM Global (with the US Corporate Subsidiary Credit Parties and IMIM, collectively, the “US Subsidiary Credit Parties”; and the Parent, the US Subsidiary Credit Parties, the Canadian Borrowers and the Multi-Currency Borrowers, collectively, the “Obligors”), the Administrative Agent and the Canadian Administrative Agent (the “Subsidiary Guaranty” and, together with the Parent Guaranty and the Company Guaranty, the “Guaranty Agreements”);

vi.                                   the Amended and Restated Parent Pledge Agreement, dated as of July 2, 2015, between the Parent and the Administrative Agent (the “Parent Pledge Agreement”);

vii.                                the Amended and Restated Company Pledge Agreement, dated as of July 2, 2015, between IMIM and the Administrative Agent (the “Company Pledge Agreement”);

viii.                             the Amended and Restated Canadian Borrower Pledge Agreement, dated as of July 2, 2015, among the Canadian Borrowers and the Canadian Administrative Agent (the “Canadian Pledge Agreement”); and

ix.                                   the Amended and Restated Subsidiary Pledge Agreement, dated as of July 2, 2015, among the US Corporate Subsidiary Credit Parties, IM Global and the Administrative Agent (the “Subsidiary Pledge Agreement” and, together with the Parent Pledge Agreement, the Company Pledge Agreement and the Canadian Pledge Agreement, the “Pledge Agreements”).

The Credit Agreement, the Notes, the Guaranty Agreements and the Pledge Agreements are hereinafter referred to as the “Credit Documents.”

July 2, 2015

We have also examined (i) an unfiled copy of a Uniform Commercial Code financing statement (Form UCC-1) in the form attached as Exhibit A hereto naming the Parent as debtor and the Administrative Agent as secured party (the “Parent Financing Statement”) with respect to the collateral under the Parent Pledge Agreement, (ii) an unfiled copy of a Uniform Commercial Code financing statement (Form UCC-1) in the form attached as Exhibit B hereto naming IMIM as debtor and the Administrative Agent as secured party (the “Company Financing Statement”) with respect to the collateral under the Company Pledge Agreement and (iii) unfiled copies of Uniform Commercial Code financing statements (Form UCC-1) in the forms attached as Exhibit C hereto naming each of the US Corporate Subsidiary Credit Parties and IM Global as debtor and the Administrative Agent as secured party (the “Subsidiary Financing Statement”) with respect to the collateral under the Subsidiary Pledge Agreement.

In addition, we have examined the originals or copies of such records, agreements and instruments of the Obligors, certificates of public officials and of officers of the Obligors, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions expressed herein.  In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.  As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Obligors and on the representations and warranties set forth in the Credit Documents.

When the phrase “to our knowledge” or an equivalent phrase is used in this opinion letter its purpose is to limit the statements it qualifies to the knowledge consciously held by the individual lawyers in our firm who have participated in the negotiation and drafting of the Credit Documents, without independent investigation.

For purposes of the opinions expressed herein, we have assumed that (except in each case to the extent expressly set forth in the opinions expressed herein): (i) each of the Canadian Borrowers and each of the Multi-Currency Borrowers that is a Foreign Subsidiary (collectively, the “Foreign Entities”) is a company duly formed or organized, validly existing and in good standing under the laws of the province or country of its formation or organization, (ii) each of the Foreign Entities has the requisite power and authority to enter into and perform its obligations under the Credit Documents to which it is a party; (iii) the execution and delivery by each of the Foreign Entities of each of the Credit Documents to which it is a party, and the performance by each of the Foreign Entities of its obligations thereunder, have been duly authorized by all necessary action of such Foreign Entity; and (iv) the Credit Documents to which each Foreign Entity is a party have been duly executed and delivered by such Foreign Entity.  For purposes of the opinions expressed herein, we have also assumed that each party (other than the Parent and the US Subsidiary Credit Parties) to the Credit Documents and to all other documents, agreements and instruments examined by us has all requisite power and authority and has taken all necessary action to enter into and perform all of its obligations under the Credit Documents or such other documents, agreements and instruments to which each is a party, and that each such Credit Document and other document, agreement and instrument is and will be the valid, binding and

July 2, 2015

enforceable obligation of such party (other than any Obligor).  We express no opinion upon the application of any federal, state or local statute, law, rule or regulation (including without limitation any federal or state banking, truth-in-lending or other similar credit statute, law, rule or regulation) to the authority of any such party to enter into and to carry out its respective obligations under and exercise rights or remedies under the Credit Documents or such other documents, agreements and instruments.

Our opinion in paragraph 1 below with respect to the valid existence and good standing of the Parent and the US Subsidiary Credit Parties in Delaware is based solely on certificates to such effect issued by the Secretary of State of Delaware.

For purposes of our opinions in paragraphs 3, 5 and 6 below, we have assumed that you have complied with, or are exempt from the notice requirements of, Massachusetts General Laws Chapter 271, Section 49.

Our opinions set forth below are subject to the following limitations:

(a)                                 We express no opinion with respect to title to any collateral or other property, or with respect to the existence or perfection of any security interests, mortgages, attachments or other liens or encumbrances thereon, or the priority of any security interests or liens thereon or on the proceeds thereof that are purported to be granted by any of the Pledge Agreements (except to the limited extent addressed in paragraphs 9 and 10 below).

(b)                                 With regard to our opinion in paragraph 3 below, we express no opinion as to financial covenants or similar provisions in the referenced agreements and instruments requiring financial calculations or determinations to ascertain compliance.

(c)                                  We express no opinion as to the enforceability of prospective waivers of rights to notice or a hearing, other waivers of rights granted by constitution or statute, powers of attorney, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, provisions granting indemnity or rights of contribution (to the extent the enforceability thereof is limited by federal or state securities laws or by public policy), provisions purporting to establish evidentiary standards, provisions providing that any person purchasing a participation from a lender or other person may exercise set-off or similar rights with respect to such participation, or that any Lender or other person may exercise set-off or similar rights other than in accordance with applicable law, provisions imposing penalties or forfeitures, provisions requiring arbitration, provisions that purport to bind any party to agree to conclude an agreement at a future date, any agreement to grant a deed in lieu of foreclosure or any similar undertaking, provisions purporting to grant a right to the appointment of a receiver or provisions purporting to grant secured parties prejudgment rights with respect to collateral

(d)                                 We express no opinion as to whether a federal court or a state court outside of the State of New York would give effect to the choice of New York law provided for in any Credit Document.  We also express no opinion as to the provisions of any Credit Document that waive any objection to the laying of venue or waive any claim of forum non conveniens with respect to

July 2, 2015

any court, or provide for a method of service of process that is inconsistent with applicable law or rules of the relevant court.

Our opinions set forth below are also subject to the following general qualifications:

(A)                               The obligations, rights and remedies of the parties under the Credit Documents may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

(B)                               The enforceability of the Credit Documents may be limited by general principles of contract law which include (i) the unenforceability of provisions to the effect that terms of an agreement may only be amended or waived in writing, (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreement, (iii) the exercise of judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, and (iv) the possible right of a party that has materially failed to render or offer performance required by a contract to cure that failure.

(C)                               The obligations of the Obligors under the Pledge Agreements may be subject to possible additional limitations upon the exercise of remedial or procedural provisions contained therein, which additional limitations do not, in our opinion, make the remedies and procedures that will be afforded thereby inadequate for the practical realization of the substantive benefits purported to be provided thereby.

The opinions expressed herein relate to the effect on the subject transaction only of the laws of the State of New York and The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and, except as set forth in the succeeding paragraph and for certain matters relating to the Delaware Limited Liability Company Act (the “Delaware LLC Act”), we express no opinions with respect to the laws of any other jurisdiction. Certain of the opinions set forth herein relate to the Delaware LLC Act.  In this connection, we call to your attention that we are not members of the Bar of the State of Delaware and that such opinions are based, with your approval, solely upon our examination of the Delaware LLC Act as currently in effect, and our understanding of analogous provisions of the laws of The Commonwealth of Massachusetts and the interpretations thereof by Massachusetts courts and federal courts sitting in Massachusetts.

With respect to our opinion in paragraph 10 below, with your permission, we have examined an unofficial compilation of Article 9 of the Uniform Commercial Code in effect in the State of Delaware, as set forth in the Secured Transactions Guide published by Commerce Clearing House, Inc. as updated through June 16, 2015 (the “Delaware UCC”).  Our examination has been limited to the provisions of the Delaware UCC only, and has not included any review of any annotations or commentary or other parts of either such publication.  We do not purport to be

July 2, 2015

experts on the laws of either such State generally, and with your permission such opinion is based solely on such limited review.

Our opinions as to Massachusetts, New York and federal laws are limited to laws that a Massachusetts or New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to general business entities with respect to transactions of the type contemplated by the Credit Documents.  Without limiting the foregoing, we express no opinion as to, or as to the effect on the opinions contained in this opinion letter of, (i) tax laws or regulations; (ii) securities laws or regulations (including Regulations T, U and X of the Board of Governors of the Federal Reserve System); (iii) the Commodity Exchange Act and regulations issued thereunder; (iv) anti-trust or unfair competition laws or regulations, including the Hart-Scott-Rodino Antitrust Improvements Act of 1986, or (v) laws or regulations that may apply to the transaction contemplated by the Credit Documents because of the country or countries where non-U.S. parties or their affiliates are located.

Based upon and subject to the foregoing and subject to the further qualifications stated following paragraph 10 below, we are of the opinion that:

                1.             Each of the Parent and the US Corporate Subsidiary Credit Parties is a corporation validly existing and in corporate good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder.  Each of the US LLC Subsidiary Credit Parties is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder.

                2.             The execution and delivery by the Parent and each US Subsidiary Credit Party of each Credit Document to which it is a party, and the performance by the Parent and each US Subsidiary Credit Party of its obligations under each such Credit Document, have been duly authorized by all requisite corporate or limited liability company action, and does not and will not conflict with its charter, by-laws or other organizational or governing documents.

                3.             The execution and delivery by the Parent and each US Subsidiary Credit Party of each Credit Document to which it is a party, and the performance by the Parent and each US Subsidiary Credit Party of its obligations under each Credit Document to which it is a party, do not and will not (i) violate the federal laws of the United States of America, the laws of The Commonwealth of Massachusetts or the State of New York, or the Delaware LLC Act or the General Corporation Law of the State of Delaware (collectively, “Applicable Law”) in any material respect or, to our knowledge, any material order, writ, injunction, judgment or decree of any court presently applicable to the Parent or such US Subsidiary Credit Party; or (ii) constitute a breach of or a default under any agreement filed as an exhibit to the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, or (except as specifically provided in the Credit Agreement with respect to the existing Credit Agreement) cause any Indebtedness of the Parent or any US Subsidiary Credit Party to become due and payable, or to become prepayable at the option of the holder thereof (or of any trustee or agent acting on behalf of such holder), under any such agreement.

July 2, 2015

                4.             Each of the Parent and each US Subsidiary Credit Party has duly executed and delivered each Effective Date Credit Document to which it is a party.

                5.             Upon the occurrence of the Closing Date, each Credit Document to which any Obligor is a party will constitute its valid and binding obligation, enforceable against it in accordance with its terms.

                6.             No material approval, authorization, permit or license from, or filing or registration with any governmental commission, board or agency is or will be required under existing provisions of Applicable Law (except such as have been duly obtained, made or given, and are in full force and effect) in connection with the execution and delivery by the Parent and each US Subsidiary Credit Party of each Credit Document to which it is a party, the borrowing by the US Borrowers under the Credit Agreement and the Notes, or the performance by the Parent and the US Subsidiary Credit Parties of their respective obligations under the Credit Documents.

                7.             To our knowledge, there is no action, suit, proceeding or investigation before or by any federal or state court, agency or other governmental or administrative board or body, pending or threatened, against any Obligor in which an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of any of the Credit Documents, the right of any Obligor to perform its obligations thereunder or the consummation by any Obligor of any of the transactions contemplated thereby.

                8.             The obligations of the Parent under the Credit Agreement constitute “Senior Debt” and “Designated Senior Debt” under and as defined in the 2002 Senior Subordinated Debt Indenture and the 2011 Senior Subordinated Debt Indenture.

                9.             Upon the occurrence of the Closing Date, each Pledge Agreement will be effective to create a security interest in the Pledged LLC Interests and the Pledged Stock (as applicable and as such terms are defined in each Pledge Agreement) to the extent such Pledged LLC Interests and Pledged Stock constitute “certificated securities” within the meaning of Section 8-102(a)(4) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”) (such collateral, the “Applicable Pledged Collateral”).  The security interest in the Applicable Pledged Collateral will be perfected upon delivery of the certificates evidencing the Applicable Pledged Collateral to the Administrative Agent or the Canadian Administrative Agent, as applicable, accompanied by undated stock powers duly executed in blank.

                10.          Upon the occurrence of the Closing Date, each Pledge Agreement will be effective to create a security interest (the “Article 9 Security Interest”) in the collateral described in such Pledge Agreement to the extent that a security interest therein may be created under Article 9 of the UCC (such collateral, the “Article 9 Collateral”).  Upon the filing of the Parent Financing Statement, the Company Financing Statement and the Subsidiary Financing Statements with the Secretary of State of the State of Delaware (and subject to the occurrence of the Closing Date), the Article 9 Security Interest created under each of the Parent Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement in that portion of the related Article 9 Collateral

July 2, 2015

in which a security interest may be perfected by the filing of a financing statement under the Delaware UCC will be perfected.

Our opinions in paragraphs 9 and 10 above are subject to the following:

(1)           We express no opinion as to the creation or perfection of security interests in any interest in, claim in or under, or proceeds of any property as to which the creation and perfection of a security interest is not governed exclusively by Articles 8 and 9 of the UCC and (for the purposes of paragraph 10) Article 9 of the Delaware UCC.

(2)           For purposes of our opinions relating to the Pledge Agreements, we have assumed that value has been given (as such term is defined in Section 1-201(44) of the UCC) and that the Obligors have rights in the property purported to be covered thereby, or the power to transfer rights in such property to the Administrative Agent and the Lenders.

(3)           We express no opinion as to the validity, binding effect or perfection of any security interest (i) with respect to collateral sold, exchanged or otherwise disposed of by the Obligors, (ii) with respect to proceeds, to the extent of limitations under Section 9-315 of the UCC, or (iii) in any collateral acquired by the Parent or any US Subsidiary Credit Party following any change in the jurisdiction of organization (within the meaning of Section 9-102(a)(50) of the Delaware UCC) of such Person, unless a new financing statement is properly filed in the applicable new jurisdiction within the time frame specified in Section 9-316 of the Delaware UCC).

(4)           We note that in the case of property which becomes collateral after the date hereof, Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by a debtor before the commencement of such case.

(5)           We note that in the case of any security interest that is being perfected by the filing of a financing statement, a continuation statement must be filed within the time frame specified in Section 9-515 of the Delaware UCC.

(6)           We express no opinion with respect to the choice of law governing the perfection, the effect of perfection and non-perfection or priority of any security interest in Pledged Stock, Pledged LLC Interests or other collateral to the extent issued by a non-US Subsidiary of the Parent or any US Subsidiary Credit Party.

(7)           We have assumed the sufficiency of the description of the collateral in each Security Document and express no opinion with respect thereto.

For the purposes of paragraph 9, we have assumed that the certificates representing the Pledged LLC Interests and the Pledged Stock were delivered to, and will continue to be held by, the Administrative Agent or the Canadian Administrative Agent in the State of New York.

July 2, 2015

This opinion is given in connection with the satisfaction of the conditions to the occurrence of the “Effective Date” under the Credit Agreement and may not be relied upon by any other person, except you, and your respective legal counsel, and your successors and assigns, nor is it to be quoted in whole or in part or otherwise referred to (except in a listing or compilation of closing documents) or filed with any Person, without our express, prior written consent.  All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

This opinion letter should be interpreted in accordance with the Legal Opinion Principles of the Committee on Legal Opinions of the American Bar Association’s Business Law Section, as published in 57 Business Lawyer 875 (February 2002).

Very truly yours,

SULLIVAN & WORCESTER LLP

SCHEDULE I

Bank of America, N.A.

Bank of America, N.A., Canada Branch

Citizens Bank, N.A.

Crédit Agricole Corporate & Investment Bank

Wells Fargo Bank, N.A.

Barclays Bank plc

The Bank of Nova Scotia

Scotiabank Europe PLC

HSBC Bank USA, N.A.

HSBC Bank PLC

HSBC Bank Australia Limited

Morgan Stanley Bank, N.A.

JPMorgan Chase Bank, N.A.

JP Morgan Chase Bank, N.A., Toronto Branch

TD Bank, N.A.

PNC Bank, National Association

PNC Bank Canada Branch

The Bank of Tokyo-Mitsubishi, Ltd.

Royal Bank of Canada

The Huntington National Bank

Peoples United Bank, National Association

Webster Bank, N.A.

Goldman Sachs Bank USA

KBC Bank N.V., New York Branch

SunTrust Bank

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT I-2

[FORM OF
OPINION OF SPECIAL CANADIAN COUNSEL TO THE COMPANY]

July 2, 2015

Reference:52144/71

To the Lenders party to the Credit Agreement

referred to below and listed on Schedule “A”

hereto, JPMorgan Chase Bank, N.A., Toronto

Branch, as Canadian Administrative Agent,

and JPMorgan Chase Bank, N.A., as

Administrative Agent

Ladies and Gentlemen:

We have acted as special Ontario and British Columbia counsel to Iron Mountain Canada Operations ULC (“Operations”), Iron Mountain Information Management Services Canada, Inc. (“Information Management”) and Iron Mountain Secure Shredding Canada, Inc. (“Secure Shredding”) (collectively, the “Canadian Borrowers”) in connection with the execution and delivery of the Credit Agreement dated as of July 2, 2015 (the “Credit Agreement”) which restates the Existing Credit Agreement dated as of June 27, 2011 among Iron Mountain Incorporated, a Delaware corporation (the “Company”), Iron Mountain Information Management, LLC, Iron Mountain Switzerland GMBH, Iron Mountain Canada Operations ULC, certain other Borrowers as defined therein (the Company, each Canadian Borrower and the other Borrowers are collectively the “Borrowers”) the lenders listed on the signature pages thereof, Bank of America, N.A., JPMorgan Chase Bank N.A., as Administrative Agent (in such capacity, the “Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (the “Canadian Agent”), Barclays Bank PLC, Citizens Bank, N.A., Credit Agricole Corporate, Goldman Sachs Bank USA, HSBC Bank USA, N.A., Morgan Stanley Senior Funding, Inc., the Bank of Nova Scotia, and Wells Fargo Bank, N.A., as Co-Syndication Agents, PNC Bank, N.A., TD Bank, N.A. and the Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents,  as amended by the First Amendment thereto, dated as of August 15, 2012, as amended by the Second Amendment thereto, dated as of January 31, 2013 and as amended by the Third Amendment thereto, dated as of August 7, 2013 (the “Existing Credit Agreement”).

This opinion letter is being delivered pursuant to Section 7.01(3) of the Credit Agreement.  Capitalized terms used herein without definition that are defined in the Credit Agreement are used herein with the same meaning as in the Credit Agreement.

For purposes of the opinions expressed below, we have examined counterparts of:

(a)           the Credit Agreement;

(b)           the Amended and Restated Canadian Borrower Pledge Agreement dated as of July 2, 2015 between each Canadian Borrower and the Canadian Agent (the “Pledge”);

(c)           a verification statement with respect to a financing statement in respect of each Canadian Borrower and a financing change statement in respect of such financing statement (collectively, the “BC Financing Statement”) registered under the Personal Property Security Act (British Columbia) (the “BC PPSA”) as more particularly described in Schedule B; and

(d)           a verification statement with respect to a financing statement (the “ON Financing Statement” and, together with the BC Financing Statement, the “Financing Statements”) in respect of each Canadian Borrower registered under the Personal Property Security Act (Ontario) (the “Ontario PPSA”) as more particularly described in Schedule C .

The Credit Agreement and the Pledge are hereinafter referred to as the “Credit Documents”.

In addition, we have examined the originals or copies of such records, agreements and instruments of each Canadian Borrower, certificates of public officials and of officers of each Canadian Borrower, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed including, without limitation, a certificate of good standing for each Canadian Borrower issued by the British Columbia Register of Companies on June 24, 2015 (the “Certificates of Good Standing”).  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.  As to various facts material to the opinions set forth herein, we have relied without independent verification upon factual representations made by the Company and the Subsidiary Guarantors in the Credit Documents, upon certificates of public officials and upon facts certified to us by officers of each Canadian Borrower.  We have also assumed:

(a)           the genuineness of all signatures of all parties and the legal capacity of all individuals signing any documents;

(b)           the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted

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copies or facsimiles thereof and the authenticity of the originals of such certified, photostatic or electronically transmitted copies or facsimiles;

(c)           the currency and accuracy of (i) any printed search result from the personal property registry of British Columbia or the personal property registry of Ontario, and (ii) the indices and records maintained at the public offices where we have conducted searches or made inquiries or caused searches or inquiries to be made;

(d)           that (i) value has been given by the Canadian Agent or the Canadian Lenders, (ii) each Canadian Borrower has rights in the collateral referred to in the Pledge (the “Collateral”), and (iii) none of the parties to the Pledge have agreed to postpone the time for attachment of the security interest created by the Pledge;

(e)           that each of the parties to the Pledge other than each Canadian Borrower has all requisite corporate power and capacity to execute and deliver the Pledge and to perform its obligations thereunder;

(f)            the due authorization, execution and delivery of the Pledge by all parties other than each Canadian Borrower, and that the Pledge constitutes a legal, valid and binding obligation of all such other parties thereto enforceable against such parties in accordance with their terms;

(g)           that the Pledge constitutes a legal, valid and binding obligation of each Canadian Borrower enforceable against each Canadian Borrower in accordance with its terms under the laws of the State of New York;

(h)           that to the extent a Canadian Borrower has executed the Pledge outside the Provinces of British Columbia or Ontario, such Canadian Borrower has done so in compliance with the formal requirements of the laws of New York; and

(i)            each Certificate of Good Standing continues to be accurate on the date of this opinion as if issued on that date.

The opinions expressed herein relate to the effect on the subject transaction only of the laws of the Provinces of British Columbia and Ontario and the federal laws of Canada applicable therein (the “Applicable Laws”) and we express no opinions with respect to the laws of any other jurisdiction.

Without limiting the generality of the immediately preceding paragraph, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the validity, perfection, effect of perfection or non-perfection, priority or enforcement of the security interests created by the Pledge as a result of the application of the conflict of laws rules of the Provinces of British Columbia or Ontario, including, without limitation, sections 5 to 8 of the BC PPSA and sections 5 to 8.1 of the Ontario PPSA. In addition, we express no opinion as to whether, pursuant to those conflict or law

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rules or otherwise, the laws of the Provinces of British Columbia or Ontario govern the validity, perfection, effect of perfection or non-perfection, priority or enforcement of any such security interest.

Based upon and subject to the foregoing, we are of the opinion that:

1.             Relying solely on each Certificate of Good Standing, each Canadian Borrower is a corporation validly existing and in good standing under the laws of the Province of British Columbia with respect to the obligation to file annual reports, and has all requisite corporate power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder.

2.             The execution and delivery by each Canadian Borrower of each Credit Document to which it is a party and the performance by each Canadian Borrower of its obligations under each such Credit Document, have been duly authorized by any and all requisite corporate action, and do not and will not conflict with the articles of such Canadian Borrower.

3.             The execution and delivery by each Canadian Borrower of each Credit Document to which it is a party, and the performance by each Canadian Borrower of its respective obligations under each Credit Document to which it is a party, do not and will not violate any of the Applicable Laws.

4.             Each Canadian Borrower has duly executed and delivered each Credit Document.

5.             The Pledge creates a valid security interest in favour of the Canadian Agent for the benefit of the Canadian Lenders in the personal property described in the Pledge in which each Canadian Borrower now has rights, and is sufficient to create a valid security interest in favour of the Canadian Agent for the benefit of the Canadian Lenders in any such personal property in which each Canadian Borrower acquires rights after the date of this opinion when those rights are acquired by such Canadian Borrower, in each case to secure payment and performance of the obligations described in the Pledge as being secured by it.

6.             Registration of the Financing Statements has been made in all public offices provided for under the laws of the Provinces of British Columbia or Ontario or the federal laws of Canada applicable therein where such registration is necessary or desirable to preserve, protect or perfect the security interests created by the Pledge in favour of the Canadian Agent in the Collateral.  Please note that any renewals of these filings, registrations and recordings are the responsibility of the Agent as we do not diarize expiry dates or send reminders.

7.             In any proceeding in a court of competent jurisdiction in the Province (an “Ontario Court”) for the enforcement of the Credit Documents the Ontario Court would apply the laws of New York (“New York Law”), in accordance with the parties’ choice of New York Law in the Credit Documents, to all issues which under the laws of the Province are to be determined in accordance with the chosen law of the contract, provided that:

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(i)      the parties’ choice of New York Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of Ontario public policy; and

(ii)     in any such proceeding, and notwithstanding the parties’ choice of law, the Ontario Court;

(A)          will not take judicial notice of the provisions of New York Law but will only apply such provisions if they are pleaded and proven by expert testimony;

(B)          will apply the laws of the Province and the federal laws of Canada applicable therein (collectively, “Ontario Law”) that under Ontario Law would be characterized as procedural and will not apply any New York Law that under Ontario Law would be characterized as procedural;

(C)          will apply provisions of Ontario Law that have overriding effect;

(D)          will not apply any New York Law if such application would be characterized under Ontario law as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be contrary to Ontario public policy; and

(E)           will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed.

8.             An Ontario Court would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the State of New York (a “New York Court”) for a sum certain, obtained against the Corporation with respect to a claim arising out of the Credit Documents (a “New York Judgment”), without reconsideration of the merits:

provided that:

(i)      the New York Court had jurisdiction over the Canadian Borrowers as recognized under Ontario law for the purposes of enforcement of foreign judgments;

(ii)     an action to enforce the New York Judgment must be commenced in the Ontario Court within any applicable limitation period;

(iii)    the Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the New York Judgment;

(iv)    the Ontario Court will render judgment only in Canadian dollars; and

6

(v)     an action in the Ontario Court on the New York Judgment may be affected by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally; and

subject to the following defences:

(vi)    the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;

(vii)   the New York Judgment is for a claim which under Ontario Law would be characterized as based on a foreign revenue, expropriatory, penal or other public law;

(viii)  the New York Judgment is contrary to Ontario public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act  (Canada) in respect of certain judgments referred to in these statutes; and

(ix)    the New York Judgment has been satisfied or is void or voidable under New York Law.

9.             The authorized capital of Information Management consists of an unlimited number of common shares of which 100 common shares are registered in the name of Operations and an unlimited number of preferred shares of which 86,010 preferred shares are registered in the name of the Operations (collectively, the “Information Management Pledged Shares”).

10.          The authorized capital of Information Management consists of an unlimited number of common shares of which 100 common shares are registered in the name of Operations and an unlimited number of preferred shares of which 725,666 preferred shares are registered in the name of the Operations (collectively, the “Secure Shredding Pledged Shares”, and together with the Information Management Pledged Shares, the “Pledged Shares”).

11.          All necessary corporate action has been taken by Information Management and Secure Shredding to authorize the transfer of the Pledged Shares contemplated by the Pledge of the transfer of the Pledged Shares to the Canadian Agent and any subsequent transfer of the Pledged Shares by the Canadian Agent in connection with any disposition of the Pledged Shares by the Canadian Agent.

The foregoing opinions are subject to the following qualifications and limitations:

(a)           the enforceability of an otherwise valid security interest created by the Pledge is subject to applicable laws relating to bankruptcy, moratorium, reorganization, insolvency and other similar laws of general application affecting the enforcement of creditors’ rights generally

7

including the power of a court to stay proceedings in the enforcement of remedies and to impose limitations on the rights of creditors to require immediate payment of amounts stated to be payable on demand prior to the expiration of a reasonable period of time after such demand is made;

(b)           the requirements and obligations imposed upon the Canadian Agent, the Canadian Lenders and other interested parties under the BC PPSA or Ontario PPSA;

(c)           the enforceability of an otherwise valid security interest created by the Pledge is subject to general principles of equity, whether applied by a court of law or equity, which include principles:

(i)    governing the availability of specific performance, injunctive relief, the power to grant relief from forfeiture, to stay proceedings before it, to stay execution of judgments or other traditional equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which the application for such relief is made;

(ii)   requiring good faith, commercial reasonableness and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)           we express no opinion as to whether any security interest is created by the Pledge with respect to any property or assets which are not identifiable or traceable;

(e)           we express no opinion as to the creation or perfection of any security interest on proceeds which are of a different type or kind than those described in Sections 3 of the Pledge;

(f)            to protect the rights of the Canadian Agent under the registrations referred to herein, such registrations must be renewed by registration of a financing change statement prior to the expiration dates set forth in Schedule “B” and Schedule “C” and thereafter from time to time in accordance with the BC PPSA and Ontario PPSA, as applicable.  We do not maintain a diary of renewal dates and take no responsibility for ensuring that renewals occur.  The BC PPSA and the Ontario PPSA also require the Canadian Agent to file a financing change statement within the prescribed time periods where the Canadian Agent has knowledge of a transfer of all or part of a Canadian Borrower’s interest in the Collateral to another party or of a change in a Canadian Borrower’s name;

(g)           no opinion is expressed herein as to (i) the title of each Canadian Borrower to, or ownership of, the Collateral, or (ii) the priority of any security interest;

(h)           no opinion is expressed regarding the creation, validity, enforceability or perfection of any security interest or other interest expressed to be created by or under any of the Credit Documents with respect to any property or any proceeds of such property that are not identifiable or traceable;

8

(i)            no opinion is expressed as to any licences, permits or approvals that may be required in connection with the enforcement of the Credit Documents by the Agent or the Canadian Agent or by a person on its behalf, whether such enforcement involves the operation of the business of any Canadian Borrower or a sale, transfer or disposition of its property and assets; and

(j)            for the purposes of our opinion expressed in paragraphs 9 and 10 above, we have relied solely on our review of the following:

(i)            the certificates of each Canadian Borrower regarding the completeness of such corporate records; and

(ii)           on certificates and the shareholders’ register of the applicable Canadian Borrowers regarding the following matters:

(A)          the number of issued and outstanding shares in the capital of such Canadian Borrower; and

(B)          Operation’s status as registered holder of such shares.

This opinion is given in connection with the closing held this day under the Credit Agreement and may not be relied upon by any other person, except you, and your respective legal counsel, and your successors and assigns, nor is it to be quoted in whole or in part or otherwise referred to (except in a listing or compilation of closing documents) or filed with any Person, without our express, prior written consent.  We assume no obligation to update the opinions set forth herein.

Very truly yours,

9

Schedule A

RBS Citizens, N.A.

Barclays Bank plc

JP Morgan Chase & Co.

Bank of America

Scotia Capital

Morgan Stanley & Co

Wells Fargo Bank

Credit Agricole Corporate and Investment Bank

PNC Bank

Toronto Dominion Bank

HSBC Bank, USA, NA

HSBC Bank plc

Union Bank, N.A.

Sumitomo Mitsui Banking Corporation

Huntington Bancshares Inc

Webster Bank

Peoples United Bank

JPMorgan Chase Bank, N.A., Toronto Branch

Taiwan Cooperative Bank

Mega International Commercial Bank Co.

Hua Nan Commercial Bank Ltd.

Schedule B

Registration made in the Province of British Columbia

A.                                                                                    DETAILS OF REGISTRATION

1.                                                                                      Personal Property Registry:

(a)                                 A financing statement was registered in favour of JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent against Iron Mountain Canada Operations ULC pursuant to the BC PPSA on July 17, 2013 with base registration number 460822H in respect of collateral described as ““(a)  the shares of capital stock of certain issuers (each, “an Issuer”) (as more fully described under that certain second amended and restated Canadian borrower pledge agreement dated on or about June 30, 2015 among, inter alios, the debtor and the secured party, as may be amended, restated, supplemented or otherwise modified from time to time), now or hereafter owned by the debtor, in each case together with the certificates representing the same (collectively, the “Pledged Stock”); (b) all shares, securities, moneys or property representing a dividend on any of the pledged stock, or representing a distribution or return of capital upon or in respect of the pledged stock, or resulting from a split-up, revision, reclassification or other like change of the pledged stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the pledged stock; (c) in the event of any consolidation or merger in which an issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the debtor itself) formed by or resulting from such consolidation or merger; (d) a cash collateral account (the “collateral account”) and the balance and all items from time to time in the collateral account; (e) intercompany obligations of foreign subsidiaries owing to the debtor; (f) all promissory notes and all intercompany notes of the debtor; and (g) proceeds: all proceeds that are goods, chattel paper, intangibles, instruments, documents of title, investment property and money. terms used in this general collateral description which are defined in the personal property security act (British Columbia) shall have the meanings specified in that act, unless the context otherwise requires.” for a period of 10 years, as amended on August 7, 2013 by registration number 496104H and on June 30, 2015 by registration number 696043I.

(b)                                 A financing statement was registered in favour of JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent against Iron Mountain Information Management Services Canada, Inc. pursuant to the BC PPSA on June 30, 2015 with base registration number 696039I in respect of collateral described as ““(a)  the shares of capital stock of certain issuers (each, “an Issuer”) (as more fully described under that certain second amended and restated Canadian borrower pledge agreement dated on or about June 30, 2015 among, inter alios, the debtor and the secured party, as may be amended, restated, supplemented or otherwise modified from time to time), now or hereafter owned by the debtor, in each case together with the certificates representing the same (collectively, the “Pledged Stock”); (b) all shares, securities, moneys or property representing a dividend on any of the pledged stock, or representing a distribution or return of capital upon or in respect of the pledged stock, or resulting from a split-up, revision, reclassification or other like change of the pledged stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the pledged stock; (c) in the event of any consolidation or merger in which an issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the debtor itself) formed by or resulting from such consolidation or merger; (d) a cash collateral account (the “collateral account”) and the balance and all items from time to time in the collateral account; (e) intercompany obligations of foreign subsidiaries owing to the debtor; (f) all promissory notes and all intercompany notes of the debtor; and (g) proceeds: all proceeds that are goods, chattel paper, intangibles, instruments, documents of title, investment property and money. terms used in this general collateral description which are defined in the personal property security act (British Columbia) shall have the meanings specified in that act, unless the context otherwise requires.” for a period of 8 years.

(c)                                  A financing statement was registered in favour of JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent against Iron Mountain Secure Shredding Canada, Inc. pursuant to the BC PPSA on June 30, 2015 with base registration number 696037I in respect of collateral described as “(a)  the shares of capital stock of certain issuers (each, “an Issuer”) (as more fully described under that certain second amended and restated Canadian borrower pledge agreement dated on or about June 30, 2015 among, inter alios, the debtor and the secured party, as may be amended, restated, supplemented or otherwise modified from time to time), now or hereafter owned by the debtor, in each case together with the certificates representing the same (collectively, the “Pledged Stock”); (b) all shares, securities, moneys or property representing a dividend on any of the pledged stock, or representing a distribution or return of capital upon or in respect of the pledged stock, or resulting from a split-up, revision, reclassification or other like change of the pledged stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the pledged stock; (c) in the event of any consolidation or merger in which an issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the debtor itself) formed by or resulting from such consolidation or merger; (d) a cash collateral account (the “collateral account”) and the balance and all items from time to time in the collateral account; (e) intercompany obligations of foreign subsidiaries owing to the debtor; (f) all promissory notes and all intercompany notes of the debtor; and (g) proceeds: all proceeds that are goods, chattel paper, intangibles, instruments, documents of title, investment property and money. terms used in this general collateral description which are defined in the personal property security act (British

2

Columbia) shall have the meanings specified in that act, unless the context otherwise requires.” for a period of 8 years.

B.                                                                                    PPSA RENEWAL AND AMENDMENTS

1.                                                                                      Renewals and Extensions:  A financing statement registered pursuant to the BC PPSA may be registered for a perpetual period or for a period of 1 to 25 years from the date of registration.  To extend any initial or extended registration period, either perpetually or for an additional period of 1 to 25 years, a financing change statement must be registered prior to expiration of the then current registration period.  The registrations in the Personal Property Registry will expire and the security interests will cease to be perfected on the last day of the term set out in paragraphs A(1)(a),(b), and (c) above unless registration is renewed on or before the day immediately preceding such date. Renewal is required notwithstanding seizure, repossession or commencement of litigation.

2.                                                                                      Amendments to Financing Statements:  If the debtor under the applicable security document transfers all or part of the collateral with the prior consent of the secured party, a financing change statement must be registered within 15 days of the transfer.  Where the transfer is made without such prior consent, a financing change statement must be registered within 15 days after the secured party has knowledge of the information required to register the financing change statement.  Failure to do so may result in a loss of priority.

If the secured party learns that the name of the debtor under the applicable security document has changed, a financing change statement must be registered within 15 days after the secured party learns of the change of name and the new name.  Failure to do so may result in a loss of priority.

The BC PPSA provides that a person learns of or knows information when, in the case of a corporation, other than a municipal corporation or local board thereof, information has come to the attention of a senior employee of the corporation with responsibility for matters to which the information relates under circumstances in which a reasonable person would take cognizance of it.

3

Schedule C

Registration made in the Province of Ontario

A.                                                                                    DETAILS OF REGISTRATION

1.                                                                                      Personal Property Registry:

(a)                                 A financing statement was registered in favour of JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent against Iron Mountain Canada Operations ULC pursuant to the Ontario PPSA on August 7, 2013 with reference file number 689252238 and registration number 20130807 0844 1862 1431 in respect of collateral classified as “accounts” and “other” and more particular described as “(a)  the shares of capital stock of certain issuers (each, “an Issuer”) (as more fully described under that certain second amended and restated Canadian borrower pledge agreement dated on or about June 30, 2015 among, inter alios, the debtor and the secured party, as may be amended, restated, supplemented or otherwise modified from time to time), now or hereafter owned by the debtor, in each case together with the certificates representing the same (collectively, the “Pledged Stock”); (b) all shares, securities, moneys or property representing a dividend on any of the pledged stock, or representing a distribution or return of capital upon or in respect of the pledged stock, or resulting from a split-up, revision, reclassification or other like change of the pledged stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the pledged stock; (c) in the event of any consolidation or merger in which an issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the debtor itself) formed by or resulting from such consolidation or merger; (d) a cash collateral account (the “collateral account”) and the balance and all items from time to time in the collateral account; (e) intercompany obligations of foreign subsidiaries owing to the debtor; (f) all promissory notes and all intercompany notes of the debtor; and (g) proceeds: all proceeds that are goods, chattel paper, intangibles, instruments, documents of title, investment property and money. terms used in this general collateral description which are defined in the personal property security act (British Columbia) shall have the meanings specified in that act, unless the context otherwise requires.” for a period of 10 years, as amended on June 30, 2015 by registration number 20150630 1702 1862 2123.

(b)                                 A financing statement was registered in favour of JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent against Iron Mountain Information Management Services Canada, Inc. pursuant to the Ontario PPSA on June 30, 2015 with reference file number 707608755 and registration number 20150630 1702 1862 2121 in respect of collateral classified as “accounts” and “other” and more particular described as “(a)  the shares of capital stock of certain issuers (each, “an Issuer”) (as more fully described under that certain second amended and restated Canadian borrower pledge agreement dated on or about June 30, 2015 among, inter alios, the debtor and the secured party, as may be

1

amended, restated, supplemented or otherwise modified from time to time), now or hereafter owned by the debtor, in each case together with the certificates representing the same (collectively, the “Pledged Stock”); (b) all shares, securities, moneys or property representing a dividend on any of the pledged stock, or representing a distribution or return of capital upon or in respect of the pledged stock, or resulting from a split-up, revision, reclassification or other like change of the pledged stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the pledged stock; (c) in the event of any consolidation or merger in which an issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the debtor itself) formed by or resulting from such consolidation or merger; (d) a cash collateral account (the “collateral account”) and the balance and all items from time to time in the collateral account; (e) intercompany obligations of foreign subsidiaries owing to the debtor; (f) all promissory notes and all intercompany notes of the debtor; and (g) proceeds: all proceeds that are goods, chattel paper, intangibles, instruments, documents of title, investment property and money. terms used in this general collateral description which are defined in the personal property security act (British Columbia) shall have the meanings specified in that act, unless the context otherwise requires.” for a period of 8 years.

(c)                                  A financing statement was registered in favour of JPMorgan Chase Bank N.A., Toronto Branch, as Canadian Administrative Agent against Iron Mountain Secure Shredding Canada, Inc. pursuant to the Ontario PPSA on June 30, 2015 with reference file number 707608764 and registration number 20150630 1702 1862 2122 in respect of collateral classified as “accounts” and “other” and more particular described as “(a)  the shares of capital stock of certain issuers (each, “an Issuer”) (as more fully described under that certain second amended and restated Canadian borrower pledge agreement dated on or about June 30, 2015 among, inter alios, the debtor and the secured party, as may be amended, restated, supplemented or otherwise modified from time to time), now or hereafter owned by the debtor, in each case together with the certificates representing the same (collectively, the “Pledged Stock”); (b) all shares, securities, moneys or property representing a dividend on any of the pledged stock, or representing a distribution or return of capital upon or in respect of the pledged stock, or resulting from a split-up, revision, reclassification or other like change of the pledged stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the pledged stock; (c) in the event of any consolidation or merger in which an issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the debtor itself) formed by or resulting from such consolidation or merger; (d) a cash collateral account (the “collateral account”) and the balance and all items from time to time in the collateral account; (e) intercompany obligations of foreign subsidiaries owing to the debtor; (f) all promissory notes and all intercompany notes of the debtor; and (g) proceeds: all proceeds that are goods, chattel paper, intangibles, instruments, documents of title, investment property and money. terms used in this general collateral description which are defined in the personal property security act (British Columbia) shall have the meanings specified in that act, unless the context otherwise requires.” for a period of 8 years.

2

B.                                                                                    PPSA RENEWAL AND AMENDMENTS

1.                                                                                      Renewals and Extensions:  A financing statement registered pursuant to the Ontario PPSA may be registered for a perpetual period or for a period of 1 to 25 years from the date of registration.  To extend any initial or extended registration period, either perpetually or for an additional period of 1 to 25 years, a financing change statement must be registered prior to expiration of the then current registration period.  The registrations in the Personal Property Registry will expire and the security interests will cease to be perfected on the last day of the term set out in paragraphs A(1)(a),(b) and (c) above unless registration is renewed on or before the day immediately preceding such date. Renewal is required notwithstanding seizure, repossession or commencement of litigation.

2.                                                                                      Amendments to Financing Statements:  If the debtor under the applicable security document transfers all or part of the collateral with the prior consent of the secured party, a financing change statement must be registered within 15 days of the transfer.  Where the transfer is made without such prior consent, a financing change statement must be registered within 30 days after the secured party has knowledge of the information required to register the financing change statement.  Failure to do so may result in a loss of priority.

If the secured party learns that the name of the debtor under the applicable security document has changed, a financing change statement must be registered within 30 days after the secured party learns of the change of name and the new name.  Failure to do so may result in a loss of priority.

The Ontario PPSA provides that a person learns of or knows information when, in the case of a corporation, other than a municipal corporation or local board thereof, information has come to the attention of a senior employee of the corporation with responsibility for matters to which the information relates under circumstances in which a reasonable person would take cognizance of it.

3

EXHIBIT J

[RESERVED]

EXHIBIT K

FORM OF

COMMITMENT INCREASE SUPPLEMENT

COMMITMENT INCREASE SUPPLEMENT, dated                   (this “Supplement”), to the Credit Agreement dated as of July 2, 2015 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other parties thereto.

W I T N E S S E T H :

WHEREAS, pursuant to Section 2.01(b) of the Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments under the Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment;

WHEREAS, the Company has given notice to the Agent of its intention to increase the aggregate Revolving Commitments pursuant to such Section 2.01(b); and

WHEREAS, pursuant to Section 2.01(b) of the Agreement, the undersigned Increasing Lender now desires to increase the amount of its Revolving Commitment under the Agreement by executing and delivering to the Company and the Agent a supplement to the Agreement in substantially the form of this Supplement;

NOW THEREFORE, each of the parties hereto hereby agrees as follows:

1.              The undersigned Increasing Lender agrees, subject to the terms and conditions of the Agreement, that on the date this Supplement is accepted by the Company and acknowledged by the Agent it shall have its:

[(a)                             US$ Commitment increased by $        , thereby making its total US$ Commitment equal to $       ;]

[(b)                             US$-Canadian Commitment increased by $      ($      of which shall be allocated as Canadian Commitments), thereby making its total US$-Canadian Commitment equal to $      ;] [and]

[(c)                              Multi-Currency Commitment increased by $     , thereby making its total Multi-Currency Commitment equal to $      ;]

thus making the aggregate amount of its total Revolving Commitments equal to $               .

2.              The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.              Terms defined in the Agreement shall have their defined meanings when used herein.

4.              This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.              This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Agreed and accepted this day of
, .

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

By:
Name:
Title:

Acknowledged this day of
, .

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

Signature Page to Commitment Increase Supplement

EXHIBIT L

FORM OF
ADDITIONAL LENDER SUPPLEMENT

ADDITIONAL LENDER SUPPLEMENT, dated                   (this “Supplement”), to the Credit Agreement dated as of July 2, 2015 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other parties thereto.

W I T N E S S E T H :

WHEREAS, the Agreement provides in Section 2.01(b) thereof that any financial institution, although not originally a party thereto, may become a party to the Agreement following consultation by the Company with the Agent, by executing and delivering to the Company and the Agent a supplement to the Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Additional Lender was not an original party to the Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.                                      The undersigned Additional Lender agrees to be bound by the provisions of the Agreement and agrees that it shall, on the date this Supplement is accepted by the Company and acknowledged by the Agent, become a Lender for all purposes of the Agreement to the same extent as if originally a party thereto, with a:

[(a) US$ Commitment of $                ;]

[(b) US$-Canadian Commitment of $                ($        of which shall be allocated as Canadian Commitments);]

[(c) Multi-Currency Commitment of $             ;]

thus making the aggregate amount of its total Revolving Commitments equal to $              .

2.                                      The undersigned Additional Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 or 8.02 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

3.                                      The undersigned’s address for notices for the purposes of the Agreement is as follows:

[              ]

4.                                      The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.                                      Terms defined in the Agreement shall have their defined meanings when used herein.

6.                                      This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.                                      This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF ADDITIONAL LENDER]

By:
Name:
Title:

Agreed and accepted this day of
, .

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

By:
Name:
Title:

Acknowledged this day of
, .

JPMORGAN CHASE BANK, N.A.
as Agent

By:
Name:
Title:

Signature Page to Additional Lender Supplement

EXHIBIT M

FORM OF INCREMENTAL TERM LOAN

ACTIVATION NOTICE

To:                             JPMorgan Chase Bank, N.A. as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to the Credit Agreement (as modified and supplemented and in effect from time to time, the “Credit Agreement”), dated as of July 2, 2015, (as further amended, supplemented or otherwise modified from time to time), among [         ] (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other parties thereto.  Terms defined in the Credit Agreement and not defined herein are used herein as defined therein.

This notice is an Incremental Term Loan Activation Notice referred to in the Credit Agreement, and the Company and the undersigned Incremental Term Lender hereby notifies you that:

1.                                      The amount of the Incremental Term Loan implemented by this Incremental Term Loan Activation Notice is $               .

2.                                      The Incremental Term Maturity Date is         .

3.                                      The Incremental Term Lender and the Company hereby agree that [(a)] the amortization schedule relating to this Incremental Term Loan is set forth in Annex A attached hereto                [, and (b) the proposed original issue discount to this Incremental Term Loan is             ].

4.                                      The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.                                      This Incremental Term Loan Activation Notice shall be governed by, and construed in accordance with, the laws of the State of New York.

6.                                      This Incremental Term Loan Activation Notice may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

Signature Page to Incremental Term Loan Activation Notice

[INCREMENTAL TERM BORROWER]

By:
Name:
Title:

[INCREMENTAL TERM LENDER]

By:
Name:
Title:

Acknowledged this day of

, .

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

Signature Page to Incremental Term Loan Activation Notice

Annex I

Amortization Schedule

Annex to Incremental Term Loan Activation Notice

EXHIBIT N

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](17)]

3.	Borrower(s):

4.	Administrative Agent:	, as administrative agent under the Credit Agreement

(17)  Select as applicable.

5.                                      Credit Agreement:                                             The Credit Agreement dated as of July 2, 2015 (as further amended, supplemented or otherwise modified from time to time) among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other parties thereto.

6.                                      Assigned Interest:

Facility Assigned(18)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans (19)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                 , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Obligors and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Rest of page intentionally left blank, signature pages follow]

(18)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Tranche A Term Commitment,” “Tranche B Term Commitment”).

(19)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

Consented to and Accepted(20):

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Title:

Consented to(21):

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

By
Title:

[NAME OF ANY OTHER RELEVANT PARTY]

By
Title:

(20)  To be added only if the consent of the Administrative Agent is required by Section 12.06 of the Credit Agreement.

(21)  To be added only if the consent of the Company and/or other parties (e.g., Issuing Bank) is required by Section 12.06 of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

The following are the standard terms and conditions for assignment and assumption with respect to the Credit Agreement dated as of July 2, 2015 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Iron Mountain Information Management, LLC, Iron Mountain Incorporated, the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and the other parties thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Basic Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Basic Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Basic Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Basic Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any

Annex 1 to Assignment and Assumption Agreement

other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Basic Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Basic Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 to Assignment and Assumption Agreement

EXHIBIT O-1

FORM OF

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of             , 20    (this “Agreement”), among [          ] (the “Company”), [NAME OF BORROWING SUBSIDIARY], a [            ] corporation (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of July 2, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and the other parties thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 12.16 of the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Revolving Loans to any Subsidiary that the Company shall designate as a Borrower under the [US$-Commitments] [the US$-Canadian Commitments] [the Canadian Commitments] [the Multi-Currency Commitments], and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrower under such Revolving Commitments.  The Company represents and warrants that the New Borrowing Subsidiary is a Subsidiary of the Parent.  Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof.  The Company agrees that the Guarantee of the Company contained in the Company Guaranty will apply to the obligations of the New Borrowing Subsidiary.  Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

by

Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by

Name:
Title:

Signature Page to Borrowing Subsidiary Agreement

EXHIBIT O-2

FORM OF

BORROWING SUBSIDIARY TERMINATION

          , 20

JPMorgan Chase Bank, N.A. as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of July 2, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and the other parties thereto.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 12.16 of the Credit Agreement, the Company hereby terminates the status of [NAME OF TERMINATED BORROWING SUBSIDIARY] (the “Terminated Borrowing Subsidiary”) as a Borrower.  The Company represents and warrants that (a) no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof, (b) no Letters of Credit issued for the account of the Terminated Borrowing Subsidiary are outstanding as of the date hereof and (c) all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

by

Name:
Title:

[NAME OF TERMINATED BORROWING SUBSIDIARY],

by

Name:
Title:

Signature Page to Borrowing Subsidiary Termination

EXHIBIT P-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and the other parties thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 5.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT P-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and the other parties thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 5.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT P-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and the other parties thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 5.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one or more of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT P-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, LLC (the “Company”), Iron Mountain Incorporated (the “Parent”), the other Borrowers from time to time party thereto, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and the other parties thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 5.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

Annex A

to the Credit Agreement

SECTION 1.  DEFINITIONS

Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

“Acceptance Fee” shall mean the fee payable in C$ to each Canadian Lender in respect of Bankers’ Acceptances and BA Equivalent Loans computed in accordance with subsection 2.3(e).

“Applicable BA Discount Rate” shall mean (i) with respect to any Schedule I Canadian Lender, as applicable to a Bankers’ Acceptance being purchased by such Schedule I Canadian Lender on any day, the CDOR Rate and (ii) with respect to any Schedule II/III Canadian Lender or any other Canadian Lender which is not a Schedule I, II or III Canadian Lender, as applicable to a Bankers’ Acceptance being purchased by, or BA Equivalent Loan to be advanced by, such Canadian Lender on any day, the rate that is 0.10% per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant issuance of Bankers’ Acceptances, or advance of any BA Equivalent Loan; provided, that if the Applicable BA Discount Rate would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Applicable Margin for Canadian Borrowing” shall mean the rate for the respective type of C$ Loan set forth below opposite the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:

	Applicable Margin (% per annum)
Range of Leverage Ratio	C$ Prime Loans	Bankers’ Acceptances/BA Equivalent Loans

Level 4

Greater than or equal to 5.00 to 1.00	1.25%	2.25%

Level 3

Less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	1.00%	2.00%

Level 2

Less than 4.00 to 1.00 and greater than or equal to 3.00 to 1.00	0.75%	1.75%

Level 1

Less than 3.00 to 1.00	0.50%	1.50%

“BA Discount Proceeds” shall mean in respect of any Bankers’ Acceptance to be purchased by a Canadian Lender, or in respect of any BA Equivalent Loan to be made by a Canadian Lender, on any day under subsection 2.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

(a)  the face amount of such Bankers’ Acceptance or BA Equivalent Loan; by

(b)  the sum of one plus the product of:

(i)                                     the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance or BA Equivalent Loan; and

(ii)                                  a fraction, the numerator of which is the number of days remaining in the term of such Bankers’ Acceptance or BA Equivalent Loan and the denominator of which is 365;

with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

“BA Equivalent Loan” shall mean an advance in Canadian Dollars made by a Canadian Lender to a Canadian Borrower evidenced by a BA Equivalent Note.

“BA Equivalent Note” shall mean a promissory note executed and delivered by a Canadian Borrower to a Canadian Lender in substantially the form of Exhibit C to this Annex A.

“Bankers’ Acceptance” shall mean a bill of exchange or a depository bill governed by the Depository Bills and Notes Act (Canada) denominated in C$ drawn by a Canadian Borrower and accepted by a Canadian Lender pursuant to subsection 2.3.

“Borrowing Date (Canada)” shall mean any Business Day (Canada) specified in a notice as a date on which a Canadian Borrower requests the relevant Canadian Lenders to make C$ Loans under this Annex A to the Credit Agreement.

“Business Day (Canada)” shall mean a day on which banks are open for business in Toronto, Ontario, Canada but excludes (i) Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario, Canada and (ii) any day on which commercial banks are authorized or required to close in New York City or Boston, Massachusetts.

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“Canadian Administrative Agent” shall mean JPMorgan Chase Bank, N.A., Toronto Branch, together with its affiliates, as the agent for the Canadian Lenders under the Credit Agreement and the other Basic Documents.

“Canadian Administrative Office” shall mean the Canadian Administrative Agent’s office located at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, or such other office in Canada as may be designated as such by the Canadian Administrative Agent by written notice to the Canadian Borrowers and the Lenders.

“Canadian Borrowers” shall mean Iron Mountain Canada Operations ULC, a British Columbia unlimited liability company, Iron Mountain Information Management Services Canada, Inc., a British Columbia corporation, and Iron Mountain Secure Shredding Canada, Inc., a British Columbia corporation.

“Canadian Commitment” shall mean as to any Canadian Lender, the obligation of such Canadian Lender to make (i) C$ Prime Loans, (ii) BA Equivalent Loans and/or to purchase Bankers’ Acceptances from the Canadian Borrowers hereunder and (iii) participate in Canadian Letters of Credit in an aggregate principal or face amount at any one time outstanding up to but not exceeding an amount equal to such Canadian Lender’s US$-Canadian Commitment Percentage of the aggregate Canadian Commitments at any time.  The aggregate principal amount of the Canadian Commitments that will be available to the Canadian Borrowers on the Closing Date will be the Canadian Dollar equivalent (determined by the Administrative Agent using the Canadian Exchange Rate) of US$75,000,000, which amount is subject to change after giving effect to the allocation of the Canadian Commitments and the US$-Canadian Commitments pursuant to Section 2.6 hereof.  In no event shall the aggregate outstanding principal amount of the C$ Loans and the aggregate amount of all Letter of Credit Liabilities, in each case, outstanding under the Canadian Commitments, together with the aggregate outstanding principal amount of the US$-Canadian Loans, exceed US$150,000,000.

“Canadian Dollars” or “C$” shall mean dollars in lawful currency of Canada.

“Canadian Exchange Rate” shall mean on a particular date, the rate at which C$ may be exchanged into US$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC.  In the event that such rate does not appear on such Reuters page, the “Canadian Exchange Rate” shall be determined by reference to any other means (as selected by the Canadian Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day (Canada) immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Canadian Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be prima facie evidence of the accuracy thereof.

4

“Canadian Issuing Bank” shall mean any Canadian Lender so designated by the Canadian Borrowers with the consent of such Canadian Lender and the Canadian Administrative Agent.

“Canadian Lender” shall mean each of the lenders that is a signatory to the Credit Agreement under the caption “CANADIAN LENDER” on the signature pages thereto and each lender or financial institution that becomes a Canadian Lender after the date hereof pursuant to Section 12.06 of the Credit Agreement.

“Canadian Lending Office” shall mean for each Canadian Lender, the lending office for such Canadian Lender (or of an affiliate of such Canadian Lender) designated for each type of C$ Loan in the Administrative Questionnaire of such Canadian Lender or such other lending office of such Canadian Lender (or of an affiliate of such Canadian Lender) as such Canadian Lender may from time to time specify to the Canadian Administrative Agent and the Canadian Borrowers as the office by which its C$ Loans of such type are to be made and maintained.

“Canadian Letters of Credit” shall have the meaning assigned to such term in subsection 2.8 hereof.

“Canadian Swingline Loans” shall have the meaning assigned to such term in section 2.9(a).

“Canadian Swingline Commitment” shall mean the obligation of the Swingline Lender to make Canadian Swingline Loans pursuant to Section 2.9 in an aggregate principal amount at any one time not to exceed $10,000,000.

“Canadian Swingline Participation Amount” shall have the meaning assigned to such term in section 2.9(c).

“C$ Commitment Percentage” shall mean as to any Canadian Lender at any time, the percentage of the aggregate Canadian Commitments then constituted by such Canadian Lender’s Canadian Commitment.

“C$ Loans” shall mean the collective reference to C$ Prime Loans, CDOR Loans and Bankers’ Acceptances and BA Equivalent Loans; for the purposes of this Agreement, the principal amount of any C$ Loan constituting a Bankers’ Acceptance or BA Equivalent Loan shall be deemed to be the undiscounted face amount of such Bankers’ Acceptance, or BA Equivalent Note, respectively.

“C$ Note” as defined in subsection 3.2 hereof.

“C$ Prime Loans” shall mean advances denominated in Canadian Dollars that bear interest at a rate based upon the C$ Prime Rate.

“C$ Prime Rate” shall mean with respect to a C$ Prime Loan, on any day, the greater of (a) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is

5

not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Canadian Administrative Agent in its reasonable discretion) and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate for 30 days and (ii) 0.50% per annum;provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.

“CDOR Loans” shall mean advances denominated in Canadian Dollars that bear interest at a rate based upon the CDOR Rate.

“CDOR Rate” shall mean, on any date with respect to any Interest Period, the per annum rate of interest which is the rate based on the rate applicable to C$ bankers’ acceptances for a term comparable to that specified in the Borrowing Notice appearing on the “Reuters Screen CDOR Page” as of the Specified Time on the Quotation Day or, if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada) (the “CDOR Screen Rate”); provided, that if the CDOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the CDOR Screen Rate shall not be available at such time for such Interest Period, such Interest Period shall be considered an Impacted Interest Period with respect to Canadian Dollars and the CDOR Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“CDOR Screen Rate” shall have the meaning assigned to such term in the definition of CDOR Rate.

“Draft” shall mean a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form set forth in Exhibit A to this Annex A, drawn by a Canadian Borrower on a Canadian Lender, denominated in C$ and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender.

“Drawing” shall mean the creation and purchase of Bankers’ Acceptances and/or the purchase of completed Drafts, by the Canadian Lenders pursuant to subsection 2.3.

“Related Affiliate” shall mean with respect to any Canadian Lender, an Affiliate or lending office of such Canadian Lender designated by it to make its US$-Canadian Commitment and US$-Canadian Loans available to the US$-Canadian Borrowers under this Agreement.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental

6

Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Schedule I Canadian Lender” shall mean any Canadian bank named on Schedule I to the Bank Act (Canada).

“Schedule II/III Canadian Lender” shall mean any bank named on Schedule II or Schedule III to the Bank Act (Canada).

SECTION 2.  THE CANADIAN COMMITMENTS

2.1.  The Canadian Commitments.  Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make revolving credit loans (which shall be C$ Prime Loans) to, to accept and, at the option of a Canadian Borrower, purchase Bankers’ Acceptances from (or, at the option of a Canadian Lender, make a BA Equivalent Loan in lieu of purchasing a Bankers’ Acceptance), and to issue letters of credit pursuant to subsection 2.8 for the account of, any Canadian Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Canadian Lender’s Canadian Commitment.  During the Commitment Period, the Canadian Borrowers may use the Canadian Commitments by borrowing, prepaying (other than Bankers’ Acceptances or BA Equivalent Loans) or repaying the C$ Prime Loans, Bankers’ Acceptances or BA Equivalent Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

2.2.  Procedure for C$ Prime Loan Borrowing.  The Canadian Borrowers may borrow C$ Prime Loans during the Commitment Period on any Business Day (Canada), provided that the applicable Canadian Borrower shall give the Canadian Administrative Agent irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (which notice must be received by the Canadian Administrative Agent prior to 12:00 Noon, Toronto time, one Business Day (Canada) prior to the requested Borrowing Date (Canada)), specifying (a) the amount to be borrowed, (b) the requested Borrowing Date (Canada) and (c) the designation of an account to which funds will be transferred.  Each borrowing of C$ Prime Loans shall be in an amount equal to C$300,000 or a whole multiple of C$100,000 in excess thereof.  Upon receipt of any such irrevocable notice from a Canadian Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof.  Each Canadian Lender will make the amount of its pro rata share of each such borrowing available to the Canadian Administrative Agent for the account of such Canadian Borrower at the Canadian Administrative Office prior to 11:00 A.M., Toronto time, on the Borrowing Date (Canada) requested by such Canadian Borrower in funds immediately available to the Canadian Administrative Agent.  Such borrowing will then be made available on such date to such Canadian Borrower by the Canadian Administrative Agent by wire transfer of such funds to the account specified in such irrevocable notice with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

2.3.  Bankers’ Acceptances and BA Equivalent Loans.  The Canadian Borrowers may (i) issue Bankers’ Acceptances denominated in C$, for acceptance and, at the Canadian Borrowers’ option, purchase by the Canadian Lenders or (ii) borrow BA Equivalent Loans, each in accordance with the provisions of this subsection 2.3.

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(a)  Procedures.

(1)  Notice.  Any applicable Canadian Borrower shall notify the Canadian Administrative Agent by irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) by 10:00 A.M., Toronto time, three Business Days (Canada) prior to the date of the relevant borrowing in respect of any borrowing by way of Bankers’ Acceptances or BA Equivalent Loans.

(2)  Minimum Borrowing Amount.  Each borrowing by way of Bankers’ Acceptances or BA Equivalent Loans shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

(3)  Face Amounts.  The face amount of each Bankers’ Acceptance or BA Equivalent Loan shall be C$100,000 or any whole multiple thereof.

(4)  Term.  Bankers’ Acceptances and BA Equivalent Notes shall be issued and shall mature on a Business Day (Canada).  Each Bankers’ Acceptance and BA Equivalent Note shall have a term of 30, 60, 90 or 180 days (or such shorter or longer term as shall be agreed to by all of the Canadian Lenders), shall mature on or before the Commitment Termination Date and shall be in form and substance reasonably satisfactory to each Canadian Lender.

(5)  Bankers’ Acceptances and BA Equivalent Notes in Blank.  To facilitate the acceptance of Bankers’ Acceptances and the issuance of BA Equivalent Notes under this Agreement, the Canadian Borrowers shall, from time to time as required, provide to the Canadian Administrative Agent Drafts and BA Equivalent Notes duly executed and endorsed in blank by the Canadian Borrowers in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder.  In addition, each Canadian Borrower hereby appoints each Canadian Lender as its attorney, with respect to Bankers’ Acceptances and BA Equivalent Notes for which such Canadian Borrower has provided a Bankers’ Acceptance or BA Equivalent Loan notice:

(i)  to complete and sign on behalf of such Canadian Borrower, either manually or by facsimile or mechanical signature, the Drafts to create the Bankers’ Acceptances (with, in each Canadian Lender’s discretion, the inscription “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”) or the BA Equivalent Notes, as applicable;

(ii)  after the acceptance thereof by any Canadian Lender, to endorse on behalf of such Canadian Borrower, either manually or by facsimile or mechanical signature, such Bankers’ Acceptance in favor of the applicable purchaser or endorsee thereof including, in such Canadian Lender’s discretion, such Canadian Lender or a clearing house (as defined by the Depository Bills and Notes Act (Canada));

(iii)  to deliver such Bankers’ Acceptances to such purchaser or to deposit such Bankers’ Acceptances with such clearing house; and

(iv)  to comply with the procedures and requirements established from time to time by such Canadian Lender or such clearing house in respect of the delivery, transfer and collection of bankers’ acceptances and depository bills.

8

Each Canadian Borrower recognizes and agrees that all Bankers’ Acceptances and BA Equivalent Notes signed, endorsed, delivered or deposited on its behalf by a Canadian Lender shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of such Canadian Borrower.  Each Canadian Lender is hereby authorized to accept such Drafts or issue such Bankers’ Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender in accordance with the terms of this Agreement, provided that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers’ Acceptances required to be accepted by such Canadian Lender.  No Canadian Lender shall be responsible or liable for its failure to accept a Bankers’ Acceptance or make a BA Equivalent Loan if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrowers to provide duly executed and endorsed Drafts or BA Equivalent Notes to the Canadian Administrative Agent on a timely basis, nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives.  The Canadian Administrative Agent and each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts and BA Equivalent Notes as it would exercise in the custody and safekeeping of similar property owned by it.  Each Canadian Lender will, upon the request of any Canadian Borrower, promptly advise the such Canadian Borrower of the number and designation, if any, of Drafts then held by it for such Canadian Borrower.  Each Canadian Lender shall maintain a record with respect to Drafts and Bankers’ Acceptances (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) canceled at their respective maturities and of BA Equivalent Notes (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason and (iii) canceled at their respective maturities.  Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

(6)  Execution of Bankers’ Acceptances and BA Equivalent Notes.  Drafts of the Canadian Borrowers to be accepted as Bankers’ Acceptances and BA Equivalent Notes hereunder shall be duly executed on behalf of the applicable Canadian Borrower.  Notwithstanding that any person whose signature appears on any Bankers’ Acceptance or BA Equivalent Note as a signatory for a Canadian Borrower may no longer be an authorized signatory for such Canadian Borrower at the date of issuance of a Bankers’ Acceptance or advance of a BA Equivalent Loan, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance or advance, and any such Bankers’ Acceptance or BA Equivalent Note so signed shall be binding on the applicable Canadian Borrower.

(7)  Issuance of Bankers’ Acceptances or BA Equivalent Note.  Promptly following receipt of a notice of borrowing by way of Bankers’ Acceptances or BA Equivalent Loans, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Draft to be accepted by it or BA Equivalent Loan to be made by it and the term thereof.  The aggregate face amount of Drafts to be accepted or BA Equivalent Loans to be made by a Canadian Lender shall be determined by the Canadian Administrative Agent on a pro rata basis by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Draft or BA Equivalent Loans which

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would otherwise be accepted by a Canadian Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

(8)  Acceptance of Bankers’ Acceptances.  Each Draft to be accepted by a Canadian Lender shall be accepted at such Canadian Lender’s Canadian Lending Office.

(9)  Purchase of Bankers’ Acceptances/Advance of BA Equivalent Loan.  Each Canadian Lender shall be required to purchase (subject to the commercial availability of a resale market in the case of Bankers’ Acceptances with a term of approximately 30, 60, 90 or 180 days, as the case may be) from each Canadian Borrower on the Borrowing Date (Canada), at the Applicable BA Discount Rate, the Bankers’ Acceptances accepted by it on such date or to advance the subject BA Equivalent Loan and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof not later than 12:00 Noon, Toronto time, on such Borrowing Date (Canada) for the account of the applicable Canadian Borrower.  The Acceptance Fee payable by such Canadian Borrower to such Canadian Lender under subsection 2.3(e) in respect of each Bankers’ Acceptance accepted and purchased by such Canadian Lender from such Canadian Borrower or each BA Equivalent Loan made by such Canadian Lender to such Canadian Borrower shall be set off against the BA Discount Proceeds payable by such Canadian Lender under this subsection 2.3(b)(9).  Not later than 2:00 P.M., Toronto time, on such Borrowing Date (Canada), the Canadian Administrative Agent shall make such BA Discount Proceeds available to such Canadian Borrower by wire transfer of such funds to an account designated by the Canadian Borrowers with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

(10)  Sale of Bankers’ Acceptances.  Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.

(11) Waiver of Presentment and Other Conditions.  To the extent permitted by applicable law, the Canadian Borrowers waive presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers’ Acceptance accepted by it or BA Equivalent Note issued to it pursuant to this Agreement which might exist solely by reason of such Bankers’ Acceptance or BA Equivalent Note being held, at the maturity thereof, by such Canadian Lender in its own right, and the Canadian Borrowers agree not to claim any days of grace if such Canadian Lender as holder sues any Canadian Borrower on the Bankers’ Acceptances or BA Equivalent Notes for payment of the amount payable by the Canadian Borrowers thereunder.

(b)  Each Canadian Borrower shall reimburse each Canadian Lender for, and there shall become due and payable at 10:00 A.M., Toronto time, on the maturity date for each Bankers’ Acceptance or BA Equivalent Note , an amount in Canadian Dollars in same day funds equal to the face amount of such Bankers’ Acceptance or BA Equivalent Note.  Each Canadian Borrower shall make each such reimbursement payment (i) by causing any proceeds of a Refunding Bankers’ Acceptance or Refunding BA Equivalent Note (as such terms are defined in subsection 2.3(d) below) issued in accordance with subsection 2.3(d) or conversion of such Bankers’ Acceptance or

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BA Equivalent Loan in accordance with subsection 2.4 to be applied in reduction of such reimbursement payment; and (ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after application of any proceeds referred to in clause (i)) with the Canadian Administrative Office in accordance with subsection 3.7.  A Canadian Borrower’s payment in accordance with this subsection shall satisfy its obligations under any Bankers’ Acceptance or BA Equivalent Loan to which it relates, and the Canadian Lender which has accepted such Bankers’ Acceptance shall thereafter be solely responsible for the payment of such Bankers’ Acceptance.

(c)  Any applicable Canadian Borrower shall give irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and such Canadian Borrower) to the Canadian Administrative Agent at or before 10:00 A.M., Toronto time, two Business Days (Canada) prior to the maturity date of each Bankers’ Acceptance or BA Equivalent Note of such Canadian Borrower’s intention to issue a Bankers’ Acceptance or BA Equivalent Note, respectively, on such maturity date (a “Refunding Bankers’ Acceptance” or a “Refunding BA Equivalent Note”, respectively) to provide for the payment of such maturing Bankers’ Acceptance or BA Equivalent Note (it being understood that payments by the Canadian Borrowers and fundings by the Canadian Lenders in respect of each maturing Bankers’ Acceptance or BA Equivalent Note and the related Refunding Bankers’ Acceptance or Refunding BA Equivalent Note shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers’ Acceptance or BA Equivalent Note and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers’ Acceptance or Refunding BA Equivalent Note).  If a Canadian Borrower fails to give such notice or does not have sufficient funds on deposit in the amount of reimbursement payment in accordance with subsection 2.3(c)(ii), such Canadian Borrower shall be deemed to have requested that such maturing Bankers’ Acceptances or BA Equivalent Note be repaid with the proceeds of C$ Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers’ Acceptances or BA Equivalent Note.

(d)  An Acceptance Fee shall be payable by the applicable Canadian Borrower to each Canadian Lender in advance (in the manner specified in subsection 2.3(b)(9) hereof) upon the issuance of a Bankers’ Acceptance to be accepted by such Canadian Lender or a BA Equivalent Loan to be advanced by such Canadian Lender calculated at the rate per annum equal to the Applicable Margin for Canadian Borrowing, such Acceptance Fee to be calculated on the face amount of such Bankers’ Acceptance or such BA Equivalent Loan and to be computed on the basis of the number of days in the term of such Bankers’ Acceptance or such BA Equivalent Loan and a year of 365 days.

(e)  In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date of maturity or pursuant to Section 10.01 of the Credit Agreement, the Canadian Borrowers shall, forthwith, without any demand or the taking of any action by the Canadian Administrative Agent, provide cover for all outstanding Bankers’ Acceptances and BA Equivalent Loans by paying to the Canadian Administrative Agent immediately available funds in an amount equal to the then aggregate face amount of all outstanding Bankers’ Acceptances and BA Equivalent Loans, which funds shall be held by the Canadian Administrative Agent in an account as collateral security, and in addition to any other

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rights or remedies of any Canadian Lender and the Canadian Administrative Agent hereunder, any Canadian Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Borrowers and such Canadian Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent’s rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the Canadian Lenders, amounts which are received by such Canadian Lender or the Canadian Administrative Agent from the Canadian Borrowers hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Lender or the Canadian Administrative Agent hereunder against the Canadian Borrowers, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrowers to the Canadian Lenders or the Canadian Administrative Agent, or any of them hereunder.

2.4.  Conversion Option.  Subject to the provisions of this Agreement, each Canadian Borrower may, prior to the Commitment Termination Date, effective on any Business Day (Canada), convert, in whole or in part, C$ Prime Loans into Bankers’ Acceptances or BA Equivalent Loans or vice versa upon giving to the Canadian Administrative Agent prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) within the notice period and in the form which would be required to be given to the Canadian Administrative Agent in respect of the category of C$ Loan into which the outstanding C$ Loan is to be converted in accordance with the provisions of subsection 2.2 or 2.3, as applicable, provided that:

(a)                                 no C$ Prime Loan may be converted into a Bankers’ Acceptance or a BA Equivalent Loan when any Event of Default has occurred and is continuing;

(b)                                 each conversion to Bankers’ Acceptances or BA Equivalent Loans shall be for an aggregate amount of C$1,000,000 (and whole multiples of C$100,000 in excess thereof), and each conversion to C$ Prime Loans shall be in a minimum aggregate amount of C$300,000; and

(c)                                  Bankers’ Acceptances and BA Equivalent Loans may be converted only on the maturity date of such Bankers’ Acceptances and BA Equivalent Loans and, provided that, if less than all Bankers’ Acceptances and BA Equivalent Loans are converted, then after such conversion not less than C$1,000,000 (and whole multiples of C$100,000 in excess thereof) shall remain as Bankers’ Acceptances or BA Equivalent Loans.

2.5.  Circumstances Making Bankers’ Acceptances and BA Equivalent Loans Unavailable.  If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrowers, and notifies the Canadian Borrowers that, by reason of circumstances affecting the money market, there is no market for Bankers’ Acceptances, then:

(i)  the right of the Canadian Borrowers to request a borrowing by way of Bankers’ Acceptance or BA Equivalent Loans shall be suspended until the Canadian Administrative

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Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrowers; and

(ii)  any notice relating to a borrowing by way of Bankers’ Acceptance or BA Equivalent Loans which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans (all as if it were a notice given pursuant to subsection 2.2).

(b)  The Canadian Administrative Agent shall promptly notify the Canadian Borrowers and the Canadian Lenders of the suspension of the Canadian Borrowers’ right to request a borrowing by way of Bankers’ Acceptance or BA Equivalent Loans and of the termination of such suspension.

2.6.  Designation of Borrowings.  The US$-Canadian Borrowers and the Canadian Borrowers shall give notice to each of the Canadian Administrative Agent (on or prior to the date which is five (5) Business Days (Canada) prior to the first day of each month) and the Administrative Agent (on or prior to the date which is five (5) Business Days prior to the first day of each month), respectively, of the aggregate Canadian Commitment and the aggregate US$-Canadian Commitment to be available during such month (the “US-Canadian Allocation”), and the Canadian Administrative Agent and the Administrative Agent shall promptly notify the Canadian Lenders and the US$-Canadian Lenders, respectively, thereof. With the consent of each of the US$-Canadian Lenders, the Canadian Lenders, the Administrative Agent and the Canadian Administrative Agent (as evidenced in a manner satisfactory to the Administrative Agent), the US$-Canadian Borrowers and the Canadian Borrowers may modify the then-current US-Canadian Allocation for any period and subject to any notice as they may request; and in the event of a failure by the US$-Canadian Borrowers and the Canadian Borrowers to give a timely notice as to the US-Canadian Allocation for any month, the US-Canadian Allocation for the immediately preceding month shall continue in effect.  The US$-Canadian Borrowers and the Canadian Borrowers agree that at no time during such month shall the aggregate principal amount of the C$ Loans, together with the amount of Letter of Credit Liabilities, in each case outstanding under the Canadian Commitments, exceed the aggregate Canadian Commitment specified in such notice, nor shall the aggregate principal amount of the US$-Canadian Loans exceed the aggregate US$-Canadian Commitment specified in such notice, and in no event shall the aggregate of the Dollar Equivalent of the Canadian Commitments and the US$-Canadian Commitments exceed US$150,000,000.  Each Canadian Lender acknowledges that some or all of its US$-Canadian Commitment may be allocated from time to time under this subsection 2.6 to the US$-Canadian Borrowers.   Each Canadian Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) shall, subject to the terms and conditions of this Agreement, fulfill such US$-Canadian Commitment to the US$-Canadian Borrowers, but nothing herein shall obligate a Canadian Lender that is not such a “United States person” to lend money to any US$-Canadian Borrowers that is not a “United States person”; provided that a Canadian Lender that is not such a “United States person” shall designate in writing to the Administrative Agent on the Effective Date, and otherwise from time to time, a Related Affiliate of such Canadian Lender that is either such a “United States person” or is a Non-U.S. Lender that has fulfilled the requirements of Section 5.08 of the Credit Agreement and thereafter shall, subject to the terms and conditions of this Agreement, cause such Related Affiliate to fulfill the US$-Canadian Commitment to the US$-Canadian Borrowers.

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2.7.  Fees.  The Canadian Borrowers shall pay to the Canadian Administrative Agent for the account of each Canadian Lender commitment fees in Canadian Dollars on the daily average unused amount of such Canadian Lender’s Canadian Commitment (for which purpose, the aggregate amount of any Bankers’ Acceptance liabilities and BA Equivalent Loans shall be deemed to be a pro rata (based on the Canadian Commitments) use of each Canadian Lender’s Canadian Commitment and the daily average used amount of each Canadian Lender’s Canadian Commitment shall be determined after taking into account its outstanding C$ Loans and outstanding Letter of Credit Liabilities, in each case, under the Canadian Commitments) for the period from the Closing Date to and including the earlier of the date the Canadian Commitments are terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. Accrued commitment fees under this subsection 2.7 shall be payable on the Quarterly Dates and on the earlier of the date the Canadian Commitments are terminated and the Commitment Termination Date. The Canadian Borrowers shall pay to the Canadian Administrative Agent on the Closing Date, syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Canadian Borrowers shall pay to the Canadian Administrative Agent on the Closing Date and on each anniversary thereof, so long as any of the Canadian Commitments are in effect and until payment in full of all C$ Loans hereunder, all interest thereon and all other amounts payable hereunder, and an annual agency fee in the amount heretofore mutually agreed in writing.

2.8.  Canadian Letters of Credit.  Subject to the terms and conditions of this Agreement, the Canadian Commitments may be utilized, upon the request of any applicable Canadian Borrower, in addition to the Loans provided for by subsection 2.2 hereof, by the issuance by the Canadian Issuing Bank of standby letters of credit (“Canadian Letters of Credit”) for the account of such Canadian Borrower, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments, together with the aggregate outstanding principal amount of the C$ Loans under the Canadian Commitments, exceed the aggregate amount of the Canadian Commitments as in effect from time to time, (ii) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued by an Issuing Bank and its Affiliates exceed such Issuing Bank’s Issuing Bank Sublimit at any time, (iii) the aggregate amount of all Letter of Credit Liabilities exceed the Letter of Credit Sublimit at any time and (iv) the expiration date of any Canadian Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date one year following the issuance of such Canadian Letter of Credit (provided that any Canadian Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date).  Prior to the issuance of any Canadian Letter of Credit, the Administrative Agent shall have first determined, and advised the relevant Canadian Issuing Bank, that the requested amount of Canadian Letters of Credit shall be available under the Canadian Commitments

The following additional provisions shall apply to Canadian Letters of Credit:

(a)  The applicable Canadian Borrower shall give the Canadian Administrative Agent at least three Business Days’ irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 5 days preceding the Commitment Termination Date) on which each Canadian Letter of Credit is to be issued, modified or supplemented and the account party or parties therefor and describing in reasonable detail the proposed terms of such Canadian

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Letter of Credit (including the beneficiary thereof), or modification or supplement thereto, and the nature of the transactions or obligations proposed to be supported thereby.  Upon receipt of any such notice, the Canadian Administrative Agent shall determine the amount of Letters of Credit that are available under the Canadian Commitments and advise the Canadian Issuing Bank of the contents thereof.  The Canadian Issuing Bank shall notify the Canadian Administrative Agent of the issuance, modification or supplementation of any Canadian Letter of Credit and of any drawing thereunder or termination or expiry thereof.

(b)  On each day during the period commencing with the issuance by the Canadian Issuing Bank of any Canadian Letter of Credit and until such Canadian Letter of Credit shall have expired or been terminated, the Canadian Commitment of each Canadian Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Canadian Lender’s C$ Commitment Percentage of the then undrawn stated amount of such Canadian Letter of Credit. Each Canadian Lender (other than the Canadian Issuing Bank) agrees that, upon the issuance of any Canadian Letter of Credit hereunder, it shall automatically acquire a participation in the Canadian Issuing Bank’s rights and obligations under such Canadian Letter of Credit in an amount equal to such Canadian Lender’s C$ Commitment Percentage of such rights and obligations, and each Canadian Lender (other than the Canadian Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Canadian Issuing Bank to pay and discharge when due, its C$ Commitment Percentage of the Canadian Issuing Bank’s obligation to pay drawings under such Canadian Letter of Credit.

(c)  Upon receipt from the beneficiary of any Canadian Letter of Credit of any demand for payment under such Canadian Letter of Credit, the Canadian Issuing Bank shall promptly notify the applicable Canadian Borrower (through the Canadian Administrative Agent) of the amount to be paid by the Canadian Issuing Bank as a result of such demand and the date on which payment is to be made by the Canadian Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Canadian Letter of Credit, the Canadian Borrowers (and each other account party) hereby unconditionally agree to pay and reimburse the Canadian Administrative Agent for the account of the Canadian Issuing Bank for the amount of each demand for payment under such Canadian Letter of Credit at or prior to the date on which payment is to be made by the Canadian Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  Each Canadian Borrower’s (and each other account party’s) obligations under this paragraph (c) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Canadian Borrower may have or have had against the Canadian Issuing Bank, any beneficiary of a Canadian Letter of Credit or any other Person.  Each Canadian Borrower (and each other account party) also agrees with the Canadian Issuing Bank that the Canadian Issuing Bank shall not be responsible for, and the Reimbursement Obligations of any Canadian Borrower (and each other account party) under this paragraph (c) shall not be affected by, among other things, (i) any lack of validity or enforceability of any Canadian Letter of Credit or the Credit Agreement, or any term or provision therein, (b) any draft or other documents presented under a Canadian Letter of Credit proving to be invalid, fraudulent or forged, in any respect or any statement therein being untrue or inaccurate in any respect, (c) any dispute between or among the Obligors and any beneficiary of any Canadian Letter of Credit or any other party to which such Canadian Letter of Credit may be transferred or any claims whatsoever of any Obligor

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against any beneficiary of such Canadian Letter of Credit or any such transferee, (d) payments by the Canadian Issuing Bank under a Canadian Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Canadian Letter of Credit, or (e) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of any Canadian Borrower (and each other account party) hereunder.  The Canadian Issuing Bank shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Canadian Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Canadian Issuing Bank; provided that the foregoing shall not be construed to excuse the Canadian Issuing Bank from liability to any Canadian Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Canadian Borrowers (and each other account party) to the extent permitted by applicable law) suffered by any Canadian Borrower (or other account party) that are caused by the Canadian Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Canadian Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Canadian Issuing Bank (as finally determined by a court of competent jurisdiction), the Canadian Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliances with the terms of a Canadian Letter of Credit, the Canadian Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Canadian Letter of Credit.

(d)  Forthwith upon its receipt of a notice referred to in paragraph (c) of this subsection 2.8, the applicable Canadian Borrower shall advise the Canadian Administrative Agent whether or not such Canadian Borrower intends to borrow by way of C$ Prime Loans hereunder to finance its obligation to reimburse the Canadian Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 of the Credit Agreement.

(e)  Each Canadian Lender shall pay to the Canadian Administrative Agent for the account of the Canadian Issuing Bank at the Canadian Administrative Office in Canadian Dollars and in immediately available funds the amount of such Canadian Lender’s C$ Commitment Percentage of any payment under a Canadian Letter of Credit upon notice by the Canadian Issuing Bank (through the Canadian Administrative Agent) to such Canadian Lender requesting such payment and specifying such amount. Each such Canadian Lender’s obligation to make such payment to the Canadian Administrative Agent for account of the Canadian Issuing Bank under this paragraph (e), and the Canadian Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without

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limitation, the failure of any other Canadian Lender to make its payment under this paragraph (e), the financial condition of the US$-Canadian Borrowers or the Canadian Borrowers (or any other account party), any failure to satisfy any condition precedent to any Loan or Letter of Credit, the existence of any Default or the termination of the Commitments. Each such payment to the Canadian Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Canadian Lender shall default in its obligation to make any such payment to the Canadian Administrative Agent for account of the Canadian Issuing Bank, for so long as such default shall continue the Canadian Administrative Agent may at the request of the Canadian Issuing Bank withhold from any payments received by the Canadian Administrative Agent under this Agreement for account of such Canadian Lender the amount so in default and, to the extent so withheld, pay the same to the Canadian Issuing Bank in satisfaction of such defaulted obligation.

(f)  Upon the making of each payment by a Canadian Lender to the Canadian Issuing Bank pursuant to paragraph (e) above in respect of any Canadian Letter of Credit, such Canadian Lender shall, automatically and without any further action on the part of the Canadian Administrative Agent, the Canadian Issuing Bank or such Canadian Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Canadian Issuing Bank hereunder and under the Canadian Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Canadian Lender’s C$ Commitment Percentage in any interest or other amounts payable by the Canadian Borrowers hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Canadian Issuing Bank pursuant to paragraph (g) of this subsection 2.8). Upon receipt by the Canadian Issuing Bank from or for account of the Canadian Borrowers of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Canadian Issuing Bank shall promptly notify the Canadian Administrative Agent of such receipt and pay to the Canadian Administrative Agent for account of each Canadian Lender entitled thereto such Canadian Lender’s C$ Commitment Percentage of such payment, each such payment by the Canadian Issuing Bank to be made in the same money and funds in which received by the Canadian Issuing Bank. In the event any payment received by the Canadian Issuing Bank and so paid to the Canadian Lenders hereunder is rescinded or must otherwise be returned by the Canadian Issuing Bank, each Canadian Lender shall, upon the request of the Canadian Issuing Bank (through the Canadian Administrative Agent), repay to the Canadian Issuing Bank (through the Canadian Administrative Agent) the amount of such payment paid to such Canadian Lender, with interest at the rate specified in paragraph (j) of this subsection 2.8.

(g)  The Canadian Borrowers shall pay to the Canadian Administrative Agent for account of the Canadian Lenders (ratably in accordance with their respective C$ Commitment Percentages) a letter of credit fee in Canadian Dollars in respect of each Canadian Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn stated amount of such Canadian Letter of Credit for the period from and including the date of issuance of such Canadian Letter of Credit (i) in the case of a Canadian Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Canadian Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Canadian Letter of Credit, to but excluding the date such Canadian Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date

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and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Canadian Letter of Credit and to be calculated for any day after giving effect to any payments made under such Canadian Letter of Credit on such day). In addition, the Canadian Borrowers shall pay to the Canadian Issuing Bank a fronting fee in Canadian Dollars in respect of each Canadian Letter of Credit in an amount equal to a percentage per annum to be agreed upon of the daily average undrawn stated amount of such Canadian Letter of Credit for the period from and including the date of issuance of such Canadian Letter of Credit (i) in the case of a Canadian Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Canadian Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Canadian Letter of Credit, to but excluding the date such Canadian Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Canadian Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Canadian Issuing Bank from time to time in like circumstances with respect to the issuance of each Canadian Letter of Credit and drawings and other transactions relating thereto.

(h)  Promptly following the end of each calendar month, the Canadian Issuing Bank shall deliver (through the Canadian Administrative Agent) to each Canadian Lender and the Canadian Borrowers a notice describing the aggregate amount of all Canadian Letters of Credit outstanding at the end of such month. Upon the request of any Canadian Lender from time to time, the Canadian Issuing Bank shall deliver any other information reasonably requested by such Canadian Lender with respect to each Canadian Letter of Credit then outstanding.

(i)  The issuance by the Canadian Issuing Bank of each Canadian Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 of the Credit Agreement, be subject to the conditions precedent that (i) such Canadian Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Canadian Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Canadian Letter of Credit shall be denominated in Canadian Dollars and (iii) each applicable Canadian Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Canadian Letter of Credit as the Canadian Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

(j)  To the extent that any Canadian Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this subsection 2.8 on the due date therefor, such Canadian Lender shall pay interest to the Canadian Issuing Bank (through the Canadian Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at the rate determined by the Canadian Administrative Agent in its discretion as the appropriate rate for interbank settlements, provided that if such Canadian Lender shall fail to make such payment to the Canadian Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Canadian Lender shall be obligated to pay interest on such amount at the rate then payable by the Canadian Borrowers on such amount.

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(k)  The issuance by the Canadian Issuing Bank of any modification or supplement to any Canadian Letter of Credit hereunder shall be subject to the same conditions as are applicable under this subsection 2.8 to the issuance of new Canadian Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Canadian Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Canadian Lender shall have consented thereto.

The Parent and the Canadian Borrowers hereby jointly and severally indemnify and hold harmless each Canadian Lender (including the Canadian Issuing Bank and the Canadian Administrative Agent) from and against any and all claims and damages, losses, liabilities, costs or expenses (including the reasonable fees, charges and disbursements of counsel) that such Canadian Lender or the Canadian Administrative Agent may incur (or that may be claimed against such Canadian Lender or the Canadian Administrative Agent by any Person whatsoever) by reason of or in connection with (i) the execution and delivery or transfer of or payment or refusal to pay by the Canadian Issuing Bank under any Canadian Letter of Credit, the performance by the parties hereto and to the Credit Agreement of their respective obligations hereunder or thereunder, the issuance of or drawing under the Letters of Credit or the consummation of any other transactions contemplated hereby or by the Credit Agreement, (ii) any Letter of Credit or the use of the proceeds therefrom (including any refusal by the Canadian Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Obligor or its equity holders, Affiliates, creditors or any other Person and whether based on contract, tort or any other theory and regardless of whether any indemnitee is a party thereto; provided that such indemnity shall not, as to the Canadian Issuing Bank, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Canadian Issuing Bank.  Nothing in this subsection 2.8 is intended to limit the other obligations of the Parent, the Canadian Borrowers, any Canadian Lender or the Canadian Administrative Agent under this Agreement.

2.9.  Canadian Swingline Loans.  (a)  The Swingline Lender agrees to make a portion of the credit otherwise available to the Canadian Borrowers under the Canadian Commitments from time to time during the Commitment Period by making swing line loans (“Canadian Swingline Loans”) to the Canadian Borrowers in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Canadian Swingline Commitment (notwithstanding that the Canadian Swingline Loans outstanding at any time, when aggregated with the Canadian Swingline Lender’s other outstanding Revolving Loans, may exceed the Canadian Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all C$ Loans and Canadian Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, in each case, under the Canadian Commitments outstanding, exceed the aggregate amount of the Canadian Commitments as in effect from time to time.  During the Commitment Period, the Canadian Borrowers may use the Canadian Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Canadian Swingline Loans shall be C$ Prime Loans or Agreed

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Rate Loans.  For purposes of calculating the commitment fee payable in respect of the Canadian Commitments under Section 2.03 of the Credit Agreement, the Canadian Swingline Loans shall not be treated as usage of the Canadian Commitments.  Canadian Swingline Loans shall be denominated only in Canadian Dollars.

(b)  Whenever a Canadian Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 11:00 a.m., Toronto time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period).  Each borrowing under the Swingline Commitment shall be in an amount approximately equal to the Dollar Equivalent thereof or otherwise acceptable to the Canadian Swingline Lender.  Not later than 3:00 p.m., Toronto time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Canadian Administrative Agent at the Applicable Lending Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender.  The Canadian Administrative Agent shall make the proceeds of such Swingline Loan available to such Canadian Borrower on such Borrowing Date by depositing such proceeds in the account of such Canadian Borrower with the Canadian Administrative Agent on such Borrowing Date in immediately available funds.

(c)  The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of any applicable Canadian Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 11:00 a.m. Toronto time, request each Canadian Lender to make, and each Canadian Lender hereby agrees to make, a C$ Loan, in an amount equal to such Canadian Lender’s C$ Commitment Percentage of the aggregate amount of the Canadian Swingline Loans (the “Refunded Canadian Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Canadian Lender shall make the amount of such C$ Loan available to the Canadian Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., Toronto time, one Business Day after the date of such notice.  The proceeds of such C$ Loans shall be immediately made available by the Canadian Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Canadian Swingline Loans.  Each Canadian Borrower irrevocably authorizes the Swingline Lender, on one Business Day’s notice given by the Swingline Lender no later than 11:00 Noon, Toronto time, to charge such Canadian Borrower’s accounts with the Canadian Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded Canadian Swingline Loans to the extent amounts received from the Canadian Lenders are not sufficient to repay in full such Refunded Canadian Swingline Loans.

(d)  If prior to the time a C$ Loan would have otherwise been made pursuant to Section 2.9(c), one of the events described in Section 10.01(6) of the Credit Agreement shall have occurred and be continuing with respect to the US$-Canadian Borrowers or the Canadian Borrowers or if for any other reason, as determined by the Swingline Lender in its sole discretion, C$ Loans may not be made as contemplated by Section 2.9(c), each Canadian Lender shall, on the date such C$ Loan was to have been made pursuant to the notice referred to in Section 2.9(c), purchase for cash an undivided participating interest in the then outstanding Canadian Swingline

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Loans by paying to the Swingline Lender an amount (the “Canadian Swingline Participation Amount”) equal to (i) such Canadian Lender’s C$ Commitment Percentage times (ii) the sum of the aggregate principal amount of Canadian Swingline Loans then outstanding that were to have been repaid with such C$ Loans.

(e)  Whenever, at any time after the Swingline Lender has received from any Canadian Lender such Lender’s Canadian Swingline Participation Amount, the Swingline Lender receives any payment on account of the Canadian Swingline Loans relating to such Canadian Swingline Participation Amount, the Swingline Lender will distribute to such Lender its Canadian Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Canadian Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

SECTION 3.  GENERAL PROVISIONS

3.1.  Repayment of Loans; Evidence of Debt (a) Each Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each C$ Loan of such Canadian Lender on the Commitment Termination Date (or such earlier date on which the C$ Loans become due and payable pursuant to Section 10 of the Credit Agreement).  The Canadian Borrowers hereby further agree to pay interest on the unpaid principal amount of the C$ Loans from time to time outstanding hereunder from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.5 hereof.

(b)  Each Canadian Borrower hereby promises to pay to each Canadian Swingline Lender each Canadian Swingline Loan made by such Swingline Lender to such Canadian Borrower on the earlier of (i) the Commitment Termination Date and (ii) the date that is five Business Days after such Canadian Swingline Loan is made.

3.2.  C$ Notes.  Each Canadian Borrower, upon receipt of written notice from the relevant Canadian Lender, agrees to issue a C$ Note to any Canadian Lender (each, a “C$ Note”) in substantially the form of Exhibit B to this Annex A, dated the Effective Date, payable to such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender as in effect on the Effective Date and otherwise duly completed.  Each Canadian Lender is hereby authorized by each Canadian Borrower to endorse on the schedule (or a continuation thereof) attached to each C$ Note of such Canadian Lender, to the extent applicable, the date and amount for each C$ Prime Loan made by such Canadian Lender to such Canadian Borrower hereunder, and the date and amount of each payment or prepayment of principal of such C$ Loan received by such Canadian Lender, provided that any failure by such Canadian Lender to make any such endorsement shall not affect the obligations of the Canadian Borrowers under such C$ Note or hereunder in respect of such C$ Prime Loan.

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3.3.  Termination or Reduction of Commitments.

(a)  The Canadian Commitments shall terminate on the Commitment Termination Date.

(b)  The Canadian Borrowers shall have the right to terminate or reduce the unused Canadian Commitments at any time or from time to time to an amount not less than the aggregate principal amount of the C$ Prime Loans, Bankers’ Acceptances and BA Equivalent Loans outstanding, together with the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments outstanding, provided that (i) the Canadian Borrowers shall give no less than two Business Days’ (Canada) notice of each such termination or reduction to the Canadian Administrative Agent and (ii) each partial reduction shall be in an aggregate amount at least equal to C$1,000,000 and, if greater, in integral multiples of C$100,000.  Any termination of the Canadian Commitments shall be accompanied by prepayment in full of all C$ Prime Loans together with accrued interest thereon to the date of such prepayment, and by cash collateralization, but not prepayment, of the Bankers’ Acceptances, BA Equivalent Loans and Letter of Credit Liabilities under the Canadian Commitments on terms satisfactory to the Canadian Administrative Agent.

3.4.  Optional and Mandatory Prepayments.

(a)  Optional Prepayments.  Each Canadian Borrower shall have the right to prepay the C$ Loans under the Canadian Commitments, in whole or in part, at any time or from time to time, provided that such Canadian Borrower shall give the Canadian Administrative Agent at least one Business Days’ (Canada) irrevocable notice of each such prepayment specifying the date and amount of such prepayment.  Upon receipt of any such notice the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 12.04 of the Credit Agreement.  Partial prepayments shall be in an aggregate principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.  Notwithstanding anything to the contrary above, C$ Loans consisting of Bankers’ Acceptances or BA Equivalent Loans may not be prepaid pursuant to this subsection.

(b)  Mandatory Prepayments.  1. If, at any time during the Commitment Period, the aggregate principal amount of C$ Loans outstanding with respect to all Canadian Lenders, together with the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments outstanding, exceeds the aggregate Canadian Commitments then in effect by more than 5% of the aggregate principal amount of the Canadian Commitments then in effect, the Canadian Borrowers shall repay (on the same day upon which notice from the Canadian Administrative Agent of such event is received by the Canadian Borrowers or, if such notice is received after 12:00 Noon, Toronto time, on the next succeeding Business Day (Canada)) the C$ Loans (or, in the case of Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralize such Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities) in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment.

(ii)  If on any date, the Canadian Borrowers or any Subsidiary of the Canadian Borrowers shall receive Net Cash Proceeds from any issuance subsequent to the Effective Date of

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Indebtedness other than Indebtedness incurred pursuant to Section 9.08 of the Credit Agreement (it being understood that this subsection 3.4(b) shall not constitute a waiver of any provision of said Section 9.08), then the Canadian Borrowers shall prepay the C$ Loans (or, in the case of Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralize such Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities) in an amount equal to such Net Cash Proceeds (less any prepayment on account of the receipt of such Net Cash Proceeds under Section 3.02(b) of the Credit Agreement), but the Canadian Commitments shall not be subject to automatic reduction.

(c)  Application of Mandatory Prepayments.  To the extent that prepayment is required to be made by the Canadian Borrowers, such prepayment shall be applied to reduce (ratably among the Canadian Lenders) such of the then outstanding C$ Loans (or, in the case of Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralization of such Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities on terms satisfactory to the Canadian Administrative Agent, which cash collateral shall be invested in a manner satisfactory to the Canadian Administrative Agent) as the Canadian Borrowers shall determine in their sole discretion.

(d)  Notwithstanding anything to the contrary contained above, (i) all prepayments of C$ Loans shall be made in Canadian Dollars and (ii) all cash collateralization of Bankers’ Acceptances and BA Equivalent Loans shall be made in Canadian Dollars.

3.5.  Interest Rates and Payment Dates.  Subject to subsection 3.5(b) below, each C$ Prime Loan shall bear interest at a rate per annum equal to the C$ Prime Rate plus the Applicable Margin for Canadian Borrowing.

(a)  Each Canadian Borrower hereby promises to pay to the Canadian Administrative Agent for account of each Canadian Lender interest at the applicable Post-Default Rate (x) on any principal of any C$ Loan made by such Canadian Lender and on any other amount payable by such Canadian Borrower hereunder held by such Canadian Lender to or for account of such Canadian Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 10.01(a) of the Credit Agreement and for so long as such Event of Default shall be continuing, on any principal of any C$ Loan made by such Canadian Lender.

(b)  Accrued interest on each C$ Prime Loan shall be calculated monthly and payable quarterly in arrears, and in any event, upon the payment or prepayment thereof, but only on the principal so paid or prepaid; provided that interest payable after the occurrence of a Default at the Post-Default Rate shall be payable from time to time on demand of the Canadian Administrative Agent or the Canadian Lenders having at least 51% of the aggregate amount of the Canadian Commitments. Promptly after the determination of any interest rate provided for herein or any change therein, the Canadian Administrative Agent shall notify the Canadian Lenders and the Canadian Borrowers thereof.

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(c)  Interest in respect of C$ Prime Loans (and all other amounts denominated in C$) shall be payable in C$ and shall be payable based upon a year of 365 days.

(d)  (i)  If any provision of this Annex would obligate any party to the Credit Agreement to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

(x)                                 first, by reducing the amount or rates of interest required to be paid under this subsection 3.5; and

(y)                                 thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

(ii)  If, notwithstanding the provisions of clause (i) of this subsection 3.5(e), and after giving effect to all adjustments contemplated thereby, any Canadian Lender shall have received an amount in excess of the maximum permitted by such clause, then the party having paid such amount shall be entitled, by notice in writing to such Canadian Lender, to obtain reimbursement from such Canadian Lender of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Lender to such party.

(iii)  Any amount or rate of interest referred to in this subsection 3.5(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any C$ Loan on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Effective Date to the Commitment Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

3.6.  Computation of Interest and Fees.  For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Agreement to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively.  In addition, the principles of deemed investment of interest do not apply to any interest calculations under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

3.7.  Pro Rata Treatment and Payments.  Each borrowing by the Canadian

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Borrowers from the Canadian Lenders hereunder, each payment by the Canadian Borrowers on account of any commitment fee or Acceptance Fee hereunder and any reduction of the Canadian Commitments of the Canadian Lenders shall be made pro rata according to the respective C$ Commitment Percentages.  Each payment by the Canadian Borrowers on account of principal of and interest on the C$ Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant C$ Loans then held by the relevant Canadian Lenders.  All payments (including prepayments) to be made by the Canadian Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Canadian Lenders, at the Canadian Administrative Office in C$ and in immediately available funds.  The Canadian Administrative Agent shall distribute such payments to the Canadian Lenders promptly upon receipt in like funds as received, but the Canadian Borrowers shall have satisfied their payment obligation hereunder upon payment to the Canadian Administrative Agent, regardless of whether such Canadian Administrative Agent distributes such payments as required hereunder.  If any payment hereunder becomes due and payable on a day other than a Business Day (Canada), such payment shall be extended to the next succeeding Business Day (Canada), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(a)  Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to 11:00 A.M., Toronto time, on any Borrowing Date (Canada) that such Lender will not make available to the Canadian Administrative Agent such Canadian Lender’s share of the borrowing requested to be made on such Borrowing Date (Canada), the Canadian Administrative Agent may assume that such Canadian Lender has made its share of such borrowing available to the Canadian Administrative Agent on such Borrowing Date (Canada), and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the applicable Canadian Borrower on such Borrowing Date (Canada) a corresponding amount.  If such amount is not so made available to the Canadian Administrative Agent by such Canadian Lender on such Borrowing Date (Canada), the Canadian Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the C$ Prime Rate determined for such day plus 1%, on demand, from the relevant Canadian Lender.  Nothing contained in this subsection 3.7(b) shall relieve any Canadian Lender which has failed to make available its share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof or prejudice any rights which the Canadian Borrowers may have against any Canadian Lender as a result of any default by such Canadian Lender to make loans.

(b)  The failure of any Canadian Lender to make the C$ Loan to be made by it on any Borrowing Date (Canada) shall not relieve any other Lender of its obligation, if any, hereunder to make its C$ Loan on such Borrowing Date (Canada), but no Lender shall be responsible for the failure of any other Canadian Lender to make the C$ Loan to be made by such other Canadian Lender on such Borrowing Date (Canada).

3.8.  Additional Costs.  If the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof by any Governmental Authority or compliance by any Canadian Lender or any corporation controlling such Canadian Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the

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date hereof shall have the effect of reducing the rate of return on such Canadian Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Canadian Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Canadian Lender to be material, then from time to time, the Canadian Borrowers shall promptly pay to such Canadian Lender, upon written demand therefor, such additional amount or amounts as will compensate such Canadian Lender for such reduced rate of return.  In determining such additional amounts, each Canadian Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the reduced rate of return relates to such Canadian Lender’s loans or commitments in general and are not specifically attributable to C$ Loans or Canadian Commitments hereunder, be calculated with respect to all loans or commitments similar to the C$ Loans or Canadian Commitments made by such Canadian Lender hereunder whether or not the loan documentation for such other loans or commitments permits the Canadian Lender to charge the respective borrower on a basis similar to that provided in this subsection 3.8.

(a)  If any Canadian Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Canadian Borrowers (with a copy to the Canadian Administrative Agent) of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this subsection submitted by such Canadian Lender to the Canadian Borrowers (with a copy to the Canadian Administrative Agent), showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such additional amounts payable.  The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the C$ Loans and all other amounts payable thereunder.

3.9.  Taxes.  All payments made by the Canadian Borrowers, the US$-Canadian Borrowers or any Subsidiary Guarantor in respect of amounts owing under this Annex A shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) gross or net income or gross receipts taxes, branch profits taxes, ad valorem taxes, personal property and/or sales taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender as a result of a present or former connection between the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Annex A) or (ii) taxes attributable to the payee’s failure to comply with the antepenultimate sentence of this Section 3.9.  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender hereunder, the amounts so payable to the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender shall be increased to the extent necessary to yield to the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender (after payment of all Non-Excluded Taxes) interest or

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any such other amounts payable hereunder at the rates or in the amounts specified in this Annex A, provided, however, that no Canadian Borrower, US$-Canadian Borrower or any Subsidiary Guarantor shall be required to increase any such amounts payable to the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender or any holder of Bankers’ Acceptances or BA Equivalent Notes if such increased amount arises as a result of the failure of such Canadian Lender, the Canadian Administrative Agent or the Swingline Lender or any holder of Bankers’ Acceptances or BA Equivalent Notes to be a Person resident in Canada for the purposes of the Income Tax Act (Canada).  The Canadian Borrowers shall also indemnify the Canadian Administrative Agent, each Canadian Lender and the Swingline Lender on an after-tax basis for any additional Taxes on net income which the Canadian Administrative Agent, such Canadian Lender, or the Swingline Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection 3.9.  Whenever any Non-Excluded Taxes are payable by any Canadian Borrower, US$-Canadian Borrower or Subsidiary Guarantor, as promptly as possible thereafter but in any event within 45 days after the date of payment such Canadian Borrower, US$-Canadian Borrower or Subsidiary Guarantor shall send to the Canadian Administrative Agent for its own account or for the account of such Canadian Lender or the Swingline Lender, as the case may be, a certified copy of an original official receipt received by such Canadian Borrower, US$-Canadian Borrower or Subsidiary Guarantor showing payment thereof.  If any Canadian Borrower, US$-Canadian Borrower or Subsidiary Guarantor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Canadian Administrative Agent the required receipts or other required documentary evidence, such Canadian Borrower, US$-Canadian Borrower or Subsidiary Guarantor shall indemnify the Canadian Administrative Agent, the Canadian Lenders and the Swingline Lender for any incremental taxes, interest or penalties that may become payable by the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender as a result of any such failure.  If any person is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Annex A, such person shall deliver to the Canadian Borrower at the time or times reasonably requested by the Canadian Borrower, such properly completed and executed documentation prescribed by applicable law reasonably requested by the Canadian Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. The agreements in this subsection shall survive the termination of this Annex A and the payment of the C$ Loans and all other amounts payable hereunder.  In the event of any inconsistency between this Section 3.9 and Section 5.08 of the Credit Agreement in respect of amounts owing under this Annex A, this Section 3.9 shall supercede Section 5.08 of the Credit Agreement.

3.10.  Substitution of Lender.  If any Canadian Lender has demanded compensation under subsection 3.8 or 3.9 of this Annex A, the Canadian Borrowers shall have the right, with the assistance of the Canadian Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to the Canadian Borrowers and the Canadian Administrative Agent to assume the Canadian Commitments and C$ Loans of such Canadian Lender.  Any such Canadian Lender shall be obligated to sell the Canadian Commitments and C$ Loans for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Canadian Administrative Agent and the Canadian Borrowers and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

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EXHIBIT B

To Annex A

[Form of C$ Note]

PROMISSORY NOTE

FOR VALUE RECEIVED, [APPLICABLE CANADIAN BORROWER] (the “Canadian Borrower”), hereby promises to pay to                     (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, the aggregate unpaid principal amount of the C$ Prime Loans made by the Bank to the Canadian Borrower under the Credit Agreement), in lawful money in the currency of such C$ Prime Loans and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such C$ Prime Loan, at such office, in like money and funds, for the period commencing on the date of such C$ Prime Loan until such C$ Prime Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount and interest rate of each C$ Prime Loan made by the Bank to the Canadian Borrower and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this C$ Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the  Canadian Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the C$ Prime Loans made by the Bank.

This C$ Note is one of the C$ Notes referred to in the Credit Agreement dated as of July 2, 2015 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Iron Mountain Incorporated, the other Borrowers listed on Schedule V to the Credit Agreement, the lenders parties thereto (including the Bank), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and J.P. Morgan Securities Inc. and the other parties thereto, and evidences C$ Prime Loans made by the Bank thereunder. Terms used but not defined in this C$ Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this C$ Note upon the occurrence of certain events and for prepayments of C$ Prime Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this C$ Note may not be assigned by the Bank to any other Person.

This C$ Note shall be governed by, and construed in accordance with, the law of the State of New York.

IRON MOUNTAIN CANADA OPERATIONS ULC

By:
Name:
Title:

2

SCHEDULE OF C$ PRIME LOANS

This C$ Note evidences C$ Prime Loans made, Continued or Converted under the within-described Credit Agreement to the  Canadian Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below.

Date Made, Continued or Converted	Principal Amount of Loan	Interest Rate	Amount Paid, Prepaid, Continued or Converted	Unpaid Principal Amount	Notation Made by

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EXHIBIT C

To Annex A

[Form of BA Equivalent Note]

PROMISSORY NOTE

FOR VALUE RECEIVED, [APPLICABLE CANADIAN BORROWER], a [   ], (the “Canadian Borrower”), hereby promises to pay to                    (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, on               the principal sum of             Canadian Dollars.

This BA Equivalent Note is one of the BA Equivalent Notes referred to in the Credit Agreement dated as of July 2, 2015 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Iron Mountain Incorporated, the other Borrowers listed on Schedule V to the Credit Agreement, the lenders parties thereto (including the Bank), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and J.P. Morgan Securities Inc. and the other parties thereto, and evidences a BA Equivalent Loan made by the Bank thereunder. Terms used but not defined in this BA Equivalent Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this BA Equivalent Note upon the occurrence of certain events and for prepayments of BA Equivalent Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this BA Equivalent Note may not be assigned by the Bank to any other Person.

This BA Equivalent Note shall be governed by, and construed in accordance with, the law of the State of New York.

[APPLICABLE CANADIAN BORROWER]

By:
Name:
Title:

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